      AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MAY 27, 1997


                                                      REGISTRATION NO. 333-24639
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                             ---------------------


                                AMENDMENT NO. 2

                                       TO

                                    FORM S-4
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                             ---------------------

                               MEDPARTNERS, INC.
             (Exact Name of Registrant as Specified in its Charter)

                             ---------------------

           DELAWARE                          8099                         63-1151076
(State or Other Jurisdiction of  (Primary Standard Industrial          (I.R.S. Employer
Incorporation or Organization)    Classification Code Number)       Identification Number)

                             ---------------------

        3000 GALLERIA TOWER, SUITE 1000, BIRMINGHAM, ALABAMA 35244-2331
                                 (205) 733-8996
  (Address, including Zip Code, and Telephone Number, including Area Code, of
                   Registrant's Principal Executive Offices)

                                 LARRY R. HOUSE
                CHAIRMAN, PRESIDENT AND CHIEF EXECUTIVE OFFICER
                               MEDPARTNERS, INC.
                        3000 GALLERIA TOWER, SUITE 1000
                         BIRMINGHAM, ALABAMA 35244-2331
                                 (205) 733-8996
 (Name, Address, including Zip Code, and Telephone Number, including Area Code, of Agent for Service)

                                   COPIES TO:

     WILLIAM N. DYE, ESQ.             J. BROOKE JOHNSTON, JR., ESQ.          ROBERT E. LEE GARNER, ESQ.
   WILLKIE FARR & GALLAGHER             SENIOR VICE PRESIDENT AND          F. HAMPTON MCFADDEN, JR., ESQ.
     ONE CITICORP CENTER                     GENERAL COUNSEL                 HASKELL SLAUGHTER & YOUNG,
     153 EAST 53RD STREET                   MEDPARTNERS, INC.                          L.L.C.
   NEW YORK, NEW YORK 10022          3000 GALLERIA TOWER, SUITE 1000         1200 AMSOUTH/HARBERT PLAZA
        (212) 821-8000               BIRMINGHAM, ALABAMA 35244-2331           1901 SIXTH AVENUE NORTH
                                             (205) 733-8996                  BIRMINGHAM, ALABAMA 35203
                                                                                   (205) 251-1000

                             ---------------------

     APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: At the Effective Time of the Merger of a wholly-owned subsidiary of the Registrant, Seabird Merger Corporation (the "Subsidiary"), with InPhyNet Medical Management Inc. ("InPhyNet").

     If the securities being registered on this Form are to be offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. [ ]

                             ---------------------

     THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.
================================================================================

                        INPHYNET MEDICAL MANAGEMENT INC.
                     1200 SOUTH PINE ISLAND ROAD, SUITE 600
                         FORT LAUDERDALE, FLORIDA 33324


                                                                    MAY   , 1997


Dear Stockholder:


     You are cordially invited to attend the special meeting of the stockholders (the "Special Meeting") of InPhyNet Medical Management Inc., a Delaware corporation ("InPhyNet"), to be held on June , 1997 at 10:00 a.m., local time, at the Sheraton Suites Plantation, 311 N. University Drive, Plantation, Florida.



     The Special Meeting has been called for you to consider and vote on a proposal to approve and adopt the Agreement and Plan of Merger, dated as of January 20, 1997, as amended by Amendment No. 1 dated as of May 21, 1997 (the "Plan of Merger"), among MedPartners, Inc., a Delaware corporation ("MedPartners"), Seabird Merger Corporation, a Delaware corporation and newly formed, wholly owned subsidiary of MedPartners (the "Subsidiary"), and InPhyNet. The Plan of Merger provides for, among other things, (i) the merger of InPhyNet with and into the Subsidiary (the "Merger") and (ii) the conversion of each outstanding share of common stock, par value $.01 per share (the "InPhyNet Common Stock"), of InPhyNet into the right to receive 1.18 (the "Exchange Ratio") shares of MedPartners common stock, par value $.001 per share, as described in the accompanying Prospectus-Proxy Statement. Approval of the Plan of Merger and the Merger requires the affirmative vote of a majority of the outstanding shares of InPhyNet Common Stock.


     ADDITIONAL INFORMATION REGARDING THE MERGER AND THE PLAN OF MERGER IS SET FORTH IN THE ACCOMPANYING PROSPECTUS-PROXY STATEMENT AND THE ANNEXES THERETO, WHICH YOU ARE URGED TO READ CAREFULLY IN THEIR ENTIRETY.

     The Board of Directors of InPhyNet has carefully considered the terms and conditions of the proposed Merger and has received the written opinion of its financial advisor, Morgan Stanley & Co. Incorporated ("Morgan Stanley"), to the effect that the Exchange Ratio is fair, from a financial point of view, to the stockholders of InPhyNet. A copy of Morgan Stanley's written opinion, which sets forth a description of the assumptions made, matters considered and limits of its review, is attached to the accompanying Prospectus-Proxy Statement as Annex
B. Stockholders of InPhyNet are urged to read carefully such opinion in its entirety.

     THE BOARD OF DIRECTORS HAS DETERMINED THAT THE TERMS OF THE PLAN OF MERGER AND THE TRANSACTIONS CONTEMPLATED THEREBY ARE FAIR TO, AND IN THE BEST INTERESTS OF, INPHYNET AND THE STOCKHOLDERS OF INPHYNET. ACCORDINGLY, THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS OF INPHYNET VOTE "FOR" THE APPROVAL AND ADOPTION OF THE PLAN OF MERGER.

     In view of the importance of the action to be taken at the Special Meeting, we urge you to review carefully the accompanying Notice of Special Meeting of Stockholders and the Prospectus-Proxy Statement, including the annexes thereto, which include information with respect to MedPartners and InPhyNet. To assure your representation at the Special Meeting, please complete, sign and date the enclosed proxy in the enclosed postage-prepaid envelope and return it as promptly as possible.

                                          Sincerely,


                                          Clifford Findeiss, M.D.
                                          Chairman, President and
                                          Chief Executive Officer

                        INPHYNET MEDICAL MANAGEMENT INC.
                     1200 SOUTH PINE ISLAND ROAD, SUITE 600
                         FORT LAUDERDALE, FLORIDA 33324
                             ---------------------

                   NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

                          TO BE HELD ON JUNE   , 1997

                             ---------------------

To the Stockholders of InPhyNet Medical Management Inc.:


     NOTICE IS HEREBY GIVEN that a special meeting of the stockholders (the "Special Meeting") of InPhyNet Medical Management Inc., a Delaware corporation
("InPhyNet"), will be held on June   , 1997 at 10:00 a.m., local time, at the
Sheraton Suites Plantation, 311 N. University Drive, Plantation, Florida, for the following purposes:



          (1) to consider and vote upon a proposal to approve and adopt the Agreement and Plan of Merger, dated as of January 20, 1997, as amended by Amendment No. 1 dated as of May 21, 1997 (the "Plan of Merger"), among MedPartners, Inc., a Delaware corporation ("MedPartners"), Seabird Merger Corporation, a Delaware corporation and newly formed, wholly owned subsidiary of MedPartners (the "Subsidiary"), and InPhyNet. Pursuant to the Plan of Merger, at the Effective Time (as defined herein): (i) InPhyNet will merge with and into the Subsidiary and (ii) each outstanding share of InPhyNet common stock, par value $.01 per share, will be converted into the right to receive 1.18 shares of MedPartners common stock, par value $.001 per share, as more fully set forth in the Plan of Merger and described in the attached Prospectus-Proxy Statement;


          (2) to authorize the Board of Directors of InPhyNet to adjourn or postpone the Special Meeting to permit the further solicitation of proxies, if necessary; and

          (3) to transact any other business as may properly come before the Special Meeting or any adjournment or postponement thereof.


     The Board of Directors has fixed the close of business on May 12, 1997 (the "Record Date") as the record date for the Special Meeting. Accordingly, only those stockholders of record at the close of business on the Record Date will be entitled to notice of, and to vote at, the Special Meeting or any adjournment or postponement thereof.


     THE BOARD OF DIRECTORS OF INPHYNET RECOMMENDS THAT ITS STOCKHOLDERS VOTE "FOR" THE APPROVAL AND ADOPTION OF THE PLAN OF MERGER.

     IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED AT THE SPECIAL MEETING. PLEASE COMPLETE, SIGN, DATE AND RETURN THE ENCLOSED PROXY IN THE ENCLOSED POSTAGE-PREPAID ENVELOPE AS SOON AS POSSIBLE, WHETHER OR NOT YOU PLAN TO BE PRESENT AT THE SPECIAL MEETING. PLEASE DO NOT SEND ANY CERTIFICATES FOR YOUR INPHYNET COMMON STOCK AT THIS TIME. FOLLOWING CONSUMMATION OF THE MERGER, YOU WILL RECEIVE INSTRUCTIONS REGARDING THE SURRENDER OF YOUR STOCK CERTIFICATES AND RECEIPT OF PAYMENT FOR YOUR SHARES.

                                          By Order of the Board of Directors

                                          George W. McCleary, Jr.
                                          Secretary

Fort Lauderdale, Florida

May   , 1997

PROSPECTUS-PROXY STATEMENT

                                PROXY STATEMENT

                                       OF

                        INPHYNET MEDICAL MANAGEMENT INC.
                    FOR THE SPECIAL MEETING OF STOCKHOLDERS

                          TO BE HELD ON JUNE   , 1997


                                   PROSPECTUS
                                       OF
                               MEDPARTNERS, INC.


     THIS PROSPECTUS-PROXY STATEMENT RELATES TO UP TO 22,287,000 SHARES OF THE COMMON STOCK, PAR VALUE $.001 PER SHARE (THE "MEDPARTNERS COMMON STOCK"), TOGETHER WITH THE ASSOCIATED PREFERRED STOCK PURCHASE RIGHTS, OF MEDPARTNERS, INC., A DELAWARE CORPORATION (TOGETHER WITH ITS SUBSIDIARIES, "MEDPARTNERS"), ISSUABLE TO THE STOCKHOLDERS OF INPHYNET MEDICAL MANAGEMENT INC., A DELAWARE CORPORATION (TOGETHER WITH ITS SUBSIDIARIES, "INPHYNET"), UPON CONSUMMATION OF THE MERGER (AS DEFINED BELOW) AS CONSIDERATION FOR THE MERGER (THE "MERGER CONSIDERATION"). SUCH NUMBER OF SHARES REPRESENTS THE MAXIMUM ANTICIPATED NUMBER OF SHARES THAT WILL BE ISSUED IN THE MERGER. THIS PROSPECTUS-PROXY STATEMENT ALSO SERVES AS THE PROXY STATEMENT OF INPHYNET FOR ITS SPECIAL MEETING OF
STOCKHOLDERS TO BE HELD ON JUNE   , 1997, AND ANY ADJOURNMENTS AND POSTPONEMENTS
THEREOF (THE "SPECIAL MEETING"). SEE "THE SPECIAL MEETING".



     This Prospectus-Proxy Statement describes the terms of the proposed acquisition by MedPartners of InPhyNet by means of the merger (the "Merger") of InPhyNet with and into Seabird Merger Corporation, a Delaware corporation and newly formed, wholly owned subsidiary of MedPartners (the "Subsidiary"), with the Subsidiary being the surviving corporation. At the Special Meeting, the stockholders of InPhyNet will be asked to approve and adopt the Plan of Merger (as defined below), which approval and adoption will also constitute approval of the transactions contemplated thereby, including the Merger. The Merger will be effected pursuant to the terms, and subject to the conditions, of the Agreement and Plan of Merger, dated as of January 20, 1997, as amended by Amendment No. 1 dated as of May 21, 1997 (the "Plan of Merger"), among MedPartners, the Subsidiary and InPhyNet. The Plan of Merger is attached to this Prospectus-Proxy Statement as Annex A and is incorporated herein by reference.



     Upon consummation of the Merger, each issued and outstanding share of common stock, par value $.01 per share, of InPhyNet (the "InPhyNet Common Stock" and, together with the associated preferred stock purchase rights, sometimes, collectively, referred to herein as the "InPhyNet Shares") will automatically be converted into the right to receive 1.18 (the "Exchange Ratio") shares of MedPartners Common Stock. Cash will be paid (without interest) in lieu of fractional shares of MedPartners Common Stock. For a more complete description of the terms of the Merger, see "The Merger".



     On May   , 1997, the closing price of MedPartners Common Stock on The New
York Stock Exchange was $          . At such price, the equivalent value of a
share of InPhyNet Common Stock would be $          , calculated on the basis of
the Exchange Ratio (the "Equivalent Value"), and the aggregate value of the
Merger Consideration would be approximately $          . The actual market price
of the MedPartners Common Stock is subject to fluctuation and could be more or less than the market price of the MedPartners Common Stock on the date of this Prospectus-Proxy Statement or the date of the Special Meeting. Any such change will cause a corresponding change in the Equivalent Value and the aggregate value of the Merger Consideration. Each InPhyNet stockholder is urged to obtain updated market information.


     All information contained herein with respect to MedPartners and the Subsidiary has been furnished by MedPartners, and all information contained herein with respect to InPhyNet has been furnished by InPhyNet. See "Available Information".


     This Prospectus-Proxy Statement and the form of Proxy are first being
mailed to stockholders of InPhyNet on or about May   , 1997.


     SEE "RISK FACTORS" AT PAGE 11 FOR A DISCUSSION OF CERTAIN RISK FACTORS RELATED TO THE MERGER AND TO MEDPARTNERS.

    THE SECURITIES TO BE ISSUED HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR BY ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED
     UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS-PROXY STATEMENT. ANY
             REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                             ---------------------


          The date of this Prospectus-Proxy Statement is May   , 1997.

                             AVAILABLE INFORMATION

     MedPartners has filed a Registration Statement (the "Registration Statement") on Form S-4 under the Securities Act of 1933, as amended (the "Securities Act"), with the Securities and Exchange Commission (the "SEC") covering the shares of MedPartners Common Stock to be issued in connection with the Merger. This Prospectus-Proxy Statement does not contain all the information set forth in the Registration Statement which MedPartners has filed with the SEC. Certain portions have been omitted pursuant to the rules and regulations of the SEC, and reference is hereby made to such portions for further information with respect to MedPartners, InPhyNet and the MedPartners Common Stock to be issued in the Merger. Statements contained herein concerning certain documents are not necessarily complete, and in each instance, reference is made to the copies of such documents filed as exhibits to the Registration Statement or incorporated by reference. Each such statement is qualified in its entirety by such reference.

     MedPartners and InPhyNet are subject to the information requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act") (SEC File Nos. 0-27276 and 0-24336, respectively), and in accordance therewith, file periodic reports, proxy statements and other information with the SEC relating to their respective businesses, financial statements and other matters. The Registration Statement, as well as such reports, proxy statements and other information, may be inspected and copied at prescribed rates at the public reference facilities maintained by the SEC at Room 1024, 450 Fifth Street, N.W., Judiciary Plaza, Washington, D.C. 20549 and the regional offices of the SEC located at 7 World Trade Center, Suite 1300, New York, New York 10048 and at Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of such material can be obtained at prescribed rates by writing to the SEC, Public Reference Section, 450 Fifth Street, N.W., Judiciary Plaza, Washington, D.C. 20549. The SEC also maintains a Web site that contains reports, proxy statements and other information regarding registrants that file electronically with the SEC. The address of such site is http://www.sec.gov. The MedPartners Common Stock is listed on The New York Stock Exchange (the "NYSE"). The Registration Statement, reports, proxy statements and certain other information with respect to MedPartners can be inspected at the office of the NYSE, 20 Broad Street, New York, New York 10005. The InPhyNet Common Stock is listed on the Nasdaq National Market, and the Registration Statement, reports, proxy statements and certain other information with respect to InPhyNet may be inspected at the offices of Nasdaq Operations, 1735 K Street, N.W., Washington, D.C. 20006 or obtained by calling the Nasdaq Public Reference Room Disclosure Group at (800) 638-8241.

                           FORWARD-LOOKING STATEMENTS

     This Prospectus-Proxy Statement contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 with respect to the financial condition, results of operations and business of MedPartners and InPhyNet. Statements in this document that are not historical facts are hereby identified as "forward-looking statements" for the purpose of the safe harbor provided by Section 21E of the Exchange Act and Section 27A of the Securities Act. MedPartners cautions readers that such "forward-looking statements", including without limitation, those relating to MedPartners' and InPhyNet's future business prospects, revenues, working capital, liquidity, capital needs, interest costs and income, wherever they occur in this document or in other statements attributable to MedPartners and InPhyNet, are necessarily estimates reflecting the best judgment of MedPartners' and InPhyNet's senior management and involve a number of risks and uncertainties that could cause actual results to differ materially from those suggested by the "forward-looking statements". Such "forward-looking statements" should, therefore, be considered in light of various important factors, including those set forth in this Prospectus-Proxy Statement. Other factors set forth from time to time in MedPartners' and InPhyNet's reports and registration statements filed with the SEC should also be considered.


     The words "estimate", "project", "intend", "expect" and similar expressions are intended to identify forward-looking statements. These "forward-looking statements" are found at various places throughout this document. Additionally, the discussions herein under the captions "Business of MedPartners -- Acquisition Program", "Business of MedPartners -- Industry", "Business of MedPartners -- Strategy", "Business of MedPartners -- Operations", "Business of MedPartners -- Government Regulation", "Business of
MedPartners -- Corporate Liability and Insurance", "Business of
MedPartners -- Legal Proceedings",

"Management's Discussion and Analysis of Financial Condition and Results of Operations -- MedPartners", "Business of InPhyNet -- Industry", "Business of InPhyNet -- Operations", "Business of InPhyNet -- Operations", "Business of InPhyNet -- Marketing", and "Management's Discussion and Analysis of Financial Condition and Results of Operations -- InPhyNet" are susceptible to the risks and uncertainties discussed herein that could cause actual results to differ materially from those contemplated in such forward looking statements. For a discussion of such risks, see "Risk Factors". Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. Neither MedPartners nor InPhyNet undertakes any obligation to publicly release any revisions to these forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events. Moreover, MedPartners and InPhyNet, through senior management, may from time to time make "forward-looking statements" about the matters described herein or other matters concerning MedPartners and InPhyNet.


     NO PERSON IS AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION NOT CONTAINED IN THIS PROSPECTUS-PROXY STATEMENT, AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION SHOULD NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED. NEITHER THE DELIVERY OF THIS PROSPECTUS-PROXY STATEMENT NOR ANY DISTRIBUTION OF THE SECURITIES TO WHICH THIS PROSPECTUS-PROXY STATEMENT RELATES SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE INFORMATION CONCERNING MEDPARTNERS OR INPHYNET CONTAINED IN THIS PROSPECTUS-PROXY STATEMENT SINCE THE DATE OF SUCH INFORMATION. THE INFORMATION CONTAINED HEREIN WITH RESPECT TO MEDPARTNERS AND ITS SUBSIDIARIES HAS BEEN SUPPLIED BY MEDPARTNERS; THE INFORMATION CONTAINED HEREIN WITH RESPECT TO INPHYNET AND ITS SUBSIDIARIES HAS BEEN SUPPLIED BY INPHYNET. THIS PROSPECTUS-PROXY STATEMENT DOES NOT CONSTITUTE AN OFFER TO SELL, OR A SOLICITATION OF AN OFFER TO PURCHASE, ANY SECURITIES OTHER THAN THE SECURITIES TO WHICH IT RELATES, OR AN OFFER TO SELL, OR A SOLICITATION OF AN OFFER TO PURCHASE, THE SECURITIES OFFERED BY THIS PROSPECTUS-PROXY STATEMENT, OR THE SOLICITATION OF A PROXY, IN ANY JURISDICTION, TO OR FROM ANY PERSON TO WHOM OR FROM WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER, SOLICITATION OF AN OFFER OR PROXY SOLICITATION IN SUCH JURISDICTION.

                               TABLE OF CONTENTS


                                                              PAGE
                                                              ----
AVAILABLE INFORMATION.......................................     i
FORWARD-LOOKING STATEMENTS..................................     i
SUMMARY OF PROSPECTUS-PROXY STATEMENT.......................     1
  The Companies.............................................     1
  MedPartners' Acquisition Program..........................     2
  Recent Developments.......................................     3
  Risk Factors..............................................     3
  The Special Meeting.......................................     3
  Vote Required.............................................     3
  The Merger................................................     4
  Market and Market Prices..................................     8
  Comparative Per Share Information.........................     9
RISK FACTORS................................................    11
  Risks Relating to Integration in connection with
     Acquisitions and the Merger............................    11
  Risks Relating to MedPartners' Growth Strategy;
     Identification and Integration of Growth
     Opportunities..........................................    12
  Risks Relating to Capitated Nature of Revenues; Control of
     Healthcare Costs.......................................    13
  Risks Relating to Certain Caremark Legal Matters..........    14
  Risks Relating to Exposure to Professional Liability;
     Liability Insurance....................................    16
  Government Regulation.....................................    17
  Risks Relating to Pharmacy Licensing and Operation........    18
  Risks Relating to Healthcare Reform; Proposed
     Legislation............................................    19
  Anti-Takeover Considerations..............................    19
  Possible Volatility of Stock Price; Risks Relating to
     Fixed Exchange Ratio...................................    19
  Risks Relating to Federal Income Taxes....................    20
THE SPECIAL MEETING.........................................    21
  General...................................................    21
  Date, Place and Time......................................    21
  Record Date, Quorum and Voting............................    21
  Voting Required...........................................    21
  Voting and Revocation of Proxies..........................    21
  Solicitation of Proxies...................................    22
THE MERGER..................................................    22
  Terms of the Merger.......................................    22
  Background of the Merger..................................    23
  Recommendation of the InPhyNet Board of Directors.........    27
  Opinion of InPhyNet's Financial Advisor...................    29
  Interests of Certain Persons in the Merger................    33
  Effective Time of the Merger..............................    34
  Exchange of Certificates..................................    34
  Conditions to the Merger..................................    35
  Representations and Covenants.............................    36
  Regulatory Approvals......................................    36
  Business Pending the Merger...............................    37
  Waiver and Amendment......................................    37
  Termination...............................................    37
  The New York Stock Exchange Listing.......................    38
  Resale of MedPartners Common Stock by Affiliates..........    38
  Accounting Treatment......................................    39

                                                              PAGE
                                                              ----
  Federal Income Tax Consequences...........................    39
  No Solicitation of Transactions...........................    40
  Expenses; Backup Fees.....................................    40
  Indemnification...........................................    41
SELECTED FINANCIAL INFORMATION -- MEDPARTNERS...............    42
MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
  AND RESULTS OF OPERATIONS -- MEDPARTNERS..................    43
  General...................................................    43
  Results of Operations.....................................    44
  Factors That May Affect Future Results....................    49
  Liquidity and Capital Resources...........................    49
  Quarterly Results (Unaudited).............................    51
BUSINESS OF MEDPARTNERS.....................................    52
  General...................................................    52
  Acquisition Program.......................................    53
  Recent Developments.......................................    54
  Industry..................................................    54
  Strategy..................................................    55
  Operations................................................    56
  Information Systems.......................................    59
  International.............................................    60
  Competition...............................................    60
  Government Regulation.....................................    60
  Employees.................................................    65
  Corporate Liability and Insurance.........................    65
  Properties................................................    65
  Legal Proceedings.........................................    65
MEDPARTNERS' MANAGEMENT.....................................    69
  Directors and Executive Officers of the Registrant........    69
  Classified Board of Directors.............................    72
  Committees of the Board of Directors......................    73
  Executive Compensation....................................    73
  Director Compensation.....................................    75
  Compensation Committee Interlocks and Insider
     Participation..........................................    76
  Employment Agreements.....................................    76
PRINCIPAL STOCKHOLDERS OF MEDPARTNERS.......................    77
  Certain Relationships and Related Transactions............    78
SELECTED FINANCIAL INFORMATION -- INPHYNET..................    80
MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
  AND RESULTS OF OPERATIONS -- INPHYNET.....................    82
  General...................................................    82
  Results of Operations.....................................    83
  Liquidity and Capital Resources...........................    86
BUSINESS OF INPHYNET........................................    88
  General...................................................    88
  Industry..................................................    88
  Strategy..................................................    89
  Operations................................................    89
  Recent Developments.......................................    92
  Corporate Operations......................................    93
  Marketing.................................................    93

                                                              PAGE
                                                              ----
  Government Regulation.....................................    94
  Federal Government Contracting Requirements...............    95
  Classification of Physicians as Independent Contractors...    95
  Corporate Exposure to Professional Liabilities............    95
  Competition...............................................    96
  Employees.................................................    96
  Properties................................................    96
  Legal Proceedings.........................................    96
INPHYNET'S MANAGEMENT.......................................    97
  Classified Board of Directors.............................    98
  Compensation Committee Interlocks and Insider
     Participation..........................................   100
  Employment Agreements.....................................   100
PRINCIPAL STOCKHOLDERS OF INPHYNET..........................   101
  Certain Relationships and Related Transactions............   102
PRO FORMA CONDENSED FINANCIAL INFORMATION SELECTED PRO FORMA
  FINANCIAL INFORMATION (UNAUDITED).........................   103
DESCRIPTION OF CAPITAL STOCK OF MEDPARTNERS.................   111
  Authorized Capital Stock..................................   111
  Common Stock..............................................   111
  Preferred Stock...........................................   111
  Certain Provisions of the Certificate of Incorporation and
     the DGCL...............................................   111
  Stockholder Rights Plan...................................   112
  Limitations on Liability of Officers and Directors........   114
  Registration Rights.......................................   115
  Transfer Agent and Registrar..............................   115
COMPARISON OF RIGHTS OF INPHYNET STOCKHOLDERS AND
  MEDPARTNERS STOCKHOLDERS..................................   116
  Classes and Series of Capital Stock.......................   116
  Size and Election of the Board of Directors...............   116
  Removal of Directors......................................   117
  Conversion and Dissolution................................   117
  Amendment or Repeal of the Certificate of Incorporation
     and Bylaws.............................................   118
  Special Meetings of Stockholders..........................   118
  Liability of Directors....................................   119
  Stockholder Rights Plan...................................   119
  Advance Notice Provisions for Stockholder Proposals and
     Stockholder Nominations of Directors...................   119
  Action by Written Consent.................................   120
  Indemnification of Directors and Officers.................   120
EXPERTS.....................................................   121
INPHYNET STOCKHOLDER PROPOSALS..............................   121
LEGAL MATTERS...............................................   121
OTHER BUSINESS..............................................   121
INDEX TO FINANCIAL STATEMENTS...............................   F-1
ANNEXES:
A. Agreement and Plan of Merger, dated as of January 20,
  1997 as amended by Amendment No. 1 thereto, dated as of
  May 21, 1997..............................................   A-1
B. Opinion of Morgan Stanley & Co. Incorporated.............   B-1
C. Proxy for Special Meeting of Stockholders of InPhyNet....   C-1

                     SUMMARY OF PROSPECTUS-PROXY STATEMENT

     The following is a summary of certain information contained elsewhere in this Prospectus-Proxy Statement. Certain capitalized terms used in this Summary are defined elsewhere in this Prospectus-Proxy Statement. Reference is made to, and this Summary is qualified in its entirety by, the more detailed information contained in this Prospectus-Proxy Statement and in the Annexes hereto.

                                 THE COMPANIES


     MedPartners. MedPartners is the largest physician practice management ("PPM") company in the United States based on annualized revenues of approximately $5.3 billion as of March 31, 1997. MedPartners develops, consolidates and manages integrated healthcare delivery systems. Through its network of affiliated group and independent practice association ("IPA") physicians, MedPartners provides primary and specialty healthcare services to prepaid managed care enrollees and fee-for-service patients. MedPartners also operates one of the largest independent prescription benefit management ("PBM") programs in the United States, with annualized revenues of approximately $2.0 billion as of March 31, 1997, and provides disease management services and therapies for patients with certain chronic conditions. As of March 31, 1997, MedPartners operated its PBM program in all 50 states and its PPM business in 23 states and was affiliated with approximately 9,500 physicians, including approximately 2,700 in group practices, 5,700 through IPA relationships and 1,100 who were hospital-based, providing healthcare to approximately 1.7 million prepaid enrollees.


     MedPartners affiliates with physicians who are seeking the resources necessary to function effectively in healthcare markets that are evolving from fee-for-service to managed care payor systems. MedPartners enhances clinic operations by centralizing administrative functions and introducing management tools, such as clinical guidelines, utilization review and outcomes measurement. MedPartners provides affiliated physicians with access to capital and advanced management information systems. In addition, MedPartners contracts with health maintenance organizations and other third-party payors that compensate MedPartners and its affiliated physicians on a prepaid basis (collectively, "HMOs"), as well as hospitals and outside providers on behalf of its affiliated physicians. These relationships provide physicians with the opportunity to operate under a variety of payor arrangements and increase their patient flow.

     MedPartners offers medical group practices and independent physicians a range of affiliation models. These affiliations are carried out by the acquisition of PPM entities or physician practices and related assets, either for cash or through an equity exchange, or by affiliation on a contractual basis. In all instances, MedPartners enters into long-term practice management agreements with the affiliated physicians that provide for the management of their practices by MedPartners while at the same time providing for the clinical independence of the physicians.


     MedPartners also manages outpatient prescription drug benefit programs for clients throughout the United States, including corporations, insurance companies, unions, government employee groups and managed care organizations. MedPartners dispenses over 44,000 prescriptions daily through four mail service pharmacies and manages patients' immediate prescription needs through a network of retail pharmacies. MedPartners is in the process of integrating its PBM program with the PPM business by providing pharmaceutical services to affiliated physicians, clinics and HMOs. MedPartners' disease management services are intended to meet the healthcare needs of individuals with chronic diseases or conditions. These services include the design, development and management of comprehensive programs that comprise drug therapies, physician support and patient education. MedPartners currently provides therapies and services for individuals with such conditions as hemophilia, growth disorders, immune deficiencies, genetic emphysema, cystic fibrosis and multiple sclerosis. See "Business of MedPartners".


     The principal executive office of MedPartners is located at 3000 Galleria Tower, Suite 1000, Birmingham, Alabama 35244, and its telephone number is (205) 733-8996.

     InPhyNet. InPhyNet commenced operations in 1974 and is one of the largest physician management organizations in the United States. InPhyNet has over 22 years of experience in managing physicians for a variety of clients, including hospitals, HMOs and governmental entities. As of March 31, 1997, InPhyNet managed approximately 2,000 physicians and 3,100 other clinical and administrative personnel and had 208 contracts with hospitals and governmental entities in 27 states pursuant to which InPhyNet was responsible for the comprehensive health care needs of approximately 122,000 individuals. During the quarter ending March 31, 1997, InPhyNet delivered services for approximately 2.8 million patient visits on an annualized basis. InPhyNet's total revenues have grown from approximately $110 million in 1990 to $408.5 million in 1996 and to $490 million on an annualized basis for the quarter ending March 31, 1997.



     InPhyNet's business consists primarily of managing physicians and other medical personnel for its two divisions: (i) Hospital Physician Services, through which InPhyNet delivers emergency medicine, radiology, primary care and other hospital-based physician services under contracts primarily with hospitals and the U.S. Department of Defense and (ii) Capitated Medical Services, through which InPhyNet manages the delivery of comprehensive medical services under contracts primarily with HMOs and various state and local correctional institutions and the delivery of fee-for-service medical services through primary care practices and home health agencies. Hospital Physician Services and Capitated Medical Services accounted for approximately 45% and 55%, respectively, of InPhyNet's total revenues for the quarter ending March 31, 1997. See "Business of InPhyNet".


     InPhyNet's principal executive office is located at 1200 South Pine Island Road, Suite 600, Fort Lauderdale, Florida 33324, and its telephone is (954) 475-1300.

     Seabird Merger Corporation. The Subsidiary is a newly formed, wholly owned subsidiary of MedPartners and has not engaged in any business activity unrelated to the Merger. The principal executive office of the Subsidiary is located at 3000 Galleria Tower, Suite 1000, Birmingham, Alabama 35244, and its telephone number is (205) 733-8996.

                        MEDPARTNERS' ACQUISITION PROGRAM

     MedPartners believes it is the leading consolidator in the PPM industry. MedPartners' acquisition strategy is to develop locally prominent, integrated healthcare delivery networks that provide high quality, cost-effective healthcare in selected geographic markets. MedPartners implements this strategy through growth in its existing markets, expansion into new markets through acquisitions and affiliations and through the implementation of comprehensive healthcare solutions for patients, physicians and payors. In pursuing its acquisition strategy, MedPartners creates strategic alliances with hospital partners and HMOs. As an integral element of these alliances, MedPartners utilizes sophisticated information systems to improve the operational efficiency of, and to reduce the operating costs associated with, MedPartners' networks and the practices of affiliated physicians. MedPartners' principal methods of expansion are the acquisition of PPM businesses and affiliations with physician and medical groups.


     In September 1996, MedPartners acquired Caremark International Inc. ("Caremark"), a publicly traded PPM and PBM company based in Northbrook, Illinois, in exchange for approximately 90.5 million shares of MedPartners Common Stock having a total value of approximately $1.8 billion (the "Caremark Acquisition"), creating the largest PPM business in the United States. Caremark provided PPM services to approximately 1,000 affiliated physicians.


     In November 1995, MedPartners acquired Mullikin Medical Enterprises, L.P. ("MME"), a privately held PPM entity based in Long Beach, California, in exchange for approximately 13.5 million shares of MedPartners Common Stock having a total value of approximately $384.1 million. MME provided PPM services to approximately 400 group and 2,600 IPA physicians. In February 1996, MedPartners acquired Pacific Physician Services, Inc. ("PPSI"), a publicly traded PPM company based in Redlands, California, in exchange for approximately
11.0 million shares of MedPartners Common Stock having a total value of approximately $341.8 million. PPSI provided PPM services to approximately 710 group and 100 IPA physicians. PPSI had acquired Team Health, Inc. ("Team Health"), based in Knoxville, Tennessee in June 1995. Team Health primarily manages physicians and other healthcare professionals engaged in the delivery of emergency medicine and hospital-based primary care.

     MedPartners had affiliated with 190 physicians through December 31, 1994 (without giving effect to physicians who became affiliated with MedPartners through certain acquisitions that were accounted for as poolings of interests). As of March 31, 1997, MedPartners had affiliated with approximately 9,500 physicians.


                              RECENT DEVELOPMENTS


     On May 1, 1997, MedPartners acquired the business assets and assumed the liabilities of most of the operations of Aetna Professional Management Corporation ("APMC"), a PPM company and affiliate of Aetna Inc. based in Glastonbury, Connecticut (the "APMC Acquisition"). For accounting purposes, the APMC Acquisition will be treated as if it were an asset purchase pursuant to
Section 338(h)(10) of the Internal Revenue Code of 1986, as amended (the "Code"). As a part of the APMC Acquisition, MedPartners entered into a 10-year Master Network Agreement with Aetna U.S. Healthcare, pursuant to which the members of MedPartners' networks of affiliated physicians will be authorized providers for many of the 14 million members of Aetna U.S. Healthcare's health plan.


                                  RISK FACTORS

     Certain factors to be considered in connection with an investment in MedPartners Common Stock and approval of the Merger are set forth under "Risk Factors". These risk factors include risks associated with the Merger and MedPartners' growth strategy in general, and risks associated with the businesses of MedPartners and InPhyNet, including: capital requirements; the capitated nature of revenues; control of healthcare costs; reduction in third party reimbursement; dependence on affiliated physicians; federal income taxes; certain Caremark legal matters; professional liability concerns; competition; government regulation; pharmacy licensing and operations; healthcare reform; the risks associated with a fixed Exchange Ratio; and possible volatility of MedPartners' stock price. For a complete discussion of the risk factors, see "Risk Factors".

                              THE SPECIAL MEETING


     At the Special Meeting and any adjournment or postponement thereof, the stockholders of InPhyNet will be asked to consider and vote upon the proposal to approve and adopt the Plan of Merger and the transactions contemplated thereby.
The Special Meeting is to be held on June   , 1997, at 10:00 a.m., local time,
at the Sheraton Suites Plantation, 311 N. University Drive, Plantation, Florida. Only stockholders of record at the close of business on the Record Date will be entitled to notice of, and to vote at, the Special Meeting. The enclosed proxy card, and the accompanying Notice of Special Meeting of Stockholders and this Prospectus-Proxy Statement are being first mailed to stockholders of InPhyNet on
or about May   , 1997. For additional information relating to the Special
Meeting, see "The Special Meeting".


                                 VOTE REQUIRED


     Approval and adoption of the Plan of Merger by the stockholders of InPhyNet require the affirmative vote of a majority of the issued and outstanding shares of InPhyNet Common Stock as of the Record Date. The proposal to authorize the Board of Directors to adjourn or postpone the Special Meeting, if necessary, to permit the further solicitation of proxies must be approved by the affirmative vote of a majority of the shares of InPhyNet Common Stock present or represented by proxy and entitled to vote at the Special Meeting. Because the required vote of InPhyNet stockholders to approve the Plan of Merger is based upon the total number of outstanding shares, the failure to submit a proxy card (or to vote in person at the Special Meeting) or the abstention from voting by an InPhyNet stockholder (including broker non-votes) will have the same effect as a vote "against" the approval and adoption of the Plan of Merger. As of the Record Date, there were 16,370,910 shares of InPhyNet Common Stock issued and outstanding. Accordingly, the affirmative vote of the holders of 8,185,456 shares of InPhyNet Common Stock is required to approve the Plan of Merger. As of the Record Date, directors and executive officers of InPhyNet owned in the aggregate 3,191,518 shares of InPhyNet Common Stock (or approximately 19.5% of the outstanding shares of InPhyNet Common Stock). All the directors and executive officers of InPhyNet have indicated their present intent to vote all of the shares of InPhyNet Common Stock beneficially owned by them in favor of the Plan of Merger and the proposal to authorize the Board of Directors to adjourn or postpone, if necessary, the Special Meeting to permit the further solicitation of proxies. See "The Special Meeting -- Vote Required" and "The
Merger -- Conditions to the Merger".

                                   THE MERGER


     Terms of the Merger. Upon consummation of the Merger, each InPhyNet Share will be converted into the right to receive 1.18 shares of MedPartners Common Stock and cash paid in lieu of fractional shares. For example, if an InPhyNet stockholder owned 100 shares of InPhyNet Common Stock at the time the Merger is consummated (the "Effective Time"), that stockholder would receive 118 shares of MedPartners Common Stock. In addition, all outstanding and unexercised options to acquire InPhyNet Common Stock will be adjusted at the Effective Time to permit them to remain outstanding and become exercisable for MedPartners Common Stock as more fully described in the Plan of Merger. Each outstanding share of MedPartners Common Stock will remain outstanding and unchanged following the Merger. See "The Merger -- Terms of the Merger".



     On May   , 1997, the closing price of MedPartners Common Stock on the NYSE
was $          . At such price, the Equivalent Value of a share of InPhyNet
Common Stock would be $          and the aggregate value of the Merger
Consideration would be approximately $          . The actual market price of the
MedPartners Common Stock is subject to fluctuations and could be more or less than its market price on the date of this Prospectus-Proxy Statement or on the date of the Special Meeting. Any such change will cause a corresponding change in the Equivalent Value and the aggregate value of the Merger Consideration. See "Risk Factors -- Possible Volatility of Stock Price; Risks Relating to Fixed Exchange Ratio". InPhyNet stockholders are urged to obtain updated market information concerning the shares of MedPartners Common Stock and to review the historical trading prices of the MedPartners Common Stock. See "-- Market and Market Prices". InPhyNet stockholders may obtain updated information regarding the market prices for the MedPartners Common Stock by calling toll-free at 1-800-563-7126.



     Recommendation of the InPhyNet Board of Directors. The Board of Directors of InPhyNet has unanimously approved the terms and conditions of the Plan of Merger, and recommends a vote FOR the Plan of Merger. InPhyNet's Board of Directors believes the Plan of Merger is fair to and in the best interests of InPhyNet and its stockholders. In reaching its conclusions, the InPhyNet Board of Directors considered the following material factors: information concerning InPhyNet's and MedPartners' respective businesses, prospects, historical and projected financial performance, financial condition and operations; the Board's review of the trading range of the InPhyNet Common Stock as compared to the Merger Consideration implied by the Exchange Ratio; the fact that the Merger Consideration represents a significant premium over the trading range of the InPhyNet Common Stock during the six months preceding the public announcement of the Merger and represented a valuation for InPhyNet that could not be achieved as quickly, if at all, if InPhyNet were to remain an independent entity; the risks to InPhyNet's stockholders in implementing, and failing to achieve on a consistently successful basis, InPhyNet's acquisition strategy; the opportunity for InPhyNet stockholders to continue as stockholders of a larger, more diversified combined organization having greater market and financial strength, and a greater ability to execute an acquisition strategy than InPhyNet on a stand-alone basis; the opportunity for greater liquidity associated with MedPartners Common Stock; the terms of the Plan of Merger, including the fixed Exchange Ratio and the right of InPhyNet to terminate the Plan of Merger if the average last sale price per share of MedPartners Common Stock for a specified period preceding the date for the Special Meeting is equal to or less than $17.125 per share; the analyses and opinion of Morgan Stanley & Co. Incorporated ("Morgan Stanley") as to the fairness, from a financial point of view, of the Exchange Ratio; the Board of Director's belief that the financial terms of the Merger were superior to the terms of the other merger proposals that had been received by InPhyNet; and the InPhyNet Board's review of the risks relating to MedPartners described under "Risk Factors", including, particularly, the risks under "Risks Relating to Integration in connection with Acquisitions and the Merger", "Risks Relating to MedPartners' Growth Strategy; Integration and Identification of Growth Opportunities", "Risks Relating to Certain Caremark Legal Matters" and "Risks Relating to Exposure to Professional Liability; Liability Insurance", the fact that the MedPartners Common Stock has had a relatively short trading history, the risk that InPhyNet clients may elect not to continue to contract with MedPartners, the risk that the market price of the InPhyNet Common Stock and the MedPartners Common Stock might be adversely affected by the announcement of the Merger, the costs of integrating the two companies and the risk that expected benefits from the Merger might not be obtained. The InPhyNet Board of Directors also considered the expectation that the Merger will generally be a tax-free transaction to InPhyNet and its stockholders and treated as a pooling of interests for accounting purposes. The Board of Directors also considered the size of the termination fee and the circumstances under which the termination provisions and the termination fee would be payable, as well as restrictions on InPhyNet's ability to solicit other potential acquirors, and the effect these provisions might have in reducing the likelihood of engaging in a business combination other than the Merger. See "The Merger -- Recommendation of the InPhyNet Board of Directors" and "Risk Factors".


     Opinion of InPhyNet's Financial Advisor. Morgan Stanley has delivered to the Board of Directors of InPhyNet its written opinion, dated as of May 21, 1997, to the effect that, as of the date of such written opinion, the Exchange Ratio provided in the Plan of Merger is fair, from a financial point of view, to the holders of InPhyNet Common Stock. A copy of the full text of the written opinion of Morgan Stanley, which sets forth among other things, the opinion expressed, assumptions made, procedures followed, matters considered and limitations of their review undertaken in connection with such opinion, is attached hereto as Annex B and should be read in its entirety. See "The
Merger -- Opinion of InPhyNet's Financial Advisor".



     InPhyNet has agreed to pay Morgan Stanley fees for its financial advisory services in connection with the Merger consisting of (i) an opinion fee of $250,000, which was paid at the time of the delivery of the Morgan Stanley fairness opinion, and (ii) an additional transaction advisory fee (estimated to be between $3.0 million and $3.5 million), payable only upon consummation of the Merger based on the value of the transaction as determined at the time of the Merger.



     Interests of Certain Persons in the Merger. In considering the recommendation of the Board of Directors of InPhyNet with respect to the Plan of Merger, InPhyNet stockholders should be aware that certain members of the Board of Directors of InPhyNet and its management may have certain interests in the Merger that are in addition to, or different from, the interests of the stockholders of InPhyNet generally (including the receipt of compensation for consulting services to be provided to MedPartners following the Merger, the accelerated vesting of stock options and the potential receipt of severance benefits). See "The Merger -- Interests of Certain Persons in the Merger".



     Effective Time of the Merger. The Merger will become effective upon the filing of the Certificate of Merger by the Subsidiary and InPhyNet under the General Corporation Law of the State of Delaware (the "DGCL"), or at such later time as may be specified in such Certificate of Merger. The Plan of Merger requires that this filing be made as soon as practicable after satisfaction of the conditions of each party to consummate the Merger, or at such other time as may be agreed by MedPartners and InPhyNet. If the Plan of Merger is approved by the stockholders of InPhyNet, it is presently anticipated that such filing will
be made as soon as practicable after the Special Meeting on June   , 1997, and
that the Effective Time will occur upon such filing, although there can be no assurance as to whether or when the Merger will occur. See "The
Merger -- Effective Time of the Merger" and "Risk Factors -- Possible Volatility of Stock Price; Risks Relating to Fixed Exchange Ratio".


     Exchange of Certificates. As soon as reasonably practicable on or after the Effective Time, transmittal materials will be provided to each holder of record of InPhyNet Shares for use in exchanging such holder's stock certificates for certificates evidencing shares of MedPartners Common Stock and for receiving cash in lieu of fractional shares and any dividends or other distributions to which such holder is entitled as a result of the Merger. CERTIFICATES OF INPHYNET COMMON STOCK SHOULD NOT BE SURRENDERED UNTIL THE LETTER OF TRANSMITTAL AND INSTRUCTIONS ARE OBTAINED AND THEN SHOULD BE SURRENDERED ONLY IN ACCORDANCE WITH SUCH INSTRUCTIONS. See "The Merger -- Exchange of Certificates".

     Conditions to the Merger. The obligation of each of MedPartners, the Subsidiary and InPhyNet to consummate the Merger is subject to certain conditions typical in transactions of this type. See "The Merger -- Conditions to the Merger".

     Representations and Covenants. Under the Plan of Merger, MedPartners and InPhyNet have each made a number of representations regarding the organization and capital structures of the respective companies and their affiliates, their operations, financial condition and other matters, including their authority to enter into the Plan of Merger and to consummate the Merger. Under the Plan of Merger, InPhyNet has agreed not to encourage, solicit, participate in or initiate discussions or negotiations with or provide any information to any third party concerning any merger, sale of assets, sale of or tender offer for its shares or similar transactions involving all or any significant portion of the equity securities of InPhyNet or the assets of InPhyNet and its subsidiaries, except that InPhyNet may furnish information to, and negotiate with, an unsolicited third party consistent with the good faith exercise by the Board of Directors of InPhyNet of its fiduciary obligations. See "The
Merger -- Representations and Covenants" and "The Merger -- No Solicitation of Transactions".

     Regulatory Approvals. The Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act") provides that certain business mergers (including the Merger) may not be consummated until certain information has been furnished to the United States Department of Justice (the "DOJ") and the United States Federal Trade Commission (the "FTC"), and certain waiting period requirements (including any extensions thereof) have been satisfied. MedPartners and InPhyNet each made their respective filings with the DOJ and the FTC on February 11, 1997. Under the HSR Act, these filings commenced a 30-day waiting period during which the Merger may not be consummated. Notwithstanding the termination of the waiting period on March 13, 1997, the FTC, the DOJ or others could take action under the antitrust laws, including seeking to enjoin the consummation of the Merger or, after the Effective Time, seeking the divestiture by MedPartners of all or any part of the assets of InPhyNet acquired in the Merger. There can be no assurance that a challenge to the Merger on antitrust grounds will not be made or, if such a challenge was made, that it would not be successful. See "The Merger -- Regulatory Approvals".

     Business Pending the Merger. The Plan of Merger provides that, until the Effective Time, except as otherwise provided in the Plan of Merger, InPhyNet will conduct its business in the ordinary course and will use all reasonable best efforts to preserve intact its present business organization, maintain its rights and franchises and preserve its relationships with customers, suppliers and others having business dealings with InPhyNet. InPhyNet has also agreed to abide by certain restrictions and limitations with respect to its business (as set forth in the Plan of Merger) prior to the Effective Time and to cooperate on certain matters relating to the Merger. See "The Merger -- Business Pending the Merger".

     Waiver and Amendment. The Plan of Merger provides that, at any time prior to the Effective Time, MedPartners and the Subsidiary, on the one hand, and InPhyNet, on the other hand, may, under certain circumstances, waive compliance with covenants or conditions for the benefit of that company or amend or otherwise change the Plan of Merger. Under the Plan of Merger and the DGCL, if the Plan of Merger is approved at the Special Meeting, the Board of Directors of InPhyNet may not amend or waive any covenant or condition in a manner that would adversely affect the stockholders of InPhyNet without the requisite approval of InPhyNet's stockholders. Any determination to amend the Plan of Merger or waive a covenant or condition and to obtain stockholder approval, if required, would depend on the facts and circumstances existing at the time of such amendment or waiver and would be made by InPhyNet's Board of Directors, exercising its fiduciary duties and in compliance with Delaware law. As of the date of this Prospectus-Proxy Statement, the parties to the Plan of Merger have no reason to believe that any of the material conditions to the Merger will not be satisfied. See "The Merger -- Waiver and Amendment".


     Termination. The Plan of Merger may be terminated prior to the Effective Time, and whether or not the Plan of Merger has been approved by the stockholders of InPhyNet, if, among other things, (i) a U.S. federal or state court has issued an order permanently enjoining, restraining or otherwise prohibiting the Merger, (ii) the Merger shall not have occurred on or before August 31, 1997 other than due to the willful breach of the Plan of Merger by a party thereto, (iii) at the option of InPhyNet if the average last sale price per share of the MedPartners Common Stock for the ten consecutive trading days ending on the fifth trading day immediately preceding the date of the Special Meeting as reported on the NYSE Composite Tape is equal to or less than $17.125, or (iv) InPhyNet's Board of Directors, in the exercise of its fiduciary obligations, withdraws its recommendation of the Merger or recommends approval of another Acquisition Transaction (as defined herein). See "The Merger -- Termination", and for a discussion of breakup fees that may be payable under certain circumstances, see "The
Merger -- Expenses; Breakup Fees".

     Accounting Treatment. It is expected that the Merger will be accounted for as a pooling of interests under generally accepted accounting principles. The consummation of the Merger is conditioned upon InPhyNet and MedPartners receiving letters at the closing from Ernst & Young LLP, as independent auditors of InPhyNet and MedPartners, regarding such firm's concurrence with the conclusions of management of both InPhyNet and MedPartners as to the appropriateness of pooling of interests accounting for the Merger under Accounting Principles Board ("APB") Opinion No. 16 if the Merger is closed and consummated in accordance with the Plan of Merger. See "The Merger -- Accounting Treatment" and "Pro Forma Condensed Financial Information". If it is determined that the Merger will not be accounted for as a pooling of interests and InPhyNet and MedPartners decide to waive compliance with such condition, InPhyNet would resolicit the consent of its stockholders to consummate the Merger in light of such changed circumstances.

     Federal Income Tax Consequences. The Merger is expected to qualify as a tax-free reorganization under Section 368(a) of the Code; however, neither MedPartners nor InPhyNet has requested or will receive an advance ruling from the Internal Revenue Service. Instead, Haskell Slaughter & Young, L.L.C. and Willkie Farr & Gallagher, counsel to MedPartners and InPhyNet, respectively, have delivered opinions to the effect that the Merger will constitute a reorganization within the meaning of Section 368(a) of the Code. These opinions are based on federal income tax laws in existence at the time such opinions were delivered, facts and assumptions of fact described therein and upon certain customary representations provided by MedPartners, InPhyNet and certain InPhyNet stockholders. Collectively, the opinions of counsel state, among other matters, that: (i) the Merger will constitute a reorganization within the meaning of
Section 368(a) of the Code, and MedPartners, the Subsidiary and InPhyNet will each be a party to the reorganization within the meaning of Section 368(b) of the Code; (ii) no gain or loss will be recognized by MedPartners, InPhyNet or the Subsidiary as a result of the Merger; (iii) no gain or loss will be recognized by an InPhyNet stockholder who receives solely shares of MedPartners Common Stock in exchange for InPhyNet Shares; (iv) the receipt of cash in lieu of fractional shares of MedPartners Common Stock will be treated as if the fractional shares were distributed as part of the exchange and then were redeemed by MedPartners; (v) the tax basis of the shares of MedPartners Common Stock received by an InPhyNet stockholder will be equal to the tax basis of the InPhyNet Shares exchanged therefor, excluding any basis allocable to a fractional share of MedPartners Common Stock for which cash is received; and
(vi) the holding period of the shares of MedPartners Common Stock received by an InPhyNet stockholder will include the holding period or periods of the InPhyNet Shares exchanged therefor, provided that the InPhyNet Shares are held as a capital asset within the meaning of Section 1221 of the Code at the Effective Time. EACH HOLDER OF INPHYNET SHARES IS URGED TO CONSULT HIS OR HER OWN PERSONAL TAX AND FINANCIAL ADVISORS CONCERNING THE FEDERAL INCOME TAX CONSEQUENCES OF THE MERGER, AS WELL AS ANY APPLICABLE STATE, LOCAL, FOREIGN OR OTHER TAX CONSEQUENCES, BASED UPON SUCH HOLDER'S OWN PARTICULAR FACTS AND
CIRCUMSTANCES.  See "The Merger -- Federal Income Tax Consequences".

     Resale Restrictions. All shares of MedPartners Common Stock received by InPhyNet stockholders in the Merger will be freely transferable, except that shares of MedPartners Common Stock received by persons who are deemed to be "affiliates" (as such term is defined under the Securities Act) of InPhyNet at the time of the Special Meeting may be resold by them only in certain permitted circumstances under the Securities Act, other applicable securities laws and rules related to pooling of interests accounting treatment. See "The
Merger -- Resale of MedPartners Common Stock by Affiliates".


     NYSE Listing. A subsequent listing application will be filed with the NYSE to list the shares of MedPartners Common Stock to be issued to the InPhyNet stockholders upon consummation of the Merger. Although no assurance can be given that the NYSE will accept such shares of MedPartners Common Stock for listing, MedPartners anticipates that these shares will qualify for listing. See "The Merger -- The New York Stock Exchange Listing".

                            MARKET AND MARKET PRICES

     Prior to February 21, 1995, the effective date of the initial public offering of MedPartners, there was no public market for the MedPartners Common Stock. The MedPartners Common Stock traded on the Nasdaq National Market under the symbol "MPTR" from February 21, 1995 until February 21, 1996. On February 22, 1996, the MedPartners Common Stock was listed on the NYSE under the symbol "MDM".

     The following table sets forth for the quarterly periods indicated the high and low reported bid prices for the MedPartners Common Stock through February 21, 1996, as reported on the Nasdaq National Market. After February 21, 1996, the table sets forth the high and low last sale price as reported on the NYSE Composite Tape.


                                                               HIGH     LOW
                                                              ------   ------
1995
First Quarter (from February 21)............................  $24.00   $14.75
Second Quarter..............................................   24.50    17.75
Third Quarter...............................................   30.00    18.00
Fourth Quarter..............................................   33.00    26.00
1996
First Quarter...............................................  $34.75   $28.50
Second Quarter..............................................   30.25    20.13
Third Quarter...............................................   23.13    16.63
Fourth Quarter..............................................   24.50    19.88
1997
First Quarter...............................................  $24.63   $18.63
Second Quarter (through May   , 1997).......................



     There were approximately 43,210 holders of record of the MedPartners Common Stock as of May 1, 1997.



     Restrictions contained in the credit agreement between MedPartners and NationsBank, National Association (South), as administrative agent for itself and the other lenders party thereto, limit the payment of non-stock dividends on the MedPartners Common Stock.


     The InPhyNet Common Stock is listed on the Nasdaq National Market under the symbol "IMMI". The following table sets forth for the quarterly periods indicated the high and low bid prices for the InPhyNet Common Stock as reported on the Nasdaq National Market:


                                                               HIGH     LOW
                                                              ------   ------
1995
First Quarter...............................................  $18.00   $11.50
Second Quarter..............................................   19.25    14.75
Third Quarter...............................................   22.25    18.50
Fourth Quarter..............................................   23.75    17.38
1996
First Quarter...............................................  $27.00   $16.38
Second Quarter..............................................   24.00    16.50
Third Quarter...............................................   19.25    11.00
Fourth Quarter..............................................   19.00    15.00
1997
First Quarter...............................................  $31.38   $17.25
Second Quarter (through May   , 1997).......................



     There were 120 holders of record and approximately 1,400 beneficial holders of the InPhyNet Common Stock as of the Record Date.

     InPhyNet has not declared cash dividends on its Common Stock since prior to its initial public offering effective August 19, 1994 and does not currently anticipate paying any dividends in the foreseeable future. InPhyNet currently anticipates that it will retain any future earnings for use in its business. Restrictions contained in the Amended and Restated Revolving Credit and Reimbursement Agreement, between InPhyNet and a bank, limit the payment of cash dividends on the InPhyNet Common Stock.


     On January 20, 1997, the trading day immediately preceding the public announcement of the proposed Merger, the high and low sale prices of the MedPartners Common Stock as reported on the NYSE Composite Tape were $22.00 and $21.63, respectively, and the high and low sales prices for the InPhyNet Common Stock as reported on the Nasdaq National Market were $23.25 and $22.00, respectively.

     STOCKHOLDERS OF INPHYNET ARE ADVISED TO OBTAIN CURRENT MARKET QUOTATIONS FOR THE MEDPARTNERS COMMON STOCK. No assurance can be given as to the market price of MedPartners Common Stock at the Effective Time or at any other time.

                       COMPARATIVE PER SHARE INFORMATION


     The following summary presents selected comparative per share information for (i) MedPartners on a historical basis in comparison with pro forma information giving effect to the Merger on a pooling of interests basis, and
(ii) InPhyNet on a historical basis in comparison with pro forma equivalent information after giving effect to the Merger, assuming that 1.18 shares of MedPartners Common Stock are issued in exchange for each InPhyNet Share in the Merger. The historical and pro forma financial information should be read in conjunction with the historical consolidated financial statements of MedPartners, the historical consolidated financial statements of InPhyNet and the related notes thereto and with the unaudited pro forma financial information and the related notes thereto, appearing elsewhere in this Prospectus-Proxy Statement. See "Pro Forma Condensed Financial Information", and "Incorporation of Certain Information by Reference".


     MedPartners has not paid cash dividends since inception. It is anticipated that MedPartners will retain all earnings for use in the expansion of its business and therefore does not anticipate paying any cash dividends in the foreseeable future. The payment of future dividends will be at the discretion of the Board of Directors of MedPartners and will depend, among other things, upon MedPartners' earnings, capital requirements, financial condition and debt covenants.

     The following information is not necessarily indicative of the combined results of operations or combined financial position that would have resulted had the Merger been consummated at the beginning of the periods indicated, nor is it necessarily indicative of the future combined results of operations or financial position.


                                                   PER COMMON AND COMMON EQUIVALENT SHARES
                                    ----------------------------------------------------------------------
                                                   INCOME (LOSS)
                                    -------------------------------------------     STOCKHOLDERS' EQUITY
                                                                 THREE MONTHS           (BOOK VALUE)
                                    YEAR ENDED DECEMBER 31,    ENDED MARCH 31,    ------------------------
                                    ------------------------   ----------------   DECEMBER 31,   MARCH 31,
                                    1994      1995     1996     1996      1997        1996         1997
                                    -----    ------   ------   -------   ------   ------------   ---------
Net income (loss):
MedPartners
  Historical(1)...................  $0.61    $(0.82)  $(1.02)   $(0.44)   $0.25      $4.76         $4.91
  Pro forma combined..............   0.61     (0.66)   (0.83)    (0.37)    0.24       4.52          4.68
InPhyNet
  Historical......................   0.74(4)   0.75     0.81      0.23     0.20       6.11          6.29
  Pro forma equivalent(2).........   0.72     (0.78)   (0.98)    (0.44)    0.28       5.33          5.52
Income (loss) from continuing
  operations(3):
MedPartners
  Historical(3)...................   0.41      0.15    (0.58)     0.02     0.25
  Pro forma combined..............   0.43      0.20    (0.44)     0.04     0.24
InPhyNet
  Historical......................   0.74(4)   0.75     0.81      0.23     0.20
  Pro forma equivalent(2).........   0.51      0.24    (0.52)     0.05     0.28


---------------

(1) MedPartners' historical pro forma net income (loss) per common share is computed, after adjusting historical net income for the estimated tax provision applicable to the pooled companies, by dividing net income (loss) by the number of common equivalent shares outstanding during the period in accordance with the applicable rules of the SEC. All stock options and warrants issued have been considered as outstanding common share equivalents, even if anti-dilutive, under the treasury stock method. Shares of MedPartners Common Stock issued in February 1995 upon conversion of the then outstanding convertible preferred stock are assumed to be common share equivalents.

(2) InPhyNet pro forma equivalent per common share data is calculated by multiplying the pro forma MedPartners amounts by the Exchange Ratio of 1.18.

(3) Income (loss) from continuing operations per share data is computed, after adjusting historical net income (loss) to eliminate the effects of discontinued operations, by dividing adjusted net income (loss) by the number of common equivalent shares outstanding during the period in accordance with applicable rules of the SEC. All stock options issued have been considered as outstanding common share equivalents, even if anti-dilutive, under the treasury stock method. Shares of MedPartners Common Stock issued in February 1995, upon conversion of the then outstanding Convertible Preferred Stock, are assumed to be common share equivalents. The pro forma combined per share data for income (loss) from continuing operations relates to Caremark excluding results from its Clozaril(R) Patient Management System, Home Infusion business, Oncology Management Service business, Caremark Orthopedic Services Inc. subsidiary and Nephrology Services division, all of which have been reflected as discontinued operations in accordance with APB Opinion No. 30 Reporting the Results of Operations -- Effects of Disposal of a Segment of a Business and Extraordinary, Unusual and Infrequently Occurring Events & Transactions.
(4) Amounts presented were calculated from pro forma net income and pro forma weighted average number of shares outstanding which were derived by giving effect to the 1994 purchases of minority interests' share of net income of InPhyNet with InPhyNet Common Stock as if such purchases had occurred on January 1, 1993. Prior to August 19, 1994, InPhyNet elected to be taxed as a Subchapter S corporation with respect to federal income taxes, and for those states that recognize such tax election, state income taxes. Under this election, in lieu of corporate income taxes, the stockholders were taxed (rather than the corporation), on InPhyNet's income in accordance with their respective ownership interests. The pro forma net income and net income per share have been computed as if InPhyNet was subject to federal and state income taxes (in those states recognizing such election) based on the corporate income tax rates in effect during the respective periods.

                                  RISK FACTORS

     In addition to the other information contained in this Prospectus-Proxy Statement, InPhyNet stockholders should consider carefully the factors listed below in evaluating the Merger.

RISKS RELATING TO INTEGRATION IN CONNECTION WITH ACQUISITIONS AND THE MERGER


     MedPartners believes that the Merger represents another step in MedPartners' consolidation initiative in the PPM business to develop integrated healthcare delivery systems through affiliation with individual physicians, physician practices, hospitals and third-party payors. In addition, MedPartners has recently completed major acquisitions and is still in the process of integrating those acquired businesses. While the business plans of these acquired companies are similar, their histories, geographical location, business models and cultures are different in many respects. The MedPartners Board of Directors and senior management of MedPartners face a significant challenge in their efforts to integrate the businesses of MedPartners and the acquired companies so that the different cultures and the varying emphases on managed care and fee-for-service can be effectively managed to continue to grow these businesses. The dedication of management resources to such integration may detract attention from the day-to-day business of MedPartners. There can be no assurance that there will not be substantial costs associated with such activities or that there will not be other material adverse effects as a result of these integration efforts. Such effects could have a material adverse effect on the financial results of MedPartners.



     Different Business Operations. The PPM business of MedPartners includes the provision of PBM and disease management services which are provided by subsidiaries of MedPartners. The PBM services provided by MedPartners accounted for approximately 38% of MedPartners' net revenue and operating expenses at March 31, 1997. MedPartners Specialty Services, which include disease management services, comprised 9% of MedPartners' net revenue and 8% of MedPartners' operating expenses at March 31, 1997. InPhyNet's business does not independently provide PBM or disease management services, and its PPM services will be integrated with MedPartners' PPM service area at the Effective Time.



     Physician Compensation. Approximately 64% of MedPartners' PPM revenue at March 31, 1997 was derived from or through contracts between MedPartners and hospitals or HMOs. Approximately 94.5% of InPhyNet's revenue at March 31, 1997 was derived from such relationships. The balance of MedPartners' PPM revenue is generated through professional corporations ("PCs") that have entered into contracts directly with HMOs or have the right to receive payment directly from HMOs for the provision of medical services. MedPartners has a controlling financial interest in these PCs by virtue of a long-term management agreement that also provides for physician compensation.



     The most significant clinic expense, physician compensation, accounted for 43% of total expenses in MedPartners' PPM service area in the first quarter of 1997. Physicians that generated 9% of PPM revenue in 1996 received a fixed-dollar amount plus a discretionary bonus based on performance criteria goals. Physician compensation expense was 54% of this first category of PCs' total net revenue in the first quarter of 1997. Physicians that were compensated on a fee-for-service basis produced approximately 17% of MedPartners' PPM revenue in the first quarter of 1997. Physician compensation expense pursuant to such agreements represented 50% of this second category of PCs' total net revenue in the first quarter of 1997. The remaining 10% of PPM revenues were generated by physicians who were provided a salary, bonus and profit-sharing payment based on the PC's net income. Physician compensation expense pursuant to such agreements represented 45% of this third category of PCs' total net revenue in the first quarter of 1997. Under each of these arrangements, revenue is assigned to MedPartners by the PC, and MedPartners is responsible and at risk for all clinic expenses. See "Business of MedPartners -- Operations", "Business of InPhyNet" and Note 1 of the consolidated financial statements of MedPartners.


     While management of MedPartners and InPhyNet believe that the diverse experience of each of the combined companies will serve to strengthen MedPartners, there can be no assurance that management's efforts to integrate the operations of MedPartners will be successful or that the anticipated benefits of the Merger will be fully realized. The profitability of MedPartners is largely dependent on its ability to develop and integrate networks of physicians from the affiliated practices, to manage and control costs and to realize economies of scale. MedPartners' operating results could be adversely affected in the event it incurs costs associated with developing networks without generating sufficient revenues from such networks.

RISKS RELATING TO MEDPARTNERS' GROWTH STRATEGY; INTEGRATION AND IDENTIFICATION OF GROWTH OPPORTUNITIES

     MedPartners intends to continue to pursue an aggressive growth strategy through acquisitions and internal development for the foreseeable future. MedPartners' ability to pursue new growth opportunities successfully will depend on many factors, including, among others, MedPartners' ability to identify suitable growth opportunities and successfully integrate acquired businesses and practices. There can be no assurance that MedPartners will anticipate all of the changing demands that expanding operations will impose on its management, management information systems and physician network. Any failure by MedPartners to adapt its systems and procedures to those changing demands could have a material adverse effect on the operating results and financial condition of MedPartners.

     Competition for Expansion Opportunities. MedPartners is subject to the risk that it will be unable to identify and recruit suitable acquisition candidates in the future. MedPartners competes for acquisition, affiliation and other expansion opportunities with national, regional and local PPM companies and other physician management entities. In addition, certain companies, including hospital management companies, hospitals and insurers, are expanding their presence in the PPM market. MedPartners' failure to compete successfully for expansion opportunities or to attract and recruit suitable acquisition candidates could have a material adverse effect on the operating results and financial condition of MedPartners. MedPartners is also subject to the risk that it will be unable to recruit and retain qualified physicians and other healthcare professionals to serve as employees or independent contractors of MedPartners and its affiliates. See "Business of MedPartners -- Competition".

     Integration Risks. Acquisitions of PPM companies and physician practices entail the risk that such acquisitions will fail to perform in accordance with expectations and that MedPartners will be unable to successfully integrate such acquired businesses and physician practices into its operations. The profitability of MedPartners is largely dependent on its ability to develop and integrate networks of physicians, to manage and control costs and to realize economies of scale from acquisitions of PPM companies and physician practices. The histories, geographic location, business models, including emphasis on managed care and fee-for-service, and cultures of acquired PPM businesses and physician practices may differ from MedPartners' past experiences. Dedicating management resources to the integration process may detract attention from the day-to-day business of MedPartners. Moreover, the integration of the acquired businesses and physician practices may require substantial capital and financial investments. These, together with other risks described herein, could result in the incurrence of substantial costs in connection with acquisitions that may never achieve revenue and profitability levels comparable to MedPartners' existing physician networks, which could have a material adverse effect on the operating results and financial condition of MedPartners.

     The major acquisitions carried out by MedPartners since January 1995 have been structured as poolings of interests. As a result, the operating income of MedPartners has been reduced by the merger expenses incurred in connection with those acquisitions, resulting in a net loss for the year ended December 31, 1996. There can be no assurance that future merger expenses will not result in further net losses. Nor can there be any assurance that there will not be substantial future costs associated with integrating acquired companies; that MedPartners will be successful in integrating such companies; or that the anticipated benefits of such acquisitions will be realized fully. The unsuccessful integration of such companies or the failure of MedPartners to realize such anticipated benefits fully could have a material adverse effect on the operating results and financial condition of MedPartners. See "-- Risks Relating to Capital Requirements".

     Dependence on HMO Enrollee Growth. MedPartners is also largely dependent on the continued increase in the number of HMO enrollees who use its physician networks. This growth may come from development or acquisition of other PPM entities, affiliation with additional physicians, increased enrollment in HMOs currently contracting with MedPartners through its affiliated physicians and additional agreements with HMOs. There can be no assurance that MedPartners will be successful in identifying, acquiring and integrating additional medical groups or other PPM companies or in increasing the number of enrollees. A decline in enrollees in HMOs could have a material adverse effect on the operating results and financial condition of MedPartners. MedPartners is statutorily and contractually prohibited from controlling any medical decisions made by a healthcare provider. Accordingly, affiliated physicians may decline to enter into HMO agreements that are negotiated for them by MedPartners or may enter into contracts for the provision of medical services or make other financial commitments that are not intended to benefit MedPartners and which, accordingly, could have a material adverse effect on the operating results and financial condition of MedPartners. See "Business of MedPartners -- Operations".

     Risks Relating to Capital Requirements. MedPartners' growth strategy requires substantial capital for the acquisition of PPM businesses and assets of physician practices, and for their effective integration, operation and expansion. Affiliated physician practices may also require capital for renovation, expansion and additional medical equipment and technology. MedPartners believes that its existing cash resources, the use of MedPartners Common Stock for selected practice and other acquisitions, and available borrowings under the $1.0 billion credit facility (the "Credit Facility") with NationsBank, National Association (South), as administrative bank to a group of lenders, or any successor credit facility, will be sufficient to meet MedPartners' anticipated acquisition, expansion and working capital needs for the next twelve months. MedPartners expects from time to time to raise additional capital through the issuance of long-term or short-term indebtedness or the issuance of additional equity securities in private or public transactions, at such times as management deems appropriate and the market allows in order to meet the capital needs of MedPartners. There can be no assurance that acceptable financing for future acquisitions or for the integration and expansion of existing networks can be obtained. Any of such financings could result in increased interest and amortization expense, decreased income to fund future expansion and dilution of existing equity positions.


     Dependence on Affiliated Physicians. MedPartners' revenue depends on revenues generated by the physicians with whom MedPartners has practice management agreements. These agreements define the responsibilities of the physicians and MedPartners and govern all terms and conditions of their relationship. The practice management agreements have terms generally of 20 to 40 years, subject to termination for cause, which includes bankruptcy or a material breach. Practice management agreements with certain of the affiliated practices contain provisions giving the physician practice the option to terminate the agreement without cause, subject to significant limitations. Because MedPartners cannot control the provision of medical services by its affiliated physicians contractually or otherwise under the laws of California and most other states in which MedPartners operates, affiliated physicians may decline to enter into HMO agreements that are negotiated for them by MedPartners or may enter into contracts for the provision of medical services or make other financial commitments which are not intended to benefit MedPartners and which could have a material adverse effect on the operating results and financial condition of MedPartners. See "Business of MedPartners -- Operations -- Affiliated Physicians".


RISKS RELATING TO CAPITATED NATURE OF REVENUES; CONTROL OF HEALTHCARE COSTS

     A substantial portion of MedPartners' revenue is derived from agreements with HMOs that provide for the receipt of capitated fees. Under these agreements, MedPartners, through its affiliated physicians, is generally responsible for the provision of all covered outpatient benefits, regardless of whether the affiliated physicians directly provide the medical services associated with the covered benefits. MedPartners is statutorily and contractually prohibited from controlling any medical decisions made by any healthcare provider. To the extent that enrollees require more care than is anticipated or require supplemental medical care that is not otherwise reimbursed by the HMO, aggregate capitation rates may be insufficient to cover the costs associated with the treatment of enrollees. If revenue is insufficient to cover costs, the operating results and financial condition of MedPartners could be materially adversely affected. As a result, MedPartners' success will depend in large part on the effective management of healthcare costs through various methods, including utilization management, competitive pricing for purchased services and favorable agreements with payors. Recently, many providers, including MedPartners, have experienced pricing pressures with respect to negotiations with HMOs. In addition, employer groups are becoming increasingly successful in negotiating reductions in the growth of premiums paid for their employees' health insurance, which tends to depress the reimbursement for healthcare services. At the same time, employer groups are demanding higher accountability from payors and providers of healthcare services with respect to measurable accessibility, quality and service. If these trends continue, the cost of providing physician services could increase while the level of reimbursement could grow at a lower rate or could decrease. There can be no assurance that these pricing pressures will not have a material adverse effect on the operating results and financial condition of MedPartners. In addition, changes in healthcare practices, inflation, new technologies, major epidemics, natural disasters and numerous other factors affecting the delivery and cost of healthcare could have a material adverse effect on the operating results and financial condition of MedPartners.

     MedPartners' financial statements include estimates of costs for covered medical benefits incurred by HMO enrollees, but not yet reported. While these estimates are based on information available at the time of calculation, there can be no assurance that actual costs will approximate the estimates of such amounts. If the actual costs significantly exceed the amounts estimated and accrued, such additional costs could have a material adverse effect on the operating results and financial condition of MedPartners.

     The HMO agreements often contain shared-risk provisions under which additional revenue can be earned or economic penalties can be incurred based upon the utilization of hospital and non-professional services by HMO enrollees. MedPartners' financial statements contain accruals for estimates of shared-risk amounts receivable from or payable to the HMOs that contract with their affiliated physicians. These estimates are based upon inpatient utilization and associated costs incurred by HMO enrollees compared to budgeted costs. Differences between actual contract settlements and amounts estimated as receivable or payable relating to HMO risk-sharing arrangements are generally reconciled annually. This may cause fluctuations from amounts previously accrued. To the extent that HMO enrollees require more care than is anticipated or require supplemental care that is not otherwise reimbursed by the HMOs, aggregate capitation rates may be insufficient to cover the costs associated with the treatment of enrollees. Any such insufficiency could have a material adverse effect on the operating results and financial condition of MedPartners.

     Physician groups that render services on a fee-for-service basis (as opposed to a capitated plan) typically bill various third-party payors, such as governmental programs (e.g., Medicare and Medicaid), private insurance plans and managed care plans, for the healthcare services provided to their patients. A significant portion of the revenue of MedPartners is derived from payments made by these third-party payors. There can be no assurance that payments under governmental programs or from other third-party payors will remain at present levels. In addition, third-party payors can deny reimbursement if they determine that treatment was not performed in accordance with the cost-effective treatment methods established by such payors or was experimental or for other reasons. Any material decrease in payments received from such third-party payors could have a material adverse effect on the operating results and financial condition of MedPartners.

RISKS RELATING TO CERTAIN CAREMARK LEGAL MATTERS

     OIG Settlement and Related Claims. Caremark agreed in June 1995 to settle with the Office of the Inspector General (the "OIG") of the United States Department of Health and Human Services (the "DHHS"), the DOJ, the Veteran's Administration, the Federal Employee Health Benefits Program ("FEHBP"), the Civilian Health and Medical Program of the Uniformed Services ("CHAMPUS") and related state investigative agencies in all 50 states and the District of Columbia a four-year-long investigation of Caremark (the "OIG Settlement"). Under the terms of the OIG Settlement, which covered allegations dating back to 1986, a subsidiary of Caremark pled guilty to two counts of mail fraud -- one each Minnesota and Ohio -- resulting in the payment of civil penalties and criminal fines. The basis of these guilty pleas was Caremark's failure to provide certain information to CHAMPUS, FEHBP and federally funded healthcare benefit programs concerning financial relationships between Caremark and a physician in each of Minnesota and Ohio. See "Business of MedPartners -- Legal Proceedings".

     In its agreement with the OIG and DOJ, Caremark agreed to continue to maintain certain compliance-related oversight procedures. Should these oversight procedures reveal credible evidence of legal or regulatory violations, Caremark is required to report such violations to the OIG and DOJ. Caremark is, therefore, subject to increased regulatory scrutiny and, in the event it commits legal or regulatory violations, Caremark may be subject to an increased risk of sanctions or penalties, including disqualification as a provider of Medicare or

Medicaid services, which would have a material adverse effect on the operating results and financial condition of MedPartners.

     In connection with the matters described above relating to the OIG Settlement, Caremark is a party to various non-governmental claims and may in the future become subject to additional OIG-related claims. Caremark is a party to, or the subject of, and may be subjected to in the future, various private suits and claims (including stockholder derivative actions and an alleged class action suit) being asserted in connection with matters relating to the OIG Settlement by Caremark's stockholders, patients who received healthcare services from Caremark and such patients' insurers. MedPartners cannot determine at this time what costs may be incurred in connection with future disposition of non-governmental claims or litigation. Such additional costs, if incurred, could have a material adverse effect on the operating results and financial condition of MedPartners. See "Business of MedPartners -- Legal Proceedings" and Note 13 to the consolidated financial statements of MedPartners.


     In August and September 1994, stockholders, each purporting to represent a class, filed complaints against Caremark and certain officers and employees of Caremark in the United States District Court for the Northern District of Illinois, alleging violations of the Securities Act of 1933 and the Securities Exchange Act of 1934, and fraud and negligence in connection with public disclosures by Caremark regarding Caremark's business practices and the status of the OIG investigation discussed above. The complaints seek unspecified damages, declaratory and equitable relief, and attorneys' fees and expenses. In June 1996, the complaint filed by one group of stockholders alleging violations of the Securities Exchange Act of 1934 only, was certified as a class. The parties to all of the complaints continue to engage in discovery proceedings. MedPartners intends to defend these cases vigorously. Management is unable at this time to estimate the impact, if any, of the ultimate resolution of these matters.


     In May 1996, three home infusion companies, purporting to represent a class consisting of all of Caremark's competitors in the alternate site infusion therapy industry, filed a complaint against Caremark, a subsidiary of Caremark, and two other corporations in the United States District Court for the District of Hawaii alleging violations of the federal conspiracy laws, the antitrust laws and of California's unfair business practices statute. The complaint seeks unspecified treble damages, and attorneys' fees and expenses. MedPartners intends to defend this case vigorously. Although management believes, based on information currently available, that the ultimate resolution of this matter is not likely to have a material adverse effect on the operating results and financial condition of MedPartners, there can be no assurance that the ultimate resolution of this matter, if adversely determined, would not have a material adverse effect on the operating results and financial condition of MedPartners.


     Private Payor Settlements. In March 1996, Caremark agreed to settle all disputes with a number of private payors. These disputes relate to businesses that were covered by the OIG Settlement. The settlements resulted in an after-tax charge of approximately $43.8 million. In addition, MedPartners paid $24.1 million after tax to cover the private payors' pre-settlement and settlement-related expenses. An after-tax charge for the above amounts was recorded in first quarter 1996 discontinued operations.



     Coram Litigation. On September 11, 1995, Coram Healthcare Corporation ("Coram") filed a complaint in the San Francisco Superior Court against Caremark and its subsidiary, Caremark Inc., and 50 unnamed individual defendants. The complaint, which arises from Caremark's sale to Coram of Caremark's home infusion therapy business in April 1995, for approximately $209.0 million in cash and $100.0 million in securities, alleges breach of the Asset Sale and Note Purchase Agreement, dated January 29, 1995, as amended April 1, 1995, between Coram and Caremark, breach of related contracts, fraud, negligent misrepresentation and a right to contractual indemnity. Coram's amended complaint includes claims for specific performance, declaratory relief, injunctive relief and requests damages of $5.2 billion. However, at a pretrial hearing in May 1997, counsel for Coram stated to the court that, with respect to compensatory damages, Coram was realistically seeking approximately $300 million. Caremark filed counterclaims against Coram in this lawsuit and also filed a lawsuit in the United States District Court in Chicago claiming that Coram committed securities fraud in its sale to Caremark of its securities in connection with the sale of Caremark's home infusion business to Coram. The lawsuit filed in federal court in Chicago was dismissed, but on appeal by Caremark the dismissal was reversed and the lawsuit was remanded. Coram's lawsuit is currently in the final stages of discovery and a trial is scheduled for June 1997. The net recorded value of amounts owed by Coram to MedPartners was approximately $55 million at December 31, 1996. This amount represents management's best estimate of the net realizable value of the amounts owed by Coram to MedPartners, based upon information available to MedPartners and is supported by the independent valuation by Integrated Health Services, Inc. MedPartners intends to defend this case vigorously. Although MedPartners cannot predict with certainty the outcome of these proceedings, based on information currently available as to the viability of the claims interposed by Coram, the evidence which MedPartners understands will be advanced by Coram to support such claims and the defenses available to MedPartners, management believes that the ultimate resolution of this matter is not likely to have a material adverse effect on the operating results or financial condition of MedPartners. However, an adverse determination could have a material adverse effect on the operating results or financial condition of MedPartners.


     Caremark Acquisition Litigation. In May 1996, two stockholders, each purporting to represent a class, filed complaints against Caremark and each of its directors in the Court of Chancery of the State of Delaware alleging breaches of the directors' fiduciary duty in connection with Caremark's then proposed merger with MedPartners. The complaints seek unspecified damages, injunctive relief, and attorneys' fees and expenses. MedPartners believes these complaints will not have a material adverse effect on the operating results and financial condition of MedPartners. See "Business of MedPartners -- Legal Proceedings" and Note 13 to the consolidated financial statements of MedPartners.

RISKS RELATING TO EXPOSURE TO PROFESSIONAL LIABILITY; LIABILITY INSURANCE

     In recent years, physicians, hospitals and other participants in the healthcare industry have become subject to an increasing number of lawsuits alleging medical malpractice and related legal theories. Many of these lawsuits involve large claims and substantial defense costs. Although MedPartners does not engage in the practice of medicine or provide medical services, and does not control the practice of medicine by its affiliated physicians or the compliance with regulatory requirements directly applicable to the affiliated physicians and physician groups, there can be no assurance that MedPartners will not become involved in such litigation in the future. Through the ownership and operation of Pioneer Hospital ("Pioneer Hospital"), U.S. Family Care Medical Center ("USFMC") and Friendly Hills Hospital ("Friendly Hills"), acute care hospitals located in Artesia, Montclair and La Habra, California, respectively, MedPartners could be subject to allegations of negligence and wrongful acts by its hospital-based physicians or arising out of providing nursing care, emergency room services, credentialing of medical staff members and other activities incident to the operation of an acute care hospital. In addition, through its management of clinic locations and provision of non-physician health care personnel, MedPartners could be named in actions involving care rendered to patients by physicians employed by or contracting with affiliated medical organizations and physician groups.


     MedPartners maintains professional and general liability insurance and other coverage deemed necessary by MedPartners. Nevertheless, certain types of risks and liabilities are not covered by insurance and there can be no assurance that the limits of coverage will be adequate to cover losses in all instances. In addition, MedPartners' practice management agreements require the affiliated physicians to maintain professional liability and workers' compensation insurance coverage on the practice and on each employee and agent of the practice, and MedPartners generally is indemnified under each of the practice management agreements by the affiliated physicians for liabilities resulting from the performance of medical services. However, there can be no assurance that a future claim or claims will not exceed the limits of these available insurance coverages or that indemnification will be available for all such claims. See "Business of MedPartners -- Corporate Liability and Insurance".

GOVERNMENT REGULATION

     Federal and state laws regulate the relationships among providers of healthcare services, physicians and other clinicians. These laws include the fraud and abuse provisions of the Medicare and Medicaid statutes, which prohibit the solicitation, payment, receipt or offering of any direct or indirect remuneration for the referral of Medicare or Medicaid patients or for recommendation, leasing, arranging, ordering or purchasing of Medicare or Medicaid covered services, as well as laws that impose significant penalties for false or improper billings for physician services. These laws also impose restrictions on physicians' referrals for designated health services to entities with which they have financial relationships. Violations of these laws may result in substantial civil or criminal penalties for individuals or entities, including large civil monetary penalties and exclusion from participation in the Medicare and Medicaid programs. Such exclusion and penalties, if applied to MedPartners' affiliated physicians, could result in significant loss of reimbursement.


     Moreover, the laws of many states, including California (from which a significant portion of MedPartners' revenues are derived), prohibit physicians from splitting fees with non-physicians and prohibit non-physician entities from practicing medicine. These laws and their interpretations vary from state to state and are enforced by the courts and by regulatory authorities with broad discretion. As stated in Note 1 to the consolidated financial statements of MedPartners, MedPartners believes that it has perpetual and unilateral control over the assets and operations of the various affiliated professional corporations. There can be no assurance that regulatory authorities will not take the position that such control conflicts with state laws regarding the practice of medicine or other federal restrictions. Although MedPartners believes its operations as currently conducted are in material compliance with existing applicable laws, there can be no assurance that the existing organization of MedPartners and its contractual arrangements with affiliated physicians will not be successfully challenged as constituting the unlicensed practice of medicine or that the enforceability of the provisions of such arrangements, including non-competition agreements, will not be limited. There can be no assurance that review of the business of MedPartners and its affiliates by courts or regulatory authorities will not result in a determination that could adversely affect their operations or that the healthcare regulatory environment will not change so as to restrict existing operations or expansion thereof. In the event of action by any regulatory authority limiting or prohibiting MedPartners or any affiliate from carrying on its business or from expanding the operations of MedPartners and its affiliates to certain jurisdictions, structural and organizational modifications of MedPartners may be required, which could have a material adverse effect on the operating results and financial condition of MedPartners.


     In addition to the regulations referred to above, significant aspects of MedPartners' operations are subject to state and federal statutes and regulations governing workplace health and safety, the operation of pharmacies, repackaging of drug products, dispensing of controlled substances and the disposal of medical waste. MedPartners' operations may also be affected by changes in ethical guidelines and operating standards of professional and trade associations and private accreditation commissions such as the American Medical Association and the Joint Commission on Accreditation of Healthcare Organizations. Accordingly, changes in existing laws and regulations, adverse judicial or administrative interpretations of such laws and regulations or enactment of new legislation could have a material adverse effect on the operating results and financial condition of MedPartners. See "-- Risks Relating to Pharmacy Licensing and Operation".


     As of March 31, 1997, approximately 11% of the revenues of MedPartners' affiliated physician groups are derived from payments made by government-sponsored healthcare programs (principally, Medicare and state reimbursed programs). As a result, any change in reimbursement regulations, policies, practices, interpretations or statutes could adversely affect the operations of MedPartners. There are also state and federal civil and criminal statutes imposing substantial penalties (including civil penalties and criminal fines and imprisonment) on healthcare providers that fraudulently or wrongfully bill governmental or other third-party payors for healthcare services. MedPartners believes it is in material compliance with such laws, but there can be no assurance that MedPartners' activities will not be challenged or scrutinized by governmental authorities or that any such challenge or scrutiny would not have a material adverse effect on the operating results and financial condition of MedPartners.

     Certain provisions of the Social Security Act, commonly referred to as the "Anti-Kickback Statute", prohibit the offer, payment, solicitation, or receipt of any form of remuneration in return for the referral of Medicare or state health program patients or patient care opportunities, or in return for the recommendation, arrangement, purchase, lease or order of items or services that are covered by Medicare or state health programs. Many states have adopted similar prohibitions against payments intended to induce referrals of Medicaid and other third-party payor patients. The Anti-Kickback Statute contains provisions prescribing civil and criminal penalties to which individuals or providers who violate such statute may be subjected. The criminal penalties include fines up to $25,000 per violation and imprisonment for five years or more. Additionally, the DHHS has the authority to exclude anyone, including individuals or entities, who has committed any of the prohibited acts from participation in the Medicare and Medicaid programs. If applied to MedPartners or any of its subsidiaries or affiliated physicians, such exclusion could result in a significant loss of reimbursement for MedPartners, up to a maximum of 11% of the revenues of MedPartners' affiliated physician groups, which could have a material adverse effect on the operating results and financial condition of MedPartners. Although MedPartners believes that it is not in violation of the Anti-Kickback Statute or similar state statutes, its operations do not fit within any of the existing or proposed federal safe harbors.


     Significant prohibitions against physician referrals were enacted by the federal Omnibus Budget Reconciliation Act of 1993. Subject to certain exemptions, a physician or a member of his immediate family is prohibited from referring Medicare or Medicaid patients to an entity providing "designated health services" in which the physician has an ownership or investment interest or with which the physician has entered into a compensation arrangement. While MedPartners believes it is in compliance with such legislation, future regulations could require MedPartners to modify the form of its relationships with physician groups. Some states have also enacted similar self-referral laws, and MedPartners believes it is likely that more states will follow. MedPartners believes that its practices fit within exemptions contained in such statutes. Nevertheless, expansion of the operations of MedPartners into certain jurisdictions may require structural and organizational modifications of MedPartners' relationships with physician groups to comply with new or revised state statutes. Such structural and organizational modifications could have a material adverse effect on the operating results and financial condition of MedPartners.

     The Knox-Keene Health Care Service Plan Act of 1975 (the "Knox-Keene Act") and the regulations promulgated thereunder subject entities which are licensed as healthcare service plans in California to substantial regulation by the California Department of Corporations (the "DOC"). In addition, licensees under the Knox-Keene Act are required to file periodic financial data and other information (which generally become available to the public), maintain substantial tangible net equity on their balance sheets and maintain adequate levels of medical, financial and operational personnel dedicated to fulfilling the licensee's statutory and regulatory requirements. The DOC is empowered by law to take enforcement actions against licensees that fail to comply with such requirements. On March 5, 1996, the DOC issued to Pioneer Provider Network, Inc. ("PPN"), a wholly-owned subsidiary of MedPartners, a healthcare service plan license (the "Restricted License"). PPN is a recently created organization without an operating history, and there is no assurance that the DOC will view PPN's operations to be fully in compliance with applicable laws, including the Knox-Keene Act, and regulations. Any material non-compliance could have a material adverse effect on the operating results and financial condition of MedPartners.

RISKS RELATING TO PHARMACY LICENSING AND OPERATION

     MedPartners is subject to federal and state laws and regulations governing pharmacies. Federal controlled substance laws require MedPartners to register its pharmacies with the United States Drug Enforcement Administration and comply with security, record-keeping, inventory control and labeling standards in order to dispense controlled substances. State controlled substance laws require registration and compliance with the licensing, registration or permit standards of the state pharmacy licensing authority. State pharmacy licensing, registration and permit laws impose standards on the qualifications of the applicant's personnel, the adequacy of its prescription fulfillment and inventory control practices and the adequacy of its facilities. In general, pharmacy licenses are renewed annually. Pharmacists must also satisfy state licensing requirements. Any failure to satisfy such pharmacy licensing statutes and regulations could have a material adverse effect on the operating results and financial condition of MedPartners.

RISKS RELATING TO HEALTHCARE REFORM; PROPOSED LEGISLATION

     As a result of the continued escalation of healthcare costs and the inability of many individuals to obtain health insurance, numerous proposals have been, and other proposals may be, introduced in the United States Congress and state legislatures relating to healthcare reform. There can be no assurance as to the ultimate content, timing or effect of any healthcare reform legislation, nor is it possible at this time to estimate the impact of potential legislation, which may be material, on MedPartners.

ANTI-TAKEOVER CONSIDERATIONS


     Certain provisions of MedPartners' Third Restated Certificate of Incorporation, as amended (the "MedPartners Certificate of Incorporation"), MedPartners' Second Amended and Restated Bylaws (the "MedPartners Bylaws") and the DGCL could, together or separately, discourage potential acquisition proposals, delay or prevent a change in control of MedPartners. These provisions include a classified Board of Directors and the issuance, without further stockholder approval, of preferred stock with rights and privileges which could be senior to MedPartners' Common Stock. MedPartners also is subject to Section 203 of the DGCL, which, subject to certain exceptions, prohibits a Delaware corporation from engaging in any of a broad range of business combinations with any "interested stockholder" for a period of three years following the date that such stockholder became an interested stockholder. In addition, MedPartners rights plan, which provides for discount purchase rights to certain stockholders of MedPartners upon certain acquisitions of 10% or more of the outstanding shares of MedPartners Common Stock, may also inhibit a change in control of MedPartners.


POSSIBLE VOLATILITY OF STOCK PRICE; RISKS RELATING TO FIXED EXCHANGE RATIO

     There may be significant volatility in the market price for the MedPartners Common Stock. Quarterly operating results of MedPartners, changes in general conditions in the economy, the financial markets or the healthcare industry, or other developments affecting MedPartners or its competitors, could cause the market price of the MedPartners Common Stock to fluctuate substantially. In addition, in recent years, the stock market and, in particular, the healthcare industry segment, has experienced significant price and volume fluctuations. This volatility has affected the market prices of securities issued by many companies for reasons unrelated to their operating performance.


     The Plan of Merger provides for a fixed Exchange Ratio, with each InPhyNet Share being converted into the right to receive 1.18 shares of MedPartners Common Stock. The Plan of Merger does not contain any provisions for adjustment of the Exchange Ratio based on fluctuations in the price of MedPartners Common Stock. As a result of the fixed Exchange Ratio, the aggregate value of the Merger Consideration to be received by stockholders of InPhyNet upon the Merger will depend on the market price of the MedPartners Common Stock at the Effective Time. Because of the fixed Exchange Ratio, InPhyNet stockholders share in the risks and rewards of ownership of MedPartners Common Stock pending the closing of the Merger.



     On January 20, 1997, the date the Merger Agreement was signed, the closing
price of the MedPartners Common Stock on the NYSE was $21.875, and on May   ,
1997, the closing price of the MedPartners Common Stock on the NYSE was
$          . There can be no assurance that the market price of the MedPartners
Common Stock on and after the Effective Time will not be lower than either of such prices or the market price of the MedPartners Common Stock on the date of the Special Meeting. Pursuant to the Plan of Merger, the Plan of Merger may be terminated by InPhyNet if the average last sale price per share of the MedPartners Common Stock, as reported on the NYSE Composite Tape for the ten consecutive trading days ending on the fifth trading day immediately preceding the date of the Special Meeting, is equal to or less than $17.125.


     Consummation of the Merger could be delayed following approval of the Merger at the Special Meeting as a result of, among other things, the failure to obtain certain regulatory approvals or to satisfy other conditions to the consummation of the Merger. See "The Merger -- Regulatory Approvals" and

"-- Conditions to the Merger". It is presently anticipated, however, that the Merger will be consummated as soon as practicable after the Special Meeting. If, however, the consummation of the Merger is delayed beyond the date of the Special Meeting, holders of InPhyNet Common Stock have the risk that the market price of the MedPartners Common Stock at the consummation of the Merger may be less than the market price of the MedPartners Common Stock on the date of the Special Meeting.

RISKS RELATING TO FEDERAL INCOME TAXES

     If the Merger were not to constitute a tax-free reorganization under
Section 368(a) of the Code, each holder of InPhyNet Shares would recognize gain or loss equal to the difference between the fair market value of the MedPartners Common Stock received and cash received in lieu of fractional shares and such holder's basis in the InPhyNet Shares exchanged therefor. See "The
Merger -- Federal Income Tax Consequences".

                              THE SPECIAL MEETING

GENERAL

     This Prospectus-Proxy Statement is being furnished to holders of InPhyNet Shares in connection with the solicitation of proxies by the Board of Directors of InPhyNet for use at the Special Meeting to consider and vote upon the approval of the Plan of Merger at the Special Meeting or any adjournments or postponements thereof. Each copy of this Prospectus-Proxy Statement mailed or delivered to holders of InPhyNet Shares is accompanied by a form of Proxy for use at the Special Meeting.

     This Prospectus-Proxy Statement is also furnished to InPhyNet stockholders as a Prospectus in connection with the issuance to them of the shares of MedPartners Common Stock upon consummation of the Merger.

DATE, PLACE AND TIME


     The Special Meeting is to be held at the Sheraton Suites Plantation, 311 N.
University Drive, Plantation, Florida, on June   , 1997 at 10:00 a.m., local
time.


RECORD DATE, QUORUM AND VOTING


     The Board of Directors of InPhyNet has fixed the close of business on May 12, 1997 as the Record Date for the determination of the holders of InPhyNet Shares entitled to receive notice of, and to vote at, the Special Meeting. The presence, in person or by Proxy, of the holders of InPhyNet Shares entitled to cast a majority of the votes entitled to be cast at the Special Meeting will constitute a quorum at the Special Meeting. As of the Record Date, there were 16,370,910 shares of InPhyNet Common Stock issued and outstanding, which were held by approximately 1,400 beneficial owners. Each stockholder of record as of that date is entitled to one vote for each share then held.


     The Board of Directors of InPhyNet has unanimously approved the Plan of Merger and recommends a vote in favor of the Plan of Merger at the Special Meeting.

VOTE REQUIRED


     Approval and adoption of the Plan of Merger by the stockholders of InPhyNet require the affirmative vote of a majority of the issued and outstanding shares of InPhyNet Common Stock as of the Record Date. The proposal to authorize the Board of Directors to adjourn or postpone the Special Meeting, if necessary, to permit the further solicitation of proxies must be approved by the affirmative vote of a majority of the shares of InPhyNet Common Stock present or represented by proxy and entitled to vote at the Special Meeting. Because the required vote of InPhyNet stockholders to approve the Plan of Merger is based upon the total number of outstanding shares, the failure to submit a proxy card (or to vote in person at the Special Meeting) or the abstention from voting by an InPhyNet stockholder (including broker non-votes) will have the same effect as a vote "against" the approval and adoption of the Plan of Merger. As of the Record Date, there were 16,370,910 shares of InPhyNet Common Stock issued and outstanding. Accordingly, the affirmative vote of the holders of 8,185,456 shares of InPhyNet Common Stock is required to approve the Plan of Merger. As of the Record Date, directors and executive officers of InPhyNet owned in the aggregate 3,191,518 shares of InPhyNet Common Stock (or approximately 19.5% of the outstanding shares of InPhyNet Common Stock). All the directors and executive officers of InPhyNet have indicated their present intent to vote all of the shares of InPhyNet Common Stock beneficially owned by them in favor of the Plan of Merger and the proposal to authorize the Board of Directors to adjourn or postpone, if necessary, the Special Meeting to permit the further solicitation of proxies.


VOTING AND REVOCATION OF PROXIES

     InPhyNet Shares represented by a Proxy properly signed and received at or prior to the Special Meeting, unless subsequently revoked, will be voted in accordance with the instructions thereon. IF A PROXY IS

PROPERLY EXECUTED AND RETURNED WITHOUT INDICATING ANY VOTING INSTRUCTIONS, INPHYNET SHARES REPRESENTED BY THE PROXY WILL BE VOTED FOR APPROVAL AND ADOPTION OF THE PLAN OF MERGER and the proposal to permit the adjournment or postponement of the Special Meeting. Any Proxy given pursuant to this solicitation may be revoked by the person giving it at any time before the Proxy is voted by the filing with the Secretary of InPhyNet of an instrument revoking it or of a duly executed Proxy bearing a later date prior to or at the Special Meeting, or by voting in person at the Special Meeting. Attendance at the Special Meeting will not in and of itself constitute a revocation of a Proxy. The persons named as proxies with respect to the Special Meeting may, if authorized, propose and vote for one or more adjournments or postponements of the Special Meeting to permit further solicitation of proxies in favor of the proposals to be considered at the Special Meeting; provided, however, that no Proxy which is voted against the Merger will be voted in favor of such proposal at any such adjournment or postponement. Only votes cast FOR approval of the Plan of Merger or other matters constitute affirmative votes. Abstentions and votes that are withheld will, therefore, have the same effect as votes AGAINST approval of the Plan of Merger.

     The Board of Directors of InPhyNet is not aware of any business to be acted upon at the Special Meeting other than as described in the Notice of the Special Meeting or in this Prospectus-Proxy Statement. If, however, other matters are properly brought before the Special Meeting, or any adjournments or postponements thereof, the persons appointed as proxies will have discretion to vote or act thereon according to their best judgment and subject to applicable rules of the SEC.

     Representatives of InPhyNet's independent public accountants, Ernst & Young LLP, will be present at the Special Meeting to respond to appropriate questions and will have the opportunity to make a statement if they desire to do so.

SOLICITATION OF PROXIES

     In addition to solicitation by mail, directors, officers and employees of InPhyNet, who will not be specifically compensated for such services, may solicit proxies from the stockholders of InPhyNet personally or by telephone or telegram or other form of communication. InPhyNet has retained ChaseMellon Shareholder Services L.L.C. ("ChaseMellon") to solicit proxies on its behalf and will pay ChaseMellon a fee of approximately $5,000 for these services. InPhyNet will also reimburse ChaseMellon for its out-of-pocket expenses incurred in connection with such solicitation. Copies of solicitation materials will be furnished to banks, brokerage houses, fiduciaries and custodians holding in their names shares of InPhyNet Common Stock beneficially owned by others to forward to such beneficial owners. InPhyNet may reimburse persons representing such beneficial owners for the costs of forwarding solicitation materials to such beneficial owners. Except as otherwise provided in the Plan of Merger, InPhyNet will bear its own expenses in connection with the solicitation of proxies for the Special Meeting. See "The Merger -- Expenses; Breakup Fees".

     INPHYNET STOCKHOLDERS SHOULD NOT SEND STOCK CERTIFICATES WITH THEIR PROXY CARDS. THE PROCEDURE FOR THE EXCHANGE OF INPHYNET SHARES AFTER THE MERGER IS CONSUMMATED IS SET FORTH IN THIS PROSPECTUS-PROXY STATEMENT. SEE "THE
MERGER -- EXCHANGE OF CERTIFICATES".

                                   THE MERGER

     The description of the Merger contained in this Prospectus-Proxy Statement summarizes the principal provisions of the Plan of Merger; it is not complete and is qualified in its entirety by reference to the Plan of Merger, the full text of which is attached hereto as Annex A. All InPhyNet stockholders are urged to read Annex A carefully in its entirety.

TERMS OF THE MERGER

     The acquisition of InPhyNet by MedPartners will be effected by means of the merger of InPhyNet with and into the Subsidiary, with the Subsidiary being the surviving corporation (the "Surviving Corporation").

The Certificate of Incorporation and the Bylaws of the Subsidiary in effect at the Effective Time will become the Certificate of Incorporation and Bylaws of the Surviving Corporation at the Effective Time until amended or repealed in accordance with applicable law. After the Effective Time, the Subsidiary shall continue as the surviving corporation of the Merger under the name "InPhyNet Medical Management Inc.".


     The Merger will become effective upon the filing of the Certificate of Merger with the Secretary of the State of the State of Delaware, or such other time as MedPartners, the Subsidiary and InPhyNet specify in the Certificate of Merger. It is expected that the Merger will be consummated as soon as practicable after the Special Meeting. See "Risk Factors -- Possible Volatility of Stock Price; Risks Relating to Fixed Exchange Ratio".


     Upon consummation of the Merger, each share of InPhyNet Common Stock, other than shares held by InPhyNet or MedPartners, if any (which will be canceled), will be converted into the right to receive 1.18 shares of MedPartners Common Stock. For example, if an InPhyNet stockholder owned 100 shares of InPhyNet Common Stock as of the Effective Time, that stockholder would receive 118 shares of MedPartners Common Stock in the Merger. Each holder of InPhyNet Shares exchanged pursuant to the Merger who would otherwise have been entitled to receive a fraction of a share of MedPartners Common Stock will receive, in lieu thereof, cash (without interest) in an amount equal to such fractional part of a share of MedPartners Common Stock multiplied by the per share closing price on the NYSE Composite Tape of MedPartners Common Stock on the date of the Effective Time.



     Because the Exchange Ratio of MedPartners Common Stock for the InPhyNet Common Stock is fixed at 1.18 and will not increase or decrease due to fluctuations in the market price of either stock, the aggregate value of the Merger Consideration will change in the event the market price of MedPartners Common Stock increases or decreases before the Effective Time. As a result, in the event the market price of MedPartners Common Stock decreases as of the Effective Time, the value of the MedPartners Common Stock to be received in the Merger in exchange for the InPhyNet Common Stock would decrease. In the event the market price of MedPartners Common Stock instead increases as of the Effective Time, the value of the MedPartners Common Stock to be received in the Merger in exchange for the InPhyNet Common Stock would increase. See "Risk Factors -- Possible Volatility of Stock Price; Risks Relating to Fixed Exchange Ratio".



     On May   , 1997, the closing price of MedPartners Common Stock was
$            . At such price, the Equivalent Value of a share of InPhyNet Common
Stock would be $            and the aggregate value of the Merger Consideration
would be approximately $            . The actual market price of the MedPartners
Common Stock may vary, which will cause a corresponding change in the Equivalent Value and the aggregate value of the Merger Consideration. Each InPhyNet stockholder is urged to obtain updated market information as to the MedPartners Common Stock.


     All options to acquire InPhyNet Common Stock which are outstanding at the Effective Time will vest at such time and will be converted into and become rights to purchase that number of shares of MedPartners Common Stock equal to the number of InPhyNet Shares subject thereto multiplied by the Exchange Ratio and will be exercisable at an exercise price per share equal to the InPhyNet exercise price divided by the Exchange Ratio.

     INPHYNET STOCKHOLDERS WILL NOT RECEIVE THEIR SHARES OF MEDPARTNERS COMMON STOCK UNTIL FOLLOWING CONSUMMATION OF THE MERGER. SEE "-- EXCHANGE OF CERTIFICATES".

BACKGROUND OF THE MERGER

     Management of InPhyNet has recognized that the physician practice management sector of the healthcare industry has become increasingly competitive as a result of rapid consolidation, the entrance of new market participants and continued pricing pressure. In order to address these competitive pressures and achieve the benefits of economies of scale, diversification and greater market presence, InPhyNet has pursued a business strategy of growth through acquisitions. Since becoming a public company, InPhyNet has regularly considered a variety of possible acquisitions and strategic alliances, including acquisitions of smaller companies and mergers with comparably-sized or larger companies.

     During the third quarter of 1996, the price of InPhyNet Common Stock continued to trade at a price/ earnings multiple which was relatively lower than other comparable physician practice management companies. InPhyNet management believed that InPhyNet's low stock price adversely affected its ability to implement its growth strategy. This strategy required InPhyNet to complete accretive acquisitions. InPhyNet's low relative price/earnings multiple made it difficult for the company to be competitive in significant stock-for-stock transactions and to consummate accretive acquisitions. In addition, a significant amount of restricted InPhyNet Common Stock became available for resale in August 1996 under Rule 144 under the Securities Act, creating a market perception of an overhang risk that could depress the market price of the InPhyNet Common Stock. In light of the increasing competitive pressures faced by InPhyNet and the risks these pressures placed on the company and its stockholders, as well as the possibility that the stockholders of InPhyNet could receive a significant premium in a business combination, Clifford Findeiss, M.D., Chairman of the Board, President and Chief Executive Officer of InPhyNet, began to explore the possibility of merging with another company, as a possible alternative to remaining independent.

     In early September 1996, Dr. Findeiss telephoned Larry R. House, President and Chief Executive Officer of MedPartners, to discuss matters relating to InPhyNet's ownership structure and the two companies' plans for the future. Following this telephone call, representatives of InPhyNet and MedPartners met in Birmingham, Alabama on September 18, 1996. Participants at the meeting were Dr. Findeiss and George W. McCleary, Jr., Executive Vice President, Chief Financial Officer and a Director of InPhyNet, and, on behalf of MedPartners, Mr. House, Harold O. Knight, Jr., Executive Vice President and Chief Financial Officer, and H. Lynn Massingale, M.D., President of MedPartners' hospital physician services subsidiary, TeamHealth, Inc. The participants engaged in a discussion of the broad outlines of a possible business combination between the two companies. No specific transaction terms were discussed. At that meeting, InPhyNet and MedPartners signed confidentiality agreements.

     Dr. Findeiss and Mr. McCleary were concerned that InPhyNet's ongoing business and acquisition strategy might be adversely affected by general knowledge that InPhyNet would consider entering into a business combination with a larger company. As a result of this concern, Dr. Findeiss sought advice from InPhyNet's financial advisors, Morgan Stanley and McFarland Dewey & Co. ("McFarland Dewey"), on the recommended approach to follow to determine if a business combination could be arranged that would provide (i) for the continued growth of InPhyNet's business and (ii) a value and liquidity that the company's stockholders would find attractive. In October 1996, Dr. Findeiss and Mr. McCleary met with representatives of Morgan Stanley and McFarland Dewey to discuss the strategic and financial issues facing InPhyNet. The financial advisors advised Dr. Findeiss and Mr. McCleary that InPhyNet should contact a selected group of potential merger partners to determine if a transaction could be structured which would be in the best interests of InPhyNet and its stockholders. Dr. Findeiss, Mr. McCleary and the financial advisors discussed and agreed upon the potential parties to approach. The companies that were selected to be approached were, in the opinion of the financial advisors, Dr. Findeiss and Mr. McCleary, those which (i) shared a common strategic vision with InPhyNet, (ii) would provide the best combination of value and liquidity, and
(iii) had the ability to close a transaction on a timely basis while maintaining the confidentiality of the process. The list included MedPartners, among others. In October and November 1996, the financial advisors began contacting these companies.

     During November 1996, InPhyNet's financial advisors provided several companies with financial information regarding InPhyNet, after the execution of confidentiality agreements, and engaged in preliminary discussions with representatives of several companies, including MedPartners. These companies were encouraged to consider the possibility of a business combination with InPhyNet and to consider ranges of valuations. Three companies, MedPartners and two other strategic buyers -- a physician practice management company smaller than MedPartners ("Company One") and a diversified company ("Company Two") -- elected to participate in the process. During this same period, InPhyNet continued its strategy of continuing to try to acquire other companies of equal or lesser size.

     On November 19, 1996, Dr. Findeiss and Mr. McCleary and representatives of their financial advisors met at the offices of Morgan Stanley in New York, New York with representatives of Company Two. At this meeting, the chief executive officers of InPhyNet and Company Two discussed the strategic visions for their respective companies, the principal issues facing their companies and why they were interested in pursuing a possible transaction together. There were no discussions regarding price, structure or any other terms of a possible transaction at such meeting. The parties agreed to continue discussions. On December 11, 1996, Dr. Findeiss and Mr. McCleary and representatives of Company Two and their respective financial advisors met in Fort Lauderdale, Florida to further discuss the operations and strategy of InPhyNet. At this meeting, Company Two informed InPhyNet that it was interested in either making a minority investment in InPhyNet or acquiring all of InPhyNet. Company Two did not present a firm proposal at or following these meetings. In early January 1997, Company Two announced a large acquisition and informed Morgan Stanley that, as a result, it would not be able to consider pursuing the acquisition of InPhyNet until the middle of February, at the earliest. Dr. Findeiss and Mr. McCleary, in consultation with InPhyNet's financial advisors, determined that it would not be in the best interests of InPhyNet and its stockholders to delay the process in order to wait for Company Two to decide whether or not to submit a firm proposal.

     MedPartners, through its financial advisor, Smith Barney Inc. ("Smith Barney"), requested another meeting of the chief executive officers of MedPartners and InPhyNet. On December 1, 1996, Mr. House and Dr. Findeiss met in Fort Lauderdale, Florida to discuss the direction of, and opportunities available in, the healthcare industry and their strategic visions for their respective companies. At this meeting, Mr. House advised Dr. Findeiss of his interest in seriously exploring the possibility of combining the two companies and how the combined entity would be organized and operated.


     On December 13, 1996, Mr. Knight, the Executive Vice President and Chief Financial Officer of MedPartners, sent a letter to Dr. Findeiss expressing MedPartners' interest in merging with InPhyNet in a tax-free, stock-for-stock, pooling of interests transaction. MedPartners proposed to value the InPhyNet Common Stock, based on the information available to it, in a range of $23 to $24 per share. Dr. Findeiss, after consultation with Mr. McCleary, Morgan Stanley and McFarland Dewey, determined not to recommend the transaction to InPhyNet's Board of Directors because the proposed valuation was too low. InPhyNet, through Morgan Stanley, advised Mr. Knight of Dr. Findeiss's decision.



     On December 17, 1996, Dr. Findeiss and representatives of InPhyNet's financial advisors met with members of senior management and representatives of the financial advisor of Company One to discuss the strategic vision of each company and the possible benefits to both companies of a business combination. At this meeting, the representatives of Company One and its financial advisor provided the InPhyNet representatives a business, financial and stock market overview of Company One, and their views on the benefits of a strategic merger of the two companies. The Company One representatives confirmed that Company One was contemplating a stock-for-stock, pooling of interests merger with InPhyNet. The Company One representatives provided a preliminary valuation of InPhyNet that was lower than what Dr. Findeiss was prepared to recommend to InPhyNet's Board of Directors. InPhyNet's financial advisors told Company One that the proposed value was too low. The parties agreed to continue discussions. Thereafter, Morgan Stanley engaged in telephonic discussions with representatives of Company One to encourage a revised proposal.


     Smith Barney, MedPartners' financial advisor, advised Morgan Stanley that MedPartners would consider increasing its valuation of InPhyNet if it could review InPhyNet's financial information in depth with InPhyNet's Chief Financial Officer. Subsequently, MedPartners contacted Morgan Stanley to schedule a meeting in early January to review financial information. On January 3, 1997, members of senior management of TeamHealth, consisting of Lynn Massingale, David Jones, Chief Financial Officer, Mike Hatcher, Chief Operating Officer, Ed Novinski, Executive Vice President for Managed Care of MedPartners (who participated by conference call), and representatives of MedPartners' financial advisors met with Mr. McCleary and representatives of InPhyNet's financial advisors to review the requested financial information. During the following week, InPhyNet provided MedPartners additional information for use in reviewing a possible business combination with InPhyNet and the companies, through their financial advisors, discussed issues relating to the possible combination and a range of possible terms.

     From late December to early January, Morgan Stanley continued telephonic discussions with MedPartners and Company One regarding their interest in pursuing a business combination with InPhyNet. Morgan Stanley used these telephone conversations to encourage MedPartners and Company One to submit their best proposals including valuations higher than previously proposed. Morgan Stanley sought to guide MedPartners and Company One to propose a range of values that would meet or exceed InPhyNet's expectations. These expectations were developed by Dr. Findeiss in consultation with Mr. McCleary, Morgan Stanley and McFarland Dewey and reflected primarily their knowledge of InPhyNet's business, the valuations of other comparable companies and the valuations achieved in other transactions.



     In late December, Company One's financial advisor informed Morgan Stanley that Company One was prepared to increase its valuation of InPhyNet above the level that it had proposed at its December 17, 1996 meeting with InPhyNet. Company One, however, did not ultimately present a revised proposal.


     On January 11, 1997, Mr. House telephoned Dr. Findeiss to request that InPhyNet deal exclusively with MedPartners for a two-week period. Mr. House advised Dr. Findeiss that MedPartners would be prepared to commence intensive due diligence and concurrently enter into merger negotiations including the negotiation of a definitive agreement. Mr. House told Dr. Findeiss that MedPartners was willing to proceed on the basis of a $28 per share valuation of the InPhyNet Common Stock in exchange for such exclusivity.

     Although InPhyNet did not bind itself to deal exclusively with MedPartners, it determined to proceed with MedPartners on this basis absent receipt of a superior proposal from another party. Subsequent to the January 11, 1997 offer by MedPartners, Morgan Stanley contacted Company One's financial advisor and gave Company One an opportunity to present a superior proposal, but it declined to do so. The decision to proceed with MedPartners was made by Dr. Findeiss, in consultation with Mr. McCleary, Morgan Stanley and McFarland Dewey, based upon the determination, from the perspective of both InPhyNet and its stockholders, that MedPartners' proposal best addressed the criteria referred to above and represented the most attractive proposal that had been received.

     On January 15, 1997, Dr. Findeiss began advising other members of senior management and members of the InPhyNet Board of Directors about the proposed transaction with MedPartners. From January 15 to January 17, 1997, officers and employees of MedPartners and InPhyNet, together with their respective legal and financial advisors, conducted due diligence reviews and exchanged confidential information in a series of meetings in Fort Lauderdale, Florida and Chicago, Illinois. On January 16 and 17, 1997, representatives of MedPartners, including Mr. Knight and other officers of MedPartners, and InPhyNet, including Dr. Findeiss and Mr. McCleary, together with their legal and financial advisors, discussed the terms of the proposed combination, including the structure of the transaction, the consideration payable to the holders of InPhyNet Common Stock, the treatment of the InPhyNet stock options, the tax and accounting treatment of the transaction, management of the resulting entity, the conditions to consummation of the transaction, the operations of each of the companies, including the impact upon InPhyNet's ongoing mergers and acquisition activities, during the period between the signing of a definitive agreement and the consummation of the transactions contemplated thereby, regulatory matters and possible termination fees. From January 17 to January 20, 1997, senior management of MedPartners and InPhyNet and their respective legal counsel and financial advisors negotiated the Plan of Merger. The principal areas of negotiation included the Exchange Ratio, including how and when it would be fixed, and whether it would be subject to adjustment based on changes in market prices of the two companies' stock; representations and warranties; the interim operations covenants; and the conditions required for a termination of the Plan of Merger, the triggering events for the payment of a termination fee and the amount of the fee. Morgan Stanley and McFarland Dewey, as co-financial advisors, jointly advised the senior management of InPhyNet and participated in negotiations with MedPartners and Smith Barney regarding all of the financial aspects of the Plan of Merger. InPhyNet's financial advisors advised InPhyNet as to the greater valuation that could be achieved from an all stock transaction accounted for as a pooling of interests and from the synergies that could be obtained in a merger of the two companies, as well as the risks and liquidity associated with the MedPartners' Common Stock. Based on the analyses performed by Morgan Stanley described under "Opinion of InPhyNet's Financial Advisor" below, Morgan Stanley confirmed to senior management of InPhyNet that it would be able to render an opinion as to the fairness of the terms of the Merger.

     On January 18, 1997, the Board of Directors of InPhyNet held a special meeting at which representatives of InPhyNet's management and legal and financial advisors were present. The Board of Directors reviewed and discussed the form and terms of the proposed Plan of Merger and reviewed alternative opportunities for strategic alliances that had been explored by InPhyNet's management and its financial advisors. At this meeting, InPhyNet's legal counsel outlined the Board's fiduciary responsibilities in connection with the proposed transaction. Management reviewed the history of its discussions with potential merger partners. Management also discussed the current market conditions in the healthcare industry and InPhyNet's competitive situation. Counsel reviewed the terms of the proposed transaction with the Board. Ernst & Young described the requirements for pooling of interests accounting treatment for the proposed transaction. Morgan Stanley made a financial presentation to the Board of Directors and rendered an oral opinion to the effect that, as of such date and based upon and subject to certain matters, the proposed Exchange Ratio was fair from a financial point of view to the holders of InPhyNet Common Stock. See "-- Opinion of InPhyNet's Financial Advisor". The Board of Directors elected to rely on the advice of Morgan Stanley as to the fairness of the Exchange Ratio and did not request a supplemental fairness opinion from McFarland Dewey. Counsel reviewed the form and terms of the proposed Plan of Merger with the Board. Counsel, management and the financial advisors of InPhyNet reviewed the results of the due diligence review of MedPartners. Based on the foregoing discussions, the Board of Directors of InPhyNet, acting unanimously, directed management to continue discussions with MedPartners and to finalize the terms of the Plan of Merger.

     On January 20, 1997, at a special telephonic meeting of the InPhyNet Board of Directors in which InPhyNet's legal and financial advisors were present, counsel reviewed with the Board of Directors the changes that had been made to the terms and conditions of the proposed Plan of Merger. Management informed the Board of Directors of InPhyNet that the proposed transaction had been unanimously approved earlier that day by the Board of Directors of MedPartners. Morgan Stanley confirmed their earlier oral opinion by delivering a written opinion dated January 20, 1997, to the effect that as of January 20, 1997, and based upon and subject to certain matters stated in such opinion, the Exchange Ratio was fair, from a financial point of view, to the holders of InPhyNet Common Stock. Following these discussions and taking into account the discussions held during the InPhyNet Board of Directors meeting on January 18, 1997, the InPhyNet Board of Directors, without assigning more weight to one factor than any other, approved the form, terms and conditions of the proposed Plan of Merger, in the form submitted to the InPhyNet Board of Directors, together with such changes as the President or Chief Financial Officer of InPhyNet might authorize in their sole discretion. All of the directors voted in favor of the proposed Plan of Merger.

     On January 20, 1997, InPhyNet and MedPartners executed the Plan of Merger, and issued a joint press release regarding the Merger on January 21, 1997.


     In May 1997, InPhyNet and the SEC engaged in discussions regarding the appropriate method of accounting for InPhyNet's five-year globally-capitated agreement (the "PCA Agreement") with PCA Health Plans of Florida Inc. and PCA Family Health Plans Inc. (together "PCA"). InPhyNet, with the concurrence of its outside auditors, established a $9.3 million reserve in the third quarter of 1996 for contract medical and other costs associated with the PCA Agreement which were to be amortized over the term of the PCA Agreement. The SEC's position was that InPhyNet should instead expense as incurred the costs relating to the PCA Agreement, but the SEC was willing to consider analyses supporting InPhyNet's position. Ultimately, however, the SEC required InPhyNet to change its method of accounting for the costs associated with the PCA Agreement and to restate its audited financial statements for the year ended December 31, 1996, and management prepared financial statements for the quarters ended September 30, 1996 and March 31, 1997 to reflect such change in accounting. On May 20, 1997, InPhyNet filed its Quarterly Report on Form 10-Q for the first quarter ending March 31, 1997 reflecting such change.



     On May 19, 1997, Mr. McCleary, InPhyNet's Chief Financial Officer, met with Mr. Knight and Mark Weeks, MedPartners' Chief Financial Officer and Controller, respectively, in Birmingham, Alabama to review the impact of the proposed accounting change, InPhyNet's financial performance year to date and financial projections. At this meeting, Mr. Knight informed Mr. McCleary that, in light of the proposed restatement of InPhyNet's financial statements, an adjustment in the Exchange Ratio would be required by MedPartners. Mr. Weeks suggested that an Exchange Ratio of 1.15 might be appropriate. Mr. McCleary advised them that he did not believe that InPhyNet would accept a revision to the Exchange Ratio.

     On May 20, 1997, InPhyNet met with its financial and legal advisors to determine its response to MedPartners' request for a lower exchange ratio. During the day, representatives of InPhyNet and MedPartners discussed the financial projections of InPhyNet, the synergies that could be expected in the Merger and InPhyNet's projected financial performance under the PCA Agreement. In a telephone conversation with Dr. Findeiss, Mr. House, Chairman of the Board, President and Chief Executive Officer of MedPartners, informed Dr. Findeiss that MedPartners was not willing to proceed with the Merger at an exchange ratio of
1.311. During the course of the day, Dr. Findeiss began informing InPhyNet's directors of the substance of his discussions with MedPartners. Following the close of trading on the New York Stock Exchange on May 20, 1997, MedPartners issued a press release in which it stated that it was reevaluating the terms of the Merger and, in particular, that it believed that a downward adjustment in the Exchange Ratio was required.



     In a telephone call among the parties and InPhyNet's financial advisors, MedPartners stated that it was not willing to proceed with the merger at an exchange ratio greater than 1.15. After consulting with its financial and legal advisors, InPhyNet informed MedPartners that an Exchange Ratio of 1.15 was not acceptable but that it would be prepared to consider a smaller reduction in the Exchange Ratio to 1.25, if certain material conditions to the consummation of the Merger were eliminated from the Plan of Merger. MedPartners indicated that it would be willing to increase the Exchange Ratio from 1.15 to 1.18 and to eliminate certain of the material conditions to the closing of the Merger set forth in the Plan of Merger.



     InPhyNet held a special meeting of its Board of Directors on May 21, 1997 at which InPhyNet's legal and financial advisors were present and at which all directors participated. At the special meeting, InPhyNet's legal counsel reviewed with the InPhyNet Board the proposed change to the Exchange Ratio and the other changes to the Plan of Merger. Mr. McCleary reviewed the events and discussions which led to MedPartners' public announcement that it was reevaluating the terms of the Plan of Merger. InPhyNet's management and financial advisors then reviewed the course of the negotiations with MedPartners. Morgan Stanley made a financial presentation to the InPhyNet Board in which it reported that it had analyzed the Merger in light of the new Exchange Ratio and rendered an oral opinion to the effect that the revised Exchange Ratio was fair, from a financial point of view, to the stockholders of InPhyNet. See "-- Opinion of InPhyNet's Financial Advisor". InPhyNet's counsel also reviewed the terms of the proposed consulting agreements between MedPartners and Dr. Findeiss and Mr. McCleary. Dr. Findeiss and Mr. McCleary absented themselves from the meeting during the discussion of their proposed consulting arrangements.



     In unanimously approving the amendment to the Plan of Merger, including the revised Exchange Ratio and the elimination of certain conditions to the Merger, the InPhyNet Board considered a number of factors, including, primarily, (i) the opinion and related analyses of Morgan Stanley that the revised Exchange Ratio was fair, from a financial point of view, to the stockholders of InPhyNet, (ii) the advice of Morgan Stanley as to the detrimental effect on the price of the InPhyNet Common Stock if the Merger were not consummated, especially in light of the restatement of InPhyNet's financial statements and if InPhyNet were not able to meet its earnings estimates for 1997, (iii) the likelihood that InPhyNet might not receive a higher offer from another merger partner, particularly in light of the decline in valuations of physician practice management company stocks since December 1996 and (iv) the greater certainty that the Merger would be consummated as a result of the removal of certain of the conditions to closing contemplated by the proposed amendment to the Plan of Merger.


RECOMMENDATION OF THE INPHYNET BOARD OF DIRECTORS


     By unanimous vote of the members of the Board of Directors of InPhyNet at special meetings held on January 20, 1997 and May 21, 1997, the Board of Directors determined that the proposed Merger, and the terms and conditions of the Plan of Merger, were fair to and in the best interests of InPhyNet and its stockholders and resolved to recommend that the stockholders of InPhyNet vote FOR approval and adoption of the Plan of Merger. See "-- Background of the Merger". In reaching its conclusion to enter into the Plan of Merger and to recommend that the stockholders of InPhyNet vote FOR the approval and adoption of the Plan of Merger, the Board of Directors of InPhyNet considered a number of factors. The material factors considered by the InPhyNet Board of Directors in reaching its conclusion to approve and recommend the Plan of Merger at the January 20, 1997 meeting were as follows:


          (i) the InPhyNet Board of Directors' review and analysis of InPhyNet's and MedPartners' respective businesses, prospects, historical and projected financial performance, financial condition and operations. Based on these factors, as well as those discussed below, InPhyNet's Board of Directors determined that the Exchange Ratio reflected an appropriate valuation of the InPhyNet Common Stock;

          (ii) the InPhyNet Board of Directors' review of the trading range for the InPhyNet Common Stock as compared to the Merger Consideration implied by the Exchange Ratio. The Board of Directors determined that the Merger Consideration represented a significant premium over the trading range for the InPhyNet Common Stock during the preceding six months and represented a valuation for InPhyNet that could not be achieved as quickly, if at all, if InPhyNet were to remain an independent entity;

          (iii) the InPhyNet Board of Directors' review of the risks faced by InPhyNet in implementing its acquisition strategy and the attendant risks to InPhyNet's stockholders of the failure to implement the strategy on a consistently successful basis. The Board of Directors observed that as a result of (a) the increased competition for acquisitions in the physician practice management sector, (b) the requirement that acquisitions be accretive to earnings to meet quarterly earnings growth expectations, (c) the relatively lower price/earnings multiple of the InPhyNet Common Stock, compared to other comparable physician practice management companies, which made it more difficult for InPhyNet to be competitive in significant stock-for-stock transactions and (d) the inability to control the timing of the closing of acquisitions, InPhyNet faced significant risks in successfully carrying out its growth strategy. The Board of Directors also observed that the failure by InPhyNet to implement an acquisition strategy on a consistently successful basis and to meet quarterly earnings expectations would likely have an adverse impact on the price of the InPhyNet Common Stock. The Board believed that the Merger would mitigate this risk. The Board noted that as a result of the Merger, the InPhyNet stockholders would continue as stockholders of a larger, more diversified combined organization having greater market and financial strength, and a greater ability to execute an acquisition strategy than InPhyNet on a stand-alone basis;

          (iv) the InPhyNet Board of Directors' view of the greater liquidity associated with MedPartners Common Stock. The Board of Directors determined that MedPartners Common Stock presented the opportunity for greater liquidity than was currently available to InPhyNet stockholders, because of MedPartners' greater market capitalization and the fact that MedPartners Common Stock is more widely traded than InPhyNet Common Stock, though the Board noted the limited trading history of MedPartners Common Stock;

          (v) the InPhyNet Board of Directors' review of the terms of the Plan of Merger, including without limitation, the fixed Exchange Ratio which allows the value of the consideration to be received by InPhyNet stockholders to vary with fluctuations in the value of MedPartners Common Stock, certain covenants in the Plan of Merger which restrict the manner in which InPhyNet may conduct its business pending the Merger, and the provision which permits InPhyNet to terminate the Plan of Merger if the average last sale price per share of MedPartners Common Stock for a specified period preceding the date for the Special Meeting is equal to or less than $17.125 per share. The InPhyNet Board of Directors considered the potential detrimental effect on InPhyNet's business if the Merger failed to be completed. The InPhyNet Board of Directors noted that the company's representatives had negotiated a merger agreement with limited closing conditions in order to increase the likelihood that the Merger would be consummated;

          (vi) the opinion and related analyses of Morgan Stanley that, as of the date of the opinion, the Exchange Ratio was fair, from a financial point of view, to the stockholders of InPhyNet. In concluding that the Merger was fair to and in the best interests of InPhyNet's stockholders, the InPhyNet Board of Directors relied, among other things, on Morgan Stanley's fairness opinion;

          (vii) the review by the InPhyNet Board of Directors of the process by which InPhyNet's financial advisors solicited indications of interest in acquiring InPhyNet and the results of that process. The Board of Directors noted that the financial terms of the proposed Merger were superior to the terms of the other merger proposals that had been received by InPhyNet;


          (viii) the review by the InPhyNet Board of Directors of the risks relating to MedPartners described under "Risk Factors", including, particularly, the risks under "Risks Relating to Integration in connection with Acquisitions and the Merger", "Risks Relating to MedPartners' Growth Strategy; Integration and Identification of Growth Opportunities", "Risks Relating to Certain Caremark Legal Matters" and "Risks Relating to Exposure to Professional Liability; Liability Insurance". The Board also reviewed other risks associated with MedPartners and the proposed Merger, including the fact that the MedPartners Common Stock has had a relatively short trading history, the risk that, despite the efforts of InPhyNet and MedPartners, InPhyNet clients may elect not to continue to contract with MedPartners, the risk that the market price of the InPhyNet Common Stock and the MedPartners Common Stock might be adversely affected by the announcement of the Merger, the cost of integrating the operations of InPhyNet and MedPartners and its impact on MedPartners after the Merger and the risk that expected benefits sought to be obtained by the Merger might not be obtained. The Board of Directors determined that these risks, if realized, could have a materially adverse impact on the market value of MedPartners Common Stock, but that the benefits of the Merger to InPhyNet and its stockholders outweighed such risks;


          (ix) the expectation that the Merger will generally be a tax-free transaction to InPhyNet and its stockholders. The InPhyNet Board of Directors recognized that the consideration to be received by the InPhyNet stockholders in the Merger would be more valuable if the receipt of such consideration was not treated as a taxable event; the InPhyNet Board of Directors received advice from counsel that, based upon available information and certain assumptions, the Merger should qualify as a tax-free reorganization under the Code. The Board of Directors did not attempt to decide at the time upon a course of conduct or recommendation in the event the Merger could not be treated as a tax-free transaction; and

          (x) the expectation that the Merger will be treated as a pooling of interests under generally accepted accounting principles. The InPhyNet Board of Directors discussed with its firm of independent public accountants, Ernst & Young L.L.P., the requirements for pooling of interests accounting. The Board of Directors did not attempt to decide at that time upon a course of conduct or recommendation in the event the Merger could not be accounted for as a pooling of interests.

     The InPhyNet Board of Directors also reviewed the size of the $12 million termination fee payable in certain circumstances if the Plan of Merger is terminated, in relation to the size of InPhyNet and the potential benefits of the Merger. The Board of Directors reviewed the circumstances under which such fee would be payable by InPhyNet and the restrictions on InPhyNet's ability to solicit potential acquirors other than MedPartners prior to the Closing. The Board of Directors recognized that the termination fee and the restrictions on solicitation of other acquirors may have the effect of decreasing the chances of InPhyNet engaging in a business combination other than the Merger.


     In unanimously approving the amendment to the Plan of Merger, including the revised Exchange Ratio and the elimination of certain conditions to the Merger, the InPhyNet Board considered a number of factors, including, primarily, (i) the opinion and related analyses of Morgan Stanley that the revised Exchange Ratio was fair, from a financial point of view, to the stockholders of InPhyNet, (ii) the advice of Morgan Stanley as to the detrimental effect on the price of the InPhyNet Common Stock if the Merger were not consummated, especially in light of the restatement of InPhyNet's financial statements and if InPhyNet were not able to meet its previously announced earnings estimates for 1997, (iii) the likelihood that InPhyNet would not receive a higher offer from another merger partner, particularly in light of the decline in valuations of physician practice management company stocks since December 1996 and (iv) the greater certainty that the Merger would be consummated as a result of the removal of certain of the conditions to closing contemplated by the proposed amendment to the Plan of Merger.


     The foregoing discussion of the information and factors considered, while not exhaustive, includes all material factors considered by the InPhyNet Board of Directors. In view of the wide variety of factors considered, the Board of Directors did not find it practical to, and did not, quantify or otherwise assign relative weights to the specific factors considered, and individual directors may have given differing weights to different factors. After taking into consideration all the factors set forth above, the Board of Directors of InPhyNet determined that the Merger was in the best interests of InPhyNet and its stockholders and that InPhyNet should proceed with the Merger at that time.

OPINION OF INPHYNET'S FINANCIAL ADVISOR


     InPhyNet retained Morgan Stanley to act as a financial advisor in connection with the Merger. At the May 21, 1997 meeting of the InPhyNet Board of Directors, Morgan Stanley rendered its oral opinion that, as of such date and based upon and subject to the various considerations set forth in its opinion, the Exchange Ratio pursuant to the Plan of Merger is fair, from a financial point of view, to the holders of InPhyNet Common Stock. Morgan Stanley subsequently delivered to the InPhyNet Board of Directors a written opinion dated May 21, 1997 which was substantively identical to its oral opinion. Previously, Morgan Stanley had rendered an oral opinion to the InPhyNet Board of Directors on January 18, 1997 and a written opinion on January 20, 1997 that, as of such dates, and based upon and subject to the various considerations set forth in such written opinion, the exchange ratio of 1.311 set forth in the Plan of Merger prior to its amendment on May 21, 1997 was fair, from a financial point of view, to the stockholders on InPhyNet.


     THE FULL TEXT OF THE WRITTEN OPINION OF MORGAN STANLEY WHICH SETS FORTH, AMONG OTHER THINGS, THE ASSUMPTIONS MADE, MATTERS CONSIDERED AND LIMITATIONS ON AND THE REVIEW UNDERTAKEN IS ATTACHED AS ANNEX B TO THIS PROSPECTUS-PROXY STATEMENT. HOLDERS OF INPHYNET COMMON STOCK ARE URGED TO READ MORGAN STANLEY'S OPINION CAREFULLY AND IN ITS ENTIRETY. MORGAN STANLEY'S OPINION IS DIRECTED TO INPHYNET'S BOARD OF DIRECTORS AND TO THE FAIRNESS, FROM A FINANCIAL POINT OF VIEW, OF THE EXCHANGE RATIO TO THE HOLDERS OF INPHYNET COMMON STOCK. SUCH OPINION DOES NOT ADDRESS ANY OTHER ASPECT OF THE MERGER NOR DOES IT CONSTITUTE A RECOMMENDATION TO ANY HOLDER OF INPHYNET COMMON STOCK AS TO HOW TO VOTE AT THE SPECIAL MEETING. THE SUMMARY OF THE OPINION OF MORGAN STANLEY SET FORTH IN THIS PROSPECTUS-PROXY STATEMENT IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE FULL TEXT OF SUCH OPINION.

     In rendering its opinion, Morgan Stanley, among other things: (i) reviewed certain publicly available financial statements and other information of InPhyNet and MedPartners, respectively; (ii) reviewed certain internal financial statements and other financial and operating data concerning InPhyNet and MedPartners prepared by the managements of InPhyNet and MedPartners, respectively; (iii) analyzed certain financial projections prepared by the managements of InPhyNet and MedPartners, respectively; (iv) discussed the past and current operations and financial condition and the prospects of InPhyNet and MedPartners with senior executives of InPhyNet and MedPartners, respectively;
(v) reviewed the reported prices and trading activity for the InPhyNet Common Stock and the MedPartners Common Stock; (vi) compared the financial performance of InPhyNet and MedPartners and the prices and trading activity of the InPhyNet Common Stock and the MedPartners Common Stock with that of certain other comparable companies and their securities; (vii) reviewed and discussed with the senior managements of InPhyNet and MedPartners the strategic objectives of the Merger and certain other benefits of the Merger; (viii) analyzed certain pro forma financial projections for the combined company prepared by InPhyNet and MedPartners; (ix) reviewed and discussed with the senior managements of InPhyNet and MedPartners their estimates of the synergies and cost savings expected to result from the Merger; (x) reviewed the financial terms, to the extent publicly available, of certain comparable merger transactions; (xi) participated in discussions and negotiations among representatives of InPhyNet and MedPartners and their financial and legal advisors; (xii) reviewed the Plan of Merger and certain related documents; and (xiii) performed such other analyses and considered such other factors as Morgan Stanley deemed appropriate.

     In rendering its opinion, Morgan Stanley assumed and relied upon, without independent verification, the accuracy and completeness of the information reviewed by Morgan Stanley for purposes of its opinion. With respect to the financial projections, including the estimates of synergies and other benefits expected from the Merger, Morgan Stanley assumed that they were reasonably prepared on bases reflecting the best currently available estimates and judgments of the future financial performance of InPhyNet and MedPartners, respectively. Morgan Stanley did not make any independent appraisal or valuation of the assets or liabilities of

InPhyNet and MedPartners, respectively, nor was Morgan Stanley furnished with any such appraisals. Morgan Stanley also assumed that the Merger will be accounted for as a pooling of interests business combination in accordance with GAAP, will qualify as a reorganization under the provisions of Section 368(a) of the Code and will be consummated in accordance with the terms set forth in the Plan of Merger. The Morgan Stanley opinion is necessarily based on economic, market and other conditions as in effect on, and the information made available to Morgan Stanley as of, the date of the opinion.


     The following is a brief summary of the material analyses performed by Morgan Stanley in connection with the preparation of Morgan Stanley's opinion and with its oral presentation to InPhyNet's Board of Directors on May 21, 1997. All of the analyses performed by Morgan Stanley in connection with its written opinion of May 21, 1997 were previously performed and reviewed with InPhyNet's Board of Directors on January 18, 1997 and in connection with the delivery of its January 20, 1997 written opinion:



          InPhyNet Common Stock Performance. Morgan Stanley's analysis of the InPhyNet Common Stock performance consisted of an historical analysis of closing prices and trading volumes from August 18, 1994 to May 20, 1997 and compared such performance to that of the S&P 400 Index and a group consisting of the following physician practice management companies from August 18, 1994 to May 20, 1997; AHI Healthcare Inc., Phycor Inc., MedCath Inc., Physicians Reliance Network Inc., EmCare Inc., Coastal Physician Group, Inc., MedPartners, FPA Medical Management, Inc. and Sheridan Healthcare Inc. (the "PPM Comparables Index"). During this period, based on closing prices on the NASDAQ, the InPhyNet Common Stock achieved a high of $32.25 and a low of $11.00 per share. InPhyNet Common Stock closed at a price of $22.75 on May 20, 1997. Morgan Stanley noted that the InPhyNet Common Stock outperformed the PPM Comparables Index.



          Public Market Trading Analysis. Morgan Stanley reviewed and analyzed certain available financial and market information for a group of six publicly traded companies (MedPartners, Phycor Inc., Phymatrix, FPA Medical Management, Inc., EmCare Inc. and Sheridan Healthcare Inc. (the "Comparable Companies")) that, in Morgan Stanley's judgment, were in a comparable business to InPhyNet for the purposes of this analysis. Such financial and market information included, among other things, earnings per share, market price as a multiple of earnings per share and aggregate value as a multiple of revenue and of earnings before interest and taxes ("EBIT"). Morgan Stanley noted that as of May 20, 1997, based on a compilation of earnings projections by securities research analysts, InPhyNet traded at 14.0x forecasted earnings for the calendar year 1997, compared to a range of multiples of 13.4x to 28.6x forecasted earnings for the calendar year 1997 for the Comparable Companies. Morgan Stanley noted that the companies used in the Comparable Companies analysis traded at an average multiple of 1997 forecasted earnings of 18.1x, 10.1% greater than InPhyNet's multiple of 16.4x. Morgan Stanley noted that EmCare Inc. and Sheridan Healthcare Inc., which are hospital-based physician practice management companies comparable to InPhyNet, traded at 13.4x and 17.5x 1997 forecasted earnings, respectively, implying a value range of $15.54 to $20.30 per share of InPhyNet Common Stock.


          No company utilized in the Comparable Companies analysis is identical to InPhyNet. Accordingly, an analysis of the results of the foregoing necessarily involves complex considerations and judgments concerning differences in financial and operating characteristics of the companies and other factors that could affect the public trading value of the companies to which they are being compared. In evaluating the Comparable Companies, Morgan Stanley made judgments and assumptions with regard to industry performance, general business, economic, market and financial conditions and other matters, many of which are beyond the control of InPhyNet, such as the impact of competition on InPhyNet and the industry generally, industry growth and the absence of any adverse material change in the financial conditions and prospects of InPhyNet or the industry or in the financial markets in general. Mathematical analysis (such as determining the mean or median) is not, in itself, a meaningful method of using comparable company data.

          Analysis of Selected Precedent Transactions. Morgan Stanley reviewed the financial terms, to the extent publicly available, of various completed merger and acquisition transactions in the physician practice management industry announced since the beginning of 1995. Morgan Stanley considered the acquisitions made by MedPartners and FPA Medical Management, Inc. as the most relevant given their size and date. These transactions (acquiree/acquiror) were: Cardinal Healthcare P.A./MedPartners; Summit Medical Group/MedPartners; Caremark International/MedPartners; Atlanta Allergy & Asthma/MedPartners; Pacific Physician Services/MedPartners; Mullikin Medical Enterprises/ MedPartners; AHI Healthcare Systems/FPA Medical Management; Foundation Health Medical Services/FPA Medical Management; Sterling Healthcare Group/FPA Medical Management; Physicians First, Inc./FPA Medical Management; three independent California IPAs/FPA Medical Management; Gonzabo MSO/FPA Medical Management (collectively, the "Precedent Transactions"). For those Precedent Transactions in which such information was available, Morgan Stanley reviewed the prices paid in such transactions in terms of the equity value as a multiple of estimated net income for the next twelve months following the announcement, and in terms of the aggregate value (defined as equity value plus long-term debt and short-term debt plus deferred tax liability and credits plus minority interest less cash and cash equivalents (the "Aggregate Value")) as a multiple of revenue and EBIT for the last twelve months prior to the announcement, and the premium to the market trading price one month prior to the announcement paid. Morgan Stanley noted MedPartners' acquisition of Pacific Physician Services Inc. as the most comparable to the proposed Merger. The equity value of this transaction was 21.0x next twelve months' earnings, indicating a value of $24.36 per share of InPhyNet Common Stock. Morgan Stanley advised the Board of Directors of InPhyNet that, in analyzing the results of the Precedent Transaction analysis, the Board of Directors of InPhyNet should consider the size and demographic and economic characteristics of each physician practice management company acquired and the market environment in which the transaction occurred.


          No transaction utilized as a comparison in the comparable transaction analysis is identical to the Merger in both timing and size, and that, accordingly, an analysis of the results of the foregoing necessarily involves complex considerations and judgments concerning differences in financial and operating characteristics of InPhyNet and other factors that would affect the acquisition value of the companies to which it is being compared. In evaluating the Precedent Transactions, Morgan Stanley made judgments and assumptions with regard to industry performance, general business, economic, market and financial conditions and other matters, many of which are beyond the control of InPhyNet, such as the impact of competition on InPhyNet and the industry generally, industry growth and the absence of any adverse material change in the financial conditions and prospects of InPhyNet or the industry or in the financial markets in general.


          Discounted Cash Flow Analysis. Morgan Stanley conducted a discounted cash flow analysis to estimate the range of present values per share of InPhyNet Common Stock. To arrive at a valuation of InPhyNet, Morgan Stanley discounted the unleveraged (before interest expense) after-tax cash flows that resulted from the aforementioned assumptions using a range of discount rates of 13% to 15%, which Morgan Stanley viewed as the appropriate discount rate range for a company with InPhyNet's risk characteristics. This range was based on the weighted average cost of capital for InPhyNet. Unleveraged after-tax cash flows were calculated as the after-tax operating earnings of InPhyNet plus projected depreciation and amortization, plus (or minus) net changes in non-cash working capital, minus projected capital expenditures. Morgan Stanley added to the present value of the cash flows the terminal value of InPhyNet in the year 2001, discounted back at the same discount rates. The terminal value was computed by multiplying InPhyNet net income in the calendar year 2001 by a range of terminal multiples of 15x to 17x. The discounted cash flow valuation indicated a reference range of InPhyNet of between $22.60 and $19.00 per fully diluted share.


          Pro Forma Analysis. Morgan Stanley analyzed the pro forma impact of the Merger on MedPartners' earnings per share for the fiscal years ended 1997 and 1998. Such analysis was based on earnings estimates provided by First Call for InPhyNet and MedPartners for the fiscal year 1997 which were assumed to grow at the expected five-year EPS growth rate provided by I/B/E/S for the year 1998. Morgan Stanley observed that, if the Merger was treated as a pooling of interests for accounting purposes, and if no synergies were assumed, the issuance of MedPartners Common Stock in the Merger would have a dilutive effect on pro forma earnings per share of MedPartners of approximately 1.8% in fiscal year 1997 and (1.5%) in fiscal year 1998 assuming each share of InPhyNet were exchanged for a consideration of $22.75 in MedPartners Common Stock.


     In connection with the review of the Merger by the InPhyNet Board of Directors, Morgan Stanley performed a variety of financial and comparative analyses for purposes of its opinion given in connection therewith. The preparation of a fairness opinion is a complex process and is not necessarily susceptible to a partial analysis or summary description. In arriving at its opinion, Morgan Stanley considered the results of its analyses as a whole and did not attribute any particular weight to any analysis or factor considered by it. Morgan Stanley believes that its analyses must be considered as a whole and that selecting portions of its analyses, without considering all analyses and factors, would create an incomplete view of the process underlying its opinion. In addition, Morgan Stanley may have deemed various assumptions more or less probable than other assumptions, so that the range of valuations resulting for any particular analysis described above should not be taken to be Morgan Stanley's view of the actual value of InPhyNet.


     In performing its analyses, Morgan Stanley made numerous assumptions with respect to industry performance, general business and economic conditions and other matters, many of which are beyond the control of InPhyNet or MedPartners. The analyses performed by Morgan Stanley are not necessarily indicative of actual values, which may be significantly more or less favorable than suggested by such analyses. Such analyses were prepared solely as a part of Morgan Stanley's analysis of the fairness of the consideration from a financial point of view to holders of InPhyNet Common Stock and were provided to InPhyNet's Board in connection with the delivery of Morgan Stanley's written opinion on May 21, 1997. In addition, as described above, Morgan Stanley's opinion and presentation to InPhyNet's Board was one of the many factors taken into consideration by InPhyNet's Board in making its determination to approve the Merger. Consequently, the Morgan Stanley analyses described above should not be viewed as determinative of the opinion of the Board of Directors of InPhyNet with respect to the value of InPhyNet or of whether the Board of InPhyNet would have been willing to agree to a different consideration.


     The Board of Directors of InPhyNet retained Morgan Stanley based upon its experience and expertise. Morgan Stanley is an internationally recognized investment banking and advisory firm. Morgan Stanley, as part of its investment banking business, is continuously engaged in the valuation of businesses and securities in connection with mergers and acquisitions, negotiated underwritings, competitive biddings, secondary distributions of listed and unlisted securities, private placements and valuations for corporate and other purposes. Morgan Stanley is a full service securities firm, engaged in securities trading and brokerage activities, as well as providing investment banking and financial advisory services. In the ordinary course of Morgan Stanley's trading and brokerage activities, Morgan Stanley or its affiliates may at any time hold long or short positions, may trade or otherwise effect transactions, for its own account or for the account of customers, in debt or equity securities of InPhyNet or MedPartners. Over the past two years Morgan Stanley has not provided any material financial advisory or financing services to InPhyNet, except that in 1996, InPhyNet retained Morgan Stanley to provide financial advisory services with respect to a possible acquisition. The acquisition was not completed and no fees were paid to Morgan Stanley.


     Pursuant to a letter agreement dated as of January 15, 1997, between InPhyNet and Morgan Stanley, InPhyNet retained Morgan Stanley to render advisory services in connection with the Merger. InPhyNet has agreed to pay Morgan Stanley fees for its financial advisory services in connection with the Merger consisting of (i) an opinion fee of $250,000, which was paid at the time of the delivery of the Morgan Stanley fairness opinion, and (ii) an additional transaction advisory fee (estimated to be between $3.0 and $3.5 million), payable only upon consummation of the Merger based on the value of the transaction as determined at the time of the Merger. The opinion fee will be credited against the transaction fee. InPhyNet has also agreed to reimburse Morgan Stanley for its out-of-pocket expenses, including the fees of its legal counsel, and to indemnify Morgan Stanley for liabilities and expenses arising out of its engagement and the transactions in connection therewith, including liabilities under the federal securities laws, incurred in connection with its services.

INTERESTS OF CERTAIN PERSONS IN THE MERGER


     In considering the recommendations of the Board of Directors of InPhyNet with respect to the Plan of Merger and the transactions contemplated thereby, stockholders of InPhyNet should be aware that certain directors and officers of InPhyNet have certain interests in the Merger that are in addition to the interests of the stockholders generally. In accordance with the requirements of Delaware law, all such interests, which are described below, were identified and fully disclosed to the Board of Directors of InPhyNet at the special meeting of the Board of Directors held on January 18, 1997 and May 21, 1997.


     The Merger will constitute a "change of control" for purposes of InPhyNet's executive employment agreements. All of the directors who are officers of InPhyNet (other than Erie D. Chapman, III) have change of control provisions in their respective employment agreements that provide for severance payments in an amount equal to (i) 1.5 times such officer's annual salary if, within 12 months following a change of control, the officer terminates his employment for any reason or the Surviving Corporation terminates such officer's employment other than for disability or cause, and (ii) 0.5 times such officer's annual salary if, at least 12 but not more than 25 months following a change of control, the Surviving Corporation terminates such officer's employment other than for disability or cause or if the officer terminates his employment for good reason. For InPhyNet's fiscal year ended December 31, 1996, the annual salaries of InPhyNet's executive officers (other than Mr. Chapman) were as follows: Dr. Findeiss ($362,500); Mr. McCleary ($350,000); Ms. Prado ($290,000); Dr. Creed
($253,750); Dr. Principe ($203,000); and Dr. Weinstein ($208,075).


     Because the Merger constitutes a "change of control" for purposes of InPhyNet's stock option plans, it will result in the vesting of all options outstanding under such plans which are currently unvested. Five directors of InPhyNet have current option grants which will vest as a result of the Merger:
Erie D. Chapman, III (126,667 options at exercise prices ranging from $16.00 to $17.375 per share); Thomas E. Dewey, Jr. (7,501 options at exercise prices ranging from $12.00 to $23.625); George W. McCleary, Jr. (64,335 options at exercise prices ranging from $12.00 to $19.76 per share); Marta Prado (60,668 options at exercise prices ranging from $12.00 to $19.76 per share); and Donald
C. Wegmiller (7,501 options at exercise prices ranging from $12.00 to $23.625). Assuming the market price of MedPartners Common Stock is $19.50 per share (which is equivalent to $23.01 per share of InPhyNet Common Stock based on the Exchange Ratio), the in-the-money values of these options are as follows: Mr. Chapman ($723,0000); Mr. Dewey ($47,000); Mr. McCleary ($402,000); Ms. Prado ($377,000);
and Mr. Wegmiller ($47,000).



     Upon consummation of the Merger, the employment agreements of each of Clifford Findeiss, Chairman of the Board, Chief Executive Officer and President, and George W. McCleary, Jr., Executive Vice President and Chief Financial Officer, will be terminated entitling each of them to the "Change of Control" benefits described above and the continuation of their medical and health benefits for a period of one year. Each of Dr. Findeiss and Mr. McCleary will enter into consulting agreements with MedPartners. Dr. Findeiss' agreement (the "Findeiss Agreement") provides for the payment of $500,000 in exchange for the provision of consulting services for a period of one year following the consummation of the Merger. The Findeiss Agreement also includes a non-competition provision for which Dr. Findeiss will receive a payment of $1 million. Mr. McCleary's agreement provides for the payment of $500,000 in exchange for the provision of consulting services for each of the two years following the consummation of the Merger. Each of Dr. Findeiss and Mr. McCleary will report directly to the MedPartners Chairman of the Board and will provide such consulting services as requested by the MedPartners' Board of Directors.



     McFarland Dewey has been financial advisor to InPhyNet since November 1992, and has advised the company on financings and merger and acquisition strategy and implementation since that date. Working in conjunction with Morgan Stanley, McFarland Dewey advised InPhyNet's management and participated in the meetings and negotiations described under "-- Background of the Merger". On January 17, 1997, a letter agreement was executed between InPhyNet and McFarland Dewey formalizing McFarland Dewey's role in connection with the Merger. Pursuant to the letter agreement, InPhyNet agreed to pay McFarland Dewey an advisory fee (estimated to be between $1.5 and $1.75 million) based upon the aggregate value of the transaction, of which $125,000 became payable upon the mailing of this Prospectus-Proxy Statement and the balance will become payable upon consummation of the Merger. InPhyNet has also agreed to reimburse McFarland Dewey for its out-of-pocket expenses, including the fees of its legal counsel, and to indemnify

McFarland Dewey for liabilities and expenses arising out of its engagement and the transactions in connection therewith, including liabilities under federal securities laws, incurred in connection with its services. Thomas E. Dewey, Jr., a director of InPhyNet, is a general partner in McFarland Dewey. In addition, a brother of InPhyNet's Chief Financial Officer is a general partner in McFarland Dewey.

EFFECTIVE TIME OF THE MERGER

     The Merger will become effective upon the filing of the Certificate of Merger, executed in accordance with the relevant provisions of the DGCL, with the Secretary of State of the State of Delaware, or at such other time as MedPartners, the Subsidiary and InPhyNet agree should be specified in the Certificate of Merger. The Plan of Merger requires that all filings required under the DGCL be made as soon as practicable on or after the date of the Special Meeting and following satisfaction or waiver of all conditions of each party to consummate the Merger, or at such other time as may be agreed upon by MedPartners and InPhyNet. As of the date of this Prospectus-Proxy Statement, the parties to the Plan of Merger expect that the Certificate of Merger will be filed, and the Merger consummated, as soon as practicable after the Special Meeting.

EXCHANGE OF CERTIFICATES

     Exchange Agent. Prior to the Effective Time, MedPartners will enter into an agreement with First Chicago Trust Company of New York, New York, New York (the "Exchange Agent"), which will provide that MedPartners shall deposit with the Exchange Agent as of the Effective Time, for the benefit of the holders of the InPhyNet Shares, (i) certificates representing the shares of MedPartners Common Stock issuable pursuant to the Plan of Merger and (ii) cash in an amount equal to the aggregate amount required to be paid in lieu of fractional shares, together with any dividends or distributions paid with respect to the MedPartners Common Stock with a record date after the Effective Time.

     Exchange Procedures. As soon as reasonably practicable after the Effective Time, the Exchange Agent will mail to each holder of record of a certificate or certificates which immediately prior to the Effective Time represented outstanding InPhyNet Shares (the "InPhyNet Certificates"), (i) a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the InPhyNet Certificates shall pass, only upon delivery of the InPhyNet Certificates to the Exchange Agent and shall be in such form and have such other provisions as MedPartners may reasonably specify), and (ii) instructions for use in effecting the surrender of the InPhyNet Certificates in exchange for certificates representing shares of MedPartners Common Stock. Upon surrender of an InPhyNet Certificate to the Exchange Agent, together with such letter of transmittal, duly executed, and such other documents as may reasonably be required by the Exchange Agent, the holder of such InPhyNet Certificate shall be entitled to receive in exchange therefor a certificate representing that number of whole shares of MedPartners Common Stock which such holder has the right to receive pursuant to the provisions of the Plan of Merger. In the event of a transfer of ownership of InPhyNet Shares which is not registered in the transfer records of InPhyNet, a certificate representing the proper number of shares of MedPartners Common Stock may be issued to a person other than the person in whose name the InPhyNet Certificate so surrendered is registered, if such InPhyNet Certificate shall be properly endorsed or otherwise be in proper form for transfer and the person requesting such issuance shall pay any transfer or other taxes required by reason of the issuance of shares of MedPartners Common Stock to a person other than the registered holder of such InPhyNet Certificate or establish to the satisfaction of MedPartners that such tax has been paid or is not applicable. Until surrendered as contemplated by the Plan of Merger, each InPhyNet Certificate shall be deemed at any time after the Effective Time to represent only the right to receive upon such surrender the certificate representing shares of MedPartners Common Stock and cash in lieu of any fractional shares of MedPartners Common Stock as contemplated by the Plan of Merger. No interest will be paid or will accrue on any cash payable in lieu of any fractional shares of MedPartners Common Stock. To the extent permitted by law, former holders of record of InPhyNet Shares shall be entitled to vote after the Effective Time at any meeting of MedPartners stockholders the number of whole shares of MedPartners Common Stock into which their respective InPhyNet Shares are converted, regardless of whether such holders have received their certificates representing MedPartners Common Stock in accordance with the Plan of Merger.

     No certificates or scrip representing fractional shares of MedPartners Common Stock shall be issued upon conversion of InPhyNet Shares, and such fractional share interests will not entitle the owner thereof to vote or to any rights as a stockholder of MedPartners. Notwithstanding any other provision of the Plan of Merger, each holder of InPhyNet Shares exchanged pursuant to the Merger who would otherwise have been entitled to receive a fraction of a share of MedPartners Common Stock shall receive, in lieu thereof, cash (without interest) in an amount equal to such fractional part of a share of MedPartners Common Stock multiplied by the per share closing price of the MedPartners Common Stock on the NYSE Composite Tape on the date of the Effective Time.

     At the Effective Time, holders of InPhyNet Shares immediately prior to the Effective Time will cease to be, and shall have no rights as, holders of InPhyNet Shares, other than the right to receive shares of MedPartners Common Stock into which such shares have been converted and any fractional share payment and any dividends or other distributions with respect to MedPartners Common Stock that are payable to holders of record after the Effective Time.

     Neither MedPartners nor InPhyNet will be liable to any holder of InPhyNet Shares for any shares of MedPartners Common Stock (or dividends or other distributions with respect thereto) or cash in lieu of fractional shares delivered to a public official pursuant to any applicable abandoned property, escheat or similar law.

CONDITIONS TO THE MERGER


     The obligations of MedPartners and the Subsidiary to consummate the Merger are subject to, among others, their receipt of an opinion of Haskell Slaughter & Young, L.L.C. that the Merger constitutes a tax-free reorganization under the Code and the opinion of Willkie Farr & Gallagher with respect to customary corporate matters, including corporate authority, capitalization, no conflicts and compliance with federal securities laws (which may be waived by MedPartners and the Subsidiary (see "-- Waiver and Amendment" below)).



     The obligation of InPhyNet to consummate the Merger is subject to, among others, its receipt of an opinion of Willkie Farr & Gallagher that the Merger constitutes a tax-free reorganization under the Code and the opinion of Haskell Slaughter & Young, L.L.C. with respect to customary corporate matters, including corporate authority, capitalization, no conflicts and compliance with federal securities laws (which may be waived by InPhyNet, subject to the limitations discussed under "-- Waiver and Amendment" below).



     The obligation of each of MedPartners, the Subsidiary and InPhyNet to consummate the Merger is subject to certain additional conditions, including the following (any of which may be waived by MedPartners, the Subsidiary and InPhyNet, subject to the limitations discussed under "-- Waiver and Amendment" below): (i) the Merger shall have been approved by the requisite votes of the holders of the outstanding InPhyNet Shares; (ii) the shares of MedPartners Common Stock to be issued in connection with the Merger shall have been listed on the NYSE, upon official notice of issuance; (iii) MedPartners and InPhyNet shall each have received at closing a letter from Ernst & Young LLP to the effect that they concur with the conclusion of management of MedPartners and InPhyNet as to the appropriateness of pooling of interests accounting treatment under APB Opinion No. 16 if the Merger is closed and consummated in accordance with the Plan of Merger; and (iv) the Registration Statement, of which this Prospectus-Proxy Statement forms a part, shall have been declared effective under the Securities Act and shall not be subject to any stop order.


REPRESENTATIONS AND COVENANTS

     Under the Plan of Merger, MedPartners, the Subsidiary and InPhyNet have each made a number of representations regarding the organization and capitalization of their respective companies and their affiliates, their operations, financial condition and other matters, including their authority to enter into the Plan of Merger and to consummate the Merger. Under the Plan of Merger, InPhyNet has agreed not to encourage, solicit, participate in or initiate discussions or negotiations with or provide any information to any third party concerning any merger, sale of assets, sale of or tender offer for its shares or similar transactions involving all or any significant portion of the equity securities of InPhyNet or the assets of InPhyNet and its subsidiaries, except that InPhyNet may furnish information to and negotiate with an unsolicited third party consistent with the good faith exercise by its Board of Directors of its fiduciary obligations.


REGULATORY APPROVALS



     The HSR Act provides that certain business mergers (including the Merger) may not be consummated until certain information has been furnished to the DOJ and the FTC and certain waiting period requirements have been satisfied. On February 11, 1997, MedPartners and InPhyNet made their respective filings with the DOJ and the FTC with respect to the Plan of Merger. Under the HSR Act, the date of MedPartners' and InPhyNet's filings commenced a 30-day waiting period during which the Merger may not be consummated, unless such waiting period is terminated earlier. The waiting period has terminated. MedPartners and InPhyNet believe that the Merger does not violate the antitrust laws and intend to resist vigorously any assertion to the contrary by the FTC, the DOJ or others. Any such resistance would delay consummation of the Merger, perhaps for a considerable period.



     Certain persons, such as states' attorneys general and private parties, could challenge the Merger as violative of the antitrust laws and seek to enjoin the consummation of the Merger and, in the case of private persons, also seek to obtain treble damages. There can be no assurance that a challenge to the Merger on antitrust grounds will not be made or, if such a challenge is made, that it will not be successful. Neither MedPartners nor InPhyNet intends to seek any further stockholder approval or authorization of the Plan of Merger as a result of any action that it may take to resist or resolve any objections by the FTC or other objections, unless required to do so by applicable law.


     The operations of each of MedPartners and InPhyNet are subject to a substantial body of federal, state, local and accrediting body laws, rules and regulations relating to the conduct, licensing and development of healthcare businesses and facilities. As a result of the Merger, a number of the arrangements between InPhyNet and third-party payors may be deemed to have been transferred, requiring the approval and consent of such payors. Although no assurances to this effect can be given, it is not anticipated that the parties will be unable to obtain any required consent or approval.

BUSINESS PENDING THE MERGER

     The Plan of Merger provides that, during the period from the date of the Plan of Merger to the Effective Time, except as provided in the Plan of Merger, InPhyNet will use its reasonable best efforts to preserve intact its present business organization, to keep available to MedPartners and the Surviving Corporation the services of the present employees of InPhyNet, and to maintain the goodwill of customers, suppliers and others having business dealings with InPhyNet.

     Under the Plan of Merger, InPhyNet has agreed that it will not (other than as required pursuant to or contemplated by the terms of the Plan of Merger and related documents and other than with respect to transactions for which binding commitments have been entered into prior to the date of the Plan of Merger and certain other transactions disclosed to MedPartners), without first obtaining the written consent of MedPartners, enter into certain types of transactions that are material to the business of InPhyNet.

WAIVER AND AMENDMENT

     The Plan of Merger provides that, at any time prior to the Effective Time, MedPartners and the Subsidiary, on the one hand, and InPhyNet, on the other hand, may (i) extend the time for the performance of any of the obligations or other acts of the other party contained in the Plan of Merger; (ii) waive any inaccuracies in the representations and warranties of the other party contained in the Plan of Merger or in any document delivered pursuant to the Plan of Merger; and (iii) subject to the following sentence, waive compliance with the agreements for the benefit of such party contained in the Plan of Merger or the conditions to the obligations of such party under the Plan of Merger to consummate the Merger. See "-- Conditions to the Merger" above. Under the Plan of Merger and the DGCL, if the Plan of Merger is approved at the Special

Meeting, the Board of Directors of InPhyNet may not amend or waive any covenant or condition in a manner that would adversely affect the stockholders of InPhyNet without the requisite approval of InPhyNet's stockholders. Any determination to amend the Plan of Merger or waive a covenant or condition and to obtain stockholder approval, if required, would depend on the facts and circumstances existing at the time of such amendment or waiver and would be made by InPhyNet's Board of Directors, exercising its fiduciary duties and in compliance with Delaware law. As of the date of this Prospectus-Proxy Statement, the parties to the Plan of Merger have no reason to believe that any of the material conditions to the Merger will not be satisfied.

TERMINATION


     The Plan of Merger may be terminated at any time prior to the Effective Time, whether before or after the requisite approval of the Plan of Merger by the stockholders of InPhyNet: (i) by mutual written consent of MedPartners, the Subsidiary and InPhyNet; (ii) by either MedPartners or InPhyNet, if the Merger has not been consummated on or before August 31, 1997, unless the failure to consummate the Merger by such time is due to the willful and material breach of the Plan of Merger by the party seeking to terminate the Plan of Merger; provided, however, that the passage of such period shall be tolled for any part thereof (not to exceed 60 days in the aggregate) during which any party shall be subject to a non-final order, decree, ruling or action restraining, enjoining or otherwise prohibiting the consummation of the Merger or the calling or holding of a meeting of stockholders; (iii) by either MedPartners or InPhyNet, if any required approval of the Plan of Merger by holders of InPhyNet Shares is not obtained at the Special Meeting; (iv) by either MedPartners or InPhyNet if any U.S. federal or state court of competent jurisdiction or other governmental entity shall have issued an order, decree or ruling or taken any other action permanently enjoining, restraining or otherwise prohibiting the Merger and such order, decree, ruling or other action shall have become final and nonappealable;
(v) by either MedPartners or InPhyNet in the event that (A) all of the conditions to the obligation of such party to effect the Merger set forth in
Section 9.1 of the Plan of Merger shall have been satisfied and (B) any condition to the obligation of such party to effect the Merger set forth in
Section 9.2 (in the case of MedPartners) or Section 9.3 (in the case of InPhyNet) is not capable of being satisfied prior to August 31, 1997; (vi) by InPhyNet if the Board of Directors of InPhyNet shall have (A) determined, in the exercise of its fiduciary duties under applicable law, to withdraw its recommendation to the stockholders of InPhyNet that they approve the Merger or
(B) approved, recommended or endorsed any Acquisition Transaction (as defined herein) other than the Merger or (C) resolved to do any of the foregoing; or
(vii) by InPhyNet if the average last per share sale price of the MedPartners Common Stock for the ten consecutive trading days ending on the fifth trading day immediately preceding the date of the Special Meeting as reported on the NYSE Composite Tape is equal to or less than $17.125. In the event the Plan of Merger is terminated by InPhyNet as a result of the Board of Directors of InPhyNet approving, recommending or endorsing an Acquisition Transaction and within one year after the effective date of such termination, InPhyNet is the subject of an Acquisition Transaction with any person, InPhyNet has agreed to pay MedPartners a breakup fee of $12 million in cash at the time of consummation of such Acquisition Transaction. See "-- Expenses; Breakup Fees"



THE NEW YORK STOCK EXCHANGE LISTING


     A subsequent listing application will be filed with the NYSE to list the shares of MedPartners Common Stock to be issued to InPhyNet stockholders in connection with the Merger. Although no assurance can be given that the shares of MedPartners Common Stock so issued will be accepted for listing, MedPartners anticipates that these shares will qualify for listing on the NYSE, upon official notice of issuance thereof.

RESALE OF MEDPARTNERS COMMON STOCK BY AFFILIATES

     MedPartners Common Stock to be issued to InPhyNet stockholders in connection with the Merger has been registered under the Securities Act and, upon consummation of the Merger, will be freely transferable under the Securities Act, except for shares issued to any person who may be deemed an "Affiliate" (as defined below) of InPhyNet or MedPartners within the meaning of Rule 145 under the Securities Act. "Affiliates" are generally defined as persons who control, are controlled by, or are under common control with InPhyNet or

MedPartners at the time of the Special Meeting (generally, directors and certain executive officers of InPhyNet or MedPartners and major stockholders of MedPartners or InPhyNet). Generally, all shares of MedPartners Common Stock received by such Affiliates may not be sold by them until MedPartners publishes at least one full calendar month of the combined results of operations of MedPartners and InPhyNet. MedPartners has agreed to publish (as defined in SEC Accounting Series Release No. 135) such results in its next succeeding Quarterly Report on Form 10-Q after the end of the first calendar month following the Effective Time.


     In addition, Affiliates of InPhyNet or MedPartners may not sell their shares of MedPartners Common Stock acquired in connection with the Merger except pursuant to an effective registration statement under the Securities Act covering such shares or in compliance with Rule 145 or another applicable exemption from the registration requirements of the Securities Act. In general, under Rule 145, for one year following the Effective Time (the "Restricted Period"), an Affiliate (together with certain related persons) is entitled to sell shares of MedPartners Common Stock acquired in connection with the Merger only through unsolicited "broker transactions" or in transactions directly with a "market maker", as such terms are defined in Rule 144 under the Securities Act. Additionally, the number of shares that may be sold by an Affiliate (together with certain related persons and certain persons acting in concert) within any three-month period during the Restricted Period for purposes of Rule 145 may not exceed the greater of (i) 1% of the outstanding shares of MedPartners Common Stock or (ii) the average weekly trading volume of such stock during the four calendar weeks preceding such sale. Rule 145 is available to Affiliates only if MedPartners remains current with its information filings with the SEC under the Exchange Act. Following the Restricted Period, an Affiliate may sell such MedPartners Common Stock free of such manner of sale or volume limitations, provided that MedPartners was current with its Exchange Act information filings and such Affiliate was not then an Affiliate of MedPartners. Two years after the Effective Time, an Affiliate may sell such shares of MedPartners Common Stock without any restrictions so long as such Affiliate was not, and had not been for at least three months prior thereto, an Affiliate of MedPartners.


ACCOUNTING TREATMENT

     InPhyNet and MedPartners expect to receive letters at the closing from Ernst & Young LLP, as independent auditors of InPhyNet and MedPartners, regarding such firm's concurrence with the conclusions of managements of InPhyNet and MedPartners as to the appropriateness of pooling of interests accounting for the Merger under APB Opinion No. 16 if the Merger is closed and consummated in accordance with the Plan of Merger. MedPartners, the Subsidiary and InPhyNet have agreed not to intentionally take any action that would disqualify treatment of the Merger as a pooling of interests for accounting purposes. If it is determined that the Merger will not be accounted for as a pooling of interests and InPhyNet and MedPartners decide to waive compliance with such condition, InPhyNet would resolicit the consent of its stockholders to consummate the Merger in light of such changed circumstances.

     Under the pooling of interests method of accounting, the historical basis of the assets and liabilities of MedPartners and InPhyNet will be combined at the Effective Time and carried forward at their previously recorded amounts, the stockholders' equity accounts of MedPartners and InPhyNet will be combined on the consolidated balance sheet of MedPartners and no goodwill or other intangible assets will be created. Consolidated financial statements of MedPartners issued after the Merger will be restated retroactively to reflect the consolidated operations of MedPartners and InPhyNet as if the Merger had taken place prior to the periods covered by such consolidated financial statements.

     The unaudited pro forma financial information contained in this Prospectus-Proxy Statement has been prepared using the pooling-of-interests accounting method to account for the Merger. Consistent with pooling of interests accounting treatment, the direct costs related to the Merger will be taken as a non-recurring charge to earnings in the quarter in which the Merger is consummated. See "Pro Forma Condensed Financial Information".

FEDERAL INCOME TAX CONSEQUENCES

     The following is a discussion of the material federal income tax consequences of the Merger and the exchange by the holders of InPhyNet Shares of such shares for shares of MedPartners Common Stock. This discussion does not address all aspects of taxation that may be relevant to particular stockholders in light of their personal investment or tax circumstances, or to certain types of stockholders (including insurance companies, financial institutions, broker-dealers, foreign corporations and persons who are not citizens or residents of the United States) subject to special treatment under the federal income tax laws, nor does it discuss any state, local or foreign tax considerations. Accordingly, each InPhyNet stockholder is urged to consult his or her own tax advisor as to the specific tax consequences of the Merger including the applicable federal, state, local and foreign tax consequences of the Merger.

     Neither MedPartners nor InPhyNet has requested or will receive an advance ruling from the Internal Revenue Service (the "Service") as to the federal income tax consequences of the Merger. Instead, Haskell Slaughter & Young, L.L.C and Willkie Farr & Gallagher, counsel to MedPartners and InPhyNet, respectively, have delivered opinions relating to the federal income tax consequences of the Merger. Such opinions are based upon facts and assumptions of fact described therein, and upon certain customary representations provided by MedPartners, the Subsidiary, InPhyNet and certain InPhyNet stockholders. Such opinions are also based upon the Code, regulations thereunder, administrative rulings and practice by the Service, and judicial authority, in each case existing at the time such opinions were delivered. Any change in applicable law or pertinent facts could affect the continuing validity of such opinions and this discussion. In addition, an opinion of counsel is not binding upon the Service, and there can be no assurance, and none is hereby given, that the Service will not take a position which is contrary to one or more positions reflected in the opinions of counsel, or that such opinions will be upheld by the courts if challenged by the Service. However, MedPartners and InPhyNet have agreed in the Plan of Merger not to take any action which would disqualify the Merger as a reorganization which is tax-free to the stockholders of InPhyNet pursuant to Section 368(a) of the Code. Based on the foregoing, the opinions of such counsel collectively state, among other matters, that: (i) the Merger will constitute a reorganization within the meaning of Section 368(a) of the Code, and MedPartners, the Subsidiary and InPhyNet will each be a party to the reorganization within the meaning of Section 368(b) of the Code; (ii) no gain or loss will be recognized by MedPartners, InPhyNet or the Subsidiary as a result of the Merger; (iii) no gain or loss will be recognized by an InPhyNet stockholder who receives solely shares of MedPartners Common Stock in exchange for InPhyNet Shares; (iv) the receipt of cash in lieu of fractional shares of MedPartners Common Stock will be treated as if the fractional shares were distributed as part of the exchange and then were redeemed by MedPartners; (v) the tax basis of the shares of MedPartners Common Stock received by an InPhyNet stockholder will be equal to the tax basis of the InPhyNet Shares exchanged therefor, excluding any basis allocable to a fractional share of MedPartners Common Stock for which cash is received; and (vi) the holding period of the shares of MedPartners Common Stock received by an InPhyNet stockholder will include the holding period or periods of the InPhyNet Shares exchanged therefor, provided that the InPhyNet Shares are held as a capital asset within the meaning of Section 1221 of the Code at the Effective Time. EACH HOLDER OF INPHYNET SHARES IS URGED TO CONSULT SUCH HOLDER'S PERSONAL TAX AND FINANCIAL ADVISORS AS TO THE SPECIFIC FEDERAL INCOME TAX CONSEQUENCES TO SUCH HOLDER, BASED ON SUCH HOLDER'S OWN PARTICULAR STATUS AND CIRCUMSTANCES, AND ALSO AS TO ANY STATE, LOCAL, FOREIGN OR OTHER TAX CONSEQUENCES ARISING OUT OF THE MERGER.

NO SOLICITATION OF TRANSACTIONS

     Under the Plan of Merger, InPhyNet may furnish information and access, in response to unsolicited requests therefor, concerning InPhyNet to other corporations, partnerships, persons or other entities or groups, and may participate in discussions and negotiate with such entities concerning any proposal to acquire all or any significant portion of the equity securities of InPhyNet or of the assets of InPhyNet and its subsidiaries upon a merger, purchase of assets, purchase of or tender offer for shares of InPhyNet Common Stock or similar transaction (an "Acquisition Transaction"), in response to unsolicited requests therefor, if the Board of

Directors of InPhyNet determines, in its good faith judgment, in the exercise of its fiduciary duties or the exercise of its duties under Rule 14e-2 under the Exchange Act that such action is appropriate in furtherance of the best interest of InPhyNet's stockholders. Except as described in the preceding sentence, InPhyNet has agreed that it will not, and will direct each officer, director, employee, representative and agent of InPhyNet not to, directly or indirectly, encourage, solicit, participate in or initiate discussions or negotiations with or provide any information to any corporation, partnership, person or other entity or group (other than MedPartners or an affiliate or associate or agent of MedPartners) concerning any merger, sale of assets, sale of or tender offer for its shares or similar transactions involving all or any significant portion of the equity securities of InPhyNet or the assets of InPhyNet and its subsidiaries. InPhyNet has further agreed that it will notify MedPartners if it enters into a confidentiality agreement with any third party in response to any unsolicited request for information and access in connection with a possible Acquisition Transaction, including providing MedPartners with the identity of the third party and the proposed terms of such Acquisition Transaction.

EXPENSES; BREAKUP FEES

     The Plan of Merger provides that all costs and expenses incurred in connection with the Plan of Merger and the transactions contemplated thereby shall be paid by the party incurring such expense. In the event the Plan of Merger is terminated by InPhyNet as a result of the Board of Directors of InPhyNet approving, recommending or endorsing an Acquisition Transaction and within one year after the effective date of such termination, InPhyNet is the subject of an Acquisition Transaction with any person, InPhyNet has agreed to pay MedPartners a breakup fee of $12 million in cash at the time of the consummation of such Acquisition Transaction. If a breakup fee shall become due and payable by InPhyNet, and InPhyNet shall fail to pay such amount when due, and, in order to obtain such payment, suit is commenced by MedPartners which results in a judgment against InPhyNet, then, InPhyNet has agreed to pay MedPartners' reasonable costs and expenses (including reasonable attorneys' fees) in connection with such suit, together with interest computed on any amounts determined to be due (computed from the date upon which such amount was due and payable) and such costs (computed from the dates incurred) at the prime rate of interest announced from time to time by NationsBank, National Association (South).

     In the event a breakup fee is payable, the payment of any such breakup fee shall be the sole and exclusive remedy of MedPartners.

INDEMNIFICATION


     The Plan of Merger provides that all rights to indemnification for acts or omissions occurring prior to the Effective Time now existing in favor of the current or former directors or officers of InPhyNet as provided in its Certificate of Incorporation and Bylaws shall survive the Merger and shall continue in effect in accordance with their terms. In addition, MedPartners has agreed to cause the Surviving Corporation either (i) to maintain InPhyNet's current policy of directors' and officers' liability insurance for current or former officers and directors of InPhyNet with respect to matters occurring prior to the Effective Time for a period of at least three years after the Effective Time or (ii) to substitute for such policy, policies of at least the same coverage containing terms and conditions which are no less advantageous to such officers and directors, subject to certain exceptions. After the Effective Time, MedPartners has agreed to indemnify the officers, directors and employees of InPhyNet and its subsidiaries who were such at any time prior to the Effective Time from all liabilities, losses and expenses arising out of the transactions contemplated by the Plan of Merger to the fullest extent permitted or required by applicable law.



     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling MedPartners or InPhyNet pursuant to the foregoing provisions, MedPartners and InPhyNet have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

                 SELECTED FINANCIAL INFORMATION -- MEDPARTNERS

     The following tables set forth selected financial data for MedPartners derived from MedPartners' consolidated financial statements. The selected financial data should be read in conjunction with the consolidated financial statements and the related notes thereto.


                                                                                              THREE MONTHS ENDED
                                              YEAR ENDED DECEMBER 31,                              MARCH 31,
                           --------------------------------------------------------------   -----------------------
                              1992         1993         1994         1995         1996         1996         1997
                           ----------   ----------   ----------   ----------   ----------   ----------   ----------
                                                    (IN THOUSANDS, EXCEPT PER SHARE DATA)
STATEMENTS OF OPERATIONS
  DATA:
Net revenue..............  $1,287,526   $1,756,762   $2,638,654   $3,583,377   $4,813,499   $1,149,812   $1,332,271
Income (loss) from
  continuing
  operations.............  $   20,417   $   47,881   $   54,144   $   20,901   $  (89,831)  $    2,752   $   40,486
Income (loss) from
  discontinued
  operations.............  $    5,858   $   30,808   $   25,902   $ (136,528)  $  (68,698)  $  (68,698)  $       --
Net income (loss)........  $   26,275   $   78,689   $   80,046   $ (115,627)  $ (158,529)  $  (65,946)  $   40,486
Income (loss) per share
  from continuing
  operations(1)..........  $     0.21   $     0.40   $     0.41   $     0.15   $    (0.58)  $     0.02   $     0.25
Income (loss) per share
  from discontinued
  operations(1)..........  $     0.06   $     0.26   $     0.20   $    (0.97)  $    (0.44)  $    (0.46)  $       --
Net income (loss) per
  share(1)...............  $     0.27   $     0.66   $     0.61   $    (0.82)  $    (1.02)  $    (0.44)  $     0.25
Number of shares used in
  net (loss) per share...      98,798      119,380      131,783      140,364      155,364      150,422      164,841



                                                               DECEMBER 31,
                                      --------------------------------------------------------------   MARCH 31,
                                         1992         1993         1994         1995         1996         1997
                                      ----------   ----------   ----------   ----------   ----------   ----------
                                                                    (IN THOUSANDS)
BALANCE SHEET DATA:
Cash and cash equivalents...........  $   22,312   $   43,367   $   99,679   $   86,276   $  123,779   $  141,578
Working capital.....................     139,642      240,023      150,977      234,630      170,313      236,331
Total assets........................     777,632    1,049,258    1,585,643    1,840,914    2,265,969    2,366,605
Long-term debt, less current
  portion...........................      80,378      164,040      385,258      531,774      715,657      763,893
Total stockholders' equity..........     381,481      481,177      612,781      592,074      739,497      809,074


---------------


(1) Income (loss) per share amounts are computed by dividing income (loss) by the number of common equivalent shares outstanding during the periods presented in accordance with the applicable rules of the Commission. All stock options issued have been considered as outstanding common equivalent shares for all periods presented, even if anti-dilutive, under the treasury stock method. Shares of MedPartners Common Stock issued in February 1995 upon conversion of the then outstanding convertible preferred stock are assumed to be common equivalent shares for all periods presented.

                    MANAGEMENT'S DISCUSSION AND ANALYSIS OF
          FINANCIAL CONDITION AND RESULTS OF OPERATIONS -- MEDPARTNERS


     The purpose of the following discussion is to facilitate the understanding and assessment of significant changes and trends related to the results of operations and financial condition of MedPartners, including changes arising from recent acquisitions by MedPartners, the timing and nature of which have significantly affected MedPartners' results of operations. This discussion should be read in conjunction with the consolidated financial statements of MedPartners and the notes thereto.


GENERAL

     In February and September of 1996, MedPartners combined with PPSI and Caremark, respectively. These business combinations were accounted for as poolings of interests. The financial information referred to in this discussion reflects the combined operations of these entities and several additional immaterial entities accounted for as poolings of interests.

     MedPartners is the largest PPM company in the United States. MedPartners develops, consolidates and manages integrated healthcare delivery systems. Through its network of affiliated group and IPA physicians, MedPartners provides primary and specialty healthcare services to prepaid enrollees and fee-for-service patients in the United States. MedPartners also operates independent PBM programs and furnishes disease management services and therapies for patients with certain chronic conditions.

     MedPartners affiliates with physicians who are seeking the resources necessary to function effectively in healthcare markets that are evolving from fee-for-service to prepaid payor systems. MedPartners enhances clinic operations by centralizing administrative functions and introducing management tools such as clinical guidelines, utilization review and outcomes measurement. MedPartners provides affiliated physicians with access to capital and advanced management information systems. MedPartners' PPM revenue is derived primarily from the contracts with HMOs that compensate MedPartners and its affiliated physicians on a prepaid basis. In the prepaid arrangements, MedPartners typically is paid by the HMO a fixed amount per member ("enrollee") per month ("professional capitation") or a percentage of the premium per member per month ("percent of premium") paid by employer groups and other purchasers of healthcare coverage to the HMOs. In return, MedPartners is responsible for substantially all of the medical services required by enrollees. In many instances, MedPartners and its affiliated physicians accept financial responsibility for hospital and ancillary healthcare services in return for payment from HMOs on a capitated or percent of premium basis ("institutional capitation"). In exchange for these payments (collectively, "global capitation"), MedPartners, through its affiliated physicians, provides the majority of covered healthcare services to enrollees and contracts with hospitals and other healthcare providers for the balance of the covered services. These relationships provide physicians with the opportunity to operate under a variety of payor arrangements and increase their patient flow.


     MedPartners offers medical group practices and independent physicians a range of affiliation models which are described in Note 1 of the accompanying consolidated financial statements of MedPartners. These affiliations are carried out by the acquisition of PPM entities or practice assets, either for cash or through equity exchange, or by affiliation on a contractual basis. In all instances, MedPartners enters into long-term practice management agreements with the affiliated physicians that provide for both the management of their practices by MedPartners and the clinical independence of the physicians.


     MedPartners also organizes and manages physicians and other healthcare professionals engaged in the delivery of emergency, radiology and teleradiology services, hospital-based primary care and temporary staffing and support services to hospitals, clinics, managed care organizations and physician groups. Under contracts with hospitals and other clients, MedPartners identifies and recruits physicians and other healthcare professionals for admission to a client's medical staff, monitors the quality of care and proper utilization of services and coordinates the ongoing scheduling of staff physicians who provide clinical coverage in designated areas of care.


     MedPartners also manages outpatient prescription drug benefit programs for clients throughout the United States, including corporations, insurance companies, unions, government employee groups and managed care organizations. MedPartners dispenses approximately 44,000 prescriptions daily through four mail service pharmacies and manages patients' immediate prescription needs through a network of national retail pharmacies. MedPartners is integrating its PBM program with the PPM business by providing PBM services to the affiliated physicians, clinics and HMOs. MedPartners' disease management services are intended to meet the healthcare needs of individuals with chronic diseases or conditions. These services include the design, development and management of comprehensive programs that comprise drug therapies, physician support and patient education. MedPartners currently provides therapies and services for individuals with such conditions as hemophilia, growth disorders, immune deficiencies, genetic emphysema, cystic fibrosis and multiple sclerosis.

RESULTS OF OPERATIONS


     Through MedPartners' network of affiliated group and IPA physicians, MedPartners provides primary and specialty healthcare services to prepaid enrollees and fee-for-service patients. MedPartners also fills in excess of 50 million prescriptions on an annual basis and provides services and therapies to patients with certain chronic conditions, primarily hemophilia and growth disorders. The following table sets forth the earnings summary by service area for the periods indicated:



                                                                         THREE MONTHS ENDED
                                        YEAR ENDED DECEMBER 31,               MARCH 31,
                                  ------------------------------------   -------------------
                                     1994         1995         1996        1996       1997
                                  ----------   ----------   ----------   --------   --------
                                                        (IN THOUSANDS)
Physician Services
  Net revenue...................  $1,053,519   $1,663,728   $2,555,642   $614,054   $715,100
  Operating income..............      27,121       73,586      125,015     26,329     46,790
  Margin........................         2.6%         4.4%         4.9%       4.3%       6.5%
Pharmaceutical Services
  Net revenue...................  $1,097,315   $1,432,250   $1,784,319   $422,691   $500,839
  Operating income..............      46,236       56,022       75,788     16,465     19,297
  Margin........................         4.2%         3.9%         4.2%       3.9%       3.9%
Specialty Services
  Net revenue...................  $  487,820   $  487,399   $  473,538   $113,067   $116,332
  Operating income..............      75,139       70,762       56,006     13,937     13,235
  Margin........................        15.4%        14.5%        11.8%      12.3%      11.4%
Corporate Services
  Operating loss................  $  (35,212)  $  (24,668)  $  (20,881)  $ (6,438)  $ (4,225)
  Percentage of total net
     revenue....................        (1.3)%       (0.7)%       (0.4)%     (0.6)%     (0.3)%


  Physician Practice Management Services

     MedPartners' PPM revenues have increased substantially over the past three years primarily due to growth in prepaid enrollment, existing practice growth and new practice affiliations. Of the total 1996 PPM revenue, $1.7 billion can be attributed to acquisitions (accounted for as either poolings of interests or purchase transactions) made during the year. MedPartners' PPM operations in the western region of the country function in a predominantly prepaid environment. Medpartners' PPM operations in the other regions of the country are in predominantly fee-for-service environments with limited but increasing managed care penetration. The following table sets forth the breakdown of net revenue for the PPM services area for the periods indicated:


                                                                         THREE MONTHS ENDED
                                        YEAR ENDED DECEMBER 31,               MARCH 31,
                                  ------------------------------------   -------------------
                                     1994         1995         1996        1996       1997
                                  ----------   ----------   ----------   --------   --------
                                                        (IN THOUSANDS)
Prepaid.........................  $  620,701   $  982,128   $1,401,837   $333,096   $373,370
Fee-for-Service.................     408,832      661,974    1,139,265    276,049    337,939
Other...........................      23,986       19,626       14,540      4,909      3,791
                                  ----------   ----------   ----------   --------   --------
          Total net revenue from
            PPM service area....  $1,053,519   $1,663,728   $2,555,642   $614,054   $715,100
                                  ==========   ==========   ==========   ========   ========


     MedPartners' prepaid revenue reflects the number of HMO enrollees for whom it receives monthly capitation payments. MedPartners receives professional capitation to provide physician services and institutional capitation to provide hospital care and other non-professional services. The table below reflects the growth in enrollment for professional and global capitation:


                                             AT DECEMBER 31,               AT MARCH 31,
                                     -------------------------------   ---------------------
                                      1994       1995        1996        1996        1997
                                     -------   ---------   ---------   ---------   ---------
Professional enrollees.............  548,821     603,391   1,025,763     915,272   1,027,230
Global enrollees (professional and
  institutional)...................  255,188     477,208     603,892     605,042     659,752
                                     -------   ---------   ---------   ---------   ---------
          Total enrollees..........  804,009   1,080,599   1,629,655   1,520,314   1,686,982
                                     =======   =========   =========   =========   =========



     During 1996, prepaid revenues increased 42.7% while prepaid enrollees increased 50.8%. The reason for this difference relates to the mix of professional capitation enrollment to total enrollment (which includes institutional capitation). The percentage of professional capitation enrollment to total enrollment was 63% at December 31, 1996 compared to 56% at December 31, 1995. Revenue per enrollee for professional capitation is substantially lower than global capitation. Therefore, the higher percentage of professional capitation enrollment accounts for the lower percentage increase in prepaid revenue as compared to the percentage increase in total enrollment.



     MedPartners has consolidated the majority of its acquisitions into its management infrastructure, eliminating substantial overhead expenses and improving integration of medical, administrative and operational management. The integration of various acquisitions into existing networks has allowed the conversion of thousands of prepaid enrollees from professional capitation to global capitation. This integration has been a significant factor in increasing operating margins in the PPM service area from 2.6% in 1994 to 6.5% in the first quarter of 1997.



     MedPartners has developed strong relationships with many of the national and regional managed care organizations and has demonstrated its ability to deliver high-quality, cost-effective care. MedPartners is strategically positioned to capitalize on the industry's continued evolution toward a prepaid environment, specifically by increasing the number of prepaid enrollees and converting existing enrollees from professional to global capitation. These changes have resulted in significant internal growth. During the first quarter of 1997, MedPartners converted approximately 56,000 lives from professional capitation to global capitation. An additional 180,000 lives are expected to be converted in the second quarter of 1997, exclusive of lives which will be added as a result of MedPartners' alliance with Aetna U.S. Healthcare in May, 1997.


     MedPartners has continued to acquire high-quality groups of emergency physicians and radiologists who believe in the value of providing increasingly cost-effective care. The reputation and strong local presence of new and existing hospital-based groups provide a substantial advantage in the competition for contracts with emergency room and radiology departments. The excellent reputation and leadership of these groups continue to provide opportunities for new contracts.

     In addition to the increased revenues and operational efficiencies realized through acquisition and consolidation, MedPartners is profiting from synergies produced by the exchange of ideas among physicians and managers across geographical boundaries and varied areas of specialization. The PPM service area, for example, has established medical management committees that meet monthly to discuss implementation of the best medical management techniques to assist MedPartners' affiliated physicians in delivering the highest quality of care at lower costs in a consistent fashion. MedPartners is capitalizing on the knowledge of its Western groups, which have significant experience operating in a prepaid environment, to transfer the best practices to other groups in markets with increasing managed care penetration. Through interaction between physicians and managers from various medical groups, significant cost savings continue to be identified at several of MedPartners' larger affiliated groups.


     The PPM service area has also created a medical advisory committee, which is developing procedures for the identification, packaging and dissemination of the best clinical practices within MedPartners' medical groups. The committee also provides MedPartners' affiliated physicians a forum to discuss innovative ways to improve the delivery of healthcare.

     MedPartners has also initiated integration efforts between the PPM, PBM and disease management areas. A project is in process to integrate patient care data from several of MedPartners' affiliated clinics with the PBM's healthcare information system. Through this database, which combines medical and claims data with the prescription information tracked by the PBM area, MedPartners will have access to the industry's most complete and detailed collection of information on successful treatment patterns. Another synergy arising from integration is the opportunity which the existing PBM infrastructure affords to affiliated physician groups to further expand services by providing pharmacy services ranging from fee-for-service retail claims processing to full drug capitation programs. MedPartners is also beginning to integrate the disease management area's expertise in an effort to formulate and implement disease management programs for MedPartners.

  Pharmacy Benefit Management Services


     Pharmaceutical Services revenues continue to exhibit sustained growth reflecting increases in both mail and retail related services. Net revenue for the quarter ended March 31, 1997 increased 18.5% over the same period in 1996 as a result of increased pharmacy transaction volume (8.0%), drug cost inflation, product mix and pricing (9.9%) and growth of clinical and other programs (0.6%). Key factors contributing to this growth include high customer retention, additional penetration of retained customers and new customer contracts. These growth factors were partially offset in 1995 and 1996 by selective non-renewal of certain accounts not meeting threshold profitability levels. Pharmaceutical Services' largest single client contract, the National Association of Letter Carriers, became effective January 1, 1997. The majority of Pharmaceutical Services revenue is earned on a fee-for-service basis through contracts covering one to three-year periods. Revenues for selected types of services are earned based on a percentage of savings achieved or on a per-enrollee or per-member basis; however, these revenues are not material to total revenues.



     Operating income increased 17.2% in the first quarter of 1997 compared to the first quarter 1996. Operating margins in the first quarter of 1997 were consistent with the first quarter of 1996. Retail service revenue continues to grow at a faster rate than mail related revenue and reductions in operating expenses have offset any impact on operating margins and have contributed to the overall growth in operating income.



     Operating income experienced accelerated growth in 1995 and 1996 while margins fell slightly from 4.2% in 1994 to 3.9% in 1995 to but returned to a 4.2% level in 1996. Operating income and margins in 1996 were enhanced by reduced information systems costs achieved through renegotiation of a contract with an outsource service vendor, continued improvements in the acquisition costs of drugs, increased penetration of higher margin value-oriented services and an overall 13% reduction in selling and administrative expenses. Partially offsetting these cost reductions were continued declines in prices to customers.


     Margins in Pharmaceutical Services are also affected by the mix between mail and retail service revenues. Margins on mail-related service revenues currently are higher than those on retail service revenues. Revenues in both mail and retail services continue to grow; although, the growth rate of retail services in 1995 and 1996 was greater than the growth rate of mail services. In 1996, retail service revenues grew to represent nearly 49% of PBM revenues. MedPartners has little or no influence over certain other factors, including demographics of the population served and plan design, which, can affect the mix between mail and retail services. Consequently, margin percentage trends alone are not a sufficient indication of progress. MedPartners' pricing and underwriting strategies are closely linked to its working capital and asset management strategies and focus on return on investment and overall improvements in return on capital deployed in the business.


     MedPartners has recently reorganized its sales and corporate accounts management activities into eight geographic and two additional specialty areas. This will enable MedPartners to improve its account retention, client service and growth initiatives even further as a result of increased accountability and focus. As mentioned under Physician Practice Management Services, MedPartners is pursuing a number of PPM and PBM integration opportunities.


  Specialty Services


     Specialty Services concentrates on providing high quality products and services in the home. Domestically, these services focus on low incidence chronic diseases. Internationally, MedPartners has established home care businesses in Canada, Germany, the Netherlands, the United Kingdom and Japan, where it is expanding into new services in response to transforming healthcare delivery systems in these countries. Margins for specialty services have declined slightly as a result of managed care pricing pressures, restructuring of benefit plans by payors and reduced reimbursement from Medicaid and other state agency payors. For the hemophilia business, federal government programs providing special pricing to qualified organizations who may be competitors have impacted margins negatively. In addition to pricing pressures, particularly in growth deficiency therapy, operating expenses and cost of service expenses rose due to programs targeted at launching MedPartners' new multiple sclerosis ("MS") therapy service, an expanded payor marketing initiative and an initiative targeted at attaining accreditation by the Joint Committee on Accreditation of Healthcare Organizations for the nationwide system of pharmacies. To offset these declines, MedPartners launched new products and services including the opening of a PBM in the Netherlands and an MS therapy service in the U.S.



  Discontinued Operations



     During 1995, Caremark divested its Caremark Orthopedic Services, Inc. subsidiary as well as its clozaril patient management system, home infusion business, and oncology management services business. MedPartners' consolidated financial statements present the operating income and net assets of these discontinued operations separately from continuing operations. Prior periods have been restated to conform with this presentation. Discontinued operations for 1995 reflect the net after-tax gain on the disposal of the clozaril patient management system, the home infusion business and a $154.8 million after-tax charge for the settlement discussed in Note 13 of the accompanying audited consolidated financial statements related to the OIG investigation. Discontinued operations for 1996 reflects a $67.9 million after-tax charge related to settlements with private payors discussed in Note 13 of the accompanying audited consolidated financial statements and an after-tax gain on disposition of the nephrology services business, net of disposal costs, of $2.5 million.



  Results of Operations -- Three Months Ended March 31, 1997 and 1996



     For the three months ended March 31, 1997, net revenue was $1,332.3 million, compared to $1,149.8 million for the same period in 1996, an increase of 15.9%. The increase in net revenue primarily resulted from affiliations with new physician practices and the increase in pharmaceutical services net revenue, which accounted for $26.9 million and $78.1 million of the increase in net revenue, respectively. The increase in pharmaceutical services net revenue is attributable to pharmaceutical price increases, the addition of new customers, further penetration of existing customers and the sale of new products.

     Operating income grew 77.7% and 17.2% in the first quarter of 1997, as compared to the same period of 1996, for the physician services and pharmaceutical services areas, respectively. The increase in the physician services area is the result of higher net revenue and increases in operating margins resulting from the spreading of fixed overhead expenses over a larger revenue base and continued integration of operations. The pharmaceutical services area's increase in operating income was primarily due to reductions in operating expenses and higher net revenue. Operating income and margins declined in the corresponding periods for the specialty services area as a result of lower volumes in the hemophilia business and continued pricing pressures for its growth hormone products.



     Net income for the first quarter of 1997 was $40.5 million, as compared to a loss of $65.9 million for the same period of 1996. Net loss for the first quarter of 1996 included merger charges totaling $34.4 million relating to the business combination with PPSI and a loss from discontinued operations of $68.7 million discussed previously.


  Results of Operations for the Years Ended December 31, 1996 and 1995

     For the year ended December 31, 1996, net revenue was $4,813.5 million, compared to $3,583.4 million for 1995, an increase of 34.3%. The increase in net revenue resulted primarily from affiliations with new physician practices and the increase in PBM net revenue, which accounted for $339.9 million and $352.1 million of the increase in net revenue, respectively. The most significant physician practice acquisition during this period was the CIGNA Medical Group which was acquired in January 1996. This acquisition accounted for 92% of the new practice revenue. The increase in PBM net revenue is attributable to pharmaceutical price increases, the addition of new customers, further penetration of existing customers and the sale of new products.

     Operating income for the PPM and PBM services areas increased 69.9% and 35.3%, respectively, for 1996 compared to 1995. This growth was the result of higher net revenues in both areas and increases in operating margins resulting from the spreading of fixed overhead expenses over a larger revenue base and continued integration of operations in the PPM services area. Operating income and margins declined in the corresponding periods for the specialty services area as a result of lower volumes in the hemophilia business and continued pricing pressures for growth hormone products.

     Included in the pre-tax loss for 1996 were merger expenses totaling $308.7 million related to the business combinations with Caremark, PPSI and several other entities, the major components of which are listed in Note 11 of the accompanying audited consolidated financial statements.

  Results of Operations for the Years Ended December 31, 1995 and 1994

     Net revenue for the year ended December 31, 1995 was $3,583.4 million, an increase of $944.7 million, or 35.8%, over the year ended December 31, 1994. The increase in net revenue resulted primarily from affiliation with new physician practices, the increase in prepaid enrollees at existing affiliated physician practices and the increase in PBM net revenue, which accounted for $240.1 million, $295.8 million, and $334.9 million of the increase in net revenue, respectively. The most significant physician practice acquisition affecting this period was the Friendly Hills Healthcare Network which was acquired in May 1995. This acquisition accounted for 53% of the new practice revenue. The increase in PBM net revenue resulted from increases in covered lives due to new customer contracts and greater penetration of existing customers.

     Operating income grew 171.3% and 21.2% for 1995, compared to 1994, for the PPM and PBM service areas, respectively. This growth is the result of higher net revenues in both areas. The PPM service area also had a significant increase in operating margin, 2.6% in 1994 to 4.4% in 1995, which resulted from the leveraging of fixed overhead expenses over a substantially larger revenue base, integration of operations and the impact of the varying margins of new physician practice affiliations. Operating income and margins declined in the corresponding periods for the specialty services areas as a result of pricing pressures for growth hormone products.

FACTORS THAT MAY AFFECT FUTURE RESULTS

     The future operating results and financial condition of MedPartners are dependent on MedPartners' ability to market its services profitably, successfully increase market share and manage expense growth relative to revenue growth. The future operating results and financial condition of MedPartners may be affected by a number of additional factors, including: MedPartners' growth strategy, which involves the ability to raise the capital required to support growth, competition for expansion opportunities, integration risks and dependence on HMO enrollee growth; efforts to control healthcare costs; exposure to professional liability; and pharmacy licensing, healthcare reform and government regulation. Changes in one or more of these factors could have a material adverse effect on the future operating results and financial condition of MedPartners.

     MedPartners completed the Caremark Acquisition in September 1996. There are various Caremark legal matters which, if materially adversely determined, could have a material adverse effect on MedPartners' operating results and financial condition. See Note 13 to the accompanying consolidated financial statements of MedPartners.

LIQUIDITY AND CAPITAL RESOURCES


     As of March 31, 1997 and December 31, 1996, MedPartners had working capital of $236.3 and $170.3 million, respectively, including cash and cash equivalents of $141.6 and $123.8 million, respectively. For the periods ending March 31, 1997 and 1996, and December 31, 1996, 1995 and 1994, cash flow from continuing operations was $45.3 million, $34.7 million, $159.8 million, $152.8 million and $43.6 million, respectively.



     For the periods ended March 31, 1997 and December 31, 1996, respectively, MedPartners invested $43.1 and $157.4 million, respectively, in acquisitions of the assets of physician practices and $16.8 and $122.1 million, respectively, in property and equipment. These expenditures were funded by approximately $24.5 and $270.2 million, respectively, derived from equity proceeds and $41.4 and $133.6 million, respectively, in net incremental borrowings. For the three months ended March 31, 1996 MedPartners invested $76.0 million in acquisitions of the assets of physician practices and $30.8 million in property and equipment. These expenditures were funded by a portion of the $224.1 million derived from a secondary stock offering in March 1996. For the year ended December 31, 1995, MedPartners invested $205.1 million in acquisitions of the assets of physician practices and $124.5 million in property and equipment. These expenditures were funded by approximately $83.4 million derived from equity proceeds and $71.2 million in net incremental borrowings. For the year ended December 31, 1994, MedPartners' investing activities totaled $248.3 million, which was composed primarily of $126.7 million related to practice acquisitions and $102.7 million related to the purchase of property and equipment. These expenditures were funded by $128.1 million derived from equity proceeds and $232.4 million in net incremental borrowings. Investments in acquisitions and property and equipment are anticipated to continue to be substantial uses of funds in future periods.



     MedPartners entered into the $1 billion Credit Facility, which became effective simultaneously with the closing of the Caremark acquisition, on September 5, 1996, replacing its then existing credit facility. At MedPartners' option, pricing on the Credit Facility is based on either a debt to cash flow test or MedPartners' senior debt ratings. No principal is due on the facility until its maturity date of September 2001. As of March 31, 1997, there was $266 million outstanding under the facility. The Credit Facility contains affirmative and negative covenants which include requirements that MedPartners maintain certain financial ratios (including minimum net worth, minimum fixed charge coverage ratio and maximum indebtedness to cash flow), and establishes certain restrictions on investments, mergers and sales of assets. Additionally, MedPartners is required to obtain bank consent for acquisitions with an aggregate purchase price in excess of $75 million and for which more than half of the consideration is to be paid in cash. The Credit Facility is unsecured but provides a negative pledge on substantially all assets of MedPartners. As of March 31, 1997, MedPartners was in compliance with the covenants in the Credit Facility.


     Effective October 8, 1996, MedPartners completed a $450 million senior note offering. These ten-year notes carry a coupon rate of 7 3/8%. The notes are not redeemable by MedPartners prior to maturity and are not entitled to the benefit of any mandatory sinking fund. The notes are general unsecured obligations of MedPartners ranking senior in right of payment to all existing and future subordinated indebtedness of

MedPartners and pari passu in right of payment with all existing and future unsubordinated and unsecured obligations of MedPartners. The notes are effectively subordinated to all existing and future indebtedness and other liabilities of MedPartners' subsidiaries. The notes are rated BBB/Baa3 by Standard & Poors and Moody's Investor Services, respectively. MedPartners is the only physician practice management company to earn an investment grade debt rating. Net proceeds from the offering were used to reduce amounts under the Credit Facility.

     On October 30, 1996, MedPartners completed its tender offer for Caremark's $100 million 6 7/8% notes due August 15, 2003. Of the $100 million principal amount of such notes outstanding, $99.9 million principal amount were tendered and purchased. The total consideration for each $1,000 principal amount of outstanding notes tendered was $1,017.72.

     MedPartners' growth strategy requires substantial capital for the acquisition of PPM businesses and assets of physician practices, and for their effective integration, operation and expansion. Affiliated physician practices may also require capital for renovation, expansion and additional medical equipment and technology. MedPartners believes that its existing cash resources, the use of MedPartners' Common Stock for selected practice and other acquisitions and available borrowings under the $1.0 billion Credit Facility or any successor credit facility, will be sufficient to meet MedPartners' anticipated acquisition, expansion and working capital needs for the next twelve months. MedPartners expects from time to time to raise additional capital through the issuance of long-term or short-term indebtedness or the issuance of additional equity securities in private or public transactions, at such times as management deems appropriate and the market allows in order to meet the capital needs of MedPartners. There can be no assurance that acceptable financing for future acquisitions or for the integration and expansion of existing networks can be obtained. Any of such financings could result in increased interest and amortization expense, decreased income to fund future expansion and dilution of existing equity positions.

QUARTERLY RESULTS (UNAUDITED)

     The following tables set forth certain unaudited quarterly financial data for 1995 and 1996. In the opinion of MedPartners' management, this unaudited information has been prepared on the same basis as the audited information and includes all adjustments (consisting of normal recurring items) necessary to present fairly the information set forth therein. The operating results for any quarter are not necessarily indicative of results for any future period.

                                                               QUARTER ENDED
                       ----------------------------------------------------------------------------------------------
                       MARCH 31,   JUNE 30,    SEPTEMBER 30,   DECEMBER 31,   MARCH 31,     JUNE 30,    SEPTEMBER 30,
                         1995        1995          1995            1995          1996         1996          1996
                       ---------   ---------   -------------   ------------   ----------   ----------   -------------
                                                               (IN THOUSANDS)
Net revenue..........  $806,396    $ 887,121     $919,750       $ 970,110     $1,149,812   $1,196,226    $1,199,679
Operating expenses...   770,599      846,889      871,279         918,908      1,099,519    1,143,107     1,139,178
  Net interest
    expense..........     6,254        2,213        5,350           3,804          6,741        4,021         5,257
  Merger expenses....        --        1,051        3,473          62,040         34,448           --       263,000
  Losses on
    investments......        --           --           --          86,600             --           --            --
  Other, net.........      (406)           5          (27)            236           (144)        (229)          (37)
                       --------    ---------     --------       ---------     ----------   ----------    ----------
Income (loss) from
  continuing
  operations before
  income taxes.......    29,949       36,963       39,675        (101,478)         9,248       49,327      (207,719)
  Income tax expense
    (benefit)........    10,903       13,904       15,156         (55,755)         6,496       16,926       (55,465)
                       --------    ---------     --------       ---------     ----------   ----------    ----------
Income (loss) from
  continuing
  operations.........    19,046       23,059       24,519         (45,723)         2,752       32,401      (152,254)
Discontinued
  operations:
  Income (loss) from
    discontinued
    operations.......    (2,605)    (144,011)      (5,791)        (15,935)       (71,221)          --            --
  Net gains on sales
    of discontinued
    operations.......    10,895       (3,810)          --          24,729          2,523           --            --
                       --------    ---------     --------       ---------     ----------   ----------    ----------
Income (loss) from
  discontinued
  operations.........     8,290     (147,821)      (5,791)          8,794        (68,698)          --            --
                       --------    ---------     --------       ---------     ----------   ----------    ----------
      Net income
        (loss).......  $ 27,336    $(124,762)    $ 18,728       $ (36,929)    $  (65,946)  $   32,401    $ (152,254)
                       ========    =========     ========       =========     ==========   ==========    ==========

                             QUARTER ENDED
                       -------------------------
                       DECEMBER 31,   MARCH 31,
                           1996          1997
                       ------------   ----------
                            (IN THOUSANDS)

Net revenue..........   $1,267,782    $1,332,271
Operating expenses...    1,195,767     1,257,174
  Net interest
    expense..........        7,911         9,686
  Merger expenses....       11,247            --
  Losses on
    investments......           --            --
  Other, net.........       (1,159)           --
                        ----------    ----------
Income (loss) from
  continuing
  operations before
  income taxes.......       54,016        65,411
  Income tax expense
    (benefit)........       26,746        24,925
                        ----------    ----------
Income (loss) from
  continuing
  operations.........       27,270        40,486
Discontinued
  operations:
  Income (loss) from
    discontinued
    operations.......           --            --
  Net gains on sales
    of discontinued
    operations.......           --            --
                        ----------    ----------
Income (loss) from
  discontinued
  operations.........           --            --
                        ----------    ----------
      Net income
        (loss).......   $   27,270    $   40,486
                        ==========    ==========


     MedPartners' historical unaudited quarterly financial data have been restated to include the results of all businesses acquired prior to December 31, 1996 that were accounted for as poolings of interests (collectively, the "Mergers"). MedPartners' Quarterly Reports on Form 10-Q were filed prior to the Mergers and thus, differ from the amounts for the quarters included herein. The differences caused solely by the operation of the merged companies are summarized as follows:

                                                             QUARTER ENDED
                              ----------------------------------------------------------------------------
                                  MARCH 31, 1996             JUNE 30, 1996           SEPTEMBER 30, 1996
                              -----------------------   -----------------------   ------------------------
                              FORM 10-Q   AS RESTATED   FORM 10-Q   AS RESTATED   FORM 10-Q    AS RESTATED
                              ---------   -----------   ---------   -----------   ----------   -----------
                                                             (IN THOUSANDS)
Net revenue.................  $332,549    $1,149,812    $360,398    $1,196,226    $1,182,015   $1,199,679
Income (loss) from
  continuing operations
  before income taxes.......   (21,435)        9,248      16,153        49,327      (207,168)    (207,719)
Income tax expense
  (benefit).................    (5,935)        6,496       6,129        16,926       (55,634)     (55,465)
Loss from discontinued
  operations................        --       (68,698)         --            --            --           --
Net income (loss)...........   (15,500)      (65,946)     10,024        32,401      (151,534)    (152,254)

                            BUSINESS OF MEDPARTNERS

GENERAL


     MedPartners is the largest PPM company in the United States based on annualized revenues of approximately $5.3 billion as of March 31, 1997. MedPartners develops, consolidates and manages integrated healthcare delivery systems. Through its network of affiliated group and independent practice association ("IPA") physicians, MedPartners provides primary and specialty healthcare services to prepaid managed care enrollees and fee-for-service patients. MedPartners also operates one of the largest independent prescription benefit management ("PBM") programs in the United States, with annualized revenues of approximately $2.0 billion as of March 31, 1997 and provides disease management services and therapies for patients with certain chronic conditions. As of March 31, 1997, MedPartners operated its PBM program in all 50 states and its PPM business in 23 states and was affiliated with approximately 9,500 physicians, including approximately 2,700 in group practices, 5,700 through IPA relationships and 1,100 who were hospital-based, providing healthcare to approximately 1.7 million prepaid enrollees.


     MedPartners affiliates with physicians who are seeking the resources necessary to function effectively in healthcare markets that are evolving from fee-for-service to managed care payor systems. MedPartners enhances clinic operations by centralizing administrative functions and introducing management tools, such as clinical guidelines, utilization review and outcomes measurement. MedPartners provides affiliated physicians with access to capital and to advanced management information systems. In addition, MedPartners contracts with health maintenance organizations and other third-party payors that compensate MedPartners and its affiliated physicians on a prepaid basis (collectively "HMOs"), hospitals and outside providers on behalf of its affiliated physicians. These relationships provide physicians with the opportunity to operate under a variety of payor arrangements and to increase their patient flow.

     MedPartners' PPM revenue is derived from contracts with HMOs that compensate MedPartners and its affiliated physicians on a prepaid basis and from the provision of fee-for-service medical services. In the prepaid arrangements, MedPartners, through its affiliated physicians, typically is paid by the HMO a fixed amount per member ("enrollee") per month ("professional capitation") or a percentage of the premium per member per month ("percent of premium") paid by employer groups and other purchasers of healthcare coverage to the HMOs. In return, MedPartners, through its affiliated physicians, is responsible for substantially all of the medical services required by enrollees. In many instances, MedPartners and its affiliated physicians accept financial responsibility for hospital and ancillary healthcare services in return for payment from HMOs on a capitated or percent of premium basis ("institutional capitation"). In exchange for these payments (collectively, "global capitation"), MedPartners, through its affiliated physicians, provides the majority of covered healthcare services to enrollees and contracts with hospitals and other healthcare providers for the balance of the covered services. In March 1996, the California Department of Corporations (the "DOC") issued a healthcare service plan license (the "Restricted License") to Pioneer Provider Network, Inc. ("Pioneer Network") in accordance with the requirements of the Knox-Keene Health Care Service Plan Act of 1975 (the "Knox-Keene Act") which authorizes Pioneer Network to operate as a healthcare service plan in the state of California. MedPartners intends to utilize the Restricted License for a broad range of healthcare services. See "-- Government Regulation".

     MedPartners offers medical group practices and independent physicians a range of affiliation models. These affiliations are carried out by the acquisition of PPM entities or practice assets, either for cash or through an equity exchange, or by affiliation on a contractual basis. In all instances, MedPartners enters into long-term practice management agreements that provide for the management of the affiliated physicians by MedPartners while assuring the clinical independence of the physicians.


     MedPartners also manages outpatient prescription drug benefit programs for clients throughout the United States, including corporations, insurance companies, unions, government employee groups and managed care organizations. MedPartners dispenses 44,000 prescriptions daily through four mail service pharmacies and manages patients' immediate prescription needs through a national network of retail pharmacies. MedPartners is in the process of integrating the PBM program with the PPM business by providing pharmaceutical services to affiliated physicians, clinics and HMOs. MedPartners' disease management services are intended to meet the healthcare needs of individuals with chronic diseases or conditions. These services include the design, development and management of comprehensive programs comprising drug therapy, physician support and patient education. MedPartners currently provides therapies and services for individuals with such conditions as hemophilia, growth disorders, immune deficiencies, genetic emphysema, cystic fibrosis and multiple sclerosis.

ACQUISITION PROGRAM

     MedPartners believes it is the leading consolidator in the PPM industry. MedPartners' strategy is to develop locally prominent, integrated healthcare delivery networks that provide high quality, cost-effective healthcare in selected geographic markets. MedPartners implements this strategy through growth in its existing markets, expansion into new markets through acquisitions and affiliations and through the implementation of comprehensive healthcare solutions for patients, physicians and payors. In connection with pursuing its strategy, MedPartners creates strategic alliances with hospital partners and HMOs. As an integral element of these alliances, MedPartners utilizes sophisticated information systems to improve the operational efficiency of, and reduce the costs associated with, operating MedPartners' network and the practices of the affiliated physicians. MedPartners' principal methods of expansion are acquisitions of PPM businesses and affiliations with physician and medical groups.

     In September 1996, MedPartners acquired Caremark International Inc., a publicly traded PPM and PBM company based in Northbrook, Illinois, in exchange for approximately 90.5 million shares of MedPartners Common Stock having a total value of $1.8 billion (the "Caremark Acquisition"), creating the largest PPM company in the United States.

     In November 1995, MedPartners acquired Mullikin Medical Enterprises, L.P. ("MME"), a privately held PPM entity based in Long Beach, California, in exchange for approximately 13.5 million shares of MedPartners Common Stock having a total value of approximately $384.1 million (the "MME Acquisition"). In February 1996, MedPartners acquired Pacific Physician Services, Inc. ("PPSI"), a publicly traded PPM company based in Redlands, California, in exchange for approximately 11.0 million shares of MedPartners Common Stock having a total value of approximately $341.8 million. In June 1995, PPSI acquired Team Health, Inc. ("Team Health"), based in Knoxville, Tennessee. Team Health primarily manages physicians and other healthcare professionals engaged in the delivery of emergency medicine and hospital based primary care.


     Through December 31, 1994, MedPartners had affiliated with 190 physicians (without giving effect to physicians who became affiliated with MedPartners pursuant to certain acquisitions that were accounted for as poolings of interests). As of March 31, 1997, MedPartners had affiliated with approximately 9,500 physicians.


     MedPartners' success in continuing its aggressive growth strategy will be dependent on many factors including, among others, its ability to identify suitable growth opportunities and to integrate its acquired practices. MedPartners' efforts in this regard could be adversely affected by competition from other PPM businesses and companies as well as hospital management companies, hospitals and insurers who are also expanding into the PPM market. MedPartners' rapid consolidation makes integration a significant challenge. The dedication of management resources to integration may detract attention from the day-to-day operations of MedPartners. There can be no assurance that MedPartners will be able to continue its growth or successfully integrate its acquisitions. Such failures could have a material adverse effect on the operating results and financial condition of MedPartners.

     MedPartners' major acquisitions since January 1995 have been structured as poolings of interests. As a result, MedPartners' operating income has been reduced by the related merger expenses resulting in a net loss for the year ended December 31, 1996. Such merger expenses as well as integration costs may result in future losses. See "Management's Discussion and Analysis of Financial Condition and Results of Operations -- MedPartners".

RECENT DEVELOPMENTS


     On May 1, 1997 MedPartners acquired the business assets and assumed the liabilities of most of the operations of Aetna Professional Management Corporation ("APMC"), a PPM company and affiliate of Aetna Inc. based in Glastonbury, Connecticut (the "APMC Acquisition"). For accounting purposes, the APMC Acquisition will be treated as if it were an asset purchase pursuant to
Section 338(h)(10) of the Code. As a part of the APMC Acquisition, MedPartners entered into a 10-year Master Network Agreement with Aetna U.S. Healthcare, pursuant to which the members of MedPartners' networks of affiliated physicians will be authorized providers for many of the 14 million members of Aetna U.S. Healthcare's health plan.



INDUSTRY


     The Health Care Financing Administration ("HCFA") estimates that national healthcare spending in 1995 was in excess of $1 trillion, with physicians controlling more than 80 percent of the overall expenditures. The American Medical Association reports that approximately 613,000 physicians are actively involved in patient care in the United States, with a growing number participating in multi-specialty or single-specialty groups. Expenditures directly attributable to physicians are estimated at $246 billion.

     Concerns over the cost of healthcare have resulted in the rapid growth of managed care in the past several years. As markets evolve from traditional fee-for-service medicine to managed care, HMOs and healthcare providers confront market pressures to provide high quality healthcare in a cost-effective manner. Employer groups have begun to bargain collectively in an effort to reduce premiums and to bring about greater accountability of HMOs and providers with respect to accessibility, choice of provider, quality of care and other matters that are fundamental to consumer satisfaction. The increasing focus on cost-containment has placed small to mid-sized physician groups and solo practices at a disadvantage. They typically have higher operating costs and little purchasing power with suppliers, they often lack the capital to purchase new technologies that can improve quality and reduce costs and they do not have the cost accounting and quality management systems necessary for entry into sophisticated risk-sharing contracts with payors.

     Industry experts expect that the healthcare delivery system may evolve to the point where the primary care physician manages and directs healthcare expenditures. Consequently, primary care physicians have increasingly become the conduit for the delivery of medical care by acting as "case managers" and directing referrals to certain specialists, hospitals, alternate-site facilities and diagnostic facilities. By contracting directly with payors, organizations such as MedPartners that control primary care physicians are able to reduce the administrative overhead expenses incurred by HMOs and insurers and thereby reduce the cost of delivering medical services.

     As HMO enrollment and physician membership in group medical practices have continued to increase, healthcare providers have sought to reorganize themselves into healthcare delivery systems that are better suited to the managed care environment. Physician groups and IPAs are joining with hospitals, pharmacies and other institutional providers in various arrangements to create vertically integrated delivery systems that provide medical and hospital services ranging from community-based primary medical care to specialized inpatient services. These healthcare delivery systems contract with HMOs to provide hospital and medical services to enrollees pursuant to full risk contracts. Under these contracts, providers assume the obligation to provide both the professional and institutional components of covered healthcare services to the HMO enrollees.

     In order to compete effectively in this evolving environment, MedPartners believes many physicians are concluding that they must obtain control over the delivery and financial impact of a broader range of healthcare services through global capitation. To this end, groups of independent physicians and medium to large medical groups are taking steps to assume the responsibility and the risk associated with healthcare services that they do not provide, such as hospitalization and pharmacy services. Physicians are increasingly abandoning traditional private practice in favor of affiliations with larger organizations such as MedPartners that offer skilled and innovative management, sophisticated information systems and significant capital resources. Many payors and their intermediaries, including governmental entities and HMOs, are also looking to outside providers of physician and pharmacy services to develop and maintain quality outcomes, management programs and patient care data. In addition, such payors and their intermediaries look to share the risk of providing healthcare services through capitation arrangements that fix payments for patient care at a specified amount over a specified period of time. Medical groups and independent physicians seem to be concluding that while the acceptance of greater responsibility and risk affords the opportunity to retain and enhance market share and to operate at a higher level of profitability, the acceptance of global capitation carries with it significant requirements for enhanced infrastructure, information systems, capital, network resources and financial and medical management. As a result, physicians are turning to organizations such as MedPartners to provide the resources necessary to function effectively in a managed care environment.

STRATEGY

     MedPartners' strategy is to develop locally prominent, integrated healthcare delivery networks that provide high quality, cost-effective healthcare in selected geographic markets. The key elements of this strategy are as follows:

          Expansion of Existing Markets. MedPartners' principal strategy for expanding its existing markets is through the acquisition of, or affiliation with, physicians and medical groups within those markets. MedPartners seeks to acquire or otherwise affiliate with physician groups, IPAs and other providers that have significant market share in their local markets and have established reputations for providing quality medical care. MedPartners also develops multi-specialty physician networks that are designed to meet the specific medical needs of a targeted geographic market. MedPartners seeks to further enhance its existing market share by increasing enrollment and fee-for-service business in its existing affiliated practices and IPAs. MedPartners anticipates further internal growth by expanding more of its payor contracts to global capitation through Pioneer Network. Moreover, MedPartners believes that increasing marketing activities, enhancing patient service and improving the accessibility of care will also increase MedPartners' market share.

          Expansion into New Markets. MedPartners expands into new markets through the acquisition of or affiliation with other PPM entities and medical groups. MedPartners believes it is the leading consolidator in the PPM industry and that the MME Acquisition was the first major consolidation in the industry. That acquisition was followed by the merger with PPSI, the Caremark Acquisition and the announcement in January 1997 of the proposed merger with InPhynet. As a result of the consolidation of physician practices and the entry of other PPM companies into the market, MedPartners' management has determined that it is important for MedPartners to continue its rate of expansion through acquisitions and mergers. MedPartners believes that by concentrating on larger acquisitions and by continuing to expand its core of physician groups and IPAs, as well as its affiliations with hospitals, it will create vertically integrated healthcare delivery systems that enhance its competitive position. MedPartners continually reviews potential acquisitions and physician affiliations and is currently in preliminary negotiations with various candidates.

          Integration of PPM and PBM Services. MedPartners believes that there is significant opportunity for growth through the integration of the PBM program and the PPM business. MedPartners expects PBM activity to increase as payors seek to shift the responsibility for pharmacy services to PPM entities and physician groups, and those entities look to prescription benefit managers to control pharmaceutical costs. MedPartners expects its PBM program to grow as enrollees and fee-for-service patients use MedPartners' mail-order and retail pharmacy networks. In addition, MedPartners expects to expand its PBM contracts with managed care organizations to provide capitated pharmaceutical services for its prepaid enrollees.

          Strategic Alliances. MedPartners believes that strategic alliances with hospitals and health plans improve the delivery of managed healthcare. MedPartners has entered into arrangements with various hospitals under which a portion of the capitation revenue received from HMOs for institutional care of enrollees assigned to designated MedPartners clinics and IPA physicians is deposited into "subcapitated risk pools" managed by MedPartners. MedPartners believes that such arrangements can be enhanced through the implementation of the Restricted License held by Pioneer Network. Under these arrangements, the hospital is at risk in the event that the costs of institutional care exceed the available funds, and MedPartners shares in cost savings and revenue enhancements. MedPartners believes that through these and other similar alliances, providers will devote greater resources to ensuring the wellness of HMO enrollees, to enhancing high-quality and cost-effective care and to retaining and expanding their respective market shares. As a result, it is anticipated that the overall cost of delivering healthcare services will be contained, rendering both MedPartners and the participating providers more appealing to both HMOs and medical care consumers. MedPartners and its affiliated physicians have also established relationships with HMOs pursuant to which MedPartners and the HMOs share proportionately in the risks and rewards of market trends.

          Sophisticated Information Systems. MedPartners believes that information technology is critical to the growth of integrated healthcare delivery systems and that the availability of detailed clinical data is fundamental to quality control and cost containment. MedPartners develops and maintains sophisticated management information systems that collect and analyze clinical and administrative data. These systems allow MedPartners to control overhead expenses, maximize reimbursement and provide utilization management more effectively. MedPartners evaluates the administrative and clinical functions of affiliated practices and re-engineers these functions as appropriate in conjunction with the implementation of MedPartners' management information systems to maximize the benefits of those systems.

          MedPartners also utilizes a sophisticated database to provide pharmaceutical-related information to participating physicians, payors, affiliated physician practices and other specialty service entities. The database is designed to provide an effective method for distributing and administering drugs and drug therapies.

          Increased Operational Efficiencies and Cost Reductions. MedPartners is seeking to increase its operating efficiency through expansion of its market area and number of HMO enrollees, increased specialization, development of additional in-house services and increased emphasis on outpatient care. MedPartners is also refining its utilization management programs that deliver information used by participating physicians to monitor and improve their practice patterns. MedPartners' physician networks attempt to achieve economies of scale through centralizing billing, scheduling, information management and other functions.

OPERATIONS

     Prior to the MME Acquisition in November 1995, MedPartners concentrated its PPM development efforts in the southeastern United States, affiliating primarily with physician groups that practiced on a fee-for-service basis. MedPartners acquired additional business models specifically designed to operate efficiently in the capitated environment with the acquisition of the MME, PPSI and Caremark organizations. These business models, which are replicable and flexible, allow MedPartners to take advantage of the full range of market opportunities in the PPM industry and enable MedPartners to build integrated physician networks attractive to payors of all types. MedPartners currently has networks under development in 26 states.

     To meet payor demand for price competitive, quality services, MedPartners utilizes a market-based approach that incorporates primary care and specialty physicians into a network of providers serving a targeted geographic area. MedPartners engages in research and market analysis to determine the best network configuration for a particular market. Primary care includes family practice, internal medicine, pediatrics and obstetrics/gynecology. Key specialties include orthopedics, cardiology, oncology, radiology, neurosciences, urology, surgery, ophthalmology and ear, nose and throat. At certain locations, affiliated physicians and support personnel operate centers for diagnostic imaging, urgent care, cancer management, mental health treatment and health education. Network physicians also treat fee-for-service patients on a per-occurrence basis. After-hours care is available in several of MedPartners' clinics. Each network is configured to contain, when complete, the physician services necessary to capture at least a ten percent market share and to provide at least 90 percent of the physician services required by payors. MedPartners markets its networks to managed care and third-party payors, referring physicians and hospitals.

     Affiliated Physicians. The relationship between MedPartners and its affiliated physicians is set forth in asset purchase and practice management agreements. Through the asset purchase agreements, MedPartners acquires the assets utilized in the practices and may also assume certain leases and other contracts of the physician practices. Under the practice management agreements, MedPartners provides administrative, management and support functions to physician practices as necessary in connection with their respective medical practices. MedPartners also provides its physician practices with the equipment and facilities necessary for the medical practices, manages practice operations and employs substantially all of the practices' non-physician personnel, except certain allied health professionals, such as nurses and physical therapists.



     MedPartners consolidates physician practices that have directly entered into contracts with HMOs or that have the right to receive payment directly from HMOs for the provision of medical services in MedPartners' clinics, because it obtains a controlling financial interest solely by virtue of a long-term practice management agreement with physician practices. The revenue earned by these physician practices represented 36% of PPM revenue (20% of consolidated revenue) during the first quarter of 1997. The balance of MedPartners' PPM revenue (64%) is derived from contracts directly between MedPartners, or a wholly owned subsidiary, and HMOs. Practice management agreements with physician practices that hold HMO contracts or the right to receive payment directly from HMOs provide three general types of financial arrangements regarding the compensation of the physician-stockholders of those physician practices: (i) Physician practices that contributed 9% of PPM revenues (5% of consolidated revenue) during the first quarter of 1997 have practice management agreements that provide the physician-stockholders a negotiated fixed dollar amount. MedPartners' sole discretion, the physicians are eligible to receive a bonus based on performance criteria and goals. The amount of any discretionary bonus is determined solely by MedPartners' management and is not directly correlated to clinic revenue or gross profit. To the extent the clinics net revenue increases or decreases under these practice management agreements, physician compensation will also increase or decrease, pro rata, based on the practices' compensation as a percentage of the clinic's net revenue; (ii) Physician practices that contributed 17% of PPM revenue (9% of consolidated revenue) during the first quarter of 1997 have practice management agreements that compensate the physician-stockholder on a fee-for-service basis. The respective clinics generally earn revenue on a fee-for-service basis, and physician compensation typically represents between 40 and 70 percent of the clinic's net revenue; or (iii) Physician practices that contributed 10% of PPM revenue (6% of consolidated revenue) during the first quarter of 1997 provided physician-stockholders with a salary, plus bonus, and a profit-sharing payment of a percentage of the clinic's net income (i.e., contractual revenue less base physician compensation, bonus and clinic expenses).



     Under these various types of agreements, revenue is assigned to MedPartners by the physician practice. MedPartners is responsible for the billing and collection of all revenue for services provided at its clinics, as well as for paying all expenses, including physician compensation. MedPartners is not reimbursed for the clinic expenses, rather it is responsible and at risk for all such expenses. In effect MedPartners retains any residual from operations of its physician practices (and funds any deficit). No earnings accumulate in its physician practices or are available for the payment of dividends to the physician-stockholders. In addition, the legal owners of its physician practices do not have a substantive capital investment that is at risk and MedPartners has substantially all of the capital at risk. Based on the terms of the practice management agreement, in almost cases, there is no economic value attributable to the capital stock of those physician practices.



     MedPartners' practice management agreements with its physician practices are long-term and provide MedPartners with unilateral control over its physician practices. The practice management agreements include the following provisions:
(i) the initial term is 20 to 40 years; (ii) renewal provisions call for automatic and successive extension periods; (iii) the physician practices cannot unilaterally terminate their agreements with MedPartners unless MedPartners fails to cure a breach of its contractual responsibilities thereunder within 30 days after notification of such breach; (iv) MedPartners is obligated to maintain a continuing investment of capital; (v) MedPartners employes the non-physician personnel of its physician practices, and; (vi) MedPartners assumes full responsibility for the operating expenses of the physician practice in return for an assignment of the physician practice's revenue. See Note 1 to the consolidated financial statements of MedPartners.


     MedPartners works closely with affiliated physicians in targeting and recruiting additional physicians and in merging sole practices or single specialty practices into the already-affiliated physician practices.

MedPartners seeks to recognize and develop opportunities to provide services throughout a market by positioning its practices so that the entire market is covered geographically. This approach provides patients with convenient medical facilities and services and responds to coverage criteria that are essential to payors. See Note 1 to the consolidated financial statements.


     IPAs. MedPartners' networks include approximately 5,700 primary care and specialist IPA physicians serving approximately 357,000 HMO enrollees. An IPA allows individual practitioners to access patients in their respective areas through contracts with HMOs without having to join a group practice or sign exclusive contracts. An IPA also coordinates utilization review and quality assurance programs for its affiliated physicians. Additionally, an IPA offers other benefits to physicians seeking to remain independent, including economies of scale in the marketplace, enhanced risk-sharing arrangements and access to other strategic alliances. MedPartners identifies IPAs that need access to capitated HMO contracts, and such IPA organizations typically agree to assign their existing HMO contracts to MedPartners. MedPartners believes that the expansion of its IPAs will enable it to increase its market share with relatively low risk due to the low incremental investment required to recruit additional physicians.



     HMOs. MedPartners, through its affiliated physicians, began contracting with HMOs to provide healthcare on a capitated reimbursement basis in 1975 (through predecessors). Under these contracts, which typically are automatically renewed on an annual basis, MedPartners provides virtually all covered medical services and receives a fixed monthly capitation payment from HMOs for each member who chooses an affiliated physician as his or her primary care physician. The capitation amount may be fixed, based upon a percentage of premium, or adjustable based on the age and/or sex of the HMO enrollee. Contracts for prepaid healthcare with HMOs accounted for approximately 28 percent of MedPartners' net revenue for the quarter ended March 31, 1997.



     To the extent that enrollees require more care than is anticipated or require supplemental medical care that is not otherwise reimbursed by HMOs or other payors, aggregate capitation payments may be insufficient to cover the costs associated with the treatment of enrollees. Stop-loss coverage is maintained, which mitigates the effect of occasional high utilization of healthcare services. As of March 31, 1997 approximately 1.7 million prepaid HMO enrollees were covered beneficiaries for services in MedPartners' networks. These patients are covered under either commercial (typically employer-sponsored) or senior (Medicare-funded) HMOs. Higher capitation rates are typically received for senior patients because their medical needs are generally greater. Consequently, the cost of their covered care is higher. As of March 31, 1997, MedPartners' HMO enrollees comprised approximately 1.4 million commercial enrollees and approximately 0.1 million senior (over age 65) enrollees and approximately 0.2 million Medicaid and other enrollees. As of March 31, 1997, MedPartners was receiving institutional capitation payments for approximately 0.7 million enrollees. MedPartners is largely dependent on continued growth in the number of HMO enrollees. This growth may come from the acquisition of other PPM entities, affiliation with additional physicians or increased enrollment in HMO's currently contracting with MedPartners. There can be no assurance that MedPartners will be successful in continuing the growth of HMO enrollees.


     Hospitals. MedPartners operates Pioneer Hospital ("Pioneer Hospital"), a 99-bed acute care hospital located in Artesia, California, U.S. Family Care Medical Center ("USFMC"), a 102-bed acute care hospital in Montclair, California, and Friendly Hills Hospital ("Friendly Hills"), a 274-bed acute care hospital in La Habra, California. Many of the physicians on the professional staff rosters of these hospitals are either employed by an affiliated professional corporation or are under contract with MedPartners' IPAs. Other physicians that are traditionally hospital-based, such as emergency room physicians, anesthesiologists, pathologists, radiologists and cardiologists provide services through contractual arrangements with MedPartners. Several of MedPartners' medical clinics are located sufficiently close to hospitals where these physicians are based to allow enrollees who use the clinics to also use those hospitals. Under the HMO contracts, MedPartners, through its affiliated medical practices or Knox-Keene licensee, is obligated to pay for inpatient hospitalization and related services. Over 50 percent of Pioneer Hospital's, approximately 85 percent of USFMC's and approximately 87 percent of Friendly Hills' daily censuses are made up of MedPartners' affiliated medical group enrollees. MedPartners, through its Knox-Keene licensee or affiliated medical groups, has entered into agreements with other hospitals in California for the delivery of hospital services to the

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remainder of its enrollees. In each instance, the institutional capitation payments received from HMOs are placed at risk for the benefit of the applicable hospital, MedPartners and its affiliated physicians, to the extent such services have not reached a stop-loss threshold. MedPartners and these providers split any savings realized if hospital utilization declines due to the success of MedPartners' programs for early intervention, wellness and outpatient treatment.


     Pharmaceutical Services. MedPartners manages outpatient PBM programs throughout the United States for corporations, insurance companies, unions, government employee groups and managed care organizations. Prescription drug benefit management involves the design and administration of programs for reducing the costs and improving the safety, effectiveness and convenience of prescription drugs. MedPartners has one of the largest independent PBM programs, dispensing 44,000 prescriptions daily from four mail service pharmacies. MedPartners also manages patients' immediate prescription needs through a national network of retail pharmacies. Under MedPartners' PBM quality assurance program, MedPartners maintains rigorous quality assurance and regulatory policies and procedures. A computerized order processing system reviews each prescription order for a variety of potential concerns, including reactions with other drugs known to be prescribed to that patient, reactions with a patient's known allergies, duplication of therapies, appropriateness of dosage and early refill requests that may indicate overutilization or fraud. Each prescription is verified by a licensed pharmacist before shipment. MedPartners has retained the services of an independent national advisory panel of physician specialists that advises it on the clinical analyses of its intervention strategies and on cost-effective clinical procedures. MedPartners offers a full range of drug cost and clinical management services, including clinical case management, drug utilization review, formulary management and customized prescription programs for senior citizens. The pharmacy business is subject to heavy government regulation. Any failure to satisfy pharmacy licensing requirements could have a material adverse effect on the operating results and financial condition of MedPartners.


     Disease Management. MedPartners delivers comprehensive long-term support for high-cost, chronic illnesses in an effort to improve outcomes for patients and to lower costs. MedPartners believes that these programs efficiently provide for a patient's entire healthcare needs. The programs utilize advanced protocols and eliminate unnecessary procedural steps. MedPartners provides therapies and services to individuals with such conditions as hemophilia, growth disorders, immune deficiencies, genetic emphysema, cystic fibrosis and multiple sclerosis. MedPartners estimates that there are over 200,000 patients in the United States suffering from these diseases. MedPartners' disease management services utilize MedPartners' integrated health data to develop therapies to manage the high cost of treating these patients.


     Hospital-Based Physician Operations. MedPartners' Hospital-Based Physician ("HBP") operations organize and manage physicians and other healthcare professionals engaged in the delivery of emergency, radiology and teleradiology services, hospital-based primary care and temporary staffing and support services to hospitals, clinics, managed care organizations and physician groups. Team Health currently serves 145 hospital emergency departments and 22 hospital radiology departments in 18 states. Under contracts with hospitals and other clients, MedPartners' HBP operations identify and recruit physicians and other healthcare professionals for admission to a client's medical staff, monitor the quality of care and proper utilization of services and coordinate the ongoing scheduling of staff physicians who provide clinical coverage in designated areas of care. Hospitals have found it increasingly difficult to recruit, schedule, retain and appropriately compensate hospital-based physician specialists required to operate hospital emergency, radiology and other departments. As a consequence, a large number of hospitals have turned to contract management firms, such as Team Health, as a more cost-effective and reliable alternative to the development of in-house physician staffing.


INFORMATION SYSTEMS

     MedPartners develops and maintains integrated information systems to support its growth and acquisition plans. MedPartners' overall information systems design is open, modular and flexible. MedPartners is implementing a flexible individual patient electronic medical record ("EMR") that is continually updated to complement primary practice management and billing functions. MedPartners has configured its systems to give affiliated physicians and their staff efficient and rapid access to complex clinical data. MedPartners' use of

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the EMR enhances operational efficiencies through automation of many routine clinical functions, as well as the capacity to link "physician-specific" treatment protocols by diagnosis. This allows physicians to have treatments checked against pre-defined protocols at the time of service. MedPartners also utilizes a sophisticated database to provide pharmaceutical-related information to participating physicians, payors, affiliated physician practices and other specialty service entities. The database is designed to provide a safe and effective method for distributing and administering drugs and drug therapies.

     Effective and efficient access to key clinical patient and pharmaceutical data is critical in obtaining quality outcomes and improving costs as MedPartners enters into more capitation contracts. MedPartners utilizes its existing information systems to measure patient care satisfaction and outcomes of care, improve productivity, manage complex reimbursement procedures and integrate information from multiple facilities throughout the care spectrum. These systems allow MedPartners to analyze clinical and cost data to determine thresholds of profitability under various capitation arrangements.

INTERNATIONAL

     MedPartners has minimal operations in several European countries, Canada and Japan. MedPartners believes increasing healthcare costs, an expanding population base over age 65, advances in medical technology and the ability to provide improved quality of life while managing the cost of care will foster the growth of managed healthcare services internationally as well as domestically. Accordingly, MedPartners is considering whether to expand its efforts in offering new approaches to healthcare delivery and management around the world.

COMPETITION

     The PPM industry is highly competitive and is subject to continuing changes in the provision of services and the selection and compensation of providers. MedPartners competes for acquisition, affiliation and other expansion opportunities with national, regional and local PPM companies and other PPM entities. In addition, certain companies, including hospitals and insurers, are expanding their presence in the PPM market. MedPartners also competes with prescription drug benefit programs, prescription drug claims processors, regional claims processors, providers of disease management services and insurance companies.

GOVERNMENT REGULATION

     General. As a participant in the healthcare industry, MedPartners' operations and relationships are subject to extensive and increasing regulation by a number of governmental entities at the federal, state and local levels. MedPartners believes its operations are in material compliance with applicable laws. Nevertheless, because the structure of the relationship with the physician groups is unique, many aspects of MedPartners' business operations have not been the subject of state or federal regulatory interpretation. Thus, there can be no assurance that a review of MedPartners' or the affiliated physicians' businesses by courts or regulatory authorities will not result in a determination that could adversely affect the operations of MedPartners or of its affiliated physicians. Nor can there be any assurance that the healthcare regulatory environment will not change so as to restrict MedPartners' or the affiliated physicians' existing operations or their expansion. Any significant restriction could have a material adverse effect on the operating results and financial condition of MedPartners.


     Federal Reimbursement, Fraud and Abuse and Referral Laws. Approximately 11 percent of the revenues of MedPartners' affiliated physician practices are derived from payments made by government-sponsored healthcare programs (principally, medicare and state reimbursed programs). As a result, MedPartners is subject to the laws and regulations that govern reimbursement under Medicare and Medicaid. Any change in reimbursement regulations, policies, practices, interpretations or statutes could adversely affect the operations of MedPartners. There are also state and federal civil and criminal statutes imposing substantial penalties (including civil penalties and criminal fines and imprisonment) on healthcare providers that fraudulently or wrongfully bill governmental or other third-party payors for healthcare services. MedPartners believes it is in material compliance with such laws, but there can be no assurance that MedPartners' activities


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

will not be challenged or scrutinized by governmental authorities or that any such challenge or scrutiny would not have a material adverse effect on the operating results and financial condition of MedPartners.


     Certain provisions of the Social Security Act, commonly referred to as the "Anti-Kickback Statute", prohibit the offer, payment, solicitation, or receipt of any form of remuneration in return for the referral of Medicare or state health program patients or patient care opportunities, or in return for the recommendation, arrangement, purchase, lease or order of items or services that are covered by Medicare or state health programs. Many states have adopted similar prohibitions against payments intended to induce referrals of Medicaid and other third-party payor patients. The Anti-Kickback Statute contains provisions prescribing civil and criminal penalties to which individuals or providers who violate such statute may be subjected. The criminal penalties include fines up to $25,000 per violation and imprisonment for five years or more. Additionally, the DHHS has the authority to exclude anyone, including individuals or entities, who has committed any of the prohibited acts from participation in the Medicare and Medicaid programs. If applied to MedPartners or any of its subsidiaries or affiliated physicians, such exclusion could result in a significant loss of reimbursement for MedPartners, up to a maximum of the approximately 11 percent of the revenues of MedPartners affiliated physician groups, which could have a material adverse effect on the operating results and financial condition of MedPartners. Although MedPartners believes that it is not in violation of the Anti-Kickback Statute or similar state statutes, its operations do not fit within any of the existing or proposed federal safe harbors.



     Federal law prohibits, with some exceptions, an entity from filing a claim for reimbursement under the Medicare or Medicaid programs for certain designated services if the entity has a financial relationship with the referring physician. Federal law (the "Medicare Referral Payments Law") also prohibits the solicitation or receipt of remuneration in exchange for, or the offer or payment of remuneration to induce, the referral of Medicare or Medicaid beneficiaries. Significant prohibitions against physician referrals were enacted by the United States Congress in the Omnibus Budget Reconciliation Act of 1993. Subject to certain exemptions, a physician is prohibited from referring Medicare or Medicaid patients to an entity providing "designated health services" in which the physician has an ownership or investment interest or with which the physician has entered into a compensation arrangement. The provisions of the Anti-Kickback Statute and the Medicare Referral Payments Law are complex, and the future interpretations of these provisions and their applicability to MedPartners' operations cannot be predicted or analyzed in such a way as to predict with certainty the effect of such rules and regulations on MedPartners. Although MedPartners seeks to arrange its business relationships to comply with these healthcare rules and regulations, its operations do not fit within any of the existing or published proposed federal safe harbors. As a result, there can be no assurance that MedPartners' present or future operations will not be challenged under such provisions. MedPartners does not believe it is in violation of the Anti-Kickback Statute of the Medicare Referral Payment law and associated regulations because the revenues which are assigned to MedPartners pursuant to the management agreements between MedPartners and its affiliated physician practices represent payments made by the HMO to satisfy claims submitted through MedPartners on behalf of the affiliated physician for the furnishing of healthcare services by the physician to an individual. The monies retained by MedPartners do not exceed the aggregate amount due MedPartners for the reasonable and necessary physician practice management services provided by MedPartners pursuant to the management agreement between MedPartners and the affiliated physician or physician practice, i.e., transfer agreement or management services agreement. MedPartners believes that such payments do not fall within the scope or the intent of such rules and regulations. Further, MedPartners does not believe it is in violation of the Anti-Kickback Statute and the Medicare Referral Payment Law because MedPartners does not refer, or influence the referral of, patients or services reimbursed under governmental programs to the physician practices. While MedPartners believes it is in compliance with such legislation, future regulations and interpretations of existing regulations could require MedPartners to modify the form of its relationship with physician groups which could have a material adverse effect on the operating results and financial condition of MedPartners.


     The Office of the Inspector General (the "OIG") of the United States Department of Health and Human Services (the "DHHS") has promulgated regulatory "safe harbors" under the Medicare Referral Payments Law that describe payment practices between healthcare providers and referral sources that will not

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

be subject to criminal prosecution and that will not provide the basis for exclusion from the Medicare and Medicaid programs. MedPartners retains healthcare professionals to provide advice and non-medical services to MedPartners in return for compensation pursuant to employment, consulting or service contracts. MedPartners also enters into contracts with hospitals under which MedPartners provides products and administrative services for a fee. Many of the parties with whom MedPartners contracts refer or are in a position to refer patients to MedPartners. The breadth of these federal laws, the paucity of court decisions interpreting these laws, the limited nature of regulatory interpretations and the absence of court decisions interpreting the safe harbor regulations have resulted in ambiguous and varying interpretations of these federal laws and regulations. The OIG or the United States Department of Justice (the "DOJ") could seek a determination that MedPartners' past or current policies and practices regarding contracts and relationships with healthcare providers violate federal law. In such event, no assurance can be given that MedPartners' interpretation of these laws will prevail, except with respect to those matters that were the subject of the OIG investigation. See "-- Legal Proceedings". The failure of MedPartners' interpretation of these laws to prevail could materially adversely affect the operating results and financial condition of MedPartners.

     Caremark agreed, in its settlement agreement with the OIG and DOJ prior to the Caremark Acquisition, to continue to enforce certain compliance-related oversight procedures. Should the oversight procedures reveal violations of federal law, Caremark would be required to report such violations to the OIG and DOJ. Caremark is therefore subject to increased regulatory scrutiny and, in the event that Caremark commits legal or regulatory violations, it may be subject to an increased risk of sanctions or penalties, including disqualification as a provider of Medicare or Medicaid services which could have a material adverse effect on the operating results and financial condition of MedPartners.


     State Referral Payment Laws. MedPartners is also subject to state statutes and regulations that prohibit payments for referral of patients and referrals by physicians to healthcare providers with whom the physicians have a financial relationship. State statutes and regulations generally apply to services reimbursed by both governmental and private payors. Violations of these laws may result in prohibition of payment for services rendered, loss of pharmacy or health provider licenses as well as fines and criminal penalties. State statutes and regulations that may affect the referral of patients to healthcare providers range from statutes and regulations that are substantially the same as the federal laws and the safe harbor regulations to a simple requirement that physicians or other healthcare professionals disclose to patients any financial relationship the physicians or healthcare professionals have with a healthcare provider that is being recommended to the patients. These laws and regulations vary significantly from state to state, are often vague, and, in many cases, have not been interpreted by courts or regulatory agencies. Management believes MedPartners' operations are in material compliance with existing law, but there can be no assurance that MedPartners' existing business arrangements will not be successfully challenged in one or more states. MedPartners is not materially dependent upon revenues derived from any single state. Adverse judicial or administrative interpretations of such laws in several states, taken together, could, however, have a material adverse effect on the operating results and financial condition of MedPartners. In addition, expansion of MedPartners' operations to new jurisdictions could require structural and organizational modifications of MedPartners' relationships with physician groups in order to comply with new or revised state statutes. Such structural and organizational modifications could have a material adverse effect on the operating results and financial condition of MedPartners.


     Corporate Practice of Medicine Laws. The laws of many states prohibit physicians from splitting fees with non-physicians and prohibit non-physician entities from practicing medicine. These laws and their interpretations vary from state to state and are enforced by the courts and by regulatory authorities with broad discretion. As stated in Note 1 to the consolidated financial statements, MedPartners believes that it has perpetual and unilateral control over the assets and operations of the various affiliated professional corporations. However, there can be no assurance that regulatory authorities will not take the position that such control conflicts with state laws regarding the practice of medicine or other federal restrictions. Although MedPartners believes its operations as currently conducted are in material compliance with existing applicable laws, there can be no assurance that the existing organization of MedPartners and its contractual arrangements with affiliated physicians will not be successfully challenged as constituting the unlicensed

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practice of medicine or that the enforceability of the provisions of such arrangements, including non-competition agreements, will not be limited. There can be no assurance that review of the business of MedPartners and its affiliates by courts or regulatory authorities will not result in a determination that could adversely affect their operations or that the healthcare regulatory environment will not change so as to restrict existing operations or expansion thereof. In the event of action by any regulatory authority limiting or prohibiting MedPartners or any affiliate from carrying on its business or from expanding the operations of MedPartners and its affiliates to certain jurisdictions, structural and organizational modifications of MedPartners may be required, which could have a material adverse effect on the operating results and financial condition of MedPartners.

     Antitrust Laws. In connection with the corporate practice of medicine laws referred to above, the physician practices with which MedPartners is affiliated necessarily are organized as separate legal entities. As such, the physician practice entities may be deemed to be persons separate both from MedPartners and from each other under the antitrust laws and, accordingly, subject to a wide range of laws that prohibit anticompetitive conduct among separate legal entities. MedPartners believes it is in compliance with these laws and intends to comply with any state and federal laws that may affect its development of integrated healthcare delivery networks. There can be no assurance, however, that a review of MedPartners' business by courts or regulatory authorities would not adversely affect the operations of MedPartners and its affiliated physician groups.


     Insurance Laws. The assumption of risk on a prepaid basis by health provider networks is occurring with increasing frequency, and the practice is being reviewed by various state insurance commissioners as well as the National Association of Insurance Commissioners to determine whether the practice constitutes the business of insurance. MedPartners believes that it is currently in material compliance with the insurance laws in the states where it is operating, and it intends to comply with interpretative and legislative changes as they may develop. There can be no assurance, however, that MedPartners' activities will not be challenged or scrutinized by governmental authorities or that future interpretations of the insurance laws by such governmental authorities will not require licensure or restructuring of some or all of MedPartners' operations in any such state. In the event that MedPartners is required to become licensed under these laws, the licensure process can be lengthy and time consuming and, unless the regulatory authority permits MedPartners to continue to operate while the licensure process is progressing, MedPartners could experience a material adverse change in its operating results and financial condition while the licensure process is pending. In addition, many of the licensing requirements mandate strict financial and other requirements which MedPartners may not be able to meet. Further, once licensed, MedPartners would be subject to continuing oversight by and reporting to the respective regulatory agency.


     Other State and Local Regulation. On March 5, 1996, the DOC issued the Restricted License to Pioneer Network in accordance with the requirements of the Knox-Keene Act. The Restricted License authorizes Pioneer Network to operate as a healthcare service plan in the State of California. MedPartners, through Pioneer Network, utilizes the Restricted License to contract with HMOs for a broad range of healthcare services, including both institutional and professional medical services. The Knox-Keene Act and the regulations promulgated thereunder subject entities that are licensed as healthcare service plans in California to substantial regulation by the DOC. In addition, licensees under the Knox-Keene Act must file periodic financial data and other information (that generally become available to the public), maintain substantial tangible net equity on their balance sheets and maintain adequate levels of medical, financial and operational personnel dedicated to fulfilling the licensee's statutory and regulatory requirements. The DOC is empowered to take enforcement actions against licensees that fail to comply with such requirements.

     The operation of Pioneer Hospital, USFMC and Friendly Hills is highly regulated, and each is accredited by the Joint Commission on Accreditation of Healthcare Organizations. Accreditation from the Joint Commission on Accreditation of Healthcare Organizations allows Pioneer Hospital to serve Medicare patients and provides authorization from the California Department of Health Services and the Los Angeles County Department of Health to operate as a licensed hospital facility. Each of Pioneer Hospital, USFMC and Friendly Hills is licensed and regulated as a general acute care hospital by the State of California Department of Health Services. Additionally, each of Pioneer Hospital, USFMC and Friendly Hills has a clinical

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laboratory license from the State of California Department of Health Services, a
clinical laboratory license for its cardio-pulmonary laboratory and a pharmacy license for its inpatient pharmacy.

     Pharmacy Licensing and Operation. MedPartners is subject to federal and state laws and regulations governing pharmacies. Federal controlled substance laws require MedPartners to register its pharmacies with the United States Drug Enforcement Administration and comply with security, record-keeping, inventory control and labeling standards in order to dispense controlled substances. State controlled substance laws require registration and compliance with the licensing, registration or permit standards of the state pharmacy licensing authority. State pharmacy licensing, registration and permit laws impose standards on the qualifications of an applicant's personnel, the adequacy of its prescription fulfillment and inventory control practices and the adequacy of its facilities. In general, pharmacy licenses are renewed annually. Pharmacists employed by each branch must also satisfy state licensing requirements.

     Several states have enacted legislation that requires mail service pharmacies located outside such state to register with the state board of pharmacy prior to mailing drugs into the state and to meet certain operating and disclosure requirements. These statutes generally permit a mail service pharmacy to operate in accordance with the laws of the state in which it is located. In addition, various pharmacy associations and state boards of pharmacy have promoted enactment of laws and regulations directed at restricting or prohibiting the operation of out-of-state mail service pharmacies by, among other things, requiring compliance with all laws of certain states into which the mail service pharmacy dispenses medications whether or not those laws conflict with the laws of the state in which the pharmacy is located. To the extent that such laws or regulations are found to be applicable to MedPartners' operations, MedPartners would be required to comply with them. Some states have enacted laws and regulations which, if successfully enforced, would effectively limit some of the financial incentives available to plan sponsors that offer mail service prescription programs. The United States Department of Labor has commented that such laws and regulations are pre-empted by the Employee Retirement Income Security Act of 1974, as amended. The Attorney General in one state has reached a similar conclusion and has raised additional constitutional issues. Finally, the Bureau of Competition of the Federal Trade Commission ("FTC") has concluded that such laws and regulations may be anticompetitive and not in the best interests of consumers. To date, there have been no formal administrative or judicial efforts to enforce any of such laws against MedPartners. To the extent that any of the foregoing laws or regulations prohibit or restrict the operation of mail service pharmacies and are found to be applicable to MedPartners, they could have an adverse effect on MedPartners' prescription mail service operations. United States Postal Service regulations expressly permit the transmission of prescription drugs through the postal system. The United States Postal Service has authority to restrict such transmission.

     The PBM and disease management services of MedPartners are subject to state and federal statutes and regulations governing the operation of pharmacies, repackaging of drug products, dispensing of controlled substances, reimbursement under federal and state medical assistance programs, financial relationships between healthcare providers and potential referral sources, medical waste disposal, risk sharing by non-insurance companies and workplace health and safety. MedPartners' operations may also be affected by changes in ethical guidelines and changes in operating standards of professional and trade associations and private accreditation commissions such as the American Medical Association, the National Committee for Quality Assurance and the Joint Commission on Accreditation of Healthcare Organizations.


     Future Legislation, Regulation and Interpretation. As a result of the continued escalation of healthcare costs and the inability of many individuals to obtain health insurance, numerous proposals have been or may be introduced in the United States Congress and state legislatures relating to healthcare reform. There can be no assurance as to the ultimate content, timing or effect of any healthcare reform legislation, nor it is possible at this time to estimate the impact of potential legislation, which may be material, on MedPartners. Further, although MedPartners exercises care in structuring its arrangements with physicians to comply in all material respects with the above-referenced laws, there can be no assurance that (i) government officials charged with responsibility for enforcing such laws will not assert that MedPartners or certain transactions in which MedPartners is involved are in violation thereof and (ii) such laws will ultimately be interpreted by the courts in a manner consistent with MedPartners' interpretation.


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EMPLOYEES


     As of March 31, 1997, MedPartners, including its affiliated professional entities, employed approximately 20,900 people on a full-time equivalent basis.


CORPORATE LIABILITY AND INSURANCE

     MedPartners' business entails an inherent risk of claims of physician professional liability. In recent years participants in the healthcare industry have become increasingly subject to large claims based on theories of medical malpractice that entail substantial defense costs. Through the ownership and operation of Pioneer Hospital, USFMC and Friendly Hills, all acute care hospitals, MedPartners could also be subject to allegations of negligence and wrongful acts. To protect its overall operations from such potential liabilities, MedPartners has a multi-tiered corporate structure and preserves the operational integrity of each of its operating subsidiaries. In addition, MedPartners maintains professional liability insurance, general liability and other customary insurance on a claims-made and modified occurrence basis, in amounts deemed appropriate by management based upon historical claims and the nature and risks of the business, for many of the affiliated physicians, practices and operations. This insurance includes "tail" coverage for claims against MedPartners' affiliated medical organizations, including those acquired from Caremark, to cover incidents which were or are incurred but not reported during the periods for which the related risk was covered by "claims made" insurance. There can be no assurance that a future claim will not exceed the limits of available insurance coverage or that such coverage will continue to be available.

     Moreover, MedPartners requires each physician group with which it affiliates to obtain and maintain professional liability insurance coverage. Such insurance would provide coverage, subject to policy limits, in the event MedPartners were held liable as a co-defendant in a lawsuit for professional malpractice against a physician. In addition, generally, MedPartners is indemnified under the practice management agreements by the affiliated physician groups for liabilities resulting from the performance of medical services. However, there can be no assurance that any future claim or claims will not exceed the limits of these available insurance coverages or that indemnification will be available for all such claims.

PROPERTIES

     MedPartners' corporate headquarters is located at 3000 Galleria Tower in Birmingham, Alabama. Additionally, MedPartners has corporate offices in Long Beach, California, Knoxville, Tennessee and Northbrook, Illinois. MedPartners currently owns or leases facilities providing medical services in 26 states, Puerto Rico and six countries. MedPartners also leases, subleases or occupies, pursuant to certain acquisition agreements, the clinic facilities of the affiliated physician groups. MedPartners anticipates that as the affiliated practices continue to grow and add new services, expanded corporate facilities will be required.

LEGAL PROCEEDINGS

     MedPartners is named as a defendant in various legal actions arising primarily out of services rendered by physicians and others employed by its affiliated physician entities and Pioneer Hospital, USFMC and Friendly Hills, as well as personal injury and employment disputes. In addition, certain of its affiliated medical groups are named as defendants in numerous actions alleging medical negligence on the part of their physicians. In certain of these actions, MedPartners' and the medical group's insurance carrier has either declined to provide coverage or has provided a defense subject to a reservation of rights. Management does not view any of these actions as likely to result in an uninsured award which would have a material adverse effect on the operating results and financial condition of MedPartners.

     In May 1996, two stockholders of Caremark, each purporting to represent a class, filed complaints against Caremark and each of its directors in the Court of Chancery of the State of Delaware alleging breaches of the directors' fiduciary duty in connection with Caremark's then proposed merger with MedPartners. The complaints seek unspecified damages, injunctive relief, and attorneys' fees and expenses. The plaintiffs have not pursued these actions in any manner since the consummation of the Caremark Acquisition, but if they do, MedPartners intends to defend these cases vigorously. Although the ultimate outcome of such litigation

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cannot be predicted, MedPartners does not believe such litigation, if adversely determined, would have a material adverse effect on the operating results and financial condition of MedPartners.

     In May 1996, three home infusion companies, purporting to represent a class consisting of all of Caremark's competitors in the alternate site infusion therapy industry, filed a complaint against Caremark, a subsidiary of Caremark, and two other corporations in the United States District Court for the District of Hawaii alleging violations of the federal conspiracy laws, the antitrust laws and of California's unfair business practices statute. The complaint seeks unspecified treble damages and attorneys' fees and expenses. MedPartners intends to defend this case vigorously. Although management believes, based on information currently available, that the ultimate resolution of this matter is not likely to have a material adverse effect on the operating results and financial condition of MedPartners, there can be no assurance that the ultimate resolution of this matter, if adversely determined, would not have a material adverse effect on the operating results and financial condition of MedPartners.

     In June 1995, Caremark agreed to settle an investigation with the DOJ, OIG, the Veterans Administration, the Federal Employee Health Benefits Program ("FEHBA"), the Civilian Health and Medical Program of the Uniformed Services ("CHAMPUS") and related state investigative agencies in all 50 states and the District of Columbia (the "OIG Settlement"). Under the terms of the OIG Settlement, which covered allegations dating back to 1986, a subsidiary of Caremark pled guilty to two counts of mail fraud -- one each in Minnesota and Ohio. The basis of these guilty pleas was Caremark's failure to provide certain information to CHAMPUS and FEHBP, federally funded healthcare benefit programs, concerning financial relationships between Caremark and a physician in each of Minnesota and Ohio. The OIG Settlement allows Caremark to continue participating in Medicare, Medicaid and other government healthcare programs. Under the OIG Settlement, Caremark agreed to make civil payments of $85.3 million to the federal government in installments and $44.6 million to the states. The plea agreement imposed $29.0 million in federal criminal fines. In addition, Caremark contributed $2.0 million to a grant program set up under the Ryan White Comprehensive AIDS Resources Emergency (CARE) Act. Caremark took an after-tax charge of $154.8 million in 1995 for these settlement payments, costs to defend ongoing derivative, security and other lawsuits, and other related costs. This charge has been reflected in Caremark's discontinued operations and will not materially affect MedPartners' ability to pursue its long-term business strategy. There can be no assurance, however, that the ultimate costs related to the OIG Settlement will not exceed these estimates or that additional costs, claims and damages will not occur, or if they occur, will not have a material adverse effect on the operating results and financial condition of MedPartners.


     In March 1996, Caremark agreed to settle all disputes with a number of private payors. These disputes relate to businesses that were covered by the OIG Settlement. The settlements resulted in an after-tax charge of approximately $43.8 million. In addition, MedPartners paid $24.1 million after tax to cover the private payors' pre-settlement and settlement-related expenses. An after-tax charge for the above amounts was recorded in first quarter 1996 discontinued operations.


     In its agreement with the OIG and DOJ, Caremark agreed to continue to maintain certain compliance-related oversight procedures. Should these oversight procedures reveal credible evidence of legal or regulatory violations, Caremark is required to report such violations to the OIG and DOJ. Caremark is, therefore, subject to increased regulatory scrutiny and, in the event it commits legal or regulatory violations, Caremark may be subject to an increased risk of sanctions or penalties, including disqualification as a provider of Medicare or Medicaid services, which would have a material adverse effect on the operating results and financial condition of MedPartners.

     In connection with the matters described above relating to the OIG Settlement, Caremark is a party to various non-governmental claims and may in the future become subject to additional OIG-related claims. Caremark is a party to, or the subject of, and may be subjected to in the future, various private suits and claims (including stockholder derivative actions and an alleged class action suit) being asserted in connection with matters relating to the OIG Settlement by Caremark's stockholders, patients who received healthcare services from Caremark and such patients' insurers. MedPartners cannot determine at this time what costs may be incurred in connection with future disposition of non-governmental claims or litigation. Such additional costs, if incurred, could have a material adverse effect on the operating results and financial condition of MedPartners. See Note 13 to the consolidated financial statements.

     In August and September 1994, stockholders of Caremark, each purporting to represent a class, filed complaints against Caremark and certain officers and employees of Caremark in the United States District Court for the Northern District of Illinois, alleging violations of the Securities Act and the Exchange Act, and fraud and negligence and various state law claims in connection with public disclosures by Caremark regarding Caremark's business practices and the status of the OIG investigation. The complaints seek unspecified damages, declaratory and equitable relief, and attorneys fees and expenses. In June 1996, the complaint filed by one group of stockholders alleging violations of the Exchange Act only, was certified as a class. The parties to all of the complaints continue to engage in discovery proceedings. MedPartners intends to defend these cases vigorously. Although management believes, based on information currently available, that the ultimate resolution of this matter is not likely to have a material adverse effect on the operating results and financial condition of MedPartners, there can be no assurance that the ultimate resolution of this matter, if adversely determined, would not have a material adverse effect on the operating results and financial condition of MedPartners.


     In late August 1994, certain patients of a physician who prescribed human growth hormone distributed by Caremark and the sponsor of the health insurance plan of one of those patients filed complaints against Caremark, employees of Caremark and others in the United States District Court for the District of Minnesota. Each complaint purported to be on behalf of a class and alleged violations of the federal mail and wire fraud statutes, the federal conspiracy statute and the state consumer fraud statute, as well as conspiracy to breach a fiduciary duty, negligence and fraud. Each complaint sought unspecified treble damages, and attorneys fees and expenses. In July 1996, these plaintiffs also served a separate lawsuit in the Minnesota State Court in the County of Hennepin against a subsidiary of Caremark purporting to be on behalf of a class and alleging all of the claims contained in the complaint filed with the Minnesota federal court other than the federal claims contained therein. The state complaint seeks unspecified damages, attorneys' fees and expenses and an award of punitive damages. In November 1996, in response to a motion by the plaintiffs, the Court dismissed the United States District Court cases without prejudice. On March 27, 1996, the Minnesota state court lawsuit was dismissed with prejudice. In July 1995, another patient of this same physician filed a separate complaint in the District Court of South Dakota against the physician, Caremark and another corporation alleging violations of the federal laws prohibiting payment of remuneration to induce referral of Medicare and Medicaid beneficiaries, and the federal mail fraud and conspiracy statutes. The complaint also alleges the intentional infliction of emotional distress and seeks trebling of at least $15.9 million in general damages, attorneys fees and costs, and an award of punitive damages. In August 1995, the parties to the case filed in South Dakota agreed to a stay of all proceedings until final judgment has been entered in a criminal case that is presently pending against this physician. MedPartners intends to defend these cases vigorously. Although management believes, based on information currently available, that the ultimate resolution of this matter is not likely to have a material adverse effect on the operating results and financial condition of MedPartners, there can be no assurance that the ultimate resolution of this matter, if adversely determined, would not have a material adverse effect on the operating results and financial condition of MedPartners.



     In September 1995, Coram Healthcare Corporation ("Coram") filed a complaint in the San Francisco Superior Court against Caremark and its subsidiary, Caremark Inc. and 50 unnamed individual defendants. The complaint, which arises from Caremark's sale to Coram of Caremark's home infusion therapy business in April 1995 for approximately $209.0 million in cash and $100.0 million in securities, alleges breach of the Asset Sale and Note Purchase Agreement, dated January 29, 1995, as amended April 1, 1995, between Coram and Caremark, breach of related contracts, fraud, negligent misrepresentation and a right to contractual indemnity. Coram's amended complaint includes claims for specific performance, declaratory relief, injunctive relief, and requests damages of $5.2 billion. However, at a pretrial hearing in May 1997, counsel for Coram stated to the court that, with respect to compensatory damages, Coram was realistically seeking approximately $300 million. Caremark filed counterclaims against Coram in this lawsuit and also filed a lawsuit in the U.S. District Court in Chicago claiming that Coram committed securities fraud in its sale to Caremark of its securities in connection with the sale of the Company's home infusion business to Coram. The lawsuit filed in federal court in Chicago has been dismissed, but on appeal by Caremark the dismissal was reversed and the lawsuit was remanded. Coram's lawsuit is currently in the discovery phase, with a scheduled trial date in June 1997. The net recorded value of amounts owed by Coram to MedPartners was approximately $55 million at

December 31, 1996. This amount represents management's best estimate of the net realizable value of the amounts owed by Coram to MedPartners, based upon information available to MedPartners and is supported by the independent valuation by Integrated Health Services, Inc. MedPartners intends to defend these cases vigorously. Although MedPartners cannot predict with certainty the outcome of these proceedings, based on information currently available as to the viability of the claims interposed by Coram, the evidence which MedPartners understands will be advanced by Coram to support such claims and the defenses available to MedPartners, management believes that the ultimate resolution of this matter is not likely to have a material adverse effect on the operating results or financial condition of MedPartners. However, an adverse determination could have a material adverse effect on the operating results or financial condition of MedPartners.



     Beginning in September 1994, Caremark was named as a defendant in a series of lawsuits added to a pending group of actions (including a class action) brought in 1993 under the antitrust laws by local and chain retail pharmacies against brand name pharmaceutical manufacturers, wholesalers and prescription benefit managers other than Caremark. The lawsuits, filed in federal district courts in at least 38 states (including the United States District Court for the Northern District of Illinois), allege that at least 24 pharmaceutical manufacturers provided unlawful price and service discounts to certain favored buyers and conspired among themselves to deny similar discounts to the complaining retail pharmacies (approximately 3,900 in number). The complaints charge that certain defendant prescription benefit managers, including Caremark, were favored buyers who knowingly induced or received discriminatory prices from the manufacturers in violation of the Robinson-Patman Act. Each complaint seeks unspecified treble damages, declaratory and equitable relief and attorneys fees and expenses. All of these actions have been transferred by the Judicial Panel for Multidistrict Litigation to the United States District Court for the Northern District of Illinois for coordinated pretrial procedures. Caremark was not named in the class action. In April 1995, the Court entered a stay of pretrial proceedings as to certain Robinson-Patman Act claims in this litigation, including the Robinson-Patman Act claims brought against Caremark, pending the conclusion of a first trial of certain of such claims brought by a limited number of plaintiffs against five defendants not including Caremark. On July 1, 1996, the district court directed entry of a partial final order in the class action approving an amended settlement with certain of pharmaceutical manufacturers. The amended settlement provides for a cash payment by the defendants in that action of approximately $351.0 million to class members in settlement of conspiracy claims as well as a commitment from the settling manufacturers to abide by certain injunctive provisions. All class action claims against non-settling manufacturers as well as all opt out and other claims generally, including all Robinson-Patman Act claims against Caremark, remain unaffected by the settlement. The district court also certified to the court of appeals for interlocutory review certain orders relating to non-settled conspiracy claims against the pharmaceutical manufacturers and wholesalers. These interlocutory orders do not relate to any of the claims brought against Caremark. MedPartners intends to defend these cases vigorously. Although management believes, based on information currently available, that the ultimate resolution of this matter is not likely to have a material adverse effect on the operating results and financial condition of MedPartners, there can be no assurance that the ultimate resolution of this matter, if adversely determined, would not have a material adverse effect on the operating results and financial condition of MedPartners.


     In December 1994, Caremark was notified by the FTC that it was conducting a civil investigation of the industry concerning whether acquisitions, alliances, agreements or activities between prescription benefit managers and pharmaceutical manufacturers, including Caremark's alliance agreements with certain drug manufacturers, violate Sections 3 or 7 of the Clayton Act or
Section 5 of the Federal Trade Commission Act. The specific nature, scope, timing and outcome of the investigation are not currently determinable. Under the statutes, if violations are found, the FTC could seek remedies in the form of injunctive relief to set aside or modify Caremark's alliance agreements and an order to cease and desist from certain marketing practices and from entering into or continuing with certain types of agreements. MedPartners intends to defend these cases vigorously. Although management believes, based on information currently available, that the ultimate resolution of this matter is not likely to have a material adverse effect on the operating results and financial condition of MedPartners, there can be no assurance that the ultimate resolution of this matter, if adversely determined, would not have a material adverse effect on the operating results and financial condition of MedPartners.

                            MEDPARTNERS' MANAGEMENT


DIRECTORS AND EXECUTIVE OFFICERS OF THE REGISTRANT

     The following table sets forth certain information about the executive officers and directors of MedPartners:


                    NAME                      AGE               POSITION WITH THE COMPANY
                    ----                      ---               -------------------------
Larry R. House..............................  53    Chairman of Board, President and Chief Executive
                                                      Officer and Director
Mark L. Wagar...............................  45    President -- Western Operations
John J. Gannon..............................  58    President -- Eastern Operations
H. Lynn Massingale, M.D.....................  44    President -- Team Health
Harold O. Knight, Jr........................  39    Executive Vice President and Chief Financial
                                                      Officer
Tracy P. Thrasher...........................  34    Executive Vice President and Corporate Secretary
Edward J. Novinski..........................  38    Executive Vice President -- Managed Care
John M. Deane...............................  42    Executive Vice President -- Information Services
J. Brooke Johnston, Jr......................  57    Senior Vice President and General Counsel
Charles C. Clark............................  47    Senior Vice President and Chief Tax Officer
Peter J. Clemens, IV........................  32    Vice President of Finance and Treasurer
Mark S. Weeks...............................  34    Vice President of Finance and Controller
Richard M. Scrushy..........................  44    Director
Larry D. Striplin, Jr.(1)...................  67    Director
Charles W. Newhall III(1)...................  52    Director
Ted H. McCourtney(2)........................  58    Director
Walter T. Mullikin, M.D.....................  79    Director
John S. McDonald, J.D.(1)...................  64    Director
Rosalio J. Lopez, M.D.(2)...................  44    Director
Richard J. Kramer...........................  54    Director
C.A. Lance Piccolo(2).......................  56    Director
Roger L. Headrick(1)........................  60    Director
Harry M. Jansen Kraemer, Jr.................  42    Director


---------------

(1) Member of the Compensation Committee
(2) Member of the Audit Committee

     Larry R. House has been President and Chief Executive Officer of MedPartners since August 1993, and has been Chairman of the Board since January 1993. From 1985 to 1992, he was Chief Operating Officer of HEALTHSOUTH Rehabilitation Corporation, now HEALTHSOUTH Corporation ("HEALTHSOUTH"). From 1992 to 1993, Mr. House was President of HEALTHSOUTH International, Inc. Mr. House is a member of the Board of Directors of each of HEALTHSOUTH, Capstone Capital Corporation, a publicly traded real estate investment trust ("Capstone"), the American Sports Medicine Institute, UAB Research Foundation and Monitor MedX.

     Mark L. Wagar has been President -- Western Operations of MedPartners since January 1996. From January 1995 through December 1995, Mr. Wagar was Chief Operating Officer of MME. From March 1994 to December 1994, he was the President of CIGNA HealthCare of California, a healthcare plan serving enrollees in California, Oregon and Washington, from January 1993 through February 1994, was a Vice President of CIGNA HealthCare of California, an HMO. From November 1989 to December 1992, he was the President of Managed Care Partners, Inc., a private consulting management company specializing in managed care services. He has been involved in healthcare management for over 20 years, including 10 years in managed care companies.

     John J. Gannon has been President -- Eastern Operations of MedPartners since July 1996. For 23 years, Mr. Gannon was a Partner with KPMG Peat Marwick. His most recent position with KPMG was that of National Partner-in-Charge of Strategy and Marketing, Healthcare and Life Sciences. He served as one of the firm's designated industry review specialists for healthcare financial feasibility studies.


     H. Lynn Massingale, M.D. has been President of Team Health since its formation in March 1994. Dr. Massingale has served as President of Southeastern Emergency Physicians, Inc., a subsidiary of Team Health, since 1981. A graduate of the University of Tennessee Center for Health Sciences in Memphis, Dr. Massingale is certified by the National Board of Medical Examiners, Tennessee Board of Medical Examiners and American Board of Emergency Medicine. Dr. Massingale's professional memberships include the Knoxville Academy of Medicine, Tennessee Medical Association, American Medical Association and American College of Emergency Physicians.


     Harold O. Knight, Jr. has been Executive Vice President and Chief Financial Officer of MedPartners since November 1994. Mr. Knight was Senior Vice President of Finance and Treasurer of MedPartners from August 1993 to November 1994, and from March 1993 to August 1993, Mr. Knight served as Vice President of Finance of MedPartners. From 1980 to 1993, Mr. Knight was with Ernst & Young LLP, most recently as Senior Manager. Mr. Knight is a member of the Alabama Society of Certified Public Accountants and the American Institute of Certified Public Accountants.

     Tracy P. Thrasher has been Executive Vice President of MedPartners since November 1994 and has been Corporate Secretary since March 1994. Ms. Thrasher was Senior Vice President of Administration from March 1994 to November 1994, and from January 1993 to March 1994, she served as Corporate Comptroller and Vice President of Development. From 1990 to 1993, Ms. Thrasher was the Audit and Health Care Management Advisory Service Manager with Burton, Canady, Moore & Carr, P.C., independent public accountants. Ms. Thrasher began her career with Ernst & Young LLP in 1985, and became a certified public accountant in 1986.


     Edward J. Novinski has been Executive Vice President of Managed Care for MedPartners since September 1996. Prior to joining MedPartners, Mr. Novinski was most recently Vice President of Network Management for United HealthCare Corporation in their corporate office and held various positions from August 1986 to August 1996. Mr. Novinski was responsible for United HealthCare's network strategies for physician and hospital relationships which supported United HealthCare's diverse managed care product line. From 1977 to 1986, Mr. Novinski was with Lutheran General Health System in managerial and administrative positions including Director of Physician Practice Management for a large multi-specialty group.



     John M. Deane has been Executive Vice President, Information Services of MedPartners since January 1997. From January 1995 through December 1996, Mr. Deane was Vice President Information Services and CIO of Caremark Pharmaceutical Services Group, based in Northbrook, Illinois. Prior to 1995, Mr. Deane was Director, Information Services -- Planning and Consulting for the Whirlpool Corporation and a Senior Manager on large IS projects for Price Waterhouse's Management Consulting Services practice in the Midwest, where he led large IS engagements for various Fortune 100 companies.


     J. Brooke Johnston, Jr. has been Senior Vice President and General Counsel of MedPartners since April 1996. Prior to that, Mr. Johnston was a senior principal of the law firm of Haskell Slaughter Young & Johnston, Professional Association, Birmingham, Alabama, where he practiced corporate and securities law for over seventeen years. Prior to that Mr. Johnston was engaged in the practice of law in New York, New York and at another firm in Birmingham. Mr. Johnston is a member of the Alabama State Bar and the New York and American Bar Associations. Mr. Johnston is a member of the Board of Directors of United Leisure Corporation, a publicly traded leisure time services company.


     Charles C. Clark has been Senior Vice President and Chief Tax Officer of MedPartners since January 1997. Prior to that, Mr. Clark was a Partner with KPMG Peat Marwick, having served as Tax Partner in Charge of the Birmingham, Alabama office and leader of tax services for the Health Care & Life Sciences practice in the Southeast. Mr. Clark was with KPMG Peat Marwick for twenty-one (21) years. Mr. Clark is a

Certified Public Accountants holding memberships in the American Institute of Certified Public Accountants and the Alabama and Mississippi Societies of Certified Public Accountants.


     Peter J. Clemens, IV has been Vice President of Finance and Treasurer of MedPartners since April 1995. From 1991 to 1995, Mr. Clemens worked in Corporate Banking with Wachovia Bank of Georgia, N.A. Mr. Clemens began his career with AmSouth Bank, N.A. in 1987, and received a Masters Degree in Business Administration from Vanderbilt University in 1991.


     Mark S. Weeks has been Vice President of Finance and Controller of MedPartners since June 1994. From 1985 to 1994, Mr. Weeks was with Ernst & Young LLP, most recently as Senior Manager. Mr. Weeks is a certified public accountant and a member of the American Institute of Certified Public Accountants.



     Richard M. Scrushy has been a member of MedPartners' Board of Directors since January 1993. Since 1984, Mr. Scrushy has been Chairman of the Board and Chief Executive Officer of HEALTHSOUTH. Mr. Scrushy is also a member of the Board of Directors of Capstone.


     Larry D. Striplin, Jr. has been a member of MedPartners' Board of Directors since January 1993. Since December 1995, Mr. Striplin has been the Chairman and Chief Executive Officer of Nelson-Brantley Glass Contractors, Inc. and Chairman and Chief Executive Officer of Clearview Properties, Inc. Until December 1995, Mr. Striplin had been Chairman of the Board and Chief Executive Officer of Circle "S" Industries, Inc., a privately owned bonding wire manufacturer. Mr. Striplin is a member of the Board of Directors of Kulicke & Suffa, Inc., a publicly traded manufacturer of electronic equipment, and of Capstone.

     Charles W. Newhall, III has been a member of MedPartners' Board of Directors since September 1993. He has been a general partner of New Enterprise Associates, a venture capital firm, since 1978. Mr. Newhall is a member of the Board of Directors of HEALTHSOUTH, Integrated Health Services, Inc. and OPTA Food Ingredients, Inc., all publicly traded companies. He is founder and Chairman of the Mid-Atlantic Venture Association, which was organized in 1988.

     Ted H. McCourtney has been a member of MedPartners' Board of Directors since August 1993. He has been a general partner of Venrock Associates, a venture capital firm, since 1970. Mr. McCourtney is a member of the Board of Directors of Cellular Communications, Inc., Cellular Communications of Puerto Rico, Inc., Cellular Communications International, Inc., International CabelTel Incorporated, SBSF, Inc. and Structural Dynamics Research Corporation, each of which is publicly traded.


     Walter T. Mullikin, M.D., a surgeon, has been a member of MedPartners' Board of Directors since November 1995. Dr. Mullikin was Chairman of the Board of the general partner of MME from 1989 to 1995. He founded Pioneer Hospital and the predecessors to MME's principal professional corporation in 1957. He was also the Chairman of the Board, President and a stockholder of Mullikin Independent Practice Association ("MIPA"), until November 1995. Dr. Mullikin is a member of the Board of Directors of Health Net, a publicly traded HMO, and was one of the founders and a past chairman of the Unified Medical Group Association.



     John S. McDonald, J.D. has been a member of MedPartners' Board of Directors since November 1995. Mr. McDonald was the Chief Executive Officer of the general partner of MME from March 1994 to 1995, and he was an executive of Pioneer Hospital and their related entities since 1967. Mr. McDonald was also a director, the Secretary and a stockholder of MME's general partner. Mr. McDonald is on the Board of Directors of the Truck Insurance Exchange and is a past president of the Unified Medical Group Association.



     Rosalio J. Lopez, M.D. has been a member of MedPartners' Board of Directors since November 1995. Mr. Lopez had been a director of the general partner of MME since 1989. Dr. Lopez joined MME's principal professional corporation in 1984 and serves as the Chairman of its Medical Council and Family Practice and Managed Care committees. He also acted as a director and a Vice President of MME's principal professional corporation. He is also a director and stockholder of MIPA.


     Richard J. Kramer has been a member of MedPartners' Board of Directors since November 1995. Mr. Kramer is President/Chief Executive Officer and a director of Catholic Healthcare West ("CHW"). Before joining CHW in September 1989, Mr. Kramer served as the Executive Vice President of LifeSpan,

Inc., a multi-hospital/healthcare system headquartered in Minneapolis, which he joined in 1971, serving in a variety of capacities, including Vice President of Planning and Marketing and administrator for Abbott-Northwestern Hospital. Mr. Kramer is currently a member of the Board of Directors of the California Association of Hospitals and Health Systems and the Hospital Council of Northern and Central California, the Board of Directors of the California Chamber of Commerce, the Governing Council of the American Hospital Association Section on Health Systems and the House of Delegates of the American Hospital Association, the Advisory Council for the Center for Clinical Integration and the Board of Directors of the Alumni Association of the University of Minnesota Program in Health Care Administration.

     C.A. Lance Piccolo has been Vice Chairman of MedPartners' Board of Directors since September 1996. From August 1992 to September 1996, he was Chairman of the Board of Directors and Chief Executive Officer of Caremark. From 1987 until November 1992, Mr. Piccolo was an Executive Vice President of Baxter and from 1988 until November 1992, he served as a director of Baxter. Mr. Piccolo also serves as a director of Crompton & Knowles Corporation ("CKC") and Baxter, each of which is publicly traded.

     Roger L. Headrick has been a member of MedPartners' Board of Directors since September 1996 and has been President and Chief Executive Officer of the Minnesota Vikings Football Club since 1991. Additionally, since June 1989, Mr. Headrick has been President and Chief Executive Officer of ProtaTek International, Inc., a bio-process and biotechnology company that develops and manufactures animal vaccines. Prior to 1989, he was Executive Vice President and Chief Financial Officer of The Pillsbury Company, a food manufacturing and processing company. Mr. Headrick also serves as a director of CKC.


     Harry M. Jansen Kraemer, Jr. has been a member of MedPartners' Board of Directors since September 1996, and is a Vice President and Chief Financial Officer of Baxter, having served in that capacity since November 1993. He was promoted to Baxter's three-member Office of the Chief Executive in June 1995, and appointed to Baxter's Board of Directors in November 1995. In addition to his duties as its chief financial officer he is responsible for Baxter's Global Hospital Business, Global Renal Business, and the Baxter Japan subsidiary. Mr. Kraemer has been an employee of Baxter since 1982 serving in a variety of positions, including Vice President, Group Controller for Baxter's hospital and alternate-site businesses, president of Baxter's Hospitex Division and Vice President Finance and Operations for Baxter's global-business group.


     The executive employment agreement of Mr. House requires that he be nominated as a director during the term of the employment agreement. Drs. Mullikin and Lopez and Messrs. McDonald and Kramer initially became members of the Board of Directors in connection with the acquisition of MME, and Messrs. Piccolo, Headrick, Hodson and Kraemer became members of the Board of Directors in connection with the Caremark Acquisition, where it was agreed that at least four members of MedPartners' thirteen member Board of Directors would be designated by Caremark to serve for a three-year period. There are no family relationships between any Directors, nominees for director or executive officers of MedPartners. The Board of Directors of MedPartners held a total of eight meetings and acted by unanimous written consent nine times during 1996.

CLASSIFIED BOARD OF DIRECTORS


     Pursuant to the terms of MedPartners' Certificate of Incorporation and Bylaws, the Board of Directors is divided into three classes, with each class being as nearly equal in number as reasonably possible. One class holds office for a term that will expire at the Annual Meeting of Stockholders to be held in 1998, a second class holds office for a term that will expire at the Annual Meeting of Stockholders to be held in 1999 and a third class holds office for a term that will expire at the Annual Meeting of Stockholders to be held in 2000. Each director holds office for the term to which he is elected and until his successor is duly elected and qualified. At each annual meeting of stockholders of MedPartners, the successors to the class of directors whose terms expire at such meeting are elected to hold office for a term expiring at the annual meeting of stockholders held in the third year following the year of their election. Messrs. House, McDonald, Kramer, Newhall and Headrick have terms expiring in 1998; Messrs. Striplin and Kraemer and Dr. Mullikin have terms expiring in 1999; and Messrs. Scrushy, McCourtney and Piccolo and Dr. Lopez have terms expiring in

2000. MedPartners' Board of Directors elect officers annually and such officers serve at the discretion of the Board of Directors.


COMMITTEES OF THE BOARD OF DIRECTORS

     The Board of Directors of MedPartners currently has two committees: the Audit Committee and the Compensation Committee.


     The Audit Committee has the responsibility for reviewing and supervising the financial controls of MedPartners. The Audit Committee makes recommendations to the Board of Directors of MedPartners with respect to MedPartners' financial statements and the appointment of independent auditors, reviews significant audit and accounting policies and practices, meets with MedPartners' independent public accountants concerning, among other things, the scope of audits and reports, and reviews the performance of overall accounting and financial controls of MedPartners. The Audit Committee consists of Messrs. McCourtney and Piccolo and Dr. Lopez. During 1996, there were three meetings of the Audit Committee.



     The Compensation Committee has the responsibility for reviewing the performance of the officers of MedPartners and recommending to the Board of Directors of MedPartners' annual salary and bonus amounts for all officers of MedPartners. The Compensation Committee also administers MedPartners' 1993 Stock Option Plan, 1995 Stock Option Plan, MedPartners Incentive Compensation Plan and MedPartners 1997 Long Term Incentive Compensation Plan. The Compensation Committee consists of Messrs. Newhall, Striplin, McDonald and Headrick. During 1996, there were two meetings of the Compensation Committee.


EXECUTIVE COMPENSATION

     Executive Officer Compensation. The following table presents certain information concerning compensation paid or accrued for services rendered to MedPartners in all capacities during the years ended December 31, 1996, 1995 and 1994, for the Chief Executive Officer and the four other most highly compensated executive officers of MedPartners whose total annual salary and bonus in the last fiscal year exceeded $100,000 (collectively, the "Named Executive Officers").

                           SUMMARY COMPENSATION TABLE


                                                                                 LONG-TERM
                                                ANNUAL COMPENSATION             COMPENSATION
                                       --------------------------------------      AWARDS
                                                                    OTHER       ------------
                                                                    ANNUAL       SECURITIES     ALL OTHER
      NAME AND PRINCIPAL                                         COMPENSATION    UNDERLYING    COMPENSATION
        POSITION HELD           YEAR   SALARY ($)   BONUS ($)       ($)(1)      OPTIONS (#)        ($)
      ------------------        ----   ----------   ----------   ------------   ------------   ------------
Larry R. House(2).............  1996    $717,852    $1,786,429           --      2,700,000(6)   $  25,000(8)
  Chairman of the Board,        1995     349,908       600,000           --        828,000         28,335
  President and Chief
  Executive Officer             1994     335,000            --           --        457,000         25,474
Mark L. Wagar(3)..............  1996     350,002       579,674           --        700,000(7)      32,516(8)
  President -- Western
  Operations                    1995     346,601            --           --        250,000         30,485
James G. Connelly, III(4).....  1996     383,852     2,883,981(5)   $ 74,400       230,000        417,120(8)
  President -- Caremark
Kristen E. Gibney(4)..........  1996     330,147     2,153,582(5)    620,200       175,000        427,566(8)
  Vice President -- Caremark
Michelle J. Hooper(4).........  1996     253,641     1,318,713(5)         --       100,000        184,448(8)
  Vice President -- Caremark


---------------

 (1) Dollar value of perquisites and other benefits were less than the lesser of $50,000 or 10% of total salary and bonus for each Named Executive Officer.

 (2) Pursuant to a reimbursement agreement, MedPartners paid HEALTHSOUTH the sum of $150,195 as reimbursement for services rendered by Mr. House from January 1, 1994 to August 31, 1994, when the agreement terminated. See
     "-- Compensation Committee Interlocks and Insider Participation".

 (3) Mr. Wagar commenced employment on November 28, 1995, at the time of the MME Acquisition. The table includes all compensation paid to him in 1995.


 (4) These Named Executive Officers commenced employment on September 5, 1996, at the time of the Caremark Acquisition. The table includes all compensation paid to them in 1996.

 (5) Bonuses for these Named Executive Officers include the following amounts:
     Mr. Connelly -- $2,707,968 retention bonus; Ms. Gibney -- $1,962,174 retention bonus, and $55,800 restricted stock option; Ms.
     Hooper -- $1,127,305 retention bonus, and $55,800 restricted stock option.
 (6) Includes 500,000 options originally granted in 1995 and repriced in 1996, and 600,000 options granted in 1996 but effectively cancelled by subsequent repricing.
 (7) Includes 250,000 options originally granted in 1995 and repriced in 1996, and 150,000 options granted in 1996 but effectively cancelled by subsequent repricing.

 (8) Other compensation shown for the Named Executive Officers in 1996 includes contributions by MedPartners in the following amounts: Mr. House -- $25,000 split dollar life insurance; Mr. Wagar -- $25,000 split dollar life insurance, $6,766 long term disability insurance and $750 401(k) plan; Mr. Connelly -- $10,357 split dollar life insurance, $11,124 life insurance, $21,946 401(k) plan and $373,693 non-qualified pension plan; Ms.
     Gibney -- $4,916 split dollar life insurance, $17,919 401(k) plan, and $404,731 non-qualified pension plan; and Ms. Hooper -- $2,994 split dollar life insurance, $15,384 401(k) plan, and $166,070 non-qualified pension plan.


     Option Grants in 1996. The following table contains information concerning the grant of stock options under the Stock Option Plans (as defined below) to the Named Executive Officers in 1996:

                       OPTION GRANTS IN LAST FISCAL YEAR


                                                                                               POTENTIAL REALIZABLE
                                                                                                 VALUE AT ASSUMED
                                                 INDIVIDUAL GRANTS                                 ANNUAL RATES
                          ----------------------------------------------------------------        OF STOCK PRICE
                              NUMBER OF        PERCENT OF TOTAL                                  APPRECIATION FOR
                              SECURITIES       OPTIONS GRANTED    EXERCISE OR                     OPTION TERM(2)
                          UNDERLYING OPTIONS     TO EMPLOYEES     BASE PRICE    EXPIRATION   -------------------------
NAME                        GRANTED (#)(1)      IN FISCAL YEAR      ($/SH)         DATE        5% ($)        10% ($)
----                      ------------------   ----------------   -----------   ----------   -----------   -----------
Larry R. House..........        500,000(3)(4)         4.4%          $16.625      11/20/05    $ 4,791,434   $11,911,841
                                600,000(3)(5)         5.3            25.750        4/9/06
                                                                                               9,716,422    24,623,321
                                600,000(3)(6)         5.3            16.625        4/9/06
                                                                                               6,046,764    15,197,843
                              1,000,000(3)            8.9            16.625       7/23/06
                                                                                              10,455,373    26,495,968
Mark L. Wagar...........        150,000(4)            1.3%          $16.625      11/28/05    $ 1,441,636   $ 3,586,240
                                100,000(3)(4)         0.9            16.625      11/28/05
                                                                                                 961,091     2,390,827
                                150,000(5)            1.3            25.750        4/9/06
                                                                                               2,429,106     6,155,830
                                150,000(6)            1.3            16.625        4/9/06
                                                                                               1,511,691     3,799,461
                                150,000               1.3            16.625       7/23/06
                                                                                               1,568,306     3,974,395
James G. Connelly,                                                                           $ 2,874,835   $ 7,285,395
  III...................        230,000               2.0%          $19.875        9/4/06
Kristen E. Gibney.......        175,000               1.6%          $19.875        9/4/06    $ 2,187,374   $ 5,543,235
Michele J. Hooper.......        100,000               0.9%          $19.875        9/4/06    $ 1,249,928   $ 3,167,563


---------------

(1) The vesting of each option is cumulative and no vested portion expires until the expiration of the option. Unless otherwise noted, options vest at the rate of 20% per year over a 5-year period beginning on the original grant date.

(2) The potential realizable value is calculated based on the term of the option at its time of grant (10 years) or its time of repricing (remaining term), as applicable. It is calculated by assuming that the stock price on the date of grant or repricing appreciates at the indicated annual rate compounded annually for the entire term of the option and that the option is exercised and sold on the last day of its term for the appreciated stock price. No gain to the optionee is possible unless the stock price increases over the option term, which will benefit all stockholders.
(3) These options are 100% vested.

(4) These options were originally granted in 1995, but were repriced in 1996.


(5) These options were granted in 1996, but were effectively cancelled by subsequent repricing.


(6) These options are the repriced options that effectively replaced options granted earlier in 1996.


     Aggregated Option Exercises in Last Fiscal Year and Fiscal Year-End Option Values. The following table provides information with respect to options exercised by the Named Executive Officers during 1996 and the number and value of securities underlying unexercised options held by the Named Executive Officers at December 31, 1996.

   AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION
                                     VALUES

                                                                                               VALUE OF
                                                                                              UNEXERCISED
                                                             NUMBER OF SECURITIES            IN-THE-MONEY
                                                            UNDERLYING UNEXERCISED            OPTIONS AT
                                                             OPTIONS AT FY-END(#)            FY-END($)(1)
                           SHARES ACQUIRED      VALUE      -------------------------   -------------------------
          NAME             ON EXERCISE(#)    REALIZED($)   EXERCISABLE/UNEXERCISABLE   EXERCISABLE/UNEXERCISABLE
          ----             ---------------   -----------   -------------------------   -------------------------
Larry R. House...........       55,000       $1,694,000                2,428,000/     --           $11,532,500/$       --
Mark L. Wagar............           --       $       --                  220,000/330,000           $   907,500/$1,361,250
James G. Connelly, III...           --       $       --                  610,465/184,000           $ 5,401,324/$  161,000
Kristen E. Gibney........       47,388(2)    $  620,200                  211,236/     --           $ 1,408,721/$       --
Michele J. Hooper........           --       $       --                  213,170/ 80,000           $ 1,588,429/$   70,000

---------------

(1) Based on December 31, 1996 closing price for MedPartners Common Stock of $20.75.
(2) Includes options to purchase shares of Caremark exercised prior to the Caremark Acquisition and gives effect to the exchange ratio of 1.21 shares of MedPartners Common Stock for each share of Caremark.

DIRECTOR COMPENSATION


     Officers of MedPartners do not receive any additional compensation for serving as members of the Board of Directors or any of its committees. Effective January 1, 1996 and prior to July 25, 1996, non-employee directors were paid directors' fees of $2,500 for each meeting of the Board of Directors attended in person, $500 for each meeting of the Board of Directors attended by phone, and $1,000 for each meeting of the Audit Committee or the Compensation Committee attended in person. Directors were reimbursed for travel costs and other out-of-pocket expenses incurred in attending each meeting of the Board of Directors or one of its committees. In addition, non-employee directors received an annual grant of stock options for 10,000 shares of MedPartners' Common Stock under the Stock Option Plans (as hereinafter defined). Such options vest in 20% increments and expire ten years after the grant date. The exercise price of such options was determined by the closing price of MedPartners' Common Stock on the NYSE on the date of the option grant. Effective July 26, 1996, non-employee directors were paid directors' fees of $3,000 for each meeting of the Board of Directors attended in person, $1,000 for each meeting of the Board of Directors attended by phone, and $1,000 for each meeting of the Audit Committee or the Compensation Committee attended in person. In addition, non-employee directors receive an annual grant of stock options for 25,000 shares of MedPartners' Common Stock under the Stock Option Plans. In July 1996, each of Messrs. Kramer, McCourtney, McDonald, Newhall, Scrushy and Striplin and Dr. Mullikin were granted an option to purchase 10,000 shares of Common Stock, all at an exercise price of $16.625 per share, the market price on the grant date. See
"-- Executive Compensation -- Option Grants in 1996".



     Dr. Lopez was granted an option to purchase 30,000 shares of MedPartners Common Stock in April 1996 (repriced in July 1996) and 35,000 shares of Common Stock in September 1996, which shares have an exercise price of $16.625 per share and $19.875 per share, respectively.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION


     Messrs. Newhall, McCourtney and McDonald served on the Compensation Committee of the Board of Directors of MedPartners in 1996, until Mr. Headrick replaced Mr. McCourtney in September 1996. Mr. House served on the Compensation Committee until February 1996.



     In connection with the MME Acquisition, MedPartners entered into a Termination and a Consulting Agreement with Mr. McDonald. Under the Termination Agreement, Mr. McDonald's employment agreement with MME was terminated in consideration for which Mr. McDonald received a lump sum payment of $796,000, continuation of certain fringe benefits and perquisites under the former employment agreement for 36 months, access to an office and support staff until death or disability, payments from MedPartners and a trust set up by MedPartners to fund the remainder of MME's pension obligations to Mr. McDonald, and payment of all health and medical care (including prescriptions) for Mr. McDonald for the remainder of his life through a Company-sponsored health insurance plan. Under the five-year Consulting Agreement, Mr. McDonald will receive in consideration for his services a consulting fee of $2,230,000, to be paid over the term of the agreement with an initial payment of $669,000 on November 29, 1995, and equal payments of $390,250 on each anniversary of such date, access to an office and support staff and certain other benefits. See "Principal Stockholders of MedPartners -- Certain Relationships and Related Transactions -- MME Acquisition Agreements".


EMPLOYMENT AGREEMENTS

     MedPartners has employment agreements with Messrs. House and Wagar (individually, the "Executive" and collectively, the "Executives"). Mr. House's employment agreement, which has a term of five years, provides that Mr. House shall be employed as the Chairman of the Board, President and Chief Executive Officer and shall be nominated as a director of MedPartners during such term. The agreement provides for a base salary of $935,700, an annual incentive bonus of up to $776,700, based on the achievement of certain performance standards established by the Compensation Committee, and eligibility for other benefits normally found in executive employment agreements. The employment agreement for Mr. Wagar provides for a base salary of $350,000 and for an annual incentive and performance bonus of up to 75% of base salary in addition to employee benefits similar to those provided in Mr. House's agreement. Each of the employment agreements is automatically extended for an additional year on the anniversary thereof unless MedPartners shall give prior notice of non-extension.

     The Executives are entitled to certain compensation upon termination of their employment agreement prior to its expiration. If MedPartners terminates the agreement for "Cause" (as defined) or if the Executive terminates without "Good Reason" (as defined), the Executive will receive a lump sum payment of six months base salary (12 months in the case of Mr. House) plus certain employment benefits. If the agreement terminates due to the Executive's death, disability or retirement, the Executive will receive a lump sum payment of six months base salary (12 months in the case of Mr. House), accrued bonus and immediate vesting of all stock options. If the Executive terminates the agreement for "Good Reason" and no "Change in Control" (as defined) of MedPartners has occurred, the Executive will receive continued salary and bonus payments for three years (or, if greater, for the remainder of the contract term in the case of Mr. House), continued participation in employee benefit plans for such period and immediate vesting of all stock options. If MedPartners terminates the agreement without Cause after a Change in Control or if the Executive terminates after a Change in Control for Good Reason, the Executive shall receive a lump sum payment equal to three times the Executive's base salary and bonus at the time of termination, continued benefits for a term of three years and immediate vesting of all stock options. The agreements provide that any payment by MedPartners to the Executive which is subject to the excise tax imposed by Section 4999 of the Code shall be "grossed up" such that the Executive retains an amount of the "gross up" payment equal to the excise tax imposed on the original payment.

                     PRINCIPAL STOCKHOLDERS OF MEDPARTNERS



     The following table sets forth certain information regarding beneficial stock ownership of MedPartners as of May 1, 1997: (i) each director and Named Executive Officer of MedPartners, (ii) all directors and executive officers as a group, and (iii) each stockholder known by MedPartners to be the beneficial owner of more than 5% of the outstanding MedPartners Common Stock. Except as otherwise indicated, each person or entity listed below has sole voting and investment power with respect to all shares shown to be beneficially owned by him or it except to the extent such power is shared by a spouse under applicable law.



                                                                                 NUMBER OF
                                                                                 SHARES OF
                                                                                MEDPARTNERS        %
      NAME OF BENEFICIAL OWNER                      POSITION HELD               COMMON STOCK     OWNED
      ------------------------                      -------------               ------------     -----
Larry R. House.......................  Chairman of the Board, President and
                                       Chief Executive Officer                    4,820,522(1)   2.75%
Mark L. Wagar........................  President -- Western Operations              301,005(2)    *
James G. Connelly, III...............  President -- Caremark                        649,145(3)    *
Kristen E. Gibney....................  Vice President -- Caremark                    20,945       *
Michele J. Hooper....................  Vice President -- Caremark                   267,584(4)    *
Roger L. Headrick....................  Director                                      91,938(5)    *
Harry M. Jansen Kraemer, Jr..........  Director                                       5,565(6)    *
Richard J. Kramer....................  Director                                   1,876,974(7)   1.09%
Rosalio J. Lopez, M.D................  Director                                     120,069(8)    *
Ted H. McCourtney....................  Director                                      63,841(9)    *
John S. McDonald, J.D................  Director                                     310,281(10)   *
Walter T. Mullikin, M.D..............  Director                                     439,424(11)   *
Charles W. Newhall III...............  Director                                   1,509,000(12)   *
C. A. Lance Piccolo..................  Director                                   1,427,519(13)   *
Richard M. Scrushy...................  Director                                   1,927,500(14)  1.12%
Larry D. Striplin, Jr................  Director                                     110,100(15)   *
All executive officers & directors as
  a group (26 persons)...............                                            15,507,426(16)  8.67%
AIM Management Group Inc. ...........                                            12,224,845(17)  7.13
  11 Greenway Plaza, Suite 1919
  Houston, TX 77046
Wachovia Bank and Trust Company......                                             9,317,000(18)   5.4
  Trust Services Division
  301 Main Street
  Winston-Salem, NC 27150


---------------

  * Less than one percent.
 (1) Includes options to purchase 3,653,000 shares.

 (2) Includes options to purchase 298,000 shares.

 (3) Includes options to purchase 610,465 shares.

 (4) Includes options to purchase 213,170 shares.


 (5) Includes options to purchase 59,208 shares, and 1,210 shares held by spouse.


 (6) Includes options to purchase 5,000 shares, and 50 shares held by spouse.


 (7) Includes options to purchase 9,000 shares, and 1,867,674 shares held by DCNHS -- West Partnership, L.P. ("DCNHS"). Mr. Kramer is the President and Chief Executive Officer of Catholic Healthcare West, which is the sole general partner of DCNHS. Mr. Kramer disclaims beneficial ownership of the shares held by DCNHS.


 (8) Includes options to purchase 31,000 shares, and 81,293 shares held in trust for the benefit of Dr. Lopez and members of his family.

 (9) Includes options to purchase 9,000 shares.


(10) Includes options to purchase 9,000 shares, and 301,281 shares held by certain trusts for the benefit of Mr. McDonald.


(11) Includes options to purchase 9,000 shares, and 430,424 shares held by the Mullikin Family Trust U/D/T, dated February 10, 1976, for the benefit of Dr. Mullikin and members of his family.


(12) Includes options to purchase 9,000 shares, and 1,500,000 shares held by New Enterprise Associates VI, Limited Partnership ("NEA"). Mr. Newhall is a general partner of NEA Partners VI, Limited Partnership, which is the general partner of NEA. Mr. Newhall disclaims beneficial ownership of the shares held by NEA.


(13) Includes options to purchase 1,317,126 shares.


(14) Includes options to purchase 29,000 shares, 250,000 shares held in trust for minor children, and 1,098,500 shares held by HEALTHSOUTH. Mr. Scrushy is Chairman of the Board, President and Chief Executive Officer of HEALTHSOUTH. Mr. Scrushy disclaims beneficial ownership of the shares held by HEALTHSOUTH.


(15) Includes options to purchase 13,000 shares.


(16) Includes options to purchase 7,381,517 shares.


(17) Shares held for which AIM Management Group Inc. (together with its wholly-owned subsidiaries, AIM Advisors, Inc. and AIM Capital Management Inc., "AIM") acts as investment advisor. AIM claims shared voting and dispositive power with respect to all such shares.


(18)  Shares held as Trustee for MedPartners, Inc. Employee Compensation Trust.


CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

MME ACQUISITION AGREEMENTS

     Termination Agreements. In November 1995 in connection with the MME Acquisition, MedPartners and each of Dr. Walter T. Mullikin, M.D. and John S. McDonald, J.D., entered into a Termination Agreement that terminated their previous employment agreements with MME, in consideration of which they received, or shall receive, a lump sum payment of $1,064,000, in the case of Dr. Mullikin, and $796,000 in the case of Mr. McDonald, continuation of certain fringe benefits and perquisites for 36 months, payments from MedPartners and a trust set up by MedPartners to fund the remainder of MME's pension obligations to Dr. Mullikin or to Dr. Mullikin's spouse, should she survive him, and Mr. McDonald, payment of all health and medical care (including prescriptions) for Dr. Mullikin and his spouse and Mr. McDonald for the remainder of their lives through a Company-sponsored health insurance plan, a death payment benefit to be paid to Dr. Mullikin's designated beneficiary or estate of $2,700,000, and certain other benefits.

     Consulting Agreements. In November 1995, MedPartners and each of Dr. Mullikin and Mr. McDonald entered into five-year Consulting Agreements whereby they will receive in consideration for their services: consulting fees of $2,480,000 to Dr. Mullikin, to be paid over the term of the agreement with an initial payment of $744,000 on November 29, 1995 and equal payments of $434,000 on each anniversary of such date, and $2,230,000 to Mr. McDonald, to be paid over the term of the agreement with an initial payment of $669,000 on November 29, 1995 and equal payments of $390,250 on each anniversary thereof, access to an office and support staff and certain other benefits.

CAREMARK ACQUISITION AGREEMENTS


     Termination Agreements. In September 1996 in connection with the Caremark Acquisition, the employment of Messrs. Piccolo and Hodson was terminated, entitling them to severance payments of $2,805,426 and $1,052,138, respectively, and certain other benefits provided in their severance agreements. See "MedPartners' Management -- Compensation Committee Interlocks and Insider Participation".


     Consulting Agreements. In September 1996, MedPartners and each of Messrs. Piccolo and Hodson, non-directors of MedPartners, entered into a consulting agreement (the "Piccolo Agreement" and "Hodson Agreement", respectively). The term of the Piccolo Agreement is ten years, unless terminated sooner. Over the course of such ten-year period, Mr. Piccolo will be paid consulting fees totaling approximately $5.4 million. The "gross up" provisions of that severance agreement will apply to payments made pursuant to the Piccolo Agreement in the event such consulting payments are determined to be "excess parachute" payments. Mr. Piccolo or his spouse will be eligible to participate in all health and medical employee benefit plans and programs available, from time to time, to employees of MedPartners and Caremark until he reaches the age of 65. After age 65, Mr. Piccolo and his spouse will be provided with a prescription drug program comparable to that provided Caremark employees through Caremark's prescription drug benefit program. Mr. Piccolo will be provided with an adequate office and secretarial support, as well as reimbursement of reasonable expenses, and will be subject to certain non-compete and confidentiality restrictions.

     The term of the Hodson Agreement is one year, unless terminated sooner. Over the term, Mr. Hodson will be paid consulting fees of $318,856. The Hodson Agreement may be extended on the same terms for an additional one-year period. The "gross up" provisions of that severance agreement will apply to payments made pursuant to the Hodson Agreement in the event such consulting payments are determined to be "excess parachute" payments.

                   SELECTED FINANCIAL INFORMATION -- INPHYNET



     The following table sets forth selected consolidated financial information of InPhyNet on a historical basis for the last five fiscal years and the first quarters of 1996 and 1997. All of the following selected financial data should be read in conjunction with InPhyNet's consolidated financial statements, including the notes thereto, and "Management's Discussion and Analysis of Financial Condition and Results of Operations -- InPhyNet" appearing elsewhere in this Prospectus -- Proxy Statement.


                      SELECTED CONSOLIDATED FINANCIAL DATA


                                            YEARS ENDED DECEMBER 31,                   THREE MONTHS ENDED
                            --------------------------------------------------------        MARCH 31,
                                                                           1996(6)     -------------------
                              1992        1993        1994       1995     (RESTATED)     1996       1997
                            --------    --------    --------   --------   ----------   --------   --------
                                     (IN THOUSANDS, EXCEPT PER SHARE DATA)                 (UNAUDITED)
STATEMENT OF INCOME DATA:
Total revenue.............  $196,501    $224,205    $270,370   $325,340    $408,520    $ 87,903   $122,507
Total operating
  expenses................   188,535     211,611     253,853    304,013     385,689      81,545    117,012
                            --------    --------    --------   --------    --------    --------   --------
Income from operations....     7,966      12,594      16,517     21,327      22,831       6,358      5,495
Total non-operating
  (income) expense........      (257)        231         907      1,234       1,278        (326)       (56)
                            --------    --------    --------   --------    --------    --------   --------
Income before minority
  interest and income tax
  expense.................     8,223      12,363      15,610     20,093      21,553          --         --
Minority interest in net
  income(2)...............        73       1,126       2,711         --          --          --         --
                            --------    --------    --------   --------    --------    --------   --------
Income before income tax
  expense.................     8,150      11,237      12,899     20,093      21,553       6,032      5,439
Income tax expense(4).....       338         282         153      8,805       8,512       2,382      2,149
                            --------    --------    --------   --------    --------    --------   --------
Net income................  $  7,812    $ 10,955    $ 12,746   $ 11,288(3)  $13,041    $  3,650   $  3,290
                            --------    --------    --------   --------    --------    --------   --------
Net income per share......                                     $   0.75(3)  $  0.81(1) $   0.23  $   0.20
                                                               --------    --------    --------   --------
Weighted average shares
  outstanding.............                                       15,038      16,021      16,067     16,727
                                                               --------    --------    --------   --------
SUPPLEMENTAL STATEMENT OF
  INCOME DATA (UNAUDITED):
Historical income before
  income tax expense......  $  8,150    $ 11,237    $ 12,899
Pro forma purchase of
  minority interest.......        73       1,126       2,711
                            --------    --------    --------
Supplemental income before
  income tax expense......     8,223      12,363      15,610
Pro forma income tax
  expense(4)..............     3,289       4,945       6,244
                            --------    --------    --------
Supplemental net income
  (5).....................  $  4,934    $  7,418    $  9,366
                            --------    --------    --------
Supplemental net income
  per share...............              $   0.76    $   0.74
                                        --------    --------
Supplemental weighted
  average shares
  outstanding(5)..........                 9,765      12,703
                                        --------    --------
BALANCE SHEET DATA:
Working capital...........  $ 18,992    $ 11,713    $ 29,221   $ 51,536    $ 57,055    $ 59,703   $ 63,142
                            --------    --------    --------   --------    --------    --------   --------
Total assets..............  $ 55,039    $ 68,299    $ 96,702   $123,216    $145,779    $132,085   $157,331
                            --------    --------    --------   --------    --------    --------   --------
Long-term debt, net of
  current portion.........  $ 12,495    $ 13,246    $  9,635   $  9,617    $    339    $ 15,725   $    309
                            --------    --------    --------   --------    --------    --------   --------
Total stockholders'
  equity..................  $ 13,960    $ 15,278    $ 51,192   $ 82,368    $ 97,911    $ 86,580   $105,202
                            --------    --------    --------   --------    --------    --------   --------


---------------
(1) Net income has been reduced by one time charges consisting of loss on sale of physician practices of $682,000 and certain management restructuring charges of $250,000 recorded during the three months ended June 30, 1996. The effect of these costs, net of tax, is to reduce net income per share by $0.04.

(2) See Notes 1 and 3 to InPhyNet's consolidated financial statements for information regarding minority interests.


(3) Net income has been reduced by transaction costs of $1.7 million incurred in connection with the acquisitions of Radiology Associates of Hollywood, Inc. and MetroAmerican Radiology, Inc., and employee severance and other costs of $0.8 million. The effect of these costs, net of tax, in addition to $0.9 million of tax conversion expenses (see Note 7 to InPhyNet's consolidated financial statements) is to reduce net income per share by $0.16.


(4) Prior to August 19, 1994, InPhyNet had elected to be taxed as a Subchapter S corporation with respect to federal income taxes, and for those states that recognize such tax election, state income taxes. Under this election, in lieu of corporate income taxes, the stockholders were taxed (rather than the corporation) on InPhyNet's income in accordance with their respective ownership interests. The pro forma net income and net income per share amounts have been computed as if InPhyNet was subject to federal and state income taxes (in those states recognizing such election) based on the corporate income tax rates in effect during the respective periods.


(5) Supplemental net income and supplemental weighted average shares outstanding were derived by giving effect to the 1994 purchases of minority interests of InPhyNet with common stock as if such purchases had occurred on January 1, 1992. See Notes 1 and 3 to InPhyNet's consolidated financial statements.


(6) Restated to reflect InPhyNet's change in accounting for the costs associated with the PCA Agreement. (See Note 4 to InPhyNet's consolidated financial statements).

                    MANAGEMENT'S DISCUSSION AND ANALYSIS OF


           FINANCIAL CONDITION AND RESULTS OF OPERATIONS -- INPHYNET



GENERAL


     InPhyNet commenced operations in 1974 to provide physician practice management services to hospital emergency departments. Since that time, InPhyNet has expanded its business to include (i) the Hospital Physician Services division, through which it delivers emergency medicine, radiology and other hospital-based physician services, and (ii) the Capitated Medical Services division, through which it manages the delivery of comprehensive medical services under contracts with HMOs and correctional institutions and the delivery of fee-for-service medical services through primary care practices and home health agencies.

     InPhyNet's contracts with its hospital physician services clients typically provide for payments on either a fee-for-service basis, whereby InPhyNet bills patients or third-party payors directly for medical professional services, or a flat-fee basis, whereby InPhyNet is paid a fixed amount by the hospital based on the number of hours of medical staffing provided or number of patients treated. Fee-for-service contracts may, in certain instances, involve the payment of a subsidy to InPhyNet by the client. Under capitated medical services contracts, InPhyNet receives a fixed monthly fee (global capitation) for each covered life in exchange for assuming responsibility for the provision of medical services. Fee-for-service contracts, which usually require InPhyNet to assume the financial risks relating to patient volume, payor mix and reimbursement rates, have longer collection periods than flat-fee and capitated fee contracts and require InPhyNet to bear the credit risk of collecting from uninsured individuals.

     Under InPhyNet's fee-for-service contractual arrangements, the fee schedules for medical services have historically increased on a periodic basis. Such fee increases result in additional net revenue, but also result in increased contractual adjustments due to fixed reimbursements from certain third-party payors, such as Medicare, Medicaid and worker's compensation. The higher schedules also result in an increase in charity and other adjustments due to the increase in uncollected amounts that relate to uninsured or underinsured private payors. In addition, contracts with a higher percentage of indigent patients also generally result in an increased percentage of charity and other adjustments.

     Effective January 15, 1997, InPhyNet acquired Emergency Management Specialists, Inc. As a result of the transaction, InPhyNet acquired contracts to provide physician staffing, management and consulting services to various hospitals and clinics. The transaction was accounted for as a pooling of interests.

     On September 17, 1996, InPhyNet was endorsed by the Texas Medical Association (TMA) to offer the provision of practice management, managed care and consulting services to its over 34,000 physician members. Practice management services will include the development of physician networks, marketing, contract negotiations, capitation management, utilization management, claims adjudication, quality assurance, financial analysis, and accounts receivable management. Consulting services will include strategic planning, business plan creation, network development, payor contracting and fee reimbursement.


     On September 5, 1996, InPhyNet entered into the PCA Agreement. Under the agreement, InPhyNet will manage independent primary care physicians in South Florida and the Tampa Bay region. At December 31, 1996, the physicians provided primary care services to approximately 50,500 covered lives: 24,500 in South Florida and 26,000 in the Tampa Bay area. PCA provides comprehensive health care service through its Health Maintenance Organizations, Life and Property and Casualty Insurance Carriers and Worker's Compensation administrators located throughout the southeastern United States and the Caribbean. InPhyNet has restated its financial statements as of and for the year ended December 31, 1996 to expense as incurred costs relating to the PCA Agreement (See discussion of Total Operating Expenses for the period 1996 compared to 1995).


     Effective July 2, 1996, InPhyNet acquired certain of the assets of NHS. As a result of this transaction, InPhyNet acquired contracts to provide medical care to inmates in correctional institutions. The transaction was accounted for as a purchase.

     Effective January 16, 1996, InPhyNet acquired SMS. As a result of this transaction, InPhyNet added two medical centers to its base of primary care practices. The transaction was accounted for as a purchase.


     The following discussion provides an analysis of InPhyNet's results of operations, and liquidity and capital resources, and should be read in conjunction with InPhyNet's Consolidated Financial Statements and notes thereto. The operating results of the periods presented were not significantly affected by inflation.


RESULTS OF OPERATIONS

     The following table sets forth divisional revenue (in thousands):


                             THREE MONTHS ENDED
                                  MARCH 31,                           YEARS ENDED DECEMBER 31,
                        -----------------------------   ----------------------------------------------------
                                   PERCENT                         PERCENT               PERCENT
                          1997     INCREASE    1996       1996     INCREASE     1995     INCREASE     1994
                        --------   --------   -------   --------   --------   --------   --------   --------
Hospital Physician
  Services Division...  $ 55,272      3.0%    $53,670   $216,819      2.9%    $210,679     19.1%    $176,959
Capitated Medical
  Services Division:
  Managed Care........    43,313    125.5%     19,177    113,588     61.2%      70,451     64.7%      42,784
  Correctional Care...    23,922     59.3%     15,055     78,113     76.7%      44,210    (12.7)%     50,627
                        --------              -------   --------              --------              --------
Total Capitated
  Medical Services
  Division............    67,235     96.5%     34,232    191,701     67.2%     114,661     22.8%      93,411
                        --------              -------   --------              --------              --------
          Total
            Revenue...  $122,507     39.4%    $87,902   $408,520     25.6%    $325,340     20.3%    $270,370
                        ========              =======   ========              ========              ========



  Three Months Ended March 31, 1997 Compared to Three Months Ended March 31,
1996



     Total Revenue. Total revenue increased by $34.6 million, or 39.4%, to $122.5 million for the three months ended March 31, 1997 from $87.9 million for the same period in 1996. The increase was primarily due to acquisitions completed during 1996, new contract awards and increased revenues from existing contracts.



     Hospital Physician Services Division revenue increased marginally to $55.3 million for the three months ended March 31, 1997 from $53.7 million for the same period in 1996.



     Capitated Medical Services Division revenue increased by $33.0 million, or 96.5%, to $67.2 million for the three months ended March 31, 1997 from $34.2 million for the same period in 1996. The increase was primarily due to the net addition of 16 correctional care contracts which added $8.8 million in revenue, including the July 1, 1996 acquisition of 6 contracts from National Health Services, Inc., the July 1, 1996 agreement with PCA Health Plans of Florida, Inc. and PCA Family Health Plans Inc. (together, "PCA") which added $21.7 million in revenue and annual rate increases from existing contracts.



     Total Operating Expenses. Operating expenses increased by $35.5 million, or 43.6%, to $117.0 million for the three months ended March 31, 1997 from $81.5 million for the same period in 1996. The increase was primarily due to a $4.7 million increase in compensation and related benefits and a $28.8 million increase in contracted medical services. The increase in contracted medical services is due to a $5.5 million increase from the net addition of 16 correctional care contracts and a $23.0 million increase related to the PCA Agreement.



     Income Before Income Tax Expense. Income before income tax expense decreased by $0.6 million, or 10.0%, to $5.4 million for the three months ended March 31, 1997 from $6.0 million for the same period in 1996, due primarily to the factors set forth above.



     Income Tax Expense. Income tax expense decreased by $0.3 million, or 12.5%, to $2.1 million for the three months ended March 31, 1997 from $2.4 million for the same period in 1996.



     Net Income. Net income decreased by $0.4 million, or 10.8%, to $3.3 million for the three months ended March 31, 1997 from $3.7 million for the same period in 1996, due to the factors discussed above.

  1996 Compared to 1995



     Total Revenue. Total revenue increased by $83.2 million, or 25.6%, to $408.5 million for the year ended December 31, 1996 from $325.3 million for the same period in 1995. The increase was primarily due to acquisitions completed during 1996 (see "Business of InPhyNet -- Recent Developments"), new contract awards and increased revenue from existing contracts.



     Hospital Physician Services revenue increased by $6.1 million, or 2.9%, to $216.8 million for the year ended December 31, 1996 from $210.7 million for the same period in 1995. This was a result of an increase of approximately $10.0 million due to the replacement of certain fee-for-service contracts with new contracts having higher reimbursement rates per patient visit and to annual fee schedule increases. This increase was offset by a net loss of 14 Department of Defense and emergency department contracts representing a net decrease of 50,000 patient visits during 1996 resulting in decreased revenues of approximately $2.7 million.



     Capitated Medical Services revenue increased by $77.0 million, or 67.2%, to $191.7 million for the year ended December 31, 1996 from $114.7 million for the same period in 1995. The increase was due partly to an increase in Managed Care revenue of $43.1 million, or 61.2%, to $113.6 million from $70.5 million primarily due to the PCA Agreement which added $35.6 million in revenue and growth in revenue of $4.0 million from the agreement with Kaiser. Additionally, Correctional Care revenue increased by $33.9 million, or 76.7%, to $78.1 million for the year ended December 31, 1996 from $44.2 million for the same period in 1995, due primarily to $12.3 million in revenue from the acquisition of NHS, and a net increase of 6 other new Correctional Care contracts started in 1996 and a net increase of six new contracts started in the last half of 1995 which accounted for the remaining $21.6 million increase in revenue.



     Total Operating Expenses. Operating expenses increased by $81.7 million, or 26.9%, to $385.7 million for the year ended December 31, 1996 from $304.0 million for the same period in 1995. This was primarily due to higher compensation expense and related benefits of $26.1 million resulting from an increase in the number of healthcare and administrative personnel in correctional care due to the NHS acquisition and the addition of new Correctional Care contracts from the prior year. Additionally, contracted medical services expenses were approximately $15.1 million higher due to the increase in Correctional Care contracts and the acquisition of NHS. This same category of expenses increased to $40.3 million in Managed Care primarily due to the addition of the PCA Agreement. Originally, $6.2 million of this expense representing management's estimate of certain expected losses, had been capitalized as deferred acquisition costs associated with provider contracts InPhyNet was required to assume according to the terms of the PCA Agreement. The deferred acquisition costs were being amortized over the term of the PCA Agreement which is five years. Due to the restatement of its Financial Statements (see Note 4 to InPhyNet's consolidated financial statements), InPhyNet eliminated the deferred acquisition costs and expensed these costs in the period incurred. An additional amount of $3.1 million had been capitalized for future costs associated with these provider contracts. Due to restatement, the $3.1 million was expensed in the first quarter of 1997 and there will be no amortization expense associated with this contract in 1997 or any future periods.



     The increase was offset by $1.7 million incurred in 1995 for transaction expenses associated with the Poolings and $0.8 million of employee severance and other costs associated with reorganizing certain operations of InPhyNet. The severance and other charges have been included in compensation and related benefits, and other operating expense in InPhyNet's consolidated statements of income.



     Income Before Income Tax Expense. Income before income tax expense increased by $1.5 million, or 7.5%, to $21.6 million for the year ended December 31, 1996 from $20.1 million for the same period in 1995 due to the factors set forth above.



     Income Tax Expense. Income tax expense decreased by $0.3 million, or 3.4%, to $8.5 million for the year ended December 31, 1996 from $8.8 million for the same period in 1995. The decrease was due to a 1995 tax charge of approximately $0.9 million from the conversion of one of InPhyNet's subsidiaries from an

S Corporation to a C Corporation upon its acquisition. The decrease was partially offset by the increase in income before tax expense.



     Net Income. Net income increased by $1.7 million, or 15.0%, to $13.0 million for the year ended December 31, 1996, from $11.3 million for the same period in 1995 due to the factors discussed above.


  1995 Compared to 1994


     Total Revenue. Total revenue increased by $54.9 million, or 20.3%, to $325.3 million for the year ended December 31, 1995 from $270.4 million for the same period in 1994. The increase was primarily due to acquisitions completed during 1994 and 1995 (see "Business of InPhyNet -- Recent Developments"), new contract awards and increased revenues from existing contracts.


     Hospital Physician Services revenue increased by $33.7 million, or 19.1%, to $210.7 million for the year ended December 31, 1995 from $177.0 million for the same period in 1994. The increase was primarily a result of the MetroAmerican acquisition, which added $13.8 million of revenue, and an increase of $16.0 million from annual fee schedule increases offset by a decrease of $4.5 million due to a decrease in patient volume of approximately 70,000 visits. Contract gains and losses were relatively flat in 1995 and the last half of 1994.


     Capitated Medical Services revenue increased by $21.3 million, or 22.8%, to $114.7 million for the year ended December 31, 1995 from $93.4 million for the same period in 1994. This was a result of an increase in Managed Care revenue of $27.7 million, or 64.7%, to $70.5 million from $42.8 million primarily due to the acquisition of five primary care practices operating at eight sites, which generated approximately $17.0 million in revenues, with the remainder of the increase due to having a full year's revenue from other managed care acquisitions completed during 1994. The increase was offset by reduced Correctional Care revenue of $6.4 million due primarily to a net increase of 10 new Correctional Care contracts accounting for approximately $12.6 million in revenues, offset by the loss of the Massachusetts Department of Corrections contracts at June 30, 1994, which would have generated approximately $19.0 million during the last half of 1994.


     Total Operating Expenses. Operating expenses increased by $50.1 million, or 19.7%, to $304.0 million for the year ended December 31, 1995 from $253.9 million for the same period in 1994. The increase was primarily due to an increase in compensation expense and related benefits of $30.0 million resulting from an increase in the number of healthcare and administrative personnel associated with the MetroAmerican acquisition, the acquisition of the five primary care practices and new contracts, an increase in contracted medical services of $16.1 million due primarily to the growth in managed health care services offset by a decrease in insurance expense of $1.7 million due to a favorable shift in business mix and a favorable policy renewal for professional liability insurance.

     The increase was also due to $1.7 million in transaction expenses associated with the Poolings and $0.8 million of employee severance and other costs associated with reorganizing certain operations of InPhyNet. The severance and other amounts have been included in compensation and related benefits, and other operating expense in InPhyNet's consolidated statements of income.


     Minority Interest in Net Income. There was no minority interest for the year ended December 31, 1995 versus $2.7 million for the same period in 1994. This was due to InPhyNet's purchase of minority interests at the time of InPhyNet's IPO. See Notes 1 and 3 to InPhyNet's consolidated financial statements.


     Income Before Income Tax Expense. Income before income tax expense increased by $7.2 million, or 55.8%, to $20.1 million for the year ended December 31, 1995 from $12.9 million for the same period in 1994 due to the factors set forth above.


     Income Tax Expense. Income tax expense increased to $8.8 million for the year ended December 31, 1995 from $0.2 million for the same period in 1994. This is due to the fact that InPhyNet had elected to be taxed as a Subchapter S corporation, and was not subject to federal and state income taxes, until the time of the IPO, when InPhyNet converted to C corporation status. In the current year InPhyNet incurred an additional $0.9 million in income tax expense due to the conversion of MetroAmerican to a C corporation. See Note 7 to InPhyNet's consolidated financial statements.

     Net Income. Net income decreased by $1.4 million, or 11.0%, to $11.3 million for the year ended December 31, 1995, from $12.7 million for the same period in 1994 due to the factors set forth above.

     Supplemental Net Income. After giving effect to the supplemental adjustments which assume that minority interests were purchased for common stock of InPhyNet as of January 1, 1994 and that InPhyNet was subject to federal and state income taxes prior to the IPO, net income increased by $1.9 million, or 20.2%, to $11.3 million for the year ended December 31, 1995, from $9.4 million, on a supplemental basis, for the same period in 1994.

LIQUIDITY AND CAPITAL RESOURCES

     InPhyNet has met its cash requirements through cash generated by its operating activities, bank borrowings and equity offerings. InPhyNet's principal uses of cash have been to support its operations, which generated $16.7 million in 1996, fund acquisitions, acquire capital equipment and repay outstanding debt. Prior to the IPO, InPhyNet paid dividends to its stockholders and distributions to minority interests. These dividends and distributions were primarily for payment of taxes on income, includable by the stockholders and partners in their personal income tax returns, as a result of InPhyNet's predecessor and affiliated partnerships being a Subchapter S corporation and limited partnerships, respectively.


  Three Months Ended March 31, 1997



     Net cash provided by operating activities was $2.6 million for the three months ended March 31, 1997 versus $0.07 million for the three months ended March 31, 1996. This increase of $2.5 million in net cash provided by operating activities resulted from increased cash collections on accounts receivable and the increase in pre-paid capitation related to the PCA Agreement of approximately $2.0 million.



     Net cash used in investing activities was $2.3 million for the three months ended March 31, 1997 and was primarily the result of $1.2 million for acquisitions and $1.9 million for purchases of capital equipment.



     Net cash provided by financing activities was $2.8 million for the three months ended March 31, 1997 and was primarily the result of $2.9 million in proceeds from the exercise of stock options.



     As a result of the factors discussed above, cash increased to $6.8 million at March 31, 1997 from $3.6 million at December 31, 1996.



  Three Months Ended March 31, 1996



     Net operating activities resulted in a break-even cash flow during the three months ended March 31, 1996.



     Net cash used in investing activities of $3.9 million was primarily the result of expenditures of $2.9 million for acquisitions and purchases of capital equipment for $1.3 million.



     Net cash provided by financing activities of $6.6 million was primarily the result of borrowings of $8.2 million under InPhyNet's Amended and Restated Revolving Credit and Reimbursement Agreement (the "Credit Facility") with its bank and $0.5 million in proceeds from the issuance of common stock, offset by principal payments under the Credit Facility of $2.1 million.



     As a result of the factors discussed above, cash increased to $4.0 million at March 31, 1996 from $1.3 million at December 31, 1995.


  Year Ended December 31, 1996


     Net cash provided by operating activities was $16.7 million for the year ended December 31, 1996, due primarily to cash generated by operations, a $17.2 million increase in accrued medical claims expense associated with the PCA Agreement, offset by a $14.4 million increase in accounts receivable primarily due to the start up of several new corrections contracts and a $3.5 million decrease in the reserve for self-insured claims from the payment of expiring professional liability reserves relating to InPhyNet's Self Insured Retention (SIR).

     Net cash used in investing activities of $6.8 million was due to expenditures of $3.1 million for acquisitions and purchases of capital equipment of $4.7 million.

     Net cash used in financing activities of $7.5 million was due to $18.9 million of principal payments offset by borrowings of $9.7 million on the Credit Facility and proceeds from the exercise of stock options of $1.7 million.

     As a result of the factors discussed above, cash increased by $2.3 million to $3.6 million at December 31, 1996 from $1.3 million at December 31, 1995.

  Year Ended December 31, 1995

     Net cash used in operating activities was $5.8 million for the year ended December 31, 1995, due primarily to an increase in accounts receivable of approximately $13.3 million caused by the start-up of new Corrections contracts, the implementation of a new fee-for-service billing system, the modification of InPhyNet's professional liability insurance policy to provide for first dollar coverage and payments of expiring policy SIR expense reserves and the increase in income tax payments due to InPhyNet becoming a C Corporation at the time of the IPO, offset by cash generated from operations.

     Net cash used in investing activities of $9.6 million was primarily the result of expenditures of $7.0 million for acquisitions and purchases of capital equipment for $4.0 million.


     Net cash provided by financing activities of $15.3 million was primarily the result of $16.2 million in net proceeds from InPhyNet's second public offering which was effective November 1995, $0.9 million in proceeds from the exercise of stock options, and borrowings of $26.2 million under the Credit Facility, offset by payments of $27.9 million on the Credit Facility.


     As a result of the factors discussed above, cash decreased to $1.3 million at December 31, 1995 from $1.4 million at December 31, 1994.

  General

     InPhyNet's number of days of revenue in average outstanding trade receivables for the years ended December 31, 1996, 1995 and 1994 were 70, 69, and 64 days, respectively. The higher number of days in outstanding receivables at December 31, 1996 and 1995 is due to the start-up of several new fee-for-service and Corrections contracts in 1996 and 1995.

     In November 1995, InPhyNet executed an amendment with its bank to increase the amount available under the Credit Facility to $60.0 million. The Credit Facility matures September 30, 1998. At December 31, 1996, no amounts were outstanding under the Credit Facility. At December 31, 1995, there was $9.0 million outstanding under the Credit Facility.

     InPhyNet expects to satisfy its anticipated demands and commitments for cash in the next twelve months from existing cash, cash provided by operations and amounts available under its Credit Facility. If InPhyNet's requirements for working capital and capital expenditures, including future acquisitions, exceed currently anticipated levels, InPhyNet may be required to obtain additional funds, if available, in the credit or capital markets.

                              BUSINESS OF INPHYNET

GENERAL


     InPhyNet is one of the largest physician management organizations in the United States and has over 22 years of experience in managing physicians for a variety of clients, including hospitals, HMOs and governmental entities. As of March 31, 1997, InPhyNet managed approximately 2,000 physicians and 3,100 other clinical and administrative personnel and had 208 contracts with hospitals and governmental entities in 27 states pursuant to which InPhyNet was responsible for the comprehensive healthcare needs of approximately 122,000 individuals. During the quarter ending March 31, 1997, InPhyNet delivered services for approximately 2.8 million patient visits on an annualized basis. InPhyNet's total revenues have grown from approximately $110 million in 1990 to $408.5 million in 1996 and to $490 million on an annualized basis for the quarter ending March 31, 1997.



     InPhyNet's business consists primarily of managing physicians and other medical personnel for its two divisions: (i) Hospital Physician Services, through which InPhyNet delivers emergency medicine, radiology, primary care and other hospital-based physician services under contracts primarily with hospitals and the U.S. Department of Defense; and (ii) Capitated Medical Services, through which InPhyNet manages the delivery of comprehensive medical services under contracts primarily with HMOs and various state and local correctional institutions and the delivery of fee-for-service medical services through primary care practices and home health agencies. Hospital Physician Services and Capitated Medical Services accounted for 53% and 47%, respectively, of InPhyNet's total revenue in 1996.



INDUSTRY


     Health care in the United States traditionally has been delivered through a fragmented system of health care providers, including individual or small groups of primary care physicians and specialists. According to the American Medical Association ("AMA"), there are approximately 565,000 practicing physicians in the United States. A 1993 AMA study estimates that there are over 86,000 physicians practicing in 3,600 multi-specialty group practices (three or more physicians) and over 82,000 physicians practicing in 12,700 single specialty group practices in the United States. The majority of the existing medical groups are small, consisting of 15 physicians or less with 45% having under five physicians.

     The role of the primary care physician is changing dramatically. While these physicians continue to control the direct delivery of patient care, the practice environment has shifted due to increasing cost consciousness, trends toward managed care and growing demand for primary care. Historically, the lack of coordination in medical care has contributed to over-utilization of health care services, increasing health care costs at rates significantly higher than inflation. In response, third-party payors have been implementing measures to contain costs and improve the availability of medical services. These measures, which include limits on the utilization of specialized health care services and alternative methods of reimbursement, have shifted the health care industry toward models of managed care. In these models, the primary care physician and physician management organization are playing increasingly important roles.

     Growth opportunities for physician management organizations have increased as a result of increased outsourcing by health care institutions, including hospitals, HMOs and governmental entities. This outsourcing has increased as a result of concerns over the accelerating costs of health care and the burdens associated with providing medical care. These burdens include significant reimbursement pressures, greater administrative burdens and a more competitive landscape. Physician management organizations, such as InPhyNet, have expertise in recruiting, scheduling, retaining and managing qualified physicians, billing and collecting for their services, recordkeeping, risk management, quality assurance and controlling medical malpractice and other costs. Hospitals, HMOs and governmental entities, as well as other third-party payors and intermediaries, increasingly are turning to these outside providers of physician services to provide cost-effective care. Although this trend to outsource has been most apparent in hospital emergency departments, the principles of physician practice management are increasingly being applied to other hospital-based physician services, such as radiology, anesthesiology and pediatrics, as well as to primary group practices.

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

     In response to the changing practice environment, physicians are consolidating their practices to increase negotiating leverage and reduce escalating administrative costs. This trend has led many physicians to affiliate themselves with organizations such as InPhyNet that provide access to the capital required to implement information systems and technologies, which often improve the quality of care and reduce costs. Such organizations also have practice management expertise as well as the cost accounting and quality assurance systems necessary to enter into sophisticated risk-sharing contracts with payors. In addition, larger organizations frequently have ties with other providers and have an ability to offer a variety of medical services that smaller organizations do not have.


STRATEGY


     InPhyNet's strategy is to develop its business by addressing significant changes in the role and practice patterns of the physician in the health care services industry. Elements of this strategy include:

          Expand Presence in Capitated Medical Services. InPhyNet has extensive experience in providing managed care services under contracts with HMOs, and comprehensive medical services on a capitated basis to state and local correctional institutions. In addition, InPhyNet has over twelve years of experience in managing medical care delivery networks, which combine capitated primary care clinics with affiliated hospitals and subcapitation of independent specialty groups to provide integrated care on a 24-hour basis. InPhyNet capitalizes on its experience to expand services provided to existing clients, obtain new managed care contracts and contracts with correctional institutions and build and acquire physician practices in targeted geographic markets.

          Enhance Leading Franchise in Hospital Physician Services. InPhyNet is one of the nation's largest providers of emergency department services. With the 1995 acquisitions of MetroAmerican Radiology, Inc. ("MetroAmerican") and Radiology Associates of Hollywood, Inc. ("Radiology Associates"), InPhyNet believes it has become a leading provider of radiology practice management services. InPhyNet's existing base of hospital contracts provides opportunities for internal growth through the cross-selling of services to other departments. InPhyNet continues to expand its hospital-based services into other departments such as pediatrics, intensive care, anesthesiology, neonatology and internal medicine. InPhyNet obtains new hospital clients both by contracting with hospitals that previously managed their own departments and by replacing existing practice management companies.

          Acquire, Integrate and Manage Physician Practices. InPhyNet develops new markets and expands in its existing markets through acquisitions of physician practices. InPhyNet increases revenue in acquired practices by implementing programs that improve documentation of care delivered, centralize negotiation of third-party payor contracts, increase the scope of services offered and, in primary care practices, accelerate the transition of patients from traditional fee-for-service plans to capitated managed care programs. InPhyNet has developed a strong physician culture, including highly capable physician managers with the ability to more efficiently manage their practices. InPhyNet believes that these factors give it a competitive advantage over hospitals and HMOs in acquiring, recruiting and managing physician practices.


OPERATIONS


  Capitated Medical Services


     Capitated Medical Services includes InPhyNet's Managed Care and Corrections operations. Revenue for Capitated Medical Services division was approximately $191.7 million, $114.7 million and $93.4 million for the years ended December 31, 1996, 1995 and 1994, respectively and, $67.2 million and $34.2 million for the three months ended March 31, 1997 and 1996, respectively.



     Managed Care. InPhyNet sub-contracts with HMOs to manage the delivery of comprehensive medical services to their enrollees. At December 31, 1996, InPhyNet managed the delivery of such services to approximately 76,000 (80,000 at March 31, 1997) HMO enrollees and to fee-for-service patients at its 14 clinics in South Florida and through its agreements with Physician Corporation of America and Kaiser

Permanente. See "-- Recent Developments". InPhyNet either employs primary care physicians or contracts for primary care physician services for HMO enrollees and typically provides for other services with hospitals and medical specialists on a discounted fee-for-service basis (81% of total InPhyNet contracted medical costs in 1996) or on a sub-capitated basis (19% of total InPhyNet contracted medical costs in 1996).



     InPhyNet manages its risk for the cost of providing comprehensive healthcare services by: (1) contracting on a discounted fee-for-service basis whereby InPhyNet must concurrently and carefully manage utilization of hospital and medical specialists. InPhyNet has developed a utilization management program that tracks and reviews the medical appropriateness of inpatient days and referrals to medical specialists. This program is coordinated and maintained through InPhyNet's management information system. InPhyNet uses this information to provide concurrent medical review and to provide, on a retrospective basis, feedback to physicians in order to improve the quality of medical care and increase productivity. The systems permit InPhyNet to track a physician with fee-for-service relationships with InPhyNet, to assess physicians' practice patterns, compliance with protocols, patient outcomes and billing in accordance with agreed upon fee schedules, and (2) sub-capitated risk contracting which transfers the responsibility to provide the required services and the related financial risk to a third party.


     InPhyNet believes that it will have significant opportunities to expand its managed care business primarily as a result of two factors. First, practice management organizations are better qualified than most third-party payors to recruit, manage and retain physicians and deliver services on a high quality, cost-effective basis. Second, InPhyNet believes that the HMO segment of the managed care industry offers one of the best long-term solutions to controlling health care costs because of the independence and flexibility it offers primary care physicians.

     Under InPhyNet's HMO contracts, InPhyNet receives a fixed, prepaid monthly fee for each covered life in exchange for assuming responsibility for the provision of medical services, subject to certain limitations. To the extent that enrollees require more frequent or extensive care than was anticipated by InPhyNet, the revenue to InPhyNet under a contract may be insufficient to cover the costs of the care provided.


     Correctional Care. InPhyNet provides comprehensive medical services, including mental health and dental services, to inmates in various state and local correctional institutions. InPhyNet provides primary care physician services directly and typically subcontracts other services with hospitals and medical specialists on either a capitated or discounted fee-for-service basis. At March 31, 1997, InPhyNet had contracts with 45 correctional institutions and managed the health care services provided to approximately 42,300 inmates at 65 sites. During 1996, InPhyNet acquired substantially all the assets of NHS National Health Services, Inc. ("NHS") including 6 contracts at 13 sites, and was awarded 6 new contracts with correctional institutions covering 14 sites.


     Four factors have created growth opportunities for InPhyNet in correctional care. First, correctional institutions throughout the country are increasingly contracting with private companies to manage the provision of medical services to inmates to control health care costs. Second, difficulties in recruiting and managing physicians and related support staffs have compelled governmental agencies to contract with physician management organizations to deliver on-site health care services to inmates. Third, the outsourcing of such health care services allows governmental agencies to shift the financial risk associated with the delivery of medical services to inmates to private physician management organizations, which have greater experience in managing such risks. Fourth, physician management companies have experience in meeting federal and state mandated healthcare requirements. Moreover, InPhyNet has established itself as a physician management organization that can satisfy the various criteria that serve as barriers to entry in this field. These criteria include requirements that physician management organizations have a minimum of five years experience in the corrections environment, current references in correctional care, the posting of performance bonds or letters of credit in order to secure InPhyNet's performance and prior success in obtaining National Commission of Correctional Health Care accreditation for correctional institutions.

     Under correctional care contracts, InPhyNet is paid monthly on the basis of each correctional institution's average daily inmate population. Typically, InPhyNet is also entitled to additional reimbursement for any health care related expenditures incurred above a certain dollar amount of outside medical expenses per inmate per year, as well as reimbursement for the cost of treating inmates in connection with certain extraordinary events.

  Hospital Physician Services


     Hospital Physician Services includes emergency physician and other contract staffing services and certain related business services. Revenue for the Hospital Physician Services division was approximately $55.3 million for the quarter ending March 31, 1997 and $216.8 million, $210.7 million, and $177.0 million for the years ended December 31, 1996, 1995 and 1994, respectively.



     Emergency Physician and Other Contract Staffing. InPhyNet contracts with hospitals throughout the United States to provide physicians and other medical personnel. InPhyNet provides staffing primarily to emergency and radiology departments, as well as pediatrics, anesthesiology, intensive care, neonatology and internal medicine departments. In most cases, InPhyNet is contractually required to provide physician staffing coverage at a hospital facility on a 24-hour basis, 365 days a year. At March 31, 1997, InPhyNet provided management and physician services under 147 contracts with hospitals and governmental entities in 22 states.


     Hospitals turn to organizations such as InPhyNet because the outsourcing of physician management services relieves hospital administrators of the burden of providing physician coverage. InPhyNet is better qualified than most hospitals to recruit, manage and retain physicians, bill and collect for medical professional services, deliver services on a cost-effective basis and control medical malpractice costs. As a result, InPhyNet believes that it offers hospitals an attractive alternative for meeting the medical staffing needs of hospitals' emergency, radiology and other departments, while maintaining a consistently high level of quality care. Demand for emergency care has increased as patients who do not have access to a primary care physician turn to emergency rooms for primary care services as well as for urgent medical problems. According to the American Hospital Association, the total number of emergency department visits in 1993 was approximately 97 million, in comparison to less than 80 million visits in 1984.


     Under its Hospital Physician Services contracts, InPhyNet generally assumes the risk for physician staffing to meet the medical needs of the hospitals' patients. InPhyNet is paid for its services on either a fee-for-service or flat-fee basis. As of March 31, 1997, approximately 69% of Hospital Physician Services' revenue was derived from fee-for-service contracts. Under its fee-for-service agreements, InPhyNet directly bills and collects the fee component of the charges for medical services rendered by InPhyNet's health care professionals. InPhyNet accepts and assumes the financial risks relating to patient volume and payor mix and delays related to reimbursement through government sponsored programs or third-party payors. Under certain contracts, InPhyNet bills hospital patients directly for the medical services rendered by its health care professionals and also receives a contractual subsidy from the hospital to supplement revenue from direct billing. Under its flat-fee contracts, InPhyNet is paid a fixed amount for providing the required medical staffing services.


     InPhyNet has expanded its scope of hospital-based management services to include radiology services. In July 1995, InPhyNet acquired MetroAmerican, a hospital-based radiology practice management business headquartered in the Raleigh-Durham area of North Carolina, with fee-for-service contracts at hospitals and clinics located in nine states. In September 1995, InPhyNet acquired Radiology Associates, located in Hollywood, Florida, which provides radiology and management services to hospitals, outpatient centers, radiation oncology centers and a regional teleradiology reading facility. See "-- Recent Developments".


     Department of Defense and Other Services. InPhyNet provides physicians, nurse and clerical support services for active duty and retired military personnel and their dependents in emergency departments, ambulatory care centers and primary care clinics operated by the Department of Defense. Under Department of Defense contracts, InPhyNet is generally paid a fixed amount, per patient visit or per hour of service, without regard to the scope of professional services provided. Under per patient fixed fee arrangements, InPhyNet assumes the risk if patient volume is below expectations. At March 31, 1997, InPhyNet's military medical services were provided under 15 contracts with the Department of Defense.

     InPhyNet also offers medical record transcription services and provides professional billing and collection services to physician practice groups. In addition, InPhyNet provides physicians on a temporary, or locum tenens, basis to various clients.

RECENT DEVELOPMENTS


     On September 5, 1996, InPhyNet entered into the PCA Agreement, which has an initial term of five years and an option for an additional five years. Under the PCA Agreement, InPhyNet will manage independent primary care physicians in South Florida and the Tampa Bay region. At December 31, 1996, physicians provided primary care services to approximately 50,500 covered lives: 24,500 in South Florida and 26,000 in the Tampa Bay area. PCA provides comprehensive health care service through its Health Maintenance Organizations, Life and Property and Casualty Insurance Carriers and Worker's compensation administrators located throughout the southeastern United States and the Caribbean.



     On September 21, 1995, InPhyNet entered into an exclusive agreement with Kaiser Permanente ("Kaiser") in Ohio to develop and operate a primary care and specialty physician network on a capitated basis in Summit and Stark counties of Northeast Ohio. Kaiser provides comprehensive healthcare services to approximately 190,000 Northeast Ohio residents. Kaiser Permanente's 12 regions provide care for more than 6.5 million people in 16 states and the District of Columbia.


     InPhyNet's recent acquisitions are as follows:

                                                                                   REVENUE IN
                                                                                      LAST
                                                                                    FULL YEAR
                                                                        NUMBER      PRIOR TO
DATE OF ACQUISITION          COMPANY                  BUSINESS         OF SITES    ACQUISITION
-------------------          -------                  --------         --------   -------------
                                                                                  (IN MILLIONS)
January 1997         Emergency Management      Physician Staffing          3          $ 5.1
                       Specialists, Inc.
July 1996            NHS National Health       Physician Staffing         13          $20.5
                       Services, Inc.
January 1996         Sachs, Morris & Sklaver,  Primary Care Practices      2          $ 1.8
                       Inc.
September 1995       Radiology Associates of   Physician Staffing         16          $16.9
                       Hollywood, Inc.
July 1995            MetroAmerican Radiology,  Physician Staffing         21          $13.1
                       Inc.
February-April 1995  Various                   Five Primary Care           8          $20.8
                                                 Practices

     Effective January 15, 1997, InPhyNet acquired Emergency Management Specialists, Inc. As a result of the transaction, InPhyNet acquired contracts to provide physician staffing, management and consulting services to various hospitals and clinics. The transaction was accounted for as a pooling of interests.

     Effective July 2, 1996, InPhyNet acquired certain of the assets of NHS. As a result of this transaction, InPhyNet acquired contracts to provide medical care to inmates in correctional institutions. The transaction was accounted for as a purchase.

     Effective January 16, 1996, InPhyNet acquired Sachs, Morris & Sklaver, Inc. ("SMS"). As a result of this transaction, InPhyNet added two medical centers to its base of primary care practices. The transaction was accounted for as a purchase.

     Effective September 1, 1995, InPhyNet acquired Radiology Associates. Radiology Associates, provides radiology and management services to hospitals, outpatient centers, radiation oncology centers and a regional teleradiology reading facility. The transaction was accounted for as a pooling of interests.

     Effective July 1, 1995, InPhyNet acquired MetroAmerican. As a result of this transactions, InPhyNet acquired contracts to provide radiology services on a fee-for-service basis at hospitals and clinics located in nine states. The transaction was accounted for as a pooling of interests.

     As a result of the acquisitions of Radiology Associates and MetroAmerican (the "Poolings"), combined with InPhyNet's existing operations, InPhyNet believes it has become a leading provider of radiology practice management services in the United States with approximately 100 radiologists operating in nine states.

     During 1995, InPhyNet acquired five primary care physician practices (the "Primary Care Practices"), operating at eight sites. All of such acquisitions have been accounted for as purchases.

CORPORATE OPERATIONS

     Physician Recruiting. InPhyNet maintains an extensive proprietary database of physician information which enables it to identify and select qualified candidates for practice opportunities as staffing needs arise. Candidates are recruited, interviewed and screened by InPhyNet's physicians. Subsequently, the candidates are assigned to a health care facility, where their credentials are generally reviewed and verified a second time.

     Contracts with physicians generally have a one-year term and automatically renew, subject to cancellation by either party for any reason and at any time with 90 or 180 days' notice. In general, physician contracts are not tied to a specific location and contain two-year noncompete provisions.

     Utilization Management. InPhyNet has developed and implemented a utilization management system that has successfully reduced both inpatient days and referrals to medical specialists. This program is coordinated and maintained by a management information system that collects data derived from patient outcomes, physician case management decisions and practice patterns. InPhyNet uses this information to provide feedback to physicians in order to increase their productivity and improve the quality of medical care provided.

     Risk Management. InPhyNet has professional liability exposure with respect to potential negligent acts of its medical professional employees and contractors. As part of its efforts to reduce such exposure, InPhyNet manages and monitors the quality and performance of its physicians. Additionally, InPhyNet maintains a proactive claims management program that employs a dedicated group of physicians and attorneys who are responsible for handling claims made against InPhyNet and its agents. A combination of the efficient claims management program, historical claims experience, shifting business mix from hospital based emergency medicine to capitated medical services and increased professional liability insurance buying power (due to InPhyNet's growth) have enabled InPhyNet to decrease InPhyNet's cost of malpractice insurance as a percentage of net revenue from 2.3% in 1992 to 1.6% in 1996.

     Billing and Collection Operations. InPhyNet maintains its own billing and collections operations, in Fort Lauderdale, Florida, and Akron, Ohio, that were responsible for invoicing approximately 2.8 million patient visits during 1996. To improve patient care documentation and billing efficiency, InPhyNet has implemented, where it is commercially feasible, proprietary voice-activated dictation systems in emergency departments to enhance the speed and accuracy of InPhyNet's process for filing reimbursement claims in its fee-for-service operations. In certain other emergency departments, InPhyNet provides a centralized transcription service to document, legibly and efficiently, the services rendered. InPhyNet's systems are designed to enhance its ability to document the providing of physician services in an environment of increasing scrutiny by third-party payors. InPhyNet also markets its billing and transcription services to physicians and administrators employed by outside third parties.

MARKETING

     Hospital-Based Contracts. InPhyNet maintains a staff of marketing officers, regional directors and telemarketers to direct the marketing of hospital physician services. Contracting opportunities generally result from referrals by hospital administrators, information provided by physicians (including contracted physicians meeting the temporary staffing needs of hospitals) and requests for proposals received directly from hospitals. After visiting a prospective hospital client, InPhyNet develops a proposal based on an analysis of patient

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

volume, the projected cost of obtaining physician staffing coverage and the probable collection rate of fee-for-service gross revenue based upon a review of the local usual and customary rates. Following such analyses, InPhyNet submits a written proposal with contract terms tailored to the particular hospital's needs. Contracts typically have terms of one to three years, subject to termination by either party at any time with 90 days' notice.

     Managed Care Contracts. Prior to 1996, expansion in InPhyNet's managed care business resulted primarily from the acquisition of primary care clinics that have contracts with Humana Medical Plan, Inc. and affiliates ("Humana"). InPhyNet conducts joint marketing programs with Humana which are designed to increase the number of Humana enrollees in a particular area where InPhyNet operates primary care clinics. InPhyNet's contracts with Humana provide that either party may terminate a contract upon 60 days' notice.


     Through its recent diversification of its managed care business to other third-party payors, InPhyNet has been able to reduce the portion of managed care revenue derived from contracts with Humana from 84% in 1995 to 36% in the first quarter of 1997.


     In September 1995, InPhyNet entered into an agreement with Kaiser to develop and operate a primary care and specialty physician network on a capitated basis, located in Northeast Ohio. InPhyNet started to provide services in January 1996. InPhyNet expects that growth in its managed care business will result from building and acquiring primary care practices in targeted geographic areas and making arrangements with HMOs in those areas to provide medical services. InPhyNet maintains frequent contact with Humana and other HMOs regarding opportunities for InPhyNet to develop managed care operations in new areas. Additionally, in September 1996, InPhyNet entered into a five-year agreement with PCA to manage a network of independent primary care physicians. See " -- Recent Developments".

     Correctional Care and Other Governmental Contracts. InPhyNet obtains its initial contract with a governmental agency through a competitive bidding process. Requests for proposals are carefully reviewed to determine which opportunities are within InPhyNet's capabilities and offer the potential for an adequate profit margin. The pricing of the bid is based on, among other things, an analysis of the staffing requirements, projected costs based on InPhyNet's past experience in providing similar services, salary data from the specific area and estimates of overhead costs. Contracts are usually awarded for a period of one year with options to renew for subsequent years. Most contracts are subject to termination by either party with 60 to 90 days' notice at any time during the contract.

GOVERNMENT REGULATION

     Current federal and state laws regulate the relationships between providers and suppliers of health care services, on the one hand, and physicians and other clinicians, on the other. These laws include the fraud and abuse provisions of the Medicare and Medicaid statutes, which prohibit solicitation, payment, receipt or offering of any direct or indirect remuneration for the referral of Medicare or Medicaid patients or for the ordering or providing of Medicare or Medicaid covered services, items or equipment. These laws also impose restrictions on physicians' referrals for designated health services to entities with which they have financial relationships. Violations of these laws may result in substantial civil or criminal penalties for individuals or entities, including large civil monetary penalties and exclusion from participation in the Medicare and Medicaid programs which could adversely affect InPhyNet's operations.

     The laws of many states prohibit physicians from splitting fees with nonphysicians and prohibit business corporations from providing or holding themselves out as providers of medical care. While InPhyNet believes it complies in all material respects with state fee splitting and corporate practice of medicine laws, there can be no assurance that, given varying and uncertain interpretations of such laws, InPhyNet would be found to be in compliance with all restrictions on fee splitting and the corporate practice of all medicine in all states. InPhyNet currently operates in certain states through professional corporations, and has formed professional corporations or qualified foreign professional corporations to do business in several other states where corporate practice or medicine laws may require InPhyNet to operate through such a structure. As discussed in Note 1 to the Consolidated Financial Statements, InPhyNet believes it has unilateral and perpetual control over the assets and operations of the various affiliated professional corporations. A determination that

InPhyNet is in violation of applicable restrictions on fee splitting and the corporate practice of medicine in any state in which it operates could have a material adverse effect on InPhyNet.

     Finally, both federal and state laws provide for the award of damages and the assessment of substantial civil penalties against any person who knowingly files or causes to be filed or presented a false claim for payment of services, or the making, using or causing to be made or used a false record in connection with the filing of a false claim. Violation of the federal False Claims Act may also result in exclusion from participation in the Medicare and Medicaid programs. It is not necessary to intend to defraud the government or have actual knowledge of the falsity of the claim or supporting record for a violation to occur. It is enough to constitute a "knowing" violation of the False Claims Act that one acts in "deliberate ignorance" or "reckless disregard" of the truth or falsity of the information alleged to be false. A violation of and successful action brought under the False Claims Act or similar state law against InPhyNet or physicians managed by it could have a material adverse effect on InPhyNet.

FEDERAL GOVERNMENT CONTRACTING REQUIREMENTS

     InPhyNet's federal governmental contracting activities with government healthcare facilities are subject to substantial regulation under federal law and by applicable contracting agencies. Contracts with government agencies are generally complex in nature and require contractors to comply with exacting technical specifications and numerous administrative regulations. Substantial penalties can result from noncompliance with the technical specifications of a contract. Upon failure to perform or violation of applicable contractual or statutory provisions, a contractor may be barred or suspended from obtaining future contracts for specified periods of time and/or be the subject of criminal investigation and prosecution. InPhyNet is subject to periodic audits and reviews in the ordinary course of business by federal government audit and review agencies which can result in reductions in contract payments. Under the Truth in Negotiations Act, the federal government is entitled for three years after final payment on any negotiated fixed-price contract to examine all of InPhyNet's cost records with respect to such contract to determine whether InPhyNet used complete, accurate and current cost and pricing information in preparing bids on such contract or any amendments thereto. In addition, the federal government has the right for up to six years after final payment to recoup payments based upon such examination. Section 31 of the Federal Acquisition Regulations governs the allowability of costs incurred by InPhyNet in the performance of its government contracts to the extent such costs are allocable to its government contracts.

CLASSIFICATION OF PHYSICIANS AS INDEPENDENT CONTRACTORS

     Certain of InPhyNet's affiliates contract with physicians and other health care professionals as independent contractors. Since these professionals are regarded as independent contractors, such affiliates do not withhold federal or state income taxes, make federal or state unemployment tax payments or provide workers' compensation insurance with respect to such independent contractors. The payment of applicable taxes is regarded by InPhyNet as the responsibility of such independent contractors. InPhyNet believes that this classification of these health care professionals as independent contractors is proper for federal tax purposes. One such affiliate was audited by the Internal Revenue Service in 1991 and its classification was not challenged. A contrary determination by federal taxing authorities either with respect to such treatment of independent contractors since 1991 or regarding other affiliates' or such subsidiary's classification of physicians as independent contractors, or a change in existing law, could have a material adverse effect on InPhyNet's operating results.

CORPORATE EXPOSURE TO PROFESSIONAL LIABILITIES

     Due to the nature of its business, InPhyNet becomes involved as a defendant in medical malpractice lawsuits, some of which are currently ongoing, and is subject to the attendant risk of substantial damage awards. The most significant source of potential liability in this regard is the negligence of health care professionals employed or contracted by InPhyNet. To the extent such health care professionals are employees of InPhyNet or were regarded as agents of InPhyNet in the practice of medicine, InPhyNet could be held liable for their negligence. In addition, InPhyNet could be found in certain instances to have been negligent in

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

performing its contract management services even if no agency relationship with the health care professional exists. InPhyNet's contracts with hospitals and governmental agencies generally require InPhyNet to indemnify such other parties for losses resulting from the negligence of health care professionals managed by InPhyNet. InPhyNet maintains professional liability insurance on a claims made basis in amounts deemed appropriate by management, based upon historical claims and the nature and risks of its business. There can be no assurance, however, that a future claim or claims will not exceed the limits of available insurance coverage, that any insurer will remain solvent and able to meet its obligations to provide coverage for any claim or claims or that such coverage will continue to be available, or available with sufficient limits and at a reasonable cost, to adequately and economically insure InPhyNet's operations in the future.

COMPETITION

     The provision of physician management services to hospitals, HMOs and governmental entities is a highly competitive business in which InPhyNet competes with several national, regional, and local providers of physician management services. Furthermore, InPhyNet competes with traditional managers of health care services, such as hospitals, which directly recruit and manage physicians. Certain of InPhyNet's competitors have access to substantially greater financial resources than InPhyNet.

     While the bases for competition vary somewhat among business lines, competition is generally based on quality of care and cost. More specifically, with respect to nonmilitary hospital physician services, competition is focused on patient utilization, risk management and service quality. Competition in the areas of military hospital physician services and correctional institution services are especially cost sensitive due to the fact that, in each of these areas, awards of contracts are generally made as a result of a competitive bidding process. In managed care, InPhyNet believes the market for developing and providing management of primary care networks which contract with HMOs and employers will increasingly be based on patient access, quality of care, outcomes management and cost.

EMPLOYEES


     At March 31, 1997, InPhyNet employed or contracted with approximately 5,100 people on a full and part-time basis. Approximately 2,000 of these individuals are physicians (including physician managers) and 3,100 are nonphysician clinical and administrative professionals.


PROPERTIES

     InPhyNet leases its headquarters in Fort Lauderdale, Florida (approximately 58,200 square feet). In addition, InPhyNet leases space for its billing and management information services department in Plantation, Florida (approximately 28,000 square feet) and for its billing operations in Akron, Ohio (approximately 22,700 square feet).

LEGAL PROCEEDINGS

     InPhyNet is involved in various legal proceedings incidental to its business, substantially all of which involve claims related to the alleged malpractice of employed and contracted medical professionals. In the opinion of InPhyNet's management, no individual item of litigation or group of similar items of litigation, taking into account the insurance coverage maintained by InPhyNet, is likely to have a material adverse effect on InPhyNet's financial position.

                             INPHYNET'S MANAGEMENT

     The table below sets forth the names, ages and titles of the persons who are directors and executive officers of InPhyNet:


NAME                                   AGE                POSITION WITH INPHYNET
----                                   ---                ----------------------
Clifford Findeiss....................  56    Chairman of the Board, President and Chief
                                             Executive Officer
Erie D. Chapman, III.................  53    Senior Executive Vice President, Chief Operating
                                               Officer and Director
George W. McCleary, Jr...............  45    Executive Vice President, Chief Financial
                                             Officer, Secretary and Director
Jere D. Creed........................  55    Senior Vice President, Hospital Physician
                                             Services and Director
Marta Prado..........................  45    Senior Vice President, Capitated Medical
                                             Services and Director
Neil J. Principe.....................  51    Senior Vice President, Hospital Physician
                                             Services -- Business Development and Director
Victor J. Weinstein..................  51    Senior Vice President, Mergers and Acquisitions,
                                               Treasurer and Director
Thomas E. Dewey, Jr.(1)(2)...........  64    Director
Donald C. Wegmiller(1)(2)............  58    Director


---------------

(1) Member of the Compensation Committee of the Board of Directors.
(2) Member of the Audit Committee of the Board of Directors.

     Clifford Findeiss, Chairman of the Board of Directors since August 1994, has served as President and Chief Executive Officer of InPhyNet since 1974. He was a founder of InPhyNet. Dr. Findeiss holds a B.S. in Mechanical Engineering from Northwestern University (1964), an M.D. from Northwestern University Medical School (1968), and an M.S. in Pharmacology from Northwestern University
(1969).


     Erie D. Chapman, III, a Director since May 1995, was appointed Chief Operating Officer of InPhyNet in November 1995. He was President and Chief Executive Officer of U.S. Health Corporation, an Ohio not-for-profit company he cofounded, from 1984 until June 1995, and was Chief Executive Officer and Vice Chairman (1992-1994) and President and Chief Executive Officer (1983-1992) of Riverside Methodist Hospitals, Columbus, Ohio. Mr. Chapman currently serves as a director of 13 privately held corporations. He holds a B.S. degree from Northwestern University (1965) and a J.D. from George Washington University
(1968). He is a member of the Ohio Bar Association.


     George W. McCleary, Jr., a Director since August 1994, has served as Executive Vice President, Chief Financial Officer and Secretary since August 1994. He has been employed by InPhyNet since December 1983. Mr. McCleary holds a B.A. from Boston University (1974), a Masters degree in International Business from the American Graduate School of International Management (1975), and a J.D. from Stetson University College of Law (1979). He is a member of the Florida Bar Association.

     Jere D. Creed, a Director since August 1994, has served as Senior Vice President, Hospital Physician Services since September 1993. He was a founder of InPhyNet and has been an executive officer since 1974. Dr. Creed holds a B.A. from Youngstown University (1964) and an M.D. from the University of Miami School of Medicine (1970). He is certified by the ABEM and is an examiner for the ABEM. Dr. Creed serves as a Clinical Associate Professor of Medicine at the University of Miami School of Medicine.

     Marta Prado, a Director since August 1994, was appointed to Senior Vice President, Capitated Medical Services in November 1995. Ms. Prado had served as Senior Vice President, Correctional Care since September 1993. She has been employed by InPhyNet since 1980. Ms. Prado holds a B.S. in Nursing from the University of Miami School of Nursing and Medicine (1971).

     Neil J. Principe, a Director since August 1994, was appointed Senior Vice President, Hospital Physician Services -- Business Development in November 1995. Dr. Principe had served as Vice President, Recruitment since September 1993. He has been an executive officer of InPhyNet since 1974. He holds a B.A. from Cornell University (1967), and an M.D. from the State University of New York Downstate Medical College (1971). He has completed a residency in internal medicine and is certified by the ABEM and by the ABIM.

     Victor J. Weinstein, a Director since August 1994, was appointed Senior Vice President, Mergers and Acquisitions, and Treasurer in November 1995. He has been affiliated with InPhyNet since 1976. Dr. Weinstein holds a B.A. from Tulane University (1966) and an M.D. from Tulane University Medical School (1970). He has completed a residency in internal medicine and is certified by the ABEM and by the ABIM.

     Thomas E. Dewey Jr., a Director since August 1994, has been a General Partner of McFarland Dewey & Co., a financial advisory services firm since 1989. Prior to the formation of McFarland Dewey & Co., he was President of Thomas E. Dewey, Jr. & Co., Inc., a financial advisory services firm, from 1976 to 1989, and a General Partner of Kuhn, Loeb & Co. from 1965 to 1975. Mr. Dewey is a director of Northwest Natural Gas Company and Chairman Emeritus of Lenox Hill Hospital, New York, N.Y. He holds an A.B. from Princeton University (1954) and an M.B.A. from Harvard University (1958).

     Donald C. Wegmiller, a Director since August 1994, has been President of the Management Compensation Group/Healthcare, a consulting firm that specializes in compensation and benefit programs for health care executives and physicians, since April 1993. From 1978 to April 1993, Mr. Wegmiller was President and Chief Executive Officer of Health Span Health Services (a successor to Health One Corporation), a Minneapolis-based health care system. Mr. Wegmiller also served as Chairman of the Board of American Hospital Association and currently serves as a director of Possis Medical, Inc., Minnesota Power & Light Company, HBO & Company, and Medical Graphics Corporation. He holds a B.A. from the University of Minnesota (1960), and an M.A. from the University of Minnesota (1962).


CLASSIFIED BOARD OF DIRECTORS


     InPhyNet's Board of Directors is divided into three classes -- Class I, Class II and Class III -- which must be as equal in number of members as possible. Each class of directors serves for a three year term and is elected on a rotating three-year basis.


     The Class I Directors (Clifford Findeiss, George W. McCleary, Jr., Neil J. Principe and Erie D. Chapman, III) hold office until the 1998 annual stockholders meeting. The Class II Directors (Jere D. Creed, Thomas E. Dewey, Jr., Marta Prado and Victor J. Weinstein) hold office until the 1999 annual stockholders meeting. The Class III Director (Donald C. Wegmiller) holds office until the 1997 annual stockholders meeting.

     Executive Officer Compensation. The following table sets forth the compensation received by InPhyNet's Chief Executive Officer and the four other most highly compensated executive officers of InPhyNet (collectively, the "Named Executive Officers") for services in all capacities for the years ended December 31, 1996, 1995 and 1994:


                           SUMMARY COMPENSATION TABLE


                                                                                   LONG-TERM
                                                                              COMPENSATION AWARDS
                                                                            ------------------------
                                                   ANNUAL COMPENSATION      RESTRICTED   SECURITIES
                                                -------------------------     STOCK      UNDERLYING       ALL OTHER
NAME AND PRINCIPAL POSITION               YEAR  SALARY ($)    BONUS ($)     AWARDS ($)   OPTIONS (#)   COMPENSATION ($)
---------------------------               ----  ----------   ------------   ----------   -----------   ----------------
Clifford Findeiss                         1996   362,500            --            --            --              --
  Chairman of the Board of Directors,     1995   420,826            --            --            --              --
  Chief Executive Officer and President   1994   388,317            --            --            --             144
Erie D. Chapman, III(1)                   1996   275,000            --        57,035(2)         --         251,876(3)
  Senior Executive Vice President,        1995    27,500            --            --       210,000              --
  Chief Operating Officer and Director    1994        --            --            --            --              --
George W. McCleary, Jr.                   1996   350,000            --            --        75,000              --
  Executive Vice President,               1995   375,000            --            --        12,000              --
  Chief Financial Officer,                1994   374,999        35,000            --        25,000              51
  Secretary and Director
Jere D. Creed                             1996   253,750            --            --            --              --
  Senior Vice President, Hospital         1995   350,000            --            --            --              --
  Physician Services and Director         1994   353,029            --            --            --             144
Marta Prado                               1996   290,000            --            --        75,000         156,700(3)
  Senior Vice President, Capitated        1995   238,114            --            --         8,000              --
  Medical Services and Director           1994   200,000        25,000            --        20,000              51


---------------

(1) Mr. Chapman assumed his position with InPhyNet on November 17, 1995.
(2) Under the terms of Mr. Chapman's employment agreement, he received 3,202 shares of restricted stock that vest ratably over 12 months. At December 31, 1996, Mr. Chapman owned 3,202 shares of restricted stock.
(3) Represents compensation from the exercise of stock options.


     Option Grants in 1996. The following tables set forth, with respect to any of the Named Executive Officers, options granted during InPhyNet's last fiscal year and the future potential realized value of such options at assumed annual rates of stock price appreciation:



                       OPTION GRANTS IN LAST FISCAL YEAR



                                         PERCENT OF                                           POTENTIAL REALIZED VALUE AT
                           NUMBER OF       TOTAL                                                ASSUMED ANNUAL RATES OF
                          SECURITIES      OPTIONS                   MARKET                   STOCK PRICE APPRECIATION FOR
                          UNDERLYING     GRANTED TO    EXERCISE    PRICE AT                           OPTION TERM
                            OPTIONS     EMPLOYEES IN   PRICE PER    DATE OF     EXPIRATION   -----------------------------
NAME                      GRANTED (#)   FISCAL YEAR      SHARE     GRANT (2)       DATE      0% ($)     5% ($)    10% ($)
----                      -----------   ------------   ---------   ---------   ------------  -------   --------   --------
George W. McCleary, Jr.     75,000(1)      11.79%       $17.20      $17.75     January 2002  41,250     413,598    865,218
Marta Prado                 75,000(1)      11.79%       $17.20      $17.75     January 2002  41,250     413,598    865,218


---------------

(1) These options were granted in December 1996 under the 1994 Stock Incentive Plan. One-third of the options granted became fully vested and exercisable on January 2, 1997, and one-third of the options granted will vest and become exercisable on each of January 2, 1998 and January 2, 1999, respectively.
(2) As reported on the Nasdaq National Market on the date of grant.

     Aggregated Option Exercises in Last Fiscal Year and Fiscal Year-End Option Values. The following table provides certain information concerning the exercise of options during fiscal 1996, the number of securities underlying unexercised options held by any of the Named Executive Officers and the value of each such officer's unexercised options at December 31, 1996:



           AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL

                             YEAR-END OPTION VALUES

                                                                        NUMBER OF SECURITIES           VALUE OF UNEXERCISED
                                                                       UNDERLYING UNEXERCISED        IN-THE-MONEY OPTIONS AT
                                    SHARES ACQUIRED      VALUE       OPTIONS AT FISCAL YEAR-END          FISCAL YEAR-END
NAME                                ON EXERCISE(#)    REALIZED($)   EXERCISABLE/UNEXERCISABLE(#)   EXERCISABLE/UNEXERCISABLE($)
----                                ---------------   -----------   ----------------------------   ----------------------------
Erie D. Chapman, III..............      40,000          251,876            43,333/126,667                  31,666/ 88,334
George W. McCleary, Jr............          --               --           231,295/ 95,335               2,014,490/110,010
Marta Prado.......................      10,000          156,700           135,412/ 89,668               1,168,946/100,008


COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION



     The Compensation Committee of the Board of Directors determines executive compensation, subject to the terms of each executive officer's employment agreement with InPhyNet. No executive officer of InPhyNet served on any board of directors or compensation committee of any entity other than InPhyNet with which any member of the Compensation Committee is affiliated.


EMPLOYMENT AGREEMENTS

     InPhyNet is a party to employment agreements with each of its Named Executive Officers. The provisions of the employment agreements are substantially identical, except for Mr. Chapman's (which is described below). The employment agreements, other than Mr. Chapman's, have terms of three years, expiring on December 1, 1999. The employment agreements with Messrs. Findeiss, Chapman, McCleary, Creed and Ms. Prado, provide for base annualized salaried compensation of $362,500, $275,000, $350,000, $253,750, and $290,000,
respectively, for such persons through December 1, 1999. Each employment agreement requires the officer to devote substantially all of his time and attention to InPhyNet's business. InPhyNet may terminate the employment agreements for any reason at any time. In the event of a termination by InPhyNet without cause, the officer is entitled to one year's salary plus a prorated portion of any bonus the officer would have earned. The employment agreements provide that for one year after termination of employment with InPhyNet for any reason, the officer will not directly or indirectly, own, manage, operate, join, control or participate in or be connected with, as an officer, employee, partner, stockholder, or otherwise, any business, individual, partnership, firm, or corporation which is at the time engaged principally or significantly in a business which is, directly or indirectly, at the time in competition with the business of InPhyNet (or any subsidiary or affiliate) in an area in which InPhyNet (or such subsidiary or affiliate) then conducts business.

     Mr. Chapman's employment agreement is for a term of three years expiring on December 31, 1998, with InPhyNet's option to extend for two additional one-year terms. Under the terms of Mr. Chapman's employment agreement, InPhyNet agreed to grant Mr. Chapman 3,202 shares of stock each January 1st over the term of the employment agreement. Each grant vests at the rate of one-twelfth on the last day of each month, during the year of each grant. Mr. Chapman is also to be paid a quarterly bonus of $18,750, if InPhyNet meets or exceeds the projected street consensus of InPhyNet's quarterly earnings per share as listed on First Call Research Network on the first day of the fiscal year and an annual bonus of $50,000 if InPhyNet meets or exceeds its budgeted annual revenues for a fiscal year, excluding revenues attributable to any entities acquired in transactions accounted for as poolings of interests with respect to periods prior to the acquisition date. The employment agreement of Mr. Chapman has a change of control provision that provides for a severance payment in an amount equal to his annual compensation if, during the six months following a change in control, he is terminated without cause or, in certain circumstances, there is a substantial diminution in his duties.

     In the event that there is a change of control in InPhyNet, certain provisions of executive employment agreements and stock option plans will become effective. Each Named Executive Officers' respective employment agreement provides (except in the case of Erie D. Chapman, III) for severance payments in an amount equal to (i) 1.5 times each such officer's annual salary if, within 12 months following a change of control, the officer terminates his employment for any reason or the Surviving Corporation terminates such officer's employment other than for disability or cause, and (ii) 0.5 times such officer's annual salary, if at least 12 but not more than 25 months following a change of control, the Surviving Corporation terminates such officer's employment other than for disability or cause or if the officer terminates his employment for good reason.


     In addition, at December 31, 1996, the Named Executive Officers have current option grants, the vesting of which will accelerate upon a change of control of InPhyNet, including Erie D. Chapman, III (126,667 options at exercise prices ranging from $16.00 to $17.375 per share), George W. McCleary, Jr. (95,335 options at exercise prices ranging from $12.00 to $19.76 per share) and Marta Prado (89,668 options at exercise prices ranging from $12.00 to $19.76 per share).



                       PRINCIPAL STOCKHOLDERS OF INPHYNET



     The following table sets forth certain information with respect to beneficial ownership of the Common Stock as of May 12, 1997 by: (i) each person known to InPhyNet to beneficially own more than 5% of the InPhyNet Common Stock;
(ii) each director and nominee for director of InPhyNet; (iii) each executive officer named in the Summary Compensation Table; and (iv) all directors and executive officers of InPhyNet as a group. Except as otherwise indicated, each stockholder named has sole voting and investment power with respect to such stockholder's shares.



                                                             AMOUNT OF BENEFICIAL OWNERSHIP
                                                                    OF COMMON STOCK
                                              ------------------------------------------------------------
                                               NUMBER       STOCK OPTIONS     TOTAL SHARES   PERCENTAGE OF
                                                 OF          EXERCISABLE      BENEFICIALLY    OUTSTANDING
NAME OF BENEFICIAL OWNER                       SHARES     WITHIN 60 DAYS(3)      OWNED          SHARES
------------------------                      ---------   -----------------   ------------   -------------
Clifford Findeiss(1)........................  1,028,666             --         1,028,666          6.28%
Joseph J. Badal.............................    925,854             --           925,854          5.66%
Jere D. Creed(1)............................    974,669             --           974,669          5.95%
T. Rowe Price Associates, Inc.(4)...........    936,800             --           936,800          5.72%
Neil J. Principe............................    489,320             --           489,320          2.99%
Victor J. Weinstein(1)......................    451,203             --           451,203          2.76%
George W. McCleary, Jr......................    155,932        262,295           418,227          2.51%
Marta Prado.................................     87,325        164,412           251,737          1.52%
Erie D. Chapman, III........................      4,403(2)      46,666            51,069         *
Donald C. Wegmiller.........................         --          9,166             9,166         *
Thomas E. Dewey, Jr.........................         --          9,166             9,166         *
All directors and executive officers as a
  group (nine persons)......................  3,191,518        491,705         3,683,223         21.84%


---------------

  * Less than 1%.
(1) The shares beneficially owned by Drs. Findeiss, Creed and Weinstein are held through the J. Clifford Findeiss Revocable Trust, the Jere D. Creed Revocable Trust and the Victor Jerome Weinstein Revocable Trust, respectively.

(2) Includes 1,201 shares of Common Stock that have vested through May 12, 1997 pursuant to the January 1, 1997 annual grant of 3,202 shares of InPhyNet Common Stock in accordance with Mr. Chapman's employment agreement. See "InPhyNet's Management" -- Employment Agreements".


(3) Includes all vested options and options that will vest within 60 days after May 12, 1997.


(4) Based on information contained in a Schedule 13G dated February 14, 1997. The principal business address of T. Rowe Price Associates, Inc. is 100 E. Pratt Street, Baltimore, Maryland 21202.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS


     One of the buildings used for InPhyNet's corporate offices is leased from Barr-Bell Limited, a Florida limited partnership. InPhyNet acquired an 8 percent limited partnership interest in the partnership which owns and operates the building. Clifford Findeiss, InPhyNet's Chief Executive Officer, President and Chairman of the Board of Directors, and Neil J. Principe, a Senior Vice President of Business Development and Director, are Barr-Bell limited partners. The total rent paid during the year ended December 31, 1996 was approximately $443,000, which will increase annually in proportion to increases in the Consumer Price Index. The lease provides for the payment by InPhyNet of a proportionate share of increases in operating expenses over the base year in addition to the monthly rent. The lease term expires December 31, 1997.


     During 1996, InPhyNet incurred professional fees in an aggregate amount of approximately $97,000 for financial advisory services provided to InPhyNet by McFarland Dewey. InPhyNet has also agreed to pay McFarland Dewey a financial advisory fee in connection with the Merger. See "The Merger -- Interests of Certain Persons in the Merger". Thomas E. Dewey, Jr., a member of InPhyNet's Board of Directors, is a general partner in McFarland Dewey. In addition, a brother of InPhyNet's Chief Financial Officer is a general partner in McFarland Dewey.



     InPhyNet believes that the terms of the transactions described above are fair to InPhyNet and comparable to what would have been obtained in arm's-length negotiations with unaffiliated parties.

                   PRO FORMA CONDENSED FINANCIAL INFORMATION

              SELECTED PRO FORMA FINANCIAL INFORMATION (UNAUDITED)

     The following selected pro forma financial information for the combined companies gives effect to the Merger as a pooling of interests. All of the following selected pro forma financial information should be read in conjunction with the pro forma financial information, including the notes thereto, appearing elsewhere in this Prospectus-Proxy Statement. The pro forma financial information set forth in this Prospectus-Proxy Statement is not necessarily indicative of the results that actually would have occurred had the Merger been consummated on the date indicated or that may be obtained in the future.


                                                                                                      THREE MONTHS ENDED
                                                                   YEAR ENDED DECEMBER 31,                 MARCH 31,
                                                             ------------------------------------   -----------------------
                                                                1994         1995         1996         1996         1997
                                                             ----------   ----------   ----------   ----------   ----------
                                                                         (IN THOUSANDS, EXCEPT PER SHARE DATA)
STATEMENT OF OPERATIONS DATA:
Net revenue................................................  $2,909,024   $3,908,717   $5,222,019   $1,237,715   $1,454,778
Operating expenses:
  Affiliated physician services............................   1,200,291    1,785,564    2,683,107      637,117      747,171
  Non-clinic goods and services............................   1,365,203    1,688,075    2,019,895      477,264      555,818
  General and administrative expenses......................     169,273      172,896      173,428       46,032       44,587
  Depreciation and amortization............................      44,384       62,394       86,579       20,651       26,610
  Net interest expense.....................................      16,214       19,114       24,715        7,030        9,781
  Merger expenses..........................................          --       69,064      308,945       34,448           --
  Loss on investments......................................          --       86,600           --           --           --
  Other, net...............................................        (143)        (192)      (1,075)        (107)         (39)
                                                             ----------   ----------   ----------   ----------   ----------
        Net operating expenses.............................   2,795,222    3,883,515    5,295,594    1,222,435    1,383,928
                                                             ----------   ----------   ----------   ----------   ----------
Income (loss) before pro forma income taxes and
  discontinued operations..................................     113,802       25,202      (73,575)      15,280       70,850
Pro forma income tax expense (benefit).....................      50,292       (6,987)       3,215        8,878       27,074
                                                             ----------   ----------   ----------   ----------   ----------
Income (loss) from continuing operations...................      63,510       32,189      (76,790)       6,402       43,776
Loss (income) from discontinued operation..................     (25,902)     136,528       68,698       68,698           --
                                                             ----------   ----------   ----------   ----------   ----------
Pro forma net income (loss)................................  $   89,412   $ (104,339)  $ (145,488)  $  (62,296)  $   43,776
                                                             ==========   ==========   ==========   ==========   ==========
Pro forma net income (loss) per share(1)...................  $     0.61   $    (0.66)  $    (0.83)  $    (0.37)  $     0.24
                                                             ==========   ==========   ==========   ==========   ==========
Number of shares used in pro forma net income (loss) per
  share calculations(1)(2).................................     146,773      158,109      174,269      169,381      184,579
                                                             ==========   ==========   ==========   ==========   ==========



                                                                MARCH 31,
                                                                   1997
                                                              --------------
                                                              (IN THOUSANDS)
BALANCE SHEET DATA:
Cash and cash equivalents...................................    $  148,375
Working capital.............................................       257,173
Total assets................................................     2,515,376
Long-term debt, less current portion........................       764,202
Total stockholders' equity..................................       864,276


---------------

(1) Pro forma net income (loss) per share is computed by dividing net income
     (loss) by the number of common equivalent shares outstanding during the periods in accordance with the applicable rules of the SEC. All stock options and warrants issued have been considered as outstanding common share equivalents for all the periods presented, even if anti-dilutive, under the treasury stock method. Shares of MedPartners Common Stock issued in February 1995 upon conversion of the then outstanding MedPartners convertible preferred stock are assumed to be common share equivalents for all periods presented.

(2) Number of shares used in pro forma net income (loss) per share gives effect to the Merger by using the fixed Exchange Ratio of 1.18 shares of MedPartners Common Stock for each share of InPhyNet Common Stock.

                               MEDPARTNERS, INC.

             PRO FORMA CONDENSED COMBINED BALANCE SHEET (UNAUDITED)

                                 MARCH 31, 1997

                                 (IN THOUSANDS)


                                                       HISTORICAL
                                                 ----------------------    PRO FORMA      PRO FORMA
                                                 MEDPARTNERS   INPHYNET   ADJUSTMENTS      COMBINED
                                                 -----------   --------   -----------     ----------
                                               ASSETS
Current assets:
Cash and cash equivalents......................  $  141,578    $  6,797    $     --       $  148,375
  Accounts receivable less allowance for bad
     debts.....................................     610,675      88,658          --          699,333
  Inventory....................................     131,403         419          --          131,822
  Prepaid expenses and other current assets....      77,556      17,465          --           95,021
  Income tax receivable........................       1,223          --          --            1,223
  Deferred tax assets..........................      34,030         763          --           34,793
                                                 ----------    --------    --------       ----------
          Total current assets.................     996,465     114,102          --        1,110,567
Property and equipment.........................     507,878      12,770      (7,700)(A)      512,948
Intangible assets, net.........................     681,720      28,090          --          709,810
Deferred tax assets............................      10,243        (860)         --            9,383
Other assets...................................     170,299       2,369          --          172,668
                                                 ----------    --------    --------       ----------
          Total assets.........................  $2,366,605    $156,471    $ (7,700)      $2,515,376
                                                 ==========    ========    ========       ==========
                                LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
  Accounts payable.............................  $  305,974    $ 10,035    $ 42,300 (A)   $  358,309
  Accrued medical claims payable...............      95,817      20,975          --          116,792
  Other accrued expenses and liabilities.......     334,119      19,416          --          353,535
  Current portion of long-term debt............      24,224         534          --           24,758
                                                 ----------    --------    --------       ----------
          Total current liabilities............     760,134      50,960      42,300          853,394
Long-term debt, net of current portion.........     763,893         309          --          764,202
Other long-term liabilities....................      33,504          --          --           33,504
Stockholders' equity:
  Common stock.................................         172         164        (145)(B)          191
  Additional paid-in capital...................     822,472      70,387         145 (B)      893,004
  Shares held in trust.........................    (150,200)         --                     (150,200)
  Notes receivable from shareholders...........      (1,590)         --                       (1,590)
  Accumulated earnings.........................     138,220      34,651     (50,000)(A)      122,871
                                                 ----------    --------    --------       ----------
          Total stockholders' equity...........     809,074     105,202     (50,000)         864,276
                                                 ==========    ========    ========       ==========
          Total liabilities and stockholders'
            equity.............................  $2,366,605    $156,471    $ (7,700)      $2,515,376
                                                 ==========    ========    ========       ==========

                               MEDPARTNERS, INC.



        PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS (UNAUDITED)


                       THREE MONTHS ENDED MARCH 31, 1997


                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)



                                                        HISTORICAL
                                                  ----------------------    PRO FORMA     PRO FORMA
                                                  MEDPARTNERS   INPHYNET   ADJUSTMENTS     COMBINED
                                                  -----------   --------   -----------    ----------
Net revenue.....................................  $1,332,271    $122,507     $   --       $1,454,778
Operating expenses:
  Clinic expenses...............................     640,623     106,548         --          747,171
  Non-clinic goods and services.................     555,818          --         --          555,818
  General and administrative expenses...........      35,399       9,188         --           44,587
  Depreciation and amortization.................      25,334       1,276         --           26,610
  Net interest expense..........................       9,686          95         --            9,781
  Other, net....................................          --         (39)        --              (39)
                                                  ----------    --------     ------       ----------
          Net operating expenses................   1,266,860     117,068         --        1,383,928
                                                  ----------    --------     ------       ----------
Income before pro form income taxes.............      65,411       5,439         --           70,850
Pro forma income tax expense....................      24,925       2,149         --           27,074
                                                  ----------    --------     ------       ----------
Pro forma net income............................  $   40,486    $  3,290     $   --       $   43,776
                                                  ==========    ========     ======       ==========
Pro forma net income per share..................  $     0.25    $   0.20                  $     0.24
                                                  ==========    ========                  ==========
Number of shares used in pro forma net income
  per share calculations........................     164,841      16,727      3,011(C)       184,579
                                                  ==========    ========     ======       ==========

                               MEDPARTNERS, INC.



        PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS (UNAUDITED)


                       THREE MONTHS ENDED MARCH 31, 1996


                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)



                                                     HISTORICAL
                                               -----------------------     PRO FORMA     PRO FORMA
                                               MEDPARTNERS    INPHYNET    ADJUSTMENTS     COMBINED
                                               -----------    --------    -----------    ----------
Net revenue..................................  $1,149,812     $87,903       $   --       $1,237,715
Operating expenses:
  Clinic expenses............................     563,224      73,893           --          637,117
  Non-clinic goods and services..............     477,264          --           --          477,264
  General and administrative expenses........      39,439       6,593           --           46,032
  Depreciation and amortization..............      19,592       1,059           --           20,651
  Net interest expense.......................       6,741         289           --            7,030
  Merger expenses............................      34,448          --           --           34,448
  Other, net.................................        (144)         37           --             (107)
                                               ----------     -------       ------       ----------
          Net operating expenses.............   1,140,564      81,871           --        1,222,435
                                               ----------     -------       ------       ----------
Income before pro forma income taxes and
  discontinued operations....................       9,248       6,032           --           15,280
Pro forma income tax expense.................       6,496       2,382           --            8,878
                                               ----------     -------       ------       ----------
Income from continuing operations............       2,752       3,650           --            6,402
Loss from discontinued operations............      68,698          --           --           68,698
                                               ----------     -------       ------       ----------
Pro forma net (loss) income..................  $  (65,946)    $ 3,650       $   --       $  (62,296)
                                               ==========     =======       ======       ==========
Pro forma net (loss) income per share........  $    (0.44)    $  0.23                    $    (0.37)
                                               ==========     =======                    ==========
Number of shares used in pro forma net (loss)
  income per share calculations..............     150,422      16,067        2,892(C)       169,381
                                               ==========     =======       ======       ==========

                               MEDPARTNERS, INC.



        PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS (UNAUDITED)


                          YEAR ENDED DECEMBER 31, 1996


                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)



                                                        HISTORICAL             PRO           PRO
                                                  ----------------------      FORMA         FORMA
                                                  MEDPARTNERS   INPHYNET   ADJUSTMENTS     COMBINED
                                                  -----------   --------   -----------    ----------
Net revenue.....................................  $4,813,499    $408,520     $    --      $5,222,019
Operating expenses:
  Clinic expenses...............................   2,332,958     350,149          --       2,683,107
  Non-clinic goods and services.................   2,019,895          --          --       2,019,895
  General and administrative expenses...........     142,789      30,639          --         173,428
  Depreciation and amortization.................      81,929       4,650          --          86,579
  Net interest expense..........................      23,930         785          --          24,715
  Merger expenses...............................     308,695         250          --         308,945
  Other, net....................................      (1,569)        494          --          (1,075)
                                                  ----------    --------     -------      ----------
          Net operating expenses................   4,908,627     386,967          --       5,295,594
                                                  ----------    --------     -------      ----------
(Loss) income before pro forma income taxes and
  discontinued operations.......................     (95,128)     21,553          --         (73,575)
Pro forma income tax (benefit) expense..........      (5,297)      8,512          --           3,215
                                                  ----------    --------     -------      ----------
(Loss) income from continuing operations........     (89,831)     13,041          --         (76,790)
Loss from discontinued operations...............      68,698          --          --          68,698
                                                  ----------    --------     -------      ----------
Pro forma net (loss) income.....................  $ (158,529)   $ 13,041     $    --      $ (145,488)
                                                  ==========    ========     =======      ==========
Pro forma net (loss) income per share...........  $    (1.02)   $   0.81                  $    (0.83)
                                                  ==========    ========                  ==========
Number of shares used in pro forma net (loss)
  income per share calculations.................     155,364      16,021       2,884(C)      174,269
                                                  ==========    ========     =======      ==========

                               MEDPARTNERS, INC.

        PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS (UNAUDITED)
                          YEAR ENDED DECEMBER 31, 1995
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)


                                                        HISTORICAL
                                                  ----------------------    PRO FORMA     PRO FORMA
                                                  MEDPARTNERS   INPHYNET   ADJUSTMENTS     COMBINED
                                                  -----------   --------   -----------    ----------
Net revenue.....................................  $3,583,377    $325,340     $   --       $3,908,717
Operating expenses:
  Clinic expenses...............................   1,512,380     273,184         --        1,785,564
  Non-clinic goods and services.................   1,688,075          --         --        1,688,075
  General and administrative expenses...........     148,515      24,381         --          172,896
  Depreciation and amortization.................      58,705       3,689         --           62,394
  Net interest expense..........................      17,621       1,493         --           19,114
  Merger expenses...............................      66,564       2,500         --           69,064
  Loss on investments...........................      86,600          --         --           86,600
  Other, net....................................        (192)         --         --             (192)
                                                  ----------    --------     ------       ----------
          Net operating expenses................   3,578,268     305,247         --        3,883,515
                                                  ----------    --------     ------       ----------
Income before pro forma income taxes and
  discontinued operations.......................       5,109      20,093         --           25,202
Pro forma income tax (benefit) expense..........     (15,792)      8,805         --           (6,987)
                                                  ----------    --------     ------       ----------
Income from continuing operations...............      20,901      11,288         --           32,189
Loss from discontinued operations...............     136,528          --         --          136,528
                                                  ----------    --------     ------       ----------
Pro forma net (loss) income.....................  $ (115,627)   $ 11,288     $   --       $ (104,339)
                                                  ==========    ========     ======       ==========
Pro forma net (loss) income per share...........  $    (0.82)   $   0.75                  $    (0.66)
                                                  ==========    ========                  ==========
Number of shares used in pro forma net (loss)
  income per share calculations.................     140,364      15,038      2,707(C)       158,109
                                                  ==========    ========     ======       ==========

                               MEDPARTNERS, INC.

        PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS (UNAUDITED)
                          YEAR ENDED DECEMBER 31, 1994
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)


                                                        HISTORICAL
                                                  ----------------------    PRO FORMA     PRO FORMA
                                                  MEDPARTNERS   INPHYNET   ADJUSTMENTS     COMBINED
                                                  -----------   --------   -----------    ----------
Net revenue.....................................  $2,638,654    $270,370      $  --       $2,909,024
Operating expenses:
  Clinic expenses...............................     969,345     230,946         --        1,200,291
  Non-clinic goods and services.................   1,365,203          --         --        1,365,203
  General corporate expenses....................     148,990      20,283         --          169,273
  Depreciation and amortization.................      41,832       2,552         --           44,384
  Net interest expense..........................      15,235         979         --           16,214
  Other, net....................................        (143)         --         --             (143)
                                                  ----------    --------      -----       ----------
          Net operating expenses................   2,540,462     254,760         --        2,795,222
Income before pro forma income taxes and
  discontinued operations.......................      98,192      15,610         --          113,802
Pro forma income tax expense....................      44,048       6,244         --           50,292
                                                  ----------    --------      -----       ----------
Income from continuing operations...............      54,144       9,366         --           63,510
Income from discontinued operations.............     (25,902)         --         --          (25,902)
                                                  ----------    --------      -----       ----------
Pro forma net income............................  $   80,046    $  9,366      $  --       $   89,412
                                                  ==========    ========      =====       ==========
Pro forma net income per share..................  $     0.61    $   0.74                  $     0.61
                                                  ==========    ========                  ==========
Number of shares used in pro forma net income
  per share calculations........................     131,783      12,703      2,287(C)       146,773
                                                  ==========    ========      =====       ==========

               NOTES TO PRO FORMA CONDENSED FINANCIAL INFORMATION


     The proposed Merger is intended to be accounted for as a pooling of interests. The pro forma combined statements of operations assumed that the Merger was consummated at the beginning of the earliest period presented. The pro forma condensed combined balance sheet assumes that the transaction was consummated on March 31, 1997.


     The pro forma financial information contains no adjustments to conform the accounting policies of the companies because any such adjustments have been determined to be immaterial.

     The following adjustments are necessary to reflect the Merger (in thousands):

     A. The pro forma combined statements of operations do not reflect nonrecurring costs and charges resulting directly from the Merger. These costs and charges are estimated as follows:


                                                PROPERTY                              TOTAL
                                                   AND      ACCOUNTS   ACCUMULATED   MERGER
                                                EQUIPMENT   PAYABLE     EARNINGS     CHARGE
                                                ---------   --------   -----------   -------
InPhyNet......................................   $(7,700)   $42,300     $(50,000)    $50,000


     The following is a detail of the estimated merger expense:


Severance and related benefits..............................  $ 7,000
Operational restructuring...................................   17,000
Lease abandonment...........................................    1,500
Non-compatible technology...................................    6,000
Brokerage fees..............................................    9,000
Professional fees...........................................    3,000
Other transaction related costs.............................    3,200
Transition costs............................................    3,000
Filing fees.................................................      300
                                                              -------
                                                              $50,000
                                                              =======



     The non-compatible technology primarily relates to computer hardware and software that will be abandoned after the Merger. These assets are currently being utilized in the operations of InPhyNet but are not compatible with the planned operations for MedPartners. Severance and related benefits represent anticipated payments to identified employees, as required by their respective employment agreements, who will be terminated after the Merger and certain other payments anticipated to be made to certain employees. The operational restructuring and transitional costs of $17,000 and $3,000 respectively, represent management's best estimate of the costs to consolidate operations of the thirty-five existing MedPartners physician practices in Florida with the operations of certain practices of InPhyNet. This plan was formulated by MedPartners' and InPhyNet's management in order to more efficiently provide services in markets where multiple locations will exist as a result of the Merger. The plan of consolidation calls for affected operations to be merged over a period of twelve to twenty-four months. These costs also include costs associated with the merging of InPhyNet's and MedPartners' hospital based operations including the combining of systems, facilities and management resources as well as costs associated with the formation of a regional operating and reporting infrastructure.



     B. To reflect the exchange of approximately 19,318 shares of MedPartners Common Stock for all the issued and outstanding shares of InPhyNet Common Stock.



     C. To adjust pro forma amounts based on historical share amounts, converting each outstanding share of InPhyNet Common Stock into MedPartners Common Stock based on the fixed Exchange Ratio of 1.18.

                  DESCRIPTION OF CAPITAL STOCK OF MEDPARTNERS

AUTHORIZED CAPITAL STOCK


     The MedPartners Certificate of Incorporation currently provides that MedPartners may issue 9,500,000 shares of Preferred Stock, par value $.001 per share (the "MedPartners Preferred Stock"), 500,000 shares of Series C Preferred Stock, par value $.001 per share (the "MedPartners Series C Preferred Stock"), and 400,000,000 shares of the Common Stock.


COMMON STOCK


     Holders of the MedPartners Common Stock are entitled to one vote for each share held of record on all matters to be submitted to a vote of the stockholders and do not have preemptive rights. Subject to preferences that may be applicable to any outstanding shares of MedPartners Preferred Stock, holders of MedPartners Common Stock are entitled to receive ratably such dividends, if any, as may be declared from time to time by MedPartners's Board of Directors out of funds legally available therefor. All outstanding shares of MedPartners Common Stock are fully paid and nonassessable. In the event of any liquidation, dissolution or winding-up of the affairs of MedPartners, holders of MedPartners Common Stock will be entitled to share ratably in the assets of MedPartners remaining after payment or provision for payment of all of MedPartners's debts and obligations and liquidation payments to holders of any outstanding shares of MedPartners Preferred Stock.


PREFERRED STOCK


     MedPartners' Board of Directors, without further stockholder authorization, is authorized to issue shares of MedPartners Preferred Stock in one or more series and to determine and fix the rights, preferences and privileges of each series, including dividend rights and preferences over dividends on the MedPartners Common Stock and one or more series of MedPartners Preferred Stock, conversion rights, voting rights (in addition to those provided by law), redemption rights and the terms of any sinking fund therefor, and rights upon liquidation, dissolution or winding up, including preferences over the MedPartners Common Stock and one or more series of MedPartners Preferred Stock. Although MedPartners has no present plans to issue any shares of MedPartners Preferred Stock, the issuance of shares of MedPartners Preferred Stock, or the issuance of rights to purchase such shares, may have the effect of delaying, deferring or preventing a change in control of MedPartners or an unsolicited acquisition proposal.


CERTAIN PROVISIONS OF THE CERTIFICATE OF INCORPORATION AND THE DGCL


     Classified Board of Directors. The MedPartners Certificate of Incorporation and the MedPartners Bylaws provide for MedPartners' Board of Directors to be divided into three classes of directors, as nearly equal in number as is reasonably possible, serving staggered terms so that directors' terms expire either at the 1997, 1998 or 1999 annual meeting of stockholders of MedPartners. See "MedPartners' Management -- Classified Board of Directors".



     MedPartners believes that a classified board of directors will help to assure the continuity and stability of MedPartners' Board of Directors and MedPartners' business strategies and policies as determined by MedPartners' Board of Directors, since a majority of the directors at any given time will have had prior experience as directors of MedPartners. MedPartners believes that this, in turn, will permit MedPartners' Board of Directors to more effectively represent the interests of stockholders.



     With a classified board of directors, at least two annual meetings of stockholders, instead of one, will generally be required to effect a change in the majority of MedPartners' Board of Directors. As a result, a provision relating to a classified MedPartners' Board of Directors may discourage proxy contests for the election of directors or purchases of a substantial block of the MedPartners Common Stock because its provisions could operate to prevent obtaining control of MedPartners' Board of Directors in a relatively short period of time. The classification provision could also have the effect of discouraging a third party from making a tender offer or otherwise attempting to obtain control of MedPartners. Under the DGCL, unless the certificate of incorporation otherwise provides, a director on a classified board may be removed by the stockholders of the corporation only for cause. The MedPartners Certificate of Incorporation does not provide otherwise.

     Advance Notice Provisions for Stockholder Proposals and Stockholder Nominations of Directors. The MedPartners Bylaws establish an advance notice procedure with regard to the nomination, other than by or at the direction of MedPartners' Board of Directors or a committee thereof, of candidates for election as directors (the "Nomination Procedure") and with regard to other matters to be brought by stockholders before an annual meeting of stockholders of MedPartners (the "Business Procedure").



     The Nomination Procedure requires that a stockholder give prior written notice, in proper form, of a planned nomination for MedPartners' Board of Directors to the Corporate Secretary of MedPartners. The requirements as to the form and timing of that notice are specified in the MedPartners Bylaws. If the Chairman of MedPartners' Board of Directors determines that a person was not nominated in accordance with the Nomination Procedure, such person will not be eligible for election as a director.



     Under the Business Procedure, a stockholder seeking to have any business conducted at an annual meeting must give prior written notice, in proper form, to the Corporate Secretary of MedPartners. The requirements as to the form and timing of that notice are specified in the MedPartners Bylaws. If the Chairman of MedPartners' Board of Directors determines that the other business was not properly brought before such meeting in accordance with the Business Procedure, such business will not be conducted at such meeting.



     Although the MedPartners Bylaws do not give MedPartners' Board of Directors any power to approve or disapprove stockholder nominations for the election of directors or of any other business desired by stockholders to be conducted at an annual or any other meeting, the MedPartners Bylaws (i) may have the effect of precluding a nomination for the election of directors or precluding the conduct of business at a particular annual meeting if the proper procedures are not followed or (ii) may discourage or deter a third party from conducting a solicitation of proxies to elect its own slate of directors or otherwise attempting to obtain control of MedPartners, even if the conduct of such solicitation or such attempt might be beneficial to MedPartners and its stockholders.


     Delaware Takeover Statute. MedPartners is subject to Section 203 of the DGCL which, subject to certain exceptions, prohibits a Delaware corporation from engaging in any of a broad range of business combinations with any "interested stockholder" for a period of three years following the date that such stockholder became an interested stockholder, unless: (i) prior to such date, the board of directors of the corporation approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder; (ii) upon consummation of the transaction which resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the number of shares outstanding those shares owned (a) by persons who are directors and also officers and (b) by employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or (iii) on or after such date, the business combination is approved by the board of directors and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least
66 2/3% of the outstanding voting stock which is not owned by the interested stockholder. An "interested stockholder" is defined as any person that is (a) the owner of 15% or more of the outstanding voting stock of the corporation or
(b) an affiliate or associate of the corporation and was the owner of 15% or more of the outstanding voting stock of the corporation at any time within the three-year period immediately prior to the date on which it is sought to be determined whether such person is an interested stockholder.

STOCKHOLDER RIGHTS PLAN


     The following is a description of the MedPartners' Stockholders' Rights Plan ("the MedPartners Rights Plan"). The description thereof set forth below is qualified in its entirety by reference to the MedPartners Rights Plan, a copy of which has been filed as an exhibit to the Registration Statement of which this Prospectus is a part. See "Available Information".



     The MedPartners Rights Plan provides that one right (a "Right") will be issued with each share of the MedPartners Common Stock (whether originally issued or from MedPartners' treasury) prior to the Rights

Distribution Date (as defined therein). The Rights are not exercisable until the Rights Distribution Date and will expire at the close of business on the date which is 10 years from the date of the distribution unless previously redeemed by MedPartners as described below. When exercisable, each Right will entitle the owner to purchase from MedPartners one one-hundredth of a share of MedPartners Series C Preferred Stock at a purchase price of $52.00 per share. The MedPartners Series C Preferred Stock may be issued in fractional shares.



     Except as described below, the Rights will be evidenced by all the MedPartners Common Stock certificates and will be transferred with the MedPartners Common Stock certificates, and no separate Rights certificates will be distributed. The Rights will separate from the MedPartners Common Stock and a "Rights Distribution Date" will occur upon the earlier of (i) 10 days following a public announcement that a person or group of affiliated or associated persons (an "Acquiring Person") has acquired, or obtained the right to acquire, beneficial ownership of 10% or more of the outstanding MedPartners Common Stock (the "Stock Acquisition Date") and (ii) 10 business days following the commencement of a tender offer or exchange offer that would result in a person or group becoming an Acquiring Person.



     After the Rights Distribution Date, Rights certificates will be mailed to holders of record of shares of the MedPartners Common Stock as of the Rights Distribution Date and thereafter the separate Rights certificates alone will represent the Rights.



     The MedPartners Series C Preferred Stock issuable upon exercise of the Rights will be entitled to a minimum preferential quarterly dividend payment of $.001 per share and will be entitled to an aggregate dividend of 100 times the dividend, if any, declared for each share of MedPartners Common Stock. In the event of liquidation, the holders of the MedPartners Series C Preferred Stock will be entitled to a minimum preferential liquidation payment of $52.00 per share and will be entitled to an aggregate payment of 100 times the payment made per share of MedPartners Common Stock. Each share of the MedPartners Series C Preferred Stock will have 100 votes and will vote together with the shares of MedPartners Common Stock. In the event of any merger, consolidation or other transaction in which shares of MedPartners Common Stock are changed or exchanged, each share of MedPartners Series C Preferred Stock will be entitled to receive 100 times the amount received per share of MedPartners Common Stock. These rights are protected by customary anti-dilution provisions. The MedPartners Series C Preferred Stock will, if issued, be junior to any other series of MedPartners Preferred Stock which may be authorized and issued by MedPartners, unless the terms of any such other series provide otherwise. The MedPartners Series C Preferred Stock will not be redeemable. Once the shares of MedPartners Series C Preferred Stock are issued, the MedPartners Certificate of Incorporation may not be amended in a manner which would materially alter or change the powers, preferences or special rights of the MedPartners Series C Preferred Stock so as to affect them adversely without the affirmative vote of the holders of two-thirds or more of the outstanding shares of the MedPartners Series C Preferred Stock, voting separately as a class. Because of the nature of the MedPartners Series C Preferred Stock dividend, liquidation and voting rights, the value of a share of the MedPartners Series C Preferred Stock purchasable upon exercise of each Right should approximate the value of one share of MedPartners Common Stock.



     In the event that (i) a person becomes an Acquiring Person (except pursuant to a tender offer or an exchange offer for all outstanding shares of MedPartners Common Stock at a price and on terms determined by at least a majority of the members of MedPartners' Board of Directors who are not officers of MedPartners and who are not representatives, nominees, affiliates or associates of an Acquiring Person, to be (a) at a price which is fair to MedPartners' stockholders and (b) otherwise in the best interests of MedPartners and its stockholders (a "Qualifying Offer")), (ii) an Acquiring Person engages in certain self-dealing transactions involving MedPartners, such as, (a) merging or consolidating into or with MedPartners where MedPartners survives and the MedPartners Common Stock remains outstanding, (b) transferring assets to MedPartners in exchange for MedPartners' securities, or acquiring securities from MedPartners other than on the same basis as from all other stockholders,
(c) transferring assets to or from MedPartners on terms less favorable than arm's length, (d) transferring to or from MedPartners' assets having a fair market value in excess of $5,000,000, (e) receiving unusual compensation or (f) receiving any other financial benefit not provided to all other stockholders, or
(iii) during such time as there is an Acquiring Person, there is any reclassification of securities, recapitalization, merger or consolidation which increases by more than 1% the amount of the MedPartners Common Stock beneficially owned by the Acquiring Person, each holder of a Right will thereafter have the right to receive, upon the exercise thereof at the then current exercise price, shares of MedPartners Common Stock (or, in certain circumstances, cash, property or other securities of MedPartners) having a value equal to two times the exercise price of the Right. Notwithstanding any of the foregoing, following the occurrence of any such events, all Rights that are, or (under certain circumstances specified in the MedPartners Rights Plan) were, beneficially owned by any Acquiring Person (or certain related parties), will be null and void. However, Rights are not exercisable following the occurrence of the events set forth above until such time as the Rights are no longer redeemable by MedPartners as set forth below.



     In the event that, at any time following the Stock Acquisition Date, (i) MedPartners is acquired in a merger or other business combination transaction in which MedPartners is not the surviving corporation or the MedPartners Common Stock is changed or exchanged (other than a merger which follows a Qualifying Offer and satisfies certain other requirements), or (ii) 50% or more of MedPartners' assets or earning power is sold or transferred, each holder of a Right (except Rights which previously have been voided as set forth above) shall thereafter have the right to receive upon the exercise thereof at the then current exercise price, common stock of the acquiring company having a value equal to two times the exercise price of the Right.



     At any time until ten days following the Stock Acquisition Date, MedPartners may redeem the Rights in whole, but not in part, at a price of $.001 per Right. Immediately upon the action of MedPartners' Board of Directors ordering redemption of the Rights, the Rights will terminate, and the only right of the holders of the Rights will be to receive the $.001 redemption price.


     Until a Right is exercised, the holder thereof, as such, will have no rights as a stockholder of MedPartners, including without limitation, the right to vote or to receive dividends. While the distribution of the Rights will not be taxable to stockholders or to MedPartners, stockholders may, depending upon the circumstances, recognize taxable income in the event that the Rights become exercisable for shares of MedPartners Common Stock (or other consideration) or for common stock of the acquiring company as set forth above.


     Other than those provisions relating to the principal economic terms of the Rights, any of the provisions of the Rights Plan may be amended by MedPartners' Board of Directors prior to the Rights Distribution Date. After the Rights Distribution Date, the provisions of the Rights Agreement may be amended by MedPartners' Board of Directors in order to cure any ambiguity, to make changes which do not adversely affect the interests of holders of Rights (excluding the interests of any Acquiring Person) or to shorten or lengthen any time period under the Rights Agreement, provided that no amendment to adjust the time period governing redemption shall be made at such time as the Rights are not redeemable.



     The Rights have certain anti-takeover effects as they will cause substantial dilution to a person or group that acquires a substantial interest in MedPartners without the prior approval of MedPartners' Board of Directors. The effect of the Rights may be to inhibit a change in control of MedPartners (including through a third party tender offer at a price which reflects a premium to then prevailing trading prices) that may be beneficial to MedPartners stockholders.


LIMITATIONS ON LIABILITY OF OFFICERS AND DIRECTORS


     The MedPartners Certificate of Incorporation contains a provision eliminating or limiting director liability to MedPartners and its stockholders for monetary damages arising from acts or omissions in the director's capacity as a director. The provision does not, however, eliminate or limit the personal liability of a director (i) for any breach of such director's duty of loyalty to MedPartners or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under the DGCL making directors personally liable, under a negligence standard, for unlawful dividends or unlawful stock purchases or redemptions, or (iv) for any transaction from which the director derived an improper personal benefit. This provision offers persons who serve on MedPartners' Board of Directors protection against awards of monetary damages resulting from breaches of their duty of care (except as indicated above). As a result of this provision, the ability of MedPartners or a stockholder thereof to successfully prosecute an action against a director for a breach of his duty of care is limited. However, the provision does not affect the availability of equitable remedies such as an injunction or rescission based upon a director's breach of his duty of care. The SEC has taken the position that the provision will have no effect on claims arising under the federal securities laws.

     In addition, the MedPartners Certificate of Incorporation and the MedPartners Bylaws provide for mandatory indemnification rights, subject to limited exceptions, to any director, officer, employee, or agent of MedPartners who by reason of the fact that he or she is a director, officer, employee, or agent of MedPartners, is involved in a legal proceeding of any nature. Such indemnification rights include reimbursement for expenses incurred by such director, officer, employee, or agent in advance of the final disposition of such proceeding in accordance with the applicable provisions of the DGCL.


REGISTRATION RIGHTS


     Pursuant to a Registration Agreement entered into in August 1993 and amended in March 1994 (the "Registration Agreement"), the prior holders of the MedPartners Series A Convertible Preferred Stock and Series B Convertible Preferred Stock, which Convertible Preferred Stock has now been converted into MedPartners Common Stock, were entitled to certain rights with respect to the registration under the Securities Act of the 7,000,562 shares of MedPartners Common Stock into which the MedPartners Series A Convertible Preferred Stock and Series B Convertible Preferred Stock were converted. The shares of MedPartners Common Stock covered by the foregoing registration rights are now eligible for resale either under Rule 144 of the Securities Act or without restriction. Accordingly, at the request of MedPartners, most of the holders of the MedPartners Common Stock, have agreed to terminate their rights with respect to the Registration Agreement, leaving approximately 1,200,000 shares that are presently covered by the Registration Agreement.



     MedPartners has entered into a Registration Rights Agreement with certain of the holders of MedPartners Common Stock pursuant to which such persons will have the right to require that MedPartners register shares of MedPartners Common Stock owned by them for sale, at one year intervals up to three times during 1997, 1998 and 1999. Unlimited piggyback registration rights have also been granted. The holders of these registration rights are Walter T. Mullikin, M.D., John S. McDonald, Rosalio J. Lopez, M.D. and DCNHS, who were the only persons deemed to be "affiliates" of MedPartners, following the combination of MedPartners and MME. In the March 1996 public offering carried out by MedPartners, 1,358,921 shares of MedPartners' Common Stock were sold by Drs. Mullikin and Lopez and Mr. McDonald at $30.25 per share pursuant to the rights granted under the Agreement. See "Principal Stockholders of MedPartners".



     In addition, from time-to-time, MedPartners will grant registration rights, both on a contractual and a piggyback basis to various persons in connection with acquisitions made on a private placement basis. At March 31, 1997, a total of approximately 5,300,000 shares of MedPartners Common Stock were subject to such registration rights.


TRANSFER AGENT AND REGISTRAR


     The Transfer Agent and Registrar for the MedPartners Common Stock is First Chicago Trust of New York, New York, New York.


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

                 COMPARISON OF RIGHTS OF INPHYNET STOCKHOLDERS
                          AND MEDPARTNERS STOCKHOLDERS


     Both MedPartners and InPhyNet are incorporated in Delaware. Holders of the InPhyNet Shares will have their rights and obligations as stockholders of MedPartners after the Merger governed by Delaware law and the MedPartners Certificate of Incorporation and the MedPartners Bylaws. Set forth below is a summary comparison of the material rights of a MedPartners stockholder under the MedPartners Certificate of Incorporation and Bylaws, on the one hand, and the material rights of an InPhyNet stockholder under the InPhyNet Certificate of Incorporation and Bylaws, on the other hand. The information set forth below is qualified in its entirety by reference to the Certificate of Incorporation and Bylaws of MedPartners and InPhyNet.


CLASSES AND SERIES OF CAPITAL STOCK

     InPhyNet. InPhyNet is authorized by its Certificate of Incorporation to issue up to 70,000,000 shares of capital stock, of which 50,000,000 shares are designated common stock, par value $.01 per share, and 20,000,000 are designated preferred stock, par value $.10 per share (the "InPhyNet Preferred Stock").


     As of the Record Date, there were 16,370,910 shares of InPhyNet Common Stock outstanding. In addition, there were outstanding options under InPhyNet's stock option plans to purchase an additional 1,715,761 shares of InPhyNet Common Stock. An additional 436,050 shares of InPhyNet Common Stock have been reserved for future grants under such plans. Each share of InPhyNet Common Stock includes the associated right to purchase one one-thousandth of a share of Series A Junior Participating Preferred Stock, par value $.10 per share, pursuant to InPhyNet's stockholders rights plan.


     The Board of Directors of InPhyNet has the authority to issue the InPhyNet Preferred Stock in one or more series and to fix the rights, preferences, privileges and restrictions for each such series, without any further vote or action by the stockholders. As of the Record Date, there were no shares of InPhyNet Preferred Stock issued and outstanding, and the Board of Directors of InPhyNet has no present intention of issuing shares of InPhyNet Preferred Stock.


     MedPartners. MedPartners is authorized by the MedPartners Certificate of Incorporation to issue up to 410,000,000 shares of capital stock, of which 400,000,000 shares are designated MedPartners Common Stock, par value $.001 per share, 9,500,000 shares are designated MedPartners Preferred Stock, par value $.001 per share, and 500,000 shares are designated MedPartners Series C
Preferred Stock. As of May   , 1997, there were           shares of MedPartners
Common Stock outstanding. In addition, there were outstanding options under
MedPartners' stock option plans to purchase an additional           shares of
MedPartners Common Stock. An additional           shares of MedPartners Common
Stock have been reserved for future option grants under such plans.



     The Board of Directors of MedPartners has the authority to issue the MedPartners Preferred Stock in one or more series and to fix the rights, preferences, privileges and restrictions for each such series, without any
further vote or action by the stockholders. As of May   , 1997, there were no
shares of MedPartners Preferred Stock issued and outstanding, and the Board of Directors of MedPartners has no present intention of issuing shares of MedPartners Preferred Stock.


     As a consequence of and following the Merger, InPhyNet stockholders will not hold InPhyNet Shares and the associated rights to acquire InPhyNet's Series A Junior Participating Preferred Stock, but will instead hold shares of MedPartners Common Stock and the associated rights to acquire the MedPartners Series C Preferred Stock.

SIZE AND ELECTION OF THE BOARD OF DIRECTORS


     InPhyNet. The InPhyNet Certificate of Incorporation and the InPhyNet Bylaws provide for the InPhyNet Board of Directors to be divided into three classes, with the number of directors in each class to be as equal as possible. Each class serves a staggered three year term. With a classified board of directors, at least two annual meetings of stockholders, instead of one, are required to effect a change in the majority of the

Board of Directors. The InPhyNet Certificate of Incorporation provides that InPhyNet's Board of Directors will consist of not less than three nor more than fifteen directors. The InPhyNet Bylaws provide that the size of the InPhyNet Board of Directors shall be fixed by the resolution of the InPhyNet Board of Directors. Directors are elected by a plurality of votes cast at the annual meeting of stockholders.



     The InPhyNet Bylaws state that any vacancy among the directors may be filled by a majority of the remaining directors, even if less than a quorum, provided that if stockholders remove a director they may also fill the vacancy created by such removal and also provided that if the directors fail to fill any vacancy, the stockholders may fill the vacancy at any special meeting called for such purpose.



     MedPartners. The MedPartners Certificate of Incorporation and the MedPartners Bylaws provide for the MedPartners Board of Directors to be divided into three classes, as nearly equal in number as is reasonably possible, serving staggered terms. With a classified board of directors, at least two annual meetings of stockholders, instead of one, will be required to effect a change in the majority of the Board of Directors. The MedPartners Bylaws provide that the MedPartners Board of Directors shall consist of not more than thirteen directors, but in any event shall consist of at least three directors and that the size of the MedPartners Board of Directors shall be fixed by the resolution of the MedPartners Board of Directors. Directors of MedPartners are elected by a plurality of votes cast at the annual meeting of stockholders.



     As a consequence of and following the Merger, the rights and obligations of holders of InPhyNet Shares exchanged for MedPartners Common Stock with respect to the size and composition of the MedPartners Board of Directors will be governed by the MedPartners Bylaws as described in the preceding paragraph.


REMOVAL OF DIRECTORS


     InPhyNet. The InPhyNet Bylaws provide that a director may be removed from office only with cause and only by the vote of the holders of 75% of the shares of capital stock entitled to vote thereon.



     MedPartners. The MedPartners Bylaws provide that a director may be removed only with cause and only by the vote of the holders of a majority of the shares of capital stock entitled to vote thereon.


     As a consequence of and following the Merger, the holders of InPhyNet Shares exchanged for MedPartners Common Stock will be able to remove a director from the MedPartners Board of Directors only with cause and only by the vote of the holders of a majority of the shares of capital stock entitled to vote thereon.

CONVERSION AND DISSOLUTION

     InPhyNet. InPhyNet's Common Stock has no conversion features. The InPhyNet Certificate of Incorporation provides for the issuance of 20,000,000 shares of InPhyNet Preferred Stock. The Board of Directors has the authority, without further action by the stockholders, to designate the rights, preferences, privileges and restrictions of the InPhyNet Preferred Stock. If the Board of Directors was to designate a series of InPhyNet Preferred Stock, such InPhyNet Preferred Stock could be entitled to preferential payments in the event of the dissolution of InPhyNet.

     MedPartners. The MedPartners Common Stock has no conversion features. The MedPartners Certificate of Incorporation authorizes the issuance of 9,500,000 shares of MedPartners Preferred Stock and provides that such shares of MedPartners Preferred Stock may have such voting powers, preferences and other special rights (including, without limitation, the right to convert the shares of such MedPartners Preferred Stock into shares of MedPartners Common Stock) as shall be stated in the MedPartners Certificate of Incorporation or resolutions providing for the issuance of MedPartners Preferred Stock. If the Board of Directors was to designate such a series of MedPartners Preferred Stock in addition to the MedPartners Series C Preferred Stock, such MedPartners Preferred Stock could be entitled to preferential payments in the event of the dissolution of MedPartners.

     As a consequence of and following the Merger, the rights and obligations of holders of InPhyNet Shares exchanged for MedPartners Common Stock with respect to the conversion and dissolution features of the

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

MedPartners Common Stock will be governed by the MedPartners Certificate of Incorporation as described in the preceding paragraph.


AMENDMENT OR REPEAL OF THE CERTIFICATE OF INCORPORATION AND BYLAWS



     Under the DGCL, unless a corporation's certificate of incorporation or bylaws otherwise provide, amendment of a corporation's certificate of incorporation generally requires the approval of the holders of a majority of the outstanding stock entitled to vote thereon. If such amendment increases or decreases the number of authorized shares of any class or series or the par value of such shares or adversely affects the shares of such class or series, such amendment requires the approval of the holders of a majority of the outstanding stock of such class or series.


     InPhyNet. The InPhyNet Certificate of Designation, Preferences and Rights of Series A Junior Participating Preferred Stock states that the Certificate of Incorporation of InPhyNet shall not be amended in any manner which would materially alter or change the powers, preferences or special rights of the Series A Junior Participating Preferred Stock so as to affect them adversely without the affirmative vote of the holders of a majority of all the shares of Series A Junior Participating Preferred Stock, if any, that are then outstanding, voting separately as a class.


     The InPhyNet Bylaws provide that the affirmative vote of the holders of 80% of the shares of capital stock entitled to vote thereon is required to amend, alter, change or repeal the article of the InPhyNet Bylaws related to the classification and election of directors. The InPhyNet Certificate of Incorporation and Bylaws provide that the InPhyNet Bylaws may be altered, amended or repealed by a vote of the holders of 75% of the shares of capital stock or by a majority of the Board of Directors, except to the extent that any bylaws adopted by the stockholders provide otherwise.



     MedPartners. The MedPartners Certificate of Incorporation provides that the powers and rights of the MedPartners Series C Preferred Stock cannot be materially altered adversely without the affirmative vote of the holders of a majority of all the shares of MedPartners Series C Preferred Stock, if any that are then outstanding, voting separately as a class. The MedPartners Certificate of Incorporation and the MedPartners Bylaws provide that the MedPartners Bylaws may be altered, amended or repealed by a vote of a majority of the entire MedPartners Board of Directors, as well as by a majority of the outstanding stock entitled to vote thereon.



     As a consequence of and following the Merger, (i) the holders of InPhyNet Shares exchanged for MedPartners Common Stock will not be able to materially alter adversely the powers and rights of the MedPartners Series C Preferred Stock without the affirmative vote of the holders of a majority of the outstanding MedPartners Series C Preferred Stock, voting separately as a class and (ii) the MedPartners Bylaws may be altered, amended or repealed by a vote of a majority of the entire MedPartners Board of Directors, as well as by a majority of the outstanding stock entitled to vote thereon.


SPECIAL MEETINGS OF STOCKHOLDERS


     InPhyNet. The InPhyNet Bylaws provide that a special meeting of the InPhyNet stockholders may be called by the Board of Directors, the Chairman of the Board of Directors and the President, and shall be called by the President at the request of a majority of the outstanding shares of capital stock entitled to vote.



     MedPartners. The MedPartners Bylaws provide that a special meeting of the MedPartners stockholders may be called by the President and shall be called by the President or the Secretary at the request in writing by a majority of the MedPartners Board of Directors or by the holders of at least a majority of the outstanding shares of capital stock of MedPartners entitled to vote.



     As a consequence of and following the Merger, the rights and obligations of holders of InPhyNet Shares exchanged for MedPartners Common Stock with respect to special meetings of stockholders will be governed by the MedPartners Bylaws as described in the preceding paragraph.

LIABILITY OF DIRECTORS

     The DGCL permits a corporation to include a provision in its certificate of incorporation eliminating or limiting the personal liability of a director or officer to the corporation or its stockholders for damages for breach of the director's fiduciary duty, subject to certain limitations. Each of the MedPartners and the InPhyNet Certificates of Incorporation includes such a provision which limits such liability to the fullest extent permitted under Delaware law.

     Each of the MedPartners and InPhyNet Certificates of Incorporation provides that a director will not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under
Section 174 of the DGCL, which concerns unlawful payments of dividends or expenditures of funds for unlawful stock purchases or redemptions or (iv) for any transaction from which the director derived an improper personal benefit.

     While these provisions provide directors with protection from awards of monetary damages for breaches of their duty of care, they do not eliminate such duty. Accordingly, these provisions will have no effect on the availability of equitable remedies such as an injunction or rescission based on a director's breach of his or her duty of care. The provisions described above apply to an officer of MedPartners only if he or she is a director of MedPartners and is acting in his or her capacity as director, and do not apply to officers of MedPartners who are not directors.

STOCKHOLDER RIGHTS PLAN

     InPhyNet. The InPhyNet Common Stock is subject to a rights plan which may inhibit a change in control of InPhyNet that might be beneficial to InPhyNet's stockholders.

     MedPartners. The MedPartners Common Stock is subject to a rights plan which may inhibit a change in control of MedPartners that might be beneficial to MedPartners' stockholders.

     As a consequence of and following the Merger, the rights and obligations of holders of InPhyNet Shares exchanged for MedPartners Common Stock will be subject to the MedPartners rights plan which may inhibit a change of control of MedPartners that might be beneficial to MedPartners' stockholders.

ADVANCE NOTICE PROVISIONS FOR STOCKHOLDER PROPOSALS AND STOCKHOLDER NOMINATIONS OF DIRECTORS


     InPhyNet. The InPhyNet Bylaws do not contain specific provisions requiring advance notice of stockholder nominations of candidates for election as directors or for other matters to be brought by stockholders before an annual meeting of stockholders of InPhyNet.



     MedPartners. The MedPartners Bylaws establish an advance notice procedure with regard to the nomination, other than by or at the direction of the MedPartners Board of Directors or a committee thereof, of candidates for election as directors and with regard to other matters to be brought by stockholders before an annual meeting of stockholders of MedPartners.



     The MedPartners Bylaws provide that nominations of persons for election to the MedPartners Board of Directors may be made at a meeting of stockholders by or at the direction of the MedPartners Board of Directors, by any nominating committee or person appointed by the MedPartners Board of Directors, or by any stockholder of MedPartners who complies with the notice procedures set forth below. Such nominations, other than those made by or at the direction of the MedPartners Board of Directors, shall be made pursuant to timely notice in writing to the Secretary of MedPartners. To be timely, a stockholder's notice shall be delivered to or mailed and received at the principal executive offices of MedPartners not less than sixty days nor more than ninety days prior to the meeting. Such notice shall set forth (i) the name, age, business address and residence address of the nominee, (ii) the principal occupation or employment of the nominee, (iii) the class and number of shares of capital stock of MedPartners which are beneficially owned by the nominee, and (iv) any other information relating to the nominee that is required to be disclosed in solicitations for proxies for election of directors pursuant to Section 14 of the Exchange Act, and as to the stockholder giving the notice, (i) the name and address of the stockholder,
(ii) the class or series and number of shares of capital stock of MedPartners which are owned by the stockholder, (iii) a description of all arrangements or understandings between the stockholder and each proposed nominee and any other person or persons (including their names) pursuant to which the nomination(s) are to be made by the stockholder, (iv) a representation that such stockholder intends to appear in person or by proxy at the meeting to nominate the persons named in such notice, and (v) any other information relating to the stockholder that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for the election of directors pursuant to Section 14 of the Exchange Act. Such notice must be accompanied by a written consent of each nominee to serve as a director if elected. MedPartners may require any proposed nominee to furnish such other information as may reasonably be required by MedPartners to determine the eligibility of such proposed nominee to serve as a director of MedPartners.


     The MedPartners Bylaws provide that at an annual meeting of the stockholders, only such business shall be conducted as shall have been properly brought before the meeting. To be properly brought before an annual meeting, business must be specified in the notice of meeting (or any supplement thereto) given by or at the direction of the MedPartners Board of Directors, otherwise properly brought before the meeting by or at the direction of the MedPartners Board of Directors or otherwise properly brought before the meeting by a stockholder. In addition to any other applicable requirements, for business to be properly brought before an annual meeting by a stockholder, the stockholder must have given timely notice thereof in writing to MedPartners. To be timely, a stockholder's notice must be delivered to or mailed and received at the principal executive offices of MedPartners, not less than sixty days nor more than ninety days prior to the meeting. The notice must set forth (i) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (ii) the name and record address of the stockholder proposing such business, (iii) the class or series and number of shares of capital stock of MedPartners which are owned beneficially or of record by the stockholder, (iv) a description of all arrangements or understandings between the stockholder and any other person or persons (including their names) in connection with the proposal of such business by the stockholder and any material interest of the stockholder in such business, and (v) a representation that the stockholder intends to appear in person or by proxy at the annual meeting to bring such business before the meeting.


     As a consequence of and following the Merger, InPhyNet stockholders wishing to nominate candidates to the MedPartners Board of Directors or bring business before a meeting of stockholders will have to comply with the notice procedures of MedPartners, including with respect to the time such notice must be given.

ACTION BY WRITTEN CONSENT


     InPhyNet. The InPhyNet Bylaws provide that any action required or permitted to be taken by the stockholders of InPhyNet at any annual or special meeting may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, is executed by the holders of the outstanding capital stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares of capital stock entitled to vote thereon were present and voted.


     MedPartners. The MedPartners Certificate of Incorporation provides that, since MedPartners Common Stock is listed on a national securities exchange, any action required or permitted to be taken by the stockholders of MedPartners must be effected at a duly called meeting and may not be effected by any consent in writing by such stockholders.

     As a consequence of and following the Merger, the holders of InPhyNet Shares exchanged for MedPartners Common Stock may not effect action by any consent in writing.

INDEMNIFICATION OF DIRECTORS AND OFFICERS

     The DGCL permits a corporation to indemnify officers, directors, employees and agents for actions taken in good faith and in a manner they reasonably believed to be in, or not opposed to, the best interests of the

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

corporation, and with respect to any criminal action, which they had no reasonable cause to believe was unlawful. The DGCL provides that a corporation may advance expenses of defense (upon receipt of a written undertaking to reimburse the corporation if indemnification is not appropriate) and must reimburse a successful defendant for expenses, including attorneys' fees, actually and reasonably incurred, and permits a corporation to purchase and maintain liability insurance for its directors and officers. The DGCL provides that indemnification may not be made for any claim, issue or matter as to which a person has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable to the corporation, unless and only to the extent a court determines that the person is entitled to indemnity for such expenses as the court deems proper.

     InPhyNet. The InPhyNet Certificate of Incorporation provides that each person who was or is a party, or is threatened to be made a party, to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he or she is or was a director, officer, trustee, employee or agent of InPhyNet or in any other capacity with another corporation, partnership, joint venture, trust or other enterprise, will be indemnified by InPhyNet to the fullest extent permitted by the laws of the State of Delaware, if such person acted in good faith and in a manner he or she reasonably believed to be in, and not opposed to, the best interests of InPhyNet, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.


     The InPhyNet Bylaws provide that InPhyNet shall indemnify any and all of its directors or officers, including former directors or officers, and any employee, who shall serve as an officer or director of any corporation at the request of InPhyNet, to the fullest extent permitted under and in accordance with the law of the State of Delaware.



     MedPartners. The MedPartners Bylaws provide that each person who is involved in any actual or threatened action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he or she is or was a director, officer, employee or agent of MedPartners, or is or was serving at the request of MedPartners as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan, will be indemnified by MedPartners to the fullest extent permitted by the DGCL, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits MedPartners to provide broader indemnification rights than said law permitted prior to such amendment) or by other applicable laws then in effect.


     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling MedPartners or InPhyNet pursuant to the foregoing provisions, MedPartners and InPhyNet have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

                                    EXPERTS


     The consolidated financial statements of MedPartners and the consolidated financial statements of InPhyNet at December 31, 1996 and 1995, and for each of the three years in the period ended December 31, 1996, appearing in this Prospectus and Registration Statement, have been audited by Ernst & Young LLP, independent auditors, as set forth in their reports thereon appearing elsewhere herein, and are included in reliance upon such reports given upon the authority of such firm as experts in accounting and auditing.


     Representatives of InPhyNet's independent auditors, Ernst & Young LLP, will be present at the Special Meeting to respond to appropriate questions and will have the opportunity to make a statement if they desire to do so.

                         INPHYNET STOCKHOLDER PROPOSALS

     If the Merger is not consummated, InPhyNet will hold a 1997 Annual Meeting of Stockholders. As noted in InPhyNet's proxy statement relating to the 1996 Annual Meeting of Stockholders, any stockholder proposals intended to be presented at InPhyNet's 1997 Annual Meeting of Stockholders, if the Merger is not consummated prior thereto, must have been received by InPhyNet on or before December 17, 1996 to be eligible for inclusion in the Proxy Statement and form of proxy to be distributed by the InPhyNet Board of Directors in connection with such meeting.

                                 LEGAL MATTERS

     The validity of the shares of MedPartners Common Stock to be issued to the stockholders of InPhyNet pursuant to the Merger will be passed upon by Haskell Slaughter & Young, L.L.C., Birmingham, Alabama.

                                 OTHER BUSINESS

     The Board of Directors of InPhyNet is not aware of any business to be acted upon at the Special Meeting other than as described in the Notice of the Special Meeting or as otherwise described herein. If, however, other matters are properly brought before the Special Meeting, or any adjournments or postponements thereof, the persons appointed as proxies will have discretion to vote or act thereon according to their best judgment and applicable SEC rules.

                         INDEX TO FINANCIAL STATEMENTS


                                                              PAGE
                                                              ----
MEDPARTNERS, INC.
Report of Ernst & Young LLP, Independent Auditors...........   F-2
Consolidated Balance Sheets as of December 31, 1995 and
  1996......................................................   F-3
Consolidated Statements of Operations for the Years Ended
  December 31, 1994, 1995 and 1996..........................   F-4
Consolidated Statements of Stockholders' Equity for the
  Years Ended December 31, 1994, 1995 and 1996..............   F-5
Consolidated Statements of Cash Flows for the Years Ended
  December 31, 1994, 1995 and 1996..........................   F-6
Notes to Consolidated Financial Statements..................   F-7
Consolidated Balance Sheet as of March 31, 1997
  (unaudited)...............................................  F-26
Consolidated Statements of Operations for the Three Months
  Ended March 31, 1996 and 1997 (unaudited).................  F-27
Consolidated Statements of Cash Flows for the Three Months
  Ended March 31, 1996 and 1997 (unaudited).................  F-28
Notes to Consolidated Financial Statements (unaudited)......  F-29

INPHYNET MEDICAL MANAGEMENT INC.
Report of Ernst & Young LLP, Independent Certified Public
  Accountants...............................................  F-31
Consolidated Balance Sheets at December 31, 1995 and 1996
  (restated)................................................  F-32
Consolidated Statements of Income for the Years Ended
  December 31, 1994, 1995 and 1996 (restated)...............  F-33
Consolidated Statements of Changes in Stockholders' Equity
  for the Years Ended December 31, 1994, 1995 and 1996
  (restated)................................................  F-34
Consolidated Statements of Cash Flows for the Years Ended
  December 31, 1994, 1995 and 1996 (restated)...............  F-35
Notes to Consolidated Financial Statements (restated for
  1996).....................................................  F-36
Condensed Consolidated Balance Sheets at March 31, 1997
  (unaudited) and December 31, 1996.........................  F-53
Condensed Consolidated Statements of Income for the Three
  Months Ended March 31, 1997 and 1996 (unaudited)..........  F-54
Condensed Consolidated Statements of Cash Flows for the
  Three Months Ended March 31, 1997 and 1996 (unaudited)....  F-55
Notes to Condensed Consolidated Financial Statements --March
  31, 1997 (unaudited)......................................  F-56
Supplementary Data: Consolidated Quarterly Financial
  Information (unaudited)...................................  F-57
Schedule II -- Valuation and Qualifying Accounts............  F-58

               REPORT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

Board of Directors
MedPartners, Inc.

     We have audited the accompanying consolidated balance sheets of MedPartners, Inc. as of December 31, 1995 and 1996, and the related consolidated statements of operations, stockholders' equity and cash flows for each of the three years in the period ended December 31, 1996. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinions.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of MedPartners, Inc. at December 31, 1995 and 1996, and the consolidated results of its operations and its cash flows for each of the three years in the period ended December 31, 1996, in conformity with generally accepted accounting principles.

Birmingham, Alabama
February 3, 1997

                               MEDPARTNERS, INC.

                          CONSOLIDATED BALANCE SHEETS

                                                                   DECEMBER 31,
                                                              -----------------------
                                                                 1995         1996
                                                              ----------   ----------
                                                                  (IN THOUSANDS)
                           ASSETS
Current assets:
  Cash and cash equivalents.................................  $   86,276   $  123,779
  Marketable securities.....................................      35,567           --
  Accounts receivable, less allowances for bad debts of
     $80,077 in 1995 and $120,350 in 1996...................     506,226      563,519
  Inventories...............................................     122,337      150,156
  Deferred tax assets, net..................................      95,026       52,479
  Income tax receivable.....................................          --        2,496
  Prepaid expenses and other current assets.................      40,216       54,689
                                                              ----------   ----------
     Total current assets...................................     885,648      947,118
Property and equipment, net.................................     458,780      505,060
Intangible assets, net......................................     370,960      659,202
Deferred tax asset, net.....................................          --       18,333
Other assets................................................      89,226      136,256
Net assets of discontinued operations.......................      36,300           --
                                                              ----------   ----------
     Total assets...........................................  $1,840,914   $2,265,969
                                                              ==========   ==========
            LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
  Accounts payable..........................................  $  280,958   $  280,060
  Other accrued expenses and liabilities....................     220,086      375,618
  Accrued medical claims payable............................      52,434       93,043
  Notes payable.............................................      81,900           --
  Current portion of long-term debt.........................      15,640       28,084
                                                              ----------   ----------
     Total current liabilities..............................     651,018      776,805
Long-term debt, net of current portion......................     531,774      715,657
Other long-term liabilities.................................      42,053       34,010
Deferred tax liabilities, net...............................      23,995           --
Contingencies (Note 13)
Stockholders' equity:
  Common stock, $.001 par value; 400,000 shares authorized,
     issued -- 146,390 in 1995 and 165,281 in 1996..........         146          165
  Additional paid-in capital................................     477,362      788,636
  Notes receivable from stockholders........................      (1,930)      (1,665)
  Unrealized loss on marketable securities, net of taxes....          (7)          --
  Unamortized deferred compensation.........................      (2,682)          --
  Shares held in trust, 9,317 in 1995 and 1996..............    (150,200)    (150,200)
  Retained earnings.........................................     269,385      102,561
                                                              ----------   ----------
     Total stockholders' equity.............................     592,074      739,497
                                                              ----------   ----------
     Total liabilities and stockholders' equity.............  $1,840,914   $2,265,969
                                                              ==========   ==========

          See accompanying notes to consolidated financial statements.

                               MEDPARTNERS, INC.

                     CONSOLIDATED STATEMENTS OF OPERATIONS

                                                                  YEAR ENDED DECEMBER 31,
                                                          ---------------------------------------
                                                             1994          1995          1996
                                                          -----------   -----------   -----------
                                                              (IN THOUSANDS, EXCEPT PER SHARE
                                                                         AMOUNTS)
Net revenue.............................................  $ 2,638,654   $ 3,583,377   $ 4,813,499
Operating expenses:
  Affiliated physician services.........................      433,758       657,826       980,429
  Outside medical expenses..............................      102,496       149,185       311,900
  Clinic expenses.......................................      433,091       705,369     1,040,629
  Non-clinic goods and services.........................    1,365,203     1,688,075     2,019,895
  General and administrative expenses...................      148,990       148,515       142,789
  Depreciation and amortization.........................       41,832        58,705        81,929
  Net interest expense..................................       15,235        17,621        23,930
  Merger expenses.......................................           --        66,564       308,695
  Losses on investments.................................           --        86,600            --
  Other, net............................................         (143)         (192)       (1,569)
                                                          -----------   -----------   -----------
          Income (loss) from continuing operations
            before income taxes.........................       98,192         5,109       (95,128)
Income tax expense (benefit)............................       44,048       (15,792)       (5,297)
                                                          -----------   -----------   -----------
          Income (loss) from continuing operations......       54,144        20,901       (89,831)
Discontinued operations:
  Income (loss) from discontinued operations net of
     taxes of $18,000, $(72,100) and $(35,849) in 1994,
     1995 and 1996, respectively........................       25,902      (168,342)      (71,221)
  Net gains on sales of discontinued operations.........           --        31,814         2,523
                                                          -----------   -----------   -----------
          Income (loss) from discontinued operations....       25,902      (136,528)      (68,698)
                                                          -----------   -----------   -----------
Net income (loss).......................................  $    80,046   $  (115,627)  $  (158,529)
                                                          ===========   ===========   ===========
Earnings per common and common equivalent shares
  outstanding:
  Income (loss) from continuing operations..............  $      0.41   $      0.15   $     (0.58)
  Income (loss) from discontinued operations............         0.20         (0.97)        (0.44)
                                                          -----------   -----------   -----------
Net income (loss).......................................  $      0.61   $     (0.82)  $     (1.02)
                                                          ===========   ===========   ===========
Weighted average common and common equivalent shares
  outstanding...........................................      131,783       140,364       155,364
                                                          ===========   ===========   ===========

          See accompanying notes to consolidated financial statements.

                               MEDPARTNERS, INC.

                CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY

                                                                 YEAR ENDED DECEMBER 31,
                                                              ------------------------------
                                                                1994       1995       1996
                                                              --------   --------   --------
                                                                      (IN THOUSANDS)
COMMON STOCK:
  Balance, beginning of year................................  $    111   $    119   $    146
  Beginning balance of immaterial poolings of interests
     entities...............................................        --         --          6
  Common stock issued and capital contributions.............         8          9         10
  PPSI common stock issued during the two months ended
     December 31, 1995......................................        --         --          1
  Conversion of preferred stock.............................        --          7         --
  Stock issued in connection with acquisitions..............        --          2          2
  Contributions to employee benefit trust...................        --          9         --
                                                              --------   --------   --------
  Balance, end of year......................................       119        146        165
ADDITIONAL PAID-IN-CAPITAL:
  Balance, beginning of year................................   154,350    202,611    477,362
  Beginning balance of immaterial poolings of interests
     entities...............................................        --          2        620
  PPSI common stock issued during the two months ended
     December 31, 1995......................................        --         --        588
  Common stock issued and capital contributions.............    61,852     98,812    226,190
  Capital distributions.....................................   (18,743)   (30,970)        --
  Exercise of stock options.................................       802      1,124     43,996
  Deferred compensation on issuance of options..............     4,350         --         --
  Conversion of preferred stock.............................        --     19,994         --
  Stock issued in connection with acquisitions..............        --     35,598     39,880
  Contribution to employee benefit trust....................        --    150,191         --
                                                              --------   --------   --------
  Balance, end of year......................................   202,611    477,362    788,636
NOTES RECEIVABLE FROM STOCKHOLDERS:
  Balance, beginning of year................................    (2,396)    (2,349)    (1,930)
  Net change in notes receivable from stockholders..........        47        419        265
                                                              --------   --------   --------
  Balance, end of year......................................    (2,349)    (1,930)    (1,665)
UNREALIZED GAIN (LOSS) ON MARKETABLE SECURITIES:
  Balance, beginning of year................................      (166)        14         (7)
  Unrealized gain (loss) on marketable securities, net of
     taxes..................................................       180        (21)         7
                                                              --------   --------   --------
  Balance, end of year......................................        14         (7)        --
UNAMORTIZED DEFERRED COMPENSATION:
  Balance, beginning of year................................        --     (3,552)    (2,682)
  Amortization of deferred compensation.....................       798        870      2,682
  Deferred compensation on issuance of options..............    (4,350)        --         --
                                                              --------   --------   --------
  Balance, end of year......................................    (3,552)    (2,682)        --
SHARES HELD IN TRUST:
  Balance, beginning of year................................        --         --   (150,200)
  Contribution to employee benefit trust....................        --   (150,200)        --
                                                              --------   --------   --------
  Balance, end of year......................................        --   (150,200)  (150,200)
RETAINED EARNINGS:
  Balance, beginning of year................................   324,677    396,994    269,385
  Beginning balance of immaterial poolings of interests
     entities...............................................        --       (308)      (238)
  Net income (loss).........................................    80,046   (115,627)  (158,529)
  Dividends and distributions paid..........................   (10,008)   (11,674)        --
  Pro forma tax provision of pooled entities................     2,279         --         --
  Net loss for two months ended December 31, 1995 for
     PPSI...................................................        --         --     (8,057)
                                                              --------   --------   --------
  Balance, end of year......................................   396,994    269,385    102,561
                                                              --------   --------   --------
          Total stockholders' equity........................  $593,837   $592,074   $739,497
                                                              ========   ========   ========

          See accompanying notes to consolidated financial statements.

                               MEDPARTNERS, INC.

                     CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                                   YEAR ENDED DECEMBER 31,
                                                              ----------------------------------
                                                                 1994        1995        1996
                                                              ----------   ---------   ---------
                                                                        (IN THOUSANDS)
CASH FLOWS FROM CONTINUING OPERATIONS:
Income (loss) from continuing operations....................  $   54,144   $  20,901   $ (89,831)
Adjustments for non-cash items:
  Depreciation and amortization.............................      41,832      58,705      81,929
  Provision (benefit) for deferred taxes....................      12,451     (69,273)    (37,350)
  Merger expenses...........................................          --      66,564     308,695
  Loss on sale of investments...............................          --      86,600          --
  Other.....................................................       6,755       1,683          94
Changes in operating assets and liabilities, net of effects
  of acquisitions...........................................     (71,622)    (12,384)   (103,704)
                                                              ----------   ---------   ---------
     Net cash and cash equivalents provided by continuing
       operations...........................................      43,560     152,796     159,833
Investing activities:
  Cash paid for merger expense..............................          --     (53,600)   (143,285)
  Net cash used to fund acquisitions........................    (126,697)   (205,051)   (157,396)
  Additions to intangibles..................................          --      (7,235)    (19,515)
  Purchase of property and equipment........................    (102,702)   (124,455)   (122,127)
  (Purchases) proceeds of marketable securities.............     (17,560)      1,636      27,558
  Other.....................................................      (1,305)        546          74
                                                              ----------   ---------   ---------
     Net cash and cash equivalents used in investing
       activities...........................................    (248,264)   (388,159)   (414,691)
Financing activities:
  Common stock issued and capital contributions.............     128,109      83,407     270,198
  Capital distributions.....................................     (21,045)    (37,771)         --
  Proceeds from debt........................................     267,563     156,728   1,781,498
  Repayment of debt.........................................     (35,188)    (85,546) (1,647,866)
  Dividends and distributions paid..........................      (7,453)     (9,355)         --
  Other.....................................................          68          (3)        266
                                                              ----------   ---------   ---------
     Net cash and cash equivalents provided by financing
       activities...........................................     332,054     107,460     404,096
Cash flow from discontinued operations, net of divestiture
  proceeds..................................................    (180,000)    114,500    (115,835)
                                                              ----------   ---------   ---------
Net (decrease) increase in cash and cash equivalents........     (52,650)    (13,403)     33,403
Cash and cash equivalents at beginning of year..............     152,329      99,679      87,081
Beginning cash and cash equivalents of immaterial poolings
  of interests entities.....................................          --          --       3,295
                                                              ----------   ---------   ---------
Cash and cash equivalents at end of year....................  $   99,679   $  86,276   $ 123,779
                                                              ==========   =========   =========
Supplemental Disclosure of Cash Flow Information
  Cash paid during the period for:
     Interest...............................................  $   18,241   $  33,294   $  41,860
                                                              ==========   =========   =========
     Income taxes...........................................  $   28,436   $  14,820   $ (21,351)
                                                              ==========   =========   =========

     Non-cash investing activities include notes and other obligations issued for acquisitions of $1.2 and $30.8 million in 1994 and 1995, respectively, and $123.6 million in notes and other securities received from divestitures in 1995. Non-cash financing activities include the issuance of $45.8 and $39.9 million of stock for acquisitions in 1995 and 1996, respectively.

          See accompanying notes to consolidated financial statements.

                               MEDPARTNERS, INC.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                               DECEMBER 31, 1996

1. ACCOUNTING POLICIES

  Description of Business

     MedPartners, Inc. (The "Original Predecessor") was incorporated in January 1993, and affiliated with its initial physician practice in November 1993. Mullikin Medical Enterprises, L.P. ("MME") was formed by the merger of several physician partnerships in 1994, and the original business was organized in 1957. MedPartners/Mullikin, Inc. was formed as a result of the November 1995 business combination between the Original Predecessor and MME. In February and September of 1996, MedPartners/Mullikin, Inc. combined with Pacific Physician Services, Inc. ("PPSI") and Caremark International Inc. ("Caremark"), respectively. These business combinations were accounted for as poolings of interests. The combined companies were renamed MedPartners, Inc. (herein referred to as the "Company" or "MedPartners") in conjunction with the business combination with Caremark. The financial information referred to in this discussion reflects the combined operations of these entities and several additional immaterial entities accounted for as poolings of interests.

     MedPartners is the largest physician practice management ("PPM") company in the United States. The Company develops, consolidates and manages integrated healthcare delivery systems. Through its network of affiliated group and independent practice association ("IPA") physicians, the Company provides primary and specialty healthcare services to prepaid enrollees and fee-for-service patients. The Company also operates one of the largest independent prescription benefit management ("PBM") programs in the United States and provides disease management services and therapies for patients with certain chronic conditions.

     The Company affiliates with physicians who are seeking the resources necessary to function effectively in healthcare markets that are evolving from fee-for-service to prepaid payor systems. The Company enhances clinic operations by centralizing administrative functions and introducing management tools, such as clinical guidelines, utilization review and outcome measurement. The Company provides affiliated physicians with access to capital and advanced management information systems. In addition, MedPartners contracts with health maintenance organizations and other third-party payors that compensate the Company and its affiliated physicians on a prepaid basis (collectively "HMOs"), hospitals and outside providers on behalf of its affiliated physicians. These relationships provide physicians with the opportunity to operate under a variety of payor arrangements and increase their patient flow.

     The Company offers medical group practices and independent physicians a range of affiliation models. These affiliations are carried out by the acquisition of PPM entities or practice assets, either for cash or through equity exchange, or by affiliation on a contractual basis. The Company enters into long-term practice management agreements with the affiliated physicians that provide for the management of their practices by the Company while at the same time providing for the clinical independence of the physicians.

     The Company also manages outpatient prescription drug benefit programs for clients throughout the United States, including corporations, insurance companies, unions, government employee groups and managed care organizations. The Company dispenses national prescriptions daily through four mail service pharmacies and manages patients' immediate prescription needs through a national network of retail pharmacies. The Company is in the process of integrating its PBM program with the PPM business by providing pharmaceutical services to the affiliated physicians, clinics and HMOs. The Company's disease management services are intended to meet the healthcare needs of individuals with chronic diseases or conditions. These services include the design, development and management of comprehensive programs that comprise drug therapies, physician support and patient education. The Company currently provides therapies and services for individuals with such conditions as hemophilia, growth disorders, immune deficiencies, genetic emphysema, cystic fibrosis and multiple sclerosis.

                               MEDPARTNERS, INC.

  Basis of Presentation

     The consolidated financial statements have been prepared on the accrual basis of accounting and include the accounts of the Company and its subsidiaries. The Company also consolidates professional corporations (PCs) in which it obtains a controlling financial interest by virtue of a long-term practice management agreement (and, in some cases, a transfer agreement) between a wholly-owned subsidiary of the Company and the PC.

     Where there is a transfer agreement with the PC, it enables the Company to require the stockholder(s) of the PC, at any time and for any reason, to transfer, at a nominal price, shares of the PC to a transferee selected by the Company. Where such agreements exist, the physician-stockholders of the PC, are, as a general rule, designated by the Company and are senior members of the Company's management. Because each stockholder of the PC is the Company's nominee, whom the Company can replace at will, the transfer agreement provides the Company with unilateral control.

     Contracts with hospitals and payors for the provision of medical services which are entered into directly between the hospitals or the payor (e.g., HMOs and health plans) and the Company or a wholly-owned subsidiary of the Company, contributed approximately 66% of the Company's 1996 PPM revenue (35% of consolidated revenue, since PPM revenue comprised 53% of consolidated revenue, and PBM and Specialty Services comprised the remaining 47%). In these cases, the contractual revenue is earned by the Company or a legal subsidiary of the Company. In some cases, the Company contracts with its PCs to provide medical services under these payor or hospital contracts. The Company consolidates these PCs by virtue of its rights under a practice management agreement and, in most cases, a transfer agreement. The PCs do not have any external revenue because, as noted above, all revenue is generated through contracts with the Company. Consolidation of these PCs, therefore, does not materially affect the Company's consolidated financial statements.

     For PCs that have directly entered into contracts with payors and/or that have the right to receive payment directly from payors for the provision of medical services in the Company's clinics, the Company consolidates these PCs because it obtains a controlling financial interest solely by virtue of a long-term practice management agreement with the PC (the Company generally does not have a transfer agreement with these types of PCs). The revenue earned by these PCs represented 34% of PPM revenue (18% of consolidated revenue) during 1996. Practice management agreements with PCs that hold payor contracts and/or the right to receive payment directly from payors provide three general types of financial arrangements regarding the compensation of the physician-stockholders of those PCs.

     PCs that contributed 9% of PPM revenue (5% of consolidated revenue) during 1996 have practice management agreements that provide the physician-stockholders a negotiated fixed dollar amount. At the Company's sole discretion, the physicians are eligible to receive a bonus paid by the Company based on performance criteria and goals. The amount of any discretionary bonus is determined solely by the Company's management and is not directly correlated to clinic revenue or gross profit. To the extent the clinic's net revenue increases or decreases under these practice management agreements, physician compensation will also increase or decrease, pro rata, based on the practice's compensation as a percentage of the clinic net revenue.

     PCs that contributed 16% of PPM revenue (8% of consolidated revenue) during 1996 have practice management agreements that compensate the physician-stockholder on a fee-for-service basis. The respective clinics generally earn revenue on a fee for service basis, and physician compensation typically represents between 40 and 70 percent of the clinic's net revenue.

     PCs that contributed 9% of PPM revenue (5% of consolidated revenue) during 1996 provided physician-stockholders with a salary, plus bonus, and a profit-sharing payment of a percentage of the clinic's net income (i.e., contractual revenue less base physician compensation, bonus and clinic expenses).

                               MEDPARTNERS, INC.

     Under these various types of agreements, revenue is assigned to the Company by the PC. The Company is responsible for the billing and collection of all revenue for services provided at its clinics, as well as for paying all expenses, including physician compensation. The Company compensates the PCs, which in turn compensate the physicians. The Company is not reimbursed for the clinic expenses, rather it is responsible and at risk for all such expenses. In effect, the Company retains any residual from the operations of its PCs (and funds any deficit). No earnings accumulate in its PCs or are available for the payment of dividends to the physician-stockholders. In addition, the legal owners of its PCs do not have a substantive capital investment that is at risk and the Company has substantially all of the capital at risk. Based on the terms of the practice management agreement, there is no economic value attributable to the capital stock of those PCs.

     The Company's practice management agreements with its PCs are long-term. The practice management agreements include the following provisions: (i) the initial term is 20 to 40 years; (ii) renewal provisions call for automatic and successive extension periods; (iii) the PCs cannot unilaterally terminate their agreements with the Company unless the Company fails to cure a breach of its contractual responsibilities thereunder within 30 days after notification of such breach; (iv) the Company is obligated to maintain a continuing investment of capital; (v) the Company employes the non-physician personnel of its PCs, and; (vi) the Company assumes full responsibility for the operating expenses of the PC in return for an assignment of the PC's revenue.

     The Company has unilateral control over its PCs because the practice management agreements provide the following: (i) the Company has exclusive authority over all operating decision making (except for the dispensing of medical services); (ii) the Company has the exclusive authority to negotiate and execute contracts on behalf of its PCs: (iii) the Company has the exclusive authority to establish and approve operating and capital budgets of its PCs, including establishing total amounts to be paid to the physicians (budgets are established with the advice of an Advisory Board composed of physicians and members of the Company's management); (iv) the Company has the authority to hire, assign and terminate non-medical personnel employed by its PCs; (v) the practice management agreement establishes guidelines for the selection, hiring and termination of physicians by its PCs, and the Company recruits candidates for physician openings; (vi) the physician-stockholders of its PCs are required to cooperate with the Company to expand their respective practices at the Company's direction; (vii) where the physicians are eligible for bonuses, determination of the amount of the bonus is within the sole discretion of the Company; (viii) the Company manages and administers all business functions of its PCs, including billing and collecting all medical service revenue, paying all expenses and purchasing all capital assets; (ix) the Company receives an assignment from its PCs of all rights to receive revenue from the provision of medical services; (x) the Company owns all the operational and depository accounts and has total control of all cash deposits related to clinic revenue;
(xi) under an assignment, the Company owns all of its PCs' accounts receivable;
(xii) the Company contracts for the provision of medical care with each of its PCs and not with individual physicians; and (xiii) the Company performs the negotiations and controls the implementation and administration of all payor contracts. The execution of any contracts on behalf of the Company's PCs by physician-stockholders of those PCs is simply perfunctory. The approval of the physician-stockholders of the PC is required with respect to the financial and operational actions of the PC only in rare and isolated cases. In all circumstances, the rights of the legal owners of the PC are protective in nature and do not allow the legal owners of the PC to participate in the control of the PC in any substantive fashion.

  Use of Estimates

     The preparation of the financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the accompanying consolidated financial statements and notes. Actual results could differ from those estimates.

                               MEDPARTNERS, INC.

  Cash Equivalents

     The Company considers all highly liquid investments with a maturity of three months or less when purchased to be cash equivalents. The carrying amounts of all cash and cash equivalents approximate fair value.

  Marketable Securities

     Effective August 1, 1994, the Company adopted Financial Accounting Standards Board Statement No. 115, "Accounting for Certain Investments in Debt and Equity Securities," which requires that investments in equity securities that have readily determinable fair values and investments in debt securities be classified in three categories: held-to-maturity, trading and available-for-sale. Based on the nature of the assets held by the Company and management's investment strategy, the Company's investments have been classified as available-for-sale.

     Available-for-sale securities are carried at fair value, with the unrealized gains and losses, net of tax, reported in a separate component of stockholders' equity unless a decline in value is judged other than temporary. When this is the case, unrealized losses are reflected in income. The amortized cost of debt securities in this category is adjusted for amortization of premiums and accretion of discounts to maturity. Such amortization is included in interest income. The cost of securities sold is based on the specific identification method.

  Inventories

     Inventories, which are primarily finished goods, consist of pharmaceutical drugs, medical equipment and supplies and are stated at the lower of cost (first-in, first-out method) or market.

  Property and Equipment

     Property and equipment are stated at cost, which for the used assets being acquired is usually determined by an independent appraisal. Depreciation of property and equipment is calculated using either the declining balance or the straight-line method over the shorter of the estimated useful lives of the assets or the term of the underlying leases. Estimated useful lives range from 3 to 10 years for equipment, 10 to 20 years for leasehold improvements and 10 to 40 years for buildings and improvements based on type and condition of assets. Routine maintenance and repairs are charged to expense as incurred, while costs of betterments and renewals are capitalized.

     Interest costs associated with the construction of certain capital assets are capitalized as part of the cost of those assets. Interest costs approximating $4.3 million were capitalized in 1996. The Company also capitalizes purchased and internally developed software costs to the extent they are expected to benefit future operations.

  Intangible Assets

     Excess of cost over fair value of assets acquired (goodwill) is being amortized using the straight-line method over terms of the related practice management agreements, generally 20 to 40 years. The carrying value of goodwill is reviewed if the facts and circumstances suggest that it may be impaired. If this review indicates that goodwill will not be recoverable, as determined based on the undiscounted cash flows of the entity acquired over the remaining amortization period, the carrying value of the goodwill is reduced by the estimated shortfall of cash flows. Costs of obtaining practice management agreements are capitalized as incurred and are amortized using the straight-line method. These costs include all direct costs of obtaining such agreements, which include such items as filing fees, legal fees and travel and related development costs. The Company has elected to amortize these costs over a period not to exceed the term of the related practice

                               MEDPARTNERS, INC.

management agreements. Other intangible assets include costs associated with obtaining long-term financing, which are being amortized, and included in interest expense, systematically over the terms of the related debt agreements.

  Restatement of Financial Statements

     The Company has merged with several entities during 1996 in transactions that were accounted for as poolings of interests. Accordingly, the financial statements for all periods prior to the effective dates of these mergers have been restated to include these entities (see Note 11).

  Income Taxes

     The Company is a corporation subject to federal and state income taxes. Deferred income taxes are provided for temporary differences between financial and income tax reporting relating primarily to net operating losses which must be carried forward to future periods for income tax reporting purposes.

     Prior to the poolings of interests noted previously, several entities were S Corporations and MME and related real estate entities were partnerships and were therefore not subject to federal and state income taxes. Pro forma income tax provisions are reflected in income tax expense in the consolidated statements of operations for 1994 to provide for additional federal and state income taxes which would have been incurred had these entities been taxed as C Corporations. The pro forma income tax expense included in 1994 operations was $2.3 million.

  Net Revenue

     Net revenue is reported at the estimated realizable amounts from patients, third-party payors and others for services rendered. Revenue under certain third-party payor agreements is subject to audit and retroactive adjustments. Provisions for estimated third-party payor settlements and adjustments are estimated in the period the related services are rendered and are adjusted in future periods as final settlements are determined.

     During 1994, 1995 and 1996, approximately 6% of net revenue was received from governmental programs. Governmental programs pay physician services based on fee schedules which are determined by the related government agency.

     The Company has contracts with various managed care organizations to provide physician services based on negotiated fee schedules. Under various contracts with HMOs, capitation is received to cover all physicians and hospital services needed by the HMO members. Capitation payments are recognized as revenue on the accrual basis, and represents approximately 24%, 28% and 29% of the Company's total net revenue in 1994, 1995 and 1996, respectively. Liabilities for physician services provided and hospital services incurred are accrued in the month services are rendered. The provision for accrued claims payable, which represents the amount payable for services incurred by patients not yet paid, is validated by actuarial review. Management believes that the provision at December 31, 1996 is adequate to cover claims which will ultimately be paid.

  Reclassifications

     Certain prior-year balances have been reclassified to conform with the current year's presentation. Such reclassifications had no material effect on the previously reported consolidated financial position, results of operations or cash flows of the Company.

  Fiscal Year

     At January 1, 1996, PPSI changed its fiscal year-end from July 31 to December 31. Amounts consolidated for PPSI prior to January 1, 1996 were based on an October 31 year-end. As a result, the

                               MEDPARTNERS, INC.

consolidated financial statements for the years ended December 31, 1994 and 1995 include the 12 months of operations of PPSI for the years ended October 31, 1994 and 1995.

  Stock Option Plans

     The Company has elected to follow Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees" (APB 25) and related interpretations in accounting for its stock-based compensation plans. The Company applies APB 25 and related interpretations in accounting for its plans because the alternative fair value accounting provided for under FASB Statement No. 123, "Accounting for Stock-Based Compensation," requires use of option valuation models that were not developed for use in valuing employee stock options. Under APB 25, because the exercise price of the Company's employee stock options equals the market price of the underlying stock on the date of grant, no compensation expense is recognized.

  Impairment of Long-Lived Assets

     Effective December 31, 1995, the Company adopted FASB Statement No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed Of." Statement 121 requires impairment losses to be recorded on long-lived assets used in operations when indicators of impairment are present and the undiscounted cash flows estimated to be generated by those assets are less than the assets' carrying amount. The Statement also addresses the accounting for long-lived assets that are expected to be disposed of. Statement 121 is applicable for most long-lived assets, identifiable intangibles and goodwill related to those assets; it does not apply to financial instruments and deferred taxes. Management has determined that long-lived assets are fairly stated in the accompanying balance sheets, and that no indicators of impairment are present. In accordance with the new rules, the Company's prior year financial statements have not been restated to reflect the change in accounting principle.

2. DISCONTINUED OPERATIONS

     During 1995, Caremark divested several non-strategic businesses. In accordance with APB 30, which addresses the reporting for disposition of business segments, the Company's Consolidated Financial Statements present the operating results and net assets of discontinued operations separately from continuing operations. Prior periods have been restated to conform with this presentation.

     Effective March 31, 1995, Caremark sold its Clozaril(R) Patient Management System to Health Management, Inc. for $23.3 million in cash and notes. This business involved managing the care of schizophrenia patients nationwide through the distribution of the Clozaril drug and related testing services to monitor patients for potentially serious side effects. Net revenue of this business was $12.3 million for the three months ended March 31, 1995 and $84.0 million for the year ended December 31, 1994. The after-tax gain on disposition of this business was $11.1 million.

     Effective April 1, 1995, Caremark sold its home infusion business to Coram Healthcare Corporation ("Coram") for $309 million in cash and securities, subject to post-closing adjustments based on the net assets transferred. The sale included Caremark's home intravenous infusion therapy, women's health services and the Home Care Management System. Certain severance and legal obligations remained with Caremark (see Note 13). Net revenue of this business was $96.1 million for the period ended April 1, 1995 and $441.9 million for the year ended December 31, 1994. The after-tax loss on disposition of this business was $4.0 million. In 1995 net losses from this business reflected in discontinued operations include $154.8 million related to the legal settlement discussed in Note 13.

     Effective September 15, 1995, Caremark sold its Oncology management services business to Preferred Oncology Networks of America, Inc., for securities valued at $3.6 million. The business provides management services to single-specialty oncology practices. Net revenue of this business for the 1995 period up to the date

                               MEDPARTNERS, INC.

of sale was $8.9 million and $29.4 million for the year ended December 1994. There was no after-tax gain or loss on the disposition.

     Effective December 1, 1995, Caremark sold its Caremark Orthopedic Services, Inc. subsidiary to HealthSouth Corporation for $127.0 million in cash, subject to post-closing adjustments. This business provides outpatient physical therapy and rehabilitation services. Net revenue of this business for the 1995 period up to the date of sale was $69.1 million and $55.8 million for the year ended December 31, 1994. The after-tax gain on disposition of this business was $24.7 million.

     Effective February 29, 1996, Caremark sold its Nephrology Services business to Total Renal Care, Inc. for $49.0 million in cash, subject to certain post-closing adjustments. The after-tax gain on disposition of this business, net of disposal costs, was $2.5 million, which was included in 1995 discontinued operations.

3. FINANCIAL INSTRUMENTS

     The Company's financial instruments include cash and cash equivalents, investments in marketable and non-marketable securities and debt obligations. The carrying value of marketable and non-marketable securities, which approximated fair value, was $84.1 and $44.8 million at December 31, 1995 and 1996, respectively. The carrying value of debt obligations was $168.6 and $450.0 million at December 31, 1995 and 1996, respectively. The fair value of these obligations approximated $156.4 and $451.9 million at December 31, 1995 and 1996, respectively. The fair value of marketable securities is determined using market quotes and rates. The fair value of non-marketable securities are estimated based on information provided by these companies. The fair value of long-term debt has been estimated using market quotes.

     During 1995, the Company recorded a pre-tax charge to income of $86.6 million ($52.0 million after tax) to reflect unrealized losses on investments that were judged other than temporary.

     Interest expense totaled $21.8, $31.0 and $34.5 million in 1994, 1995 and 1996, respectively. Interest income totaled $6.6, $13.4 and $10.6 million in 1994, 1995 and 1996, respectively.

4. INTANGIBLE ASSETS

     Goodwill, which totaled $327.0 and $610.9 million at December 31, 1995 and 1996, respectively, represents the excess of consideration paid for companies acquired in purchase transactions over the fair value of net assets acquired. Also included in intangible assets for the years ended December 31, 1995 and 1996 were organizational costs of $20.3 and $23.1 million, respectively. As of December 31, 1995 and 1996, intangible assets, including goodwill, are stated net of accumulated amortization of $26.8 and $55.3 million, respectively.

                               MEDPARTNERS, INC.

5. PROPERTY AND EQUIPMENT

      Property and equipment consisted of the following:

                                                                       DECEMBER 31,
                                                                    -------------------
                                                                      1995       1996
                                                                    --------   --------
                                                                      (IN THOUSANDS)
      Land........................................................  $ 38,498   $ 54,340
      Buildings and leasehold improvements........................   191,937    184,817
      Equipment...................................................   305,076    386,059
      Construction in progress....................................    81,879     91,923
                                                                    --------   --------
                                                                     617,390    717,139
      Less accumulated depreciation and amortization..............  (158,610)  (212,079)
                                                                    --------   --------
                                                                    $458,780   $505,060
                                                                    ========   ========

The net book value of capitalized lease property approximated $9.8 and $11.1 million at December 31, 1995 and 1996, respectively. Capitalized software costs included in construction in progress approximated $56.5 million at December 31, 1996, the majority of which was placed into service on January 1, 1997.

6. LONG-TERM DEBT

     Long-term debt consisted of the following:

                                                                       DECEMBER 31,
                                                                    -------------------
                                                                      1995       1996
                                                                    --------   --------
                                                                      (IN THOUSANDS)
      Advances under Credit Facility, due 2001....................  $290,000   $213,000
      6 7/8% Senior Notes due 2003, less unamortized discount of
        $0.4 million..............................................    99,600         --
      Bonds Payable with interest at 7 3/8%, interest only paid
        semi-annually, due in 2006................................        --    450,000
      Convertible subordinated debentures with interest at 5.50%,
        interest only paid semi-annually, due in 2003.............    69,000         --
      Notes payable to physicians and stockholders in annual
        installments through 2001, interest rates ranging from 5%
        to 12%....................................................    15,329     14,118
      Other long-term notes payable...............................    60,739     48,370
      Capital lease obligations...................................    12,746     18,253
                                                                    --------   --------
                                                                     547,414    743,741
                                                                    --------   --------
      Less amounts due within one year............................   (15,640)   (28,084)
                                                                    --------   --------
                                                                    $531,774   $715,657
                                                                    ========   ========

        The Company entered into a $1 billion Revolving Credit and Reimbursement Agreement (the "Credit Facility"), which became effective simultaneously with the closing of the Caremark acquisition on September 5, 1996, replacing its then existing credit facility. At the Company's option, pricing on the Credit Facility is based on either a debt to cash flow test or the Company's senior debt ratings. No principal is due on the facility until its maturity date of September 2001. As of December 31, 1996, there was $213 million outstanding under the facility. The rate approximated 6.5% at December 31, 1996. The Credit Facility contains affirmative and negative covenants which, among other things, require the Company to maintain certain financial ratios (including minimum net worth, minimum fixed charge coverage ratio, maximum indebtedness to cash flow), and set certain restrictions on investments, mergers and sales of assets. Additionally, the Company is required to obtain bank consent for acquisitions with an aggregate purchase

                               MEDPARTNERS, INC.

price in excess of $75 million and which have more than half of the consideration paid in cash. The Credit Facility is unsecured but provides a negative pledge on substantially all assets of the Company. As of December 31, 1996, the Company was in compliance with the covenants in the Credit Facility.

     Effective October 8, 1996, the Company completed a $450 million Senior Note offering. The ten year notes carry a coupon rate of 7 3/8%. Interest on the notes is payable semi-annually on April 1 and October 1 of each year. The notes are not redeemable by the Company prior to maturity and are not entitled to the benefit of any mandatory sinking fund. The notes are general unsecured obligations of the Company, ranking senior in right of payment to all existing and future subordinated indebtedness of the Company and pari passu in right of payment with all existing and future unsubordinated and unsecured obligations of the Company. The notes are effectively subordinated to all existing and future secured indebtedness of the Company and to all existing and future indebtedness and other liabilities of the Company's subsidiaries. Net proceeds from the note offering were used to reduce amounts under the Credit Facility.

     On October 30, 1996, the Company completed its tender offer for Caremark's $100 million 6 7/8% notes due August 15, 2003. Of the $100 million principal amount of such notes outstanding, approximately $99.9 million principal amount were tendered and purchased. The total consideration for each $1,000 principal amount of outstanding notes tendered was $1,017.72.

     The following is a schedule of principal maturities of long-term debt as of December 31, 1996.

                                                              (IN THOUSANDS)
                                                              --------------
1997........................................................     $ 30,093
1998........................................................       17,745
1999........................................................        7,924
2000........................................................        6,449
2001........................................................      215,674
Thereafter..................................................      469,984
Amounts representing interest and discounts.................       (4,128)
                                                                 --------
          Total.............................................     $743,741
                                                                 ========

     Operating Leases: Operating leases generally consist of short-term lease agreements for professional office space where the medical practices are located and administrative office space. These leases generally have five-year terms with renewal options. The following is a schedule of future minimum lease payments under noncancelable operating leases as of December 31, 1996.

                                                              (IN THOUSANDS)
                                                              --------------
1997........................................................     $ 76,481
1998........................................................       77,351
1999........................................................       60,837
2000........................................................       51,660
2001........................................................       43,734
Thereafter..................................................      170,794
                                                                 --------
          Total.............................................     $480,857
                                                                 ========

7. INCOME TAX EXPENSE

     At December 31, 1996, the Company had a cumulative net operating loss ("NOL") carryforward for federal income tax purposes of approximately $184 million available to reduce future amounts of taxable income. If not utilized to offset future taxable income, the net operating loss carryforwards will expire on various dates through 2011.

                               MEDPARTNERS, INC.

     Deferred income taxes reflect the net tax effects of temporary differences between the amount of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. Significant components of the Company's deferred tax assets and liabilities were as follows:

                                                                DECEMBER 31,
                                                              -----------------
                                                               1995      1996
                                                              -------   -------
                                                               (IN THOUSANDS)
Deferred tax assets:
  Merger/acquisition costs..................................  $38,326   $51,696
  Bad debts.................................................   15,007    15,971
  Securities write-down.....................................   33,708        --
  Accrued and deferred compensation benefits................    6,780        --
  Accrued vacation..........................................       --     5,427
  NOL carryforward..........................................   23,970    72,484
  Alternative minimum tax credit carryforward...............       --    20,195
  Other.....................................................   17,273    29,190
                                                              -------   -------
Gross deferred tax assets...................................  135,064   194,963
Valuation allowance for deferred tax assets.................   (1,249)   (2,419)
Deferred tax liabilities
  State taxes...............................................    1,721     2,264
  Merger reserves...........................................       --     4,235
  Legal reserve.............................................   26,800     4,400
  Shared risk receivable....................................    7,182     7,135
  Securities write-down.....................................       --    13,449
  Excess tax depreciation...................................    2,974    30,363
  Goodwill..................................................    8,103     9,648
  Other amortization........................................       --    31,115
  Other.....................................................   16,004    19,123
                                                              -------   -------
Gross deferred tax liabilities..............................   62,784   121,732
                                                              -------   -------
Net deferred tax asset......................................  $71,031   $70,812
                                                              =======   =======

     Income tax expense (benefit) on continuing operations is as follows:

                                                             YEAR ENDED DECEMBER 31,
                                                          -----------------------------
                                                           1994       1995       1996
                                                          -------   --------   --------
                                                                 (IN THOUSANDS)
Current:
  Federal...............................................  $24,580   $ 44,640   $ 28,205
  State.................................................    7,017      8,841      3,848
                                                          -------   --------   --------
                                                           31,597     53,481     32,053
Deferred:
  Federal...............................................   10,722    (59,602)   (31,125)
  State.................................................    1,729     (9,671)    (6,225)
                                                          -------   --------   --------
                                                           12,451    (69,273)   (37,350)
                                                          -------   --------   --------
                                                          $44,048   $(15,792)  $ (5,297)
                                                          =======   ========   ========

                               MEDPARTNERS, INC.

     The differences between the provision (benefit) for income taxes and the amount computed by applying the statutory federal income tax rate to income before taxes were as follows:

                                                             YEAR ENDED DECEMBER 31,
                                                          -----------------------------
                                                           1994       1995       1996
                                                          -------   --------   --------
                                                                 (IN THOUSANDS)
Federal tax at statutory rate...........................  $34,367   $  1,788   $(33,295)
Add (deduct):
  State income tax, net of federal tax benefit..........    5,284     (2,037)    (1,369)
  Increase (decrease) in valuation allowance............       --    (14,240)     1,170
  Non deductible merger expense.........................       --         --     24,786
  Other.................................................    4,397     (1,303)     3,411
                                                          -------   --------   --------
                                                          $44,048   $(15,792)  $ (5,297)
                                                          =======   ========   ========

8. CAPITALIZATION

     The Company's Third Restated Certificate of Incorporation provides that the Company may issue 9.5 million shares of Preferred Stock, par value $0.001 per share, .5 million shares of Series C Junior Participating Preferred Stock, par value $0.001 per share, and 400 million shares of Common Stock, par value $0.001 per share. As of December 31, 1996 no shares of the preferred stock were outstanding.

     On February 28, 1995, the Company completed an initial public offering of
5.1 million shares of its common stock. Gross and net proceeds of the offering were $65.8 million and $60.4 million, respectively. Proceeds of the offering were used to pay outstanding indebtedness under the bank credit facility. Net proceeds were also used to fund acquisitions of certain assets of physician practices, expansion of physician services, working capital and other general corporate purposes.

     On March 13, 1996, the Company completed a secondary public offering of 6.6 million shares of its common stock. The net proceeds of the offering were $194.0 million. Proceeds of the offering were used to pay outstanding indebtedness under the then existing credit facility. In April 1996, $69 million of the proceeds were used to repay PPSI's convertible subordinated debentures. The remainder of the net proceeds were used to fund acquisitions of certain assets of physician practices, expansion of physician services, working capital and other general corporate purposes.

9. STOCK BASED COMPENSATION PLANS

     The Company sponsors employee stock purchase plans that promote the sale of its common stock to employees. The purchase price to employees is the lower of 85% of the closing market price on the date of subscription or 85% of the closing market price on the date funds are actually used to purchase stock for employees. Under the plans the Company sold 743,117, 582,132 and 267,232 shares to employees in 1994, 1995 and 1996, respectively. The compensation cost for the stock purchase plan is included in the pro forma information below. Compensation cost is recognized for the fair value of the employee's purchase rights, which was estimated using the same valuation model and assumptions below with the exception of an expected purchase right expected life of 1 year. The weighted-average fair value of those purchase rights granted in 1995 and 1996 was $6.47 and $8.66, respectively.

     The Company offers participation in stock option plans to certain employees and individuals. All of the outstanding options under these plans were granted at 100% of the market value of the stock on the dates of grant. Awarded options typically vest and become exercisable in incremental installments over five years and expire no later than ten years and one day from the date of grant. The number of shares authorized under the various plans was 22.5 million as of December 31, 1996.

                               MEDPARTNERS, INC.

     The following table summarizes stock option activity for the indicated years:

                                                  1995                              1996
                                     -------------------------------   -------------------------------
                                                        WEIGHTED-                         WEIGHTED-
                                        OPTIONS          AVERAGE          OPTIONS          AVERAGE
                                     (IN THOUSANDS)   EXERCISE PRICE   (IN THOUSANDS)   EXERCISE PRICE
                                     --------------   --------------   --------------   --------------
Outstanding:
  Beginning of year................      13,895          $ 10.39           15,292          $ 13.73
  Granted..........................       5,681            19.19           11,641            19.26
  Exercised........................      (1,796)           (6.78)          (4,130)          (10.78)
  Canceled/expired.................      (2,488)          (12.55)          (5,841)          (24.04)
                                         ------                            ------
  End of year......................      15,292            13.73           16,962            14.69
Exercisable at end of year.........       4,926            13.66           11,611            13.75
Weighted-average fair value of
  options granted during the
  year.............................      $10.13                            $12.45

     The following table summarizes information about stock options outstanding at December 31, 1996:

                                       OPTIONS OUTSTANDING                           OPTIONS EXERCISABLE
                       ----------------------------------------------------   ---------------------------------
                          OPTIONS       WEIGHTED-AVERAGE                         OPTIONS
   EXERCISE PRICE       OUTSTANDING        REMAINING       WEIGHTED-AVERAGE    EXERCISABLE     WEIGHTED-AVERAGE
        RANGE           AT 12/31/96     CONTRACTUAL LIFE    EXERCISE PRICE     AT 12/31/96      EXERCISE PRICE
---------------------  --------------   ----------------   ----------------   --------------   ----------------
                       (IN THOUSANDS)       (YEARS)                           (IN THOUSANDS)
  under $12.00.......         547             7.28              $ 0.55               246            $ 0.57
  $12.00-$16.99......      13,933             7.93               14.31            10,758             13.71
  $17.00 and above...       2,482             9.57               19.89               607             19.74

     Under various plans, the Company has made grants of restricted common stock to provide incentive compensation to key employees. Restricted stock activity is summarized below:

                                                              1995        1996
                                                              ----        ----
                                                               (IN THOUSANDS)
Restricted stock outstanding:
  Beginning of year.........................................   320         278
  Granted...................................................   339           1
  Canceled..................................................   (26)         (6)
  Vested (free of restrictions).............................  (355)       (273)
                                                              ----        ----
  End of year...............................................   278          --
                                                              ====        ====

     Pro forma information regarding net income and earnings per share is required by Statement 123, and has been determined as if the Company had accounted for its stock-based compensation plans under the fair value method as described in Statement 123. The fair value for these options and employee purchase rights was estimated at the date of grant using a Black-Scholes option pricing model with the following weighted-average assumptions:

                                                               1995      1996
                                                              ------    ------
Risk-free interest rates....................................   6.16%     6.28%
Expected volatility.........................................    .431      .431
Expected option lives (years)...............................   5.6       5.6
Expected stock purchase lives (years).......................   1.0       1.0

                               MEDPARTNERS, INC.

     The Black-Scholes option valuation model was developed for use in estimating the fair value of traded options which have no vesting restrictions and are fully transferable. In addition, option valuation models require the input of highly subjective assumptions including the expected stock price volatility. Because the company's employee stock options have characteristics significantly different from those of traded options, and because changes in the subjective input assumptions can materially affect the fair value estimate, in management's opinion, the existing models do not necessarily provide a reliable single measure of the fair value of its employee stock options.

     Had compensation cost for the Company's stock-based compensation plans been determined based on the fair value at the grant dates for awards under those plans consistent with the method of Statement 123, the Company's net income and earnings per share would have been reduced to pro forma net income (loss) from continuing operations of $9.7 and $(134.6) million and pro forma net losses of $(126.8) and $(203.3) million for the years ended December 31, 1995 and 1996, respectively. Per share amounts would have been reduced to pro forma net income
(loss) from continuing operations of $0.07 and $(0.87) and pro forma net losses per share of $(0.90) and $(1.31) for the years ended December 31, 1995 and 1996, respectively.

10. ACQUISITIONS

     During the years ended December 31, 1994, 1995 and 1996, the Company, through its wholly-owned subsidiaries, acquired certain operating assets of various medical practices. Simultaneously with each medical practice acquisition, the Company entered into a practice management agreement which generally has a 20-40 year term. (See "Basis of Presentation" in Note 1.)

     In May 1995, Caremark entered into a long-term affiliation agreement with Friendly Hills HealthCare Network ("Friendly Hills"), an integrated health care delivery system headquartered in La Habra, California. Friendly Hills operates 18 medical offices and an acute care hospital. Caremark acquired substantially all of the assets of Friendly Hills for approximately $140 million and agreed to provide various management and administrative services. The transaction has been accounted for by the purchase method of accounting. The Company invested approximately $143.2 million in cash, stock and notes for other acquisitions in 1995.

     In January 1996, Caremark completed its agreement with CIGNA Healthcare of California, a managed healthcare subsidiary of CIGNA Corporation, to acquire substantially all of the assets of CIGNA Medical Group, CIGNA Healthcare's Los Angeles area staff model delivery system ("CIGNA") for approximately $80.4 million in cash. The transaction has been accounted for by the purchase method of accounting. During the year ended December 31, 1996, $157.4 million in cash and 2 million shares of stock valued at $39.9 million were given in exchange for the net assets of CIGNA and other entities. Results of operations would not have been materially different in 1994, 1995 and 1996 had these transactions occurred as of the beginning of the respective years.

     All of the aforementioned acquisitions have been accounted for by the purchase method of accounting. As such, operating results of acquired businesses are included in the Company's Consolidated Financial Statements as of their respective dates of acquisition.

                               MEDPARTNERS, INC.

11. MERGERS

     Effective February 22, 1996 and September 5, 1996, the Company merged with PPSI and Caremark, respectively, in transactions that were accounted for as poolings of interests. The Company exchanged 10,981,904 and 90,508,558 shares of its common stock for all of the outstanding common stock of PPSI and Caremark, respectively. During the year ended December 31, 1996, the Company also exchanged 11,296,786 shares of its common stock in additional transactions accounted for as poolings of interests. The Company's historical financial statements for all periods have been restated to include the results of all material transactions accounted for as poolings of interests.

                                                                         OTHER
                                                                        POOLINGS       COMBINED
                                MEDPARTNERS     PPSI      CAREMARK    OF INTERESTS   (AS REPORTED)
                                -----------   --------   ----------   ------------   -------------
                                                          (IN THOUSANDS)
Year ended December 31, 1994
  Net revenue.................  $  506,818    $308,226   $1,775,200     $ 48,410      $2,638,654
  Net (loss) income...........     (10,660)      7,598       80,400        2,708          80,046
Year ended December 31,1995
  Net revenue.................     742,388     411,132    2,374,300       55,557       3,583,377
  Net (loss) income...........      (9,717)     10,205     (116,300)         185        (115,627)
Year ended December 31, 1996
  Net revenue.................   1,071,819     410,102    3,203,512      128,066       4,813,499
  Net (loss) income...........    (141,680)    (10,464)      (3,359)      (3,026)       (158,529)

     Prior to its merger with the Company, PPSI reported on a fiscal year ending on July 31. The restated financial statements for all periods prior to and including December 31, 1995 are based on a combination of the Company's results for its December 31 fiscal year and an October 31 fiscal year for PPSI. Beginning January 1, 1996, PPSI adopted a December 31 fiscal year end; accordingly, all consolidated financial statements for periods after December 31, 1995 are based on a consolidation of all of the Company's subsidiaries on a December 31 year end. PPSI's historical results of operations for the two months ending December 31,1995 are not included in the Company's consolidated statements of operations or cash flows. An adjustment has been made to stockholders' equity as of January 1, 1996 to adjust for the effect of excluding PPSI's results of operations for the two months ending December 31, 1995. The net loss for the two month period ended December 31, 1995 relates primarily to increases in PPSI's reserves to conform to the Company's methodology of calculating reserves. The following is a summary of operations and cash flow for the two months ending December 31, 1995 (in thousands):

Statement of Operations Data:
  Net revenue...............................................  $ 69,850
Operating expenses:
  Affiliated physician services.............................    32,600
  Outside medical expenses..................................    14,861
  Clinic expenses...........................................    26,034
  General and administrative expenses.......................     5,235
  Depreciation and amortization.............................     2,371
  Net interest expense......................................       426
  Loss on disposal of assets................................        41
                                                              --------
     Net operating expenses.................................    81,568
                                                              --------
  Loss before taxes.........................................   (11,718)
  Income tax benefit........................................    (3,661)
                                                              --------
  Net loss..................................................  $ (8,057)
                                                              ========

                               MEDPARTNERS, INC.

Statement of Cash Flow Data:
  Net cash used by operating activities.....................  $ (3,569)
  Net cash provided by investing activities.................     4,455
  Net cash used in financing activities.....................       (81)
                                                              --------
  Net increase in cash and cash equivalents.................  $    805
                                                              ========

     Included in pre-tax loss for the year ended December 31, 1996 are merger costs totaling $308.7 million. Approximately $32.5 and $251.3 million relate to the mergers with PPSI and Caremark, respectively. The components of this cost are as follows (in thousands):

Investment banking fees.....................................  $ 31,774
Professional fees...........................................    16,674
Other transaction costs.....................................    11,645
Transition and debt restructuring...........................    39,011
Severance costs for identified employees....................    56,948
Impairment of assets........................................    41,616
Abandonment of facilities...................................    15,921
Noncompatible technology....................................     9,498
Conforming of accounting policies...........................    23,728
Operational restructuring...................................    30,324
Other charges...............................................    31,556
                                                              --------
Total.......................................................  $308,695
                                                              ========

12. RETIREMENT SAVINGS PLAN

     Effective April 4, 1994, the Company adopted the MedPartners, Inc. and Subsidiaries Employee Retirement Savings Plan (the "Plan"). The Plan is a Code
Section 401(k) Plan which requires the attainment of age 21 and one year of service, with a minimum of 1,000 hours worked to become a participant in the Plan. Service for a predecessor employer will be considered for participation requirements in the Plan for all employees employed through acquisition activities. The Company, at its sole discretion, may contribute an amount which it designates as a qualified nonelective contribution. The Company made a required contribution of approximately 3% percent of non-key employee salaries for the Plan year ended December 31, 1996, however, no additional contributions are anticipated at this time. Company contributions are gradually vested over a six-year service period. The various entities that were acquired or merged into the Company during 1996 also had various employee retirement plans, that will or have been incorporated into the Company's Plan. Participants of Caremark's 401(k) Plan may contribute up to 12% of their annual compensation to the plan and Caremark matches the participants' contributions up to 3% of compensation. The expenses related to all plans during the years ended December 31, 1994, 1995 and 1996 were approximately $7.9 million, $6.0 million and $7.7 million, respectively.

     Caremark sponsored retirement plans for all qualifying domestic employees and certain employees in other countries. Benefits are typically based on years of service and the employee's compensation during five of the last 10 years of employment as defined by the plans. Caremark's funding policy is to make contributions that meet or exceed the minimum requirements of the Employee Retirement Income Security Act of 1974, based on the projected unit credit actuarial cost method, and to limit such contributions to amounts currently deductible for federal income tax reporting purposes.

                               MEDPARTNERS, INC.

     The following table summarizes the components of net pension expense and related actuarial assumptions used at the January 1 valuation date for the respective years related to the Caremark sponsored defined benefit plan:

                                                              YEAR ENDED DECEMBER 31,
                                                              ------------------------
                                                               1994     1995     1996
                                                              ------   ------   ------
Assumptions:
  Discount rate.............................................    8.75%    7.25%    8.75%
  Increase in compensation levels...........................     5.0%     5.0%     5.0%
  Expected long-term return on assets.......................    10.5%     9.5%     9.5%
Components (in thousands):
  Service cost-benefits earned..............................  $4,600   $2,100   $3,024
  Interest cost on projected obligation.....................   2,300    2,200    2,635
  Actual return on assets...................................  (1,300)  (1,700)  (3,121)
  Net amortizations.........................................     700      100      698
  Deferred asset gain.......................................      --       --    1,233
Merger expenses:
  Special termination benefits..............................      --       --    4,675
  Curtailment loss..........................................      --       --      502
                                                              ------   ------   ------
  Net pension expense.......................................  $6,300   $2,700   $9,646
                                                              ======   ======   ======

     The following table presents the funded status of the Caremark plans, the net pension liability recognized in the consolidated balance sheets and related actuarial assumptions as of December 31:

                                                               1995       1996
                                                              -------    -------
Assumptions:
  Discount rate.............................................     7.25%      8.75%
  Increase in compensation levels...........................      5.0%       5.0%
Funded status and net pension liability (in thousands):
  Actuarial present value of benefit obligations:
     Vested benefits........................................  $22,200    $37,453
     Accumulated benefits...................................   25,000     41,141
     Effect of future salary increases......................    7,200         --
                                                              -------    -------
     Projected benefits.....................................   32,200     41,141
Less: plan assets at fair value(1)..........................   20,900     24,977
                                                              -------    -------
Projected benefit obligations in excess of plan assets......   11,300     16,164
Less: unrecognized net loss.................................   (4,800)        --
                                                              -------    -------
Net pension liability.......................................  $ 6,500    $16,164
                                                              =======    =======

---------------

(1) Primarily equity and fixed income securities.

13. CONTINGENCIES

     On September 11, 1995, Coram Healthcare Corporation ("Coram") filed a complaint in the San Francisco Superior Court against Caremark International Inc. and its subsidiary, Caremark Inc., and 50 unnamed individual defendants. The complaint, which arises from Caremark's sale to Coram of Caremark's home infusion therapy business in April 1995 for approximately $209.0 million in cash and $100.0 million in securities, alleges breach of the Asset Sale and Note Purchase Agreement, dated January 29, 1995, as amended on April 1, 1995, between Coram and Caremark, breach of related contracts, fraud, negligent

                               MEDPARTNERS, INC.

misrepresentation and a right to contractual indemnity. Requested relief in Coram's amended complaint includes specific performance, declaratory relief, injunctive relief and damages of $5.2 billion. Caremark filed counterclaims against Coram in this lawsuit and also filed a lawsuit in the United States District Court in Chicago claiming that Coram committed securities fraud in its sale to Caremark of its securities in connection with the sale of Caremark's home infusion business to Coram. The lawsuit filed in federal court in Chicago has been dismissed, but on appeal by Caremark the dismissal was reversed and the lawsuit was remanded. Coram's lawsuit is currently in the discovery phase, with a scheduled trial date in June 1997. The net recorded value of amounts owed by Coram to the Company was approximately $55 million at December 31, 1996. This amount represents management's best estimate of the net realizable value of the amounts owed by Coram to the Company, based upon information available to the Company and is supported by the independent valuation by Integrated Health Services, Inc. Although the Company cannot predict with certainty the outcome of these proceedings, based on information currently available as to the viability of the claims interposed by Coram, the evidence which the Company understands will be advanced by Coram to support such claims and the defenses available to the Company, management believes that the ultimate resolution of this matter is not likely to have a material adverse effect on the operating results or financial condition of the Company. However, an adverse determination could have a material adverse effect on the operating results or financial condition of the Company.

     In March 1996, Caremark agreed to settle all disputes with a number of private payors. The settlements resulted in an after-tax charge of $43.8 million. These disputes related to businesses that were covered by Caremark's settlement with federal and state agencies in June 1995 discussed below. In addition, Caremark agreed to pay $24.1 million after-tax to cover the private payors' pre-settlement and settlement-related expenses. An after-tax charge for the above amounts has been recorded in first quarter 1996 discontinued operations. During the year ended December 31, 1996, Caremark paid $105.1 million, with an additional $3.3 million plus interest to be paid over the next six months, related to the settlements.

     In June 1995, Caremark agreed to settle an investigation of Caremark with the U.S. Department of Justice, the Office of the Inspector General of the U.S. Department of Health and Human Services, the Veterans Administration, the Federal Employees Health Benefits Program, the Civilian Health and Medical Program of the Uniformed Services and related state investigative agencies in all 50 states and the District of Columbia (the "OIG investigation"). Under the terms of the OIG Settlement, which covered allegations dating back to 1986, a subsidiary of Caremark pled guilty to two counts of mail fraud, one each in Minnesota and Ohio, resulting in the payment of civil penalties and criminal fines. The basis of these guilty pleas was Caremark's failure to provide certain information to CHAMPUS, FEHBP and federal funded healthcare benefit programs, concerning financial relationships between Caremark and a physician in each of Minnesota and Ohio. Caremark took an after-tax charge to discontinued operations of $154.8 million in 1995 for these settlement payments, costs to defend ongoing derivative, security and related lawsuits and other associated costs.

     The Company cannot determine at this time what costs may be incurred in connection with future disposition of nongovernmental claims or litigation. The Company does not believe that the above-referenced settlements will materially affect its ability to pursue its long-term business strategy. There can be no assurances, however, that additional costs, claims and damages will not occur or that the ultimate costs related to the settlements will not exceed estimates in the preceding paragraphs.

     In May 1996, three home infusion companies, purporting to represent a class consisting of all of Caremark's competitors in the alternate site infusion therapy industry, filed a complaint against Caremark International Inc., Caremark, Inc. and two other corporations in the United States District Court for the District of Hawaii alleging violations of the federal conspiracy laws, the antitrust laws and of California's unfair business practice statute. The complaint seeks unspecified treble damages, attorneys' fees and expenses. The Company intends to defend this case vigorously. Management is unable at this time to estimate the impact, if any, of the ultimate resolution of this matter.

                               MEDPARTNERS, INC.

     In August and September 1994, stockholders, each purporting to represent a class, filed complaints against Caremark and certain officers and employees of Caremark in the United States District Court for the Northern District of Illinois, alleging violations of the Securities Act of 1933 and the Securities Exchange Act of 1934, and fraud and negligence in connection with public disclosures by Caremark regarding Caremark's business practices and the status of the OIG investigation discussed above. The complaints seek unspecified damages, declaratory and equitable relief, and attorneys' fees and expenses. In June 1996, the complaint filed by one group of stockholders alleging violations of the Securities Exchange Act of 1934 only, was certified as a class. The parties to all of the complaints continue to engage in discovery proceedings. The Company intends to defend these cases vigorously. Management is unable at this time to estimate the impact, if any, of the ultimate resolution of these matters.

     In late August 1994, certain patients of a physician who prescribed human growth hormone distributed by Caremark and the sponsor of a health insurance plan of one of those patients filed complaints against Caremark, employees of Caremark and others in the United States District Court for the District of Minnesota. Each complaint purported to be on behalf of a class and alleged violations of the federal mail and wire fraud statutes, the federal conspiracy statute and the state consumer fraud statute, as well as conspiracy to breach a fiduciary duty, negligence and fraud. Each complaint sought unspecified treble damages, and attorneys' fees and expenses. In July 1996, these plaintiffs also filed a separate lawsuit in the Minnesota State Court in the County of Hennepin against a subsidiary of Caremark purporting to be on behalf of a class and alleging all of the claims contained in the complaint filed with the Minnesota federal court other than the federal claims contained therein. The state complaint seeks unspecified damages, attorneys' fees and expenses and an award of punitive damages. In November 1996, in response to a motion by the plaintiffs, the Court dismissed the United States District Court cases without prejudice. In July 1995, another patient of the same physician filed a separate complaint in the District of South Dakota against the physician, Caremark and another corporation alleging violations of the federal laws prohibiting payment of remuneration to induce referral of Medicare and Medicaid beneficiaries, and the federal mail fraud and conspiracy statutes. The complaint also alleges the intentional infliction of emotional distress and seeks trebling of at least $15.9 million in general damages, attorneys' fees and costs, and an award of punitive damages. In August 1995, the parties to the case filed in South Dakota agreed to a stay of all proceedings until final judgment has been entered in a criminal case that is presently pending against this physician. The Company intends to defend these cases vigorously. Management is unable at this time to estimate the impact, if any, of the ultimate resolution of these matters.

     Beginning in September 1994, Caremark was named as a defendant in a series of new lawsuits added to a pending group of actions (including a class action) brought in 1993 under the antitrust laws by local and chain retail pharmacies against brand name pharmaceutical manufacturers, wholesalers and prescription benefit managers other than Caremark. The new lawsuits, filed in federal district courts in at least 38 states (including the United States District Court for the Northern District of Illinois), allege that at least 24 pharmaceutical manufacturers provided unlawful price and service discounts to certain favored buyers and conspired among themselves to deny similar discounts to the complaining retail pharmacies (approximately 3,900 in number). The complaints charge that certain defendant prescription benefit managers, including Caremark, were favored buyers who knowingly induced or received discriminatory prices from the manufacturers, in violation of the Robinson-Patman Act. Each complaint seeks unspecified treble damages, declaratory and equitable relief, and attorneys' fees and expenses. All of these actions have been transferred by the Judicial Panel for Multidistrict Litigation to the United States District Court for the Northern District of Illinois for coordinated pretrial procedures. Caremark was not named in the class action. In April 1995, the Court entered a stay of pretrial proceedings as to certain Robinson-Patman Act claims in this litigation, including the Robinson-Patman Act claims brought against Caremark, pending the conclusion of a first trial of certain of such claims brought by a limited number of plaintiffs against five defendants not including Caremark. On July 1, 1996, the district court directed entry of a partial final order in the class action approving an amended settlement with certain of pharmaceutical manufacturers. The amended settlement provides for a cash payment by the

                               MEDPARTNERS, INC.

defendants in the class action (which does not include Caremark) of approximately $351.0 million to class members in settlement of conspiracy claims as well as a commitment from the settling manufacturers to abide by certain injunctive provisions. All class action claims against non-settling manufacturers as well as all opt out and other claims generally, including all Robinson-Patman Act claims against Caremark, remain unaffected by the settlement. The district court also certified to the court of appeals for interlocutory review certain orders relating to non-settled conspiracy claims against the pharmaceuticals manufacturers and wholesalers. These interlocutory orders do not relate to any of the claims brought against Caremark. The Company intends to defend these cases vigorously. Although management believes, based on information currently available, that the ultimate resolution of this matter is not likely to have a material adverse effect on the operating results and financial condition of the Company, there can be no assurance that the ultimate resolution of this matter, if adversely determined, would not have a material adverse effect on the operating results and financial condition of the Company.

     In December 1994, Caremark was notified by the Federal Trade Commission (the "FTC") that it was conducting a civil investigation of the industry concerning whether acquisitions, alliances, agreements or activities between pharmacy benefit managers and pharmaceutical manufacturers, including Caremark's alliance agreements with certain drug manufacturers, violate Sections 3 or 7 of the Clayton Act or Section 5 of the Federal Trade Commission Act. The specific nature, scope, timing and outcome of this investigation are not currently determinable. Under the statutes, if violations are found, the FTC could seek remedies in the form of injunctive relief to set aside or modify Caremark's alliance agreements and an order to cease and desist from certain marketing practices and from entering into or continuing with certain types of agreements. Management is unable at this time to estimate the impact, if any, of the ultimate resolution of this matter.

     In May 1996, two stockholders, each purporting to represent a class, filed complaints against Caremark and each of its directors in the Court of Chancery of the State of Delaware alleging breaches of the directors' fiduciary duty in connection with Caremark's then proposed merger with the Company. The complaints seek unspecified damages, injunctive relief, and attorneys' fees and expenses. The plaintiffs in these actions have made no effort to pursue these claims and the Company does not believe that these complaints will have a material adverse effect on the operating results and financial condition of the Company.

     Although the Company cannot predict with certainty the outcome of proceedings described above, based on information currently available, management believes that the ultimate resolution of such proceedings, individually and in the aggregate, is not likely to have a material adverse effect on the Company.

     The Company is party to various other commitments, claims and routine litigation arising in the ordinary course of business. Management does not believe that the result of such commitments, claims and litigation, individually or in the aggregate, will have a material adverse effect on the Company's business or its results of operations, cash flows or financial condition.

14. SUBSEQUENT EVENTS

     On January 20, 1997, the Company agreed to merge with InPhyNet Medical Management Inc. ("InPhyNet"), a provider of hospital based physician services headquartered in the Ft. Lauderdale area. In 1996, InPhyNet provided physician practice management services at 188 service sites in 26 states with hospital-based services and capitated networks. The consideration for this transaction is based on a fixed exchange ratio of 1.18 shares of MedPartners common stock for each share of InPhyNet common stock. Based on this ratio, approximately 19 million shares of the Company's common stock will be issued in exchange for all outstanding shares of InPhyNet common stock, valuing the transaction at approximately $493 million. The transaction is expected to be accounted for as a pooling of interests and is expected to close during the first six months of 1997.

                               MEDPARTNERS, INC.



                     CONSOLIDATED BALANCE SHEET (UNAUDITED)



                                                                   MARCH 31,
                                                                     1997
                                                                ---------------
                                                                (IN THOUSANDS)
                                    ASSETS
Current assets:
  Cash and cash equivalents.................................      $  141,578
  Accounts receivable, less allowances for bad debts of
     $124,925...............................................         610,675
  Inventories...............................................         131,403
  Income tax receivable.....................................           1,223
  Deferred tax assets, net..................................          34,030
  Prepaid expenses and other current assets.................          77,556
                                                                  ----------
          Total current assets..............................         996,465
Property and equipment, net.................................         507,878
Intangible assets, net......................................         681,720
Deferred tax asset..........................................          10,243
Other assets................................................         170,299
                                                                  ----------
          Total assets......................................      $2,366,605
                                                                  ==========

                     LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
  Accounts payable..........................................      $  305,974
  Accrued medical claims payable............................          95,817
  Other accrued expenses and liabilities....................         334,119
  Current portion of long-term liabilities..................          24,224
                                                                  ----------
          Total current liabilities.........................         760,134
Long-term debt, net of current portion......................         763,893
Other long-term liabilities.................................          33,504
Stockholders' equity:
  Common stock, $.001 par value; 400,000 shares authorized;
     171,537 issued.........................................             172
  Additional paid-in capital................................         822,472
  Notes receivable from stockholders........................          (1,590)
  Shares held in trust, 9,317 shares........................        (150,200)
  Retained earnings.........................................         138,220
                                                                  ----------
          Total stockholders' equity........................         809,074
                                                                  ----------
          Total liabilities and stockholders' equity........      $2,366,605
                                                                  ==========



     See accompanying notes to unaudited consolidated financial statements.

                               MEDPARTNERS, INC.



               CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)



                                                              THREE MONTHS ENDED MARCH 31,
                                                              ----------------------------
                                                                 1996             1997
                                                              -----------      -----------
                                                                 (IN THOUSANDS, EXCEPT
                                                                   PER SHARE AMOUNTS)
Net revenue.................................................   $1,149,812       $1,332,271
Operating expenses:
  Clinic expenses...........................................      563,224          640,623
  Non-clinic goods and services.............................      477,264          555,818
  General and administrative expenses.......................       39,439           35,399
  Depreciation and amortization.............................       19,592           25,334
  Net interest expense......................................        6,741            9,686
  Merger expenses...........................................       34,448               --
  Other, net................................................         (144)              --
                                                               ----------       ----------
Income from continuing operations before income taxes.......        9,248           65,411
Income tax expense..........................................        6,496           24,925
                                                               ----------       ----------
Income from continuing operations...........................        2,752           40,486
Discontinued operations:
  Loss from discontinued operations.........................      (71,221)              --
  Net gains on sales of discontinued operations.............        2,523               --
                                                               ----------       ----------
Loss from discontinued operations...........................      (68,698)              --
                                                               ----------       ----------
Net income (loss)...........................................   $  (65,946)      $   40,486
                                                               ==========       ==========
Earnings per common and common equivalent share:
  Income from continuing operations.........................   $     0.02       $     0.25
  Operating loss from discontinued operations...............        (0.46)              --
                                                               ----------       ----------
          Net income (loss).................................   $    (0.44)      $     0.25
                                                               ==========       ==========
Weighted average common and common equivalent shares
  outstanding...............................................      150,422          164,841
                                                               ==========       ==========



     See accompanying notes to unaudited consolidated financial statements.

                               MEDPARTNERS, INC.



               CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)



                                                              THREE MONTHS ENDED
                                                                   MARCH 31,
                                                              -------------------
                                                                1996       1997
                                                              --------   --------
                                                                (IN THOUSANDS)
Operating activities:
Net income from continuing operations.......................  $  2,752   $ 40,486
Adjustments to reconcile net income from continuing
  operations to net cash and cash equivalents provided by
  operating activities:
     Depreciation and amortization..........................    19,592     25,334
     Provision for deferred taxes...........................     2,577     23,451
     Merger expenses........................................    34,448         --
     Other..................................................        --        612
     Changes in operating assets and liabilities, net of
      effects of acquisitions...............................   (24,641)   (44,630)
                                                              --------   --------
          Net cash and cash equivalents provided by
           operating activities.............................    34,728     45,253
Investing activities:
  Cash paid for merger charges..............................   (17,754)   (25,887)
  Net cash used to fund acquisitions........................   (76,012)   (43,144)
  Purchase of property and equipment........................   (30,758)   (16,769)
  Additions to intangibles, net of acquisitions.............    (1,464)    (5,256)
  Net proceeds from marketable securities...................    27,482         --
  Other.....................................................         5     (1,335)
                                                              --------   --------
          Net cash and cash equivalents used in investing
           activities.......................................   (98,501)   (92,391)
Financing activities:
  Common stock issued and capital contributions.............   224,114     24,464
  Proceeds from debt........................................    18,786    120,805
  Repayment of debt.........................................   (96,241)   (79,445)
  Other.....................................................        64         75
                                                              --------   --------
          Net cash and cash equivalents provided by
           financing activities.............................   146,723     65,899
Cash provided by (used in) discontinued operations..........    44,300     (1,453)
                                                              --------   --------
Net increase in cash and cash equivalents...................   127,250     17,308
Cash and cash equivalents at beginning of period............    87,081    123,779
Beginning cash and cash equivalents of immaterial pooling of
  interests entities........................................     3,295        491
                                                              --------   --------
Cash and cash equivalents at end of period..................  $217,626   $141,578
                                                              ========   ========



     See accompanying notes to unaudited consolidated financial statements.

                               MEDPARTNERS, INC.



              NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS



NOTE 1.  BASIS OF PRESENTATION



     The consolidated financial statements include the accounts of MedPartners and its wholly owned subsidiaries and have been prepared in accordance with generally accepted accounting principles for interim financial reporting and in accordance with Rule 10-01 of Regulation S-X. Accordingly, they do not include all of the information and notes required by generally accepted accounting principles for complete financial statements.



     In the opinion of management, the accompanying unaudited consolidated financial statements contain all adjustments (consisting of normal recurring items) necessary for a fair presentation of results for the interim periods presented. The results of operations for any interim period are not necessarily indicative of results for the full year. These financial statements and footnote disclosures should be read in conjunction with the December 31, 1996 audited consolidated financials statements and the notes thereto.



     The preparation of the financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the accompanying consolidated financial statements and notes. Actual results could differ from those estimates.



NOTE 2.  ACQUISITIONS



     During the three months ended March 31, 1997, MedPartners, through its wholly-owned subsidiaries, acquired certain operating assets of various medical practices. Simultaneously with each medical practice acquisition, MedPartners entered into a practice management agreement which generally has a 20 to 40 year term. Pursuant to the practice management agreements, MedPartners manages all aspects of the affiliated practice other than the provision of medical services, which is controlled by the physician groups. Generally, the practice management agreements cannot be terminated by the physician group or MedPartners without cause, which includes material default or bankruptcy. Upon termination for cause or expiration of the clinic services agreement, the physician group has the option to purchase some or all of the assets owned by MedPartners, generally at current book values. The acquisitions have been accounted for by the purchase method of accounting and, accordingly, the purchase price has been allocated to the net assets based on the estimated fair values at the date of acquisition. The estimated fair value of assets acquired is $50.1 million. A total of $43.1 million in cash and 329,070 shares of stock valued at approximately $7.0 million were given in exchange for these assets during the three months ended March 31, 1997.



NOTE 3.  DISCONTINUED OPERATIONS



     Effective February 29, 1996, MedPartners sold its Nephrology Services business to Total Renal Care, Inc. for $49.0 million in cash, subject to certain post-closing adjustments. The after-tax gain on disposition of this business, net of disposal costs, was $2.5 million. In March 1996, Caremark agreed to settle all disputes with a number of private payors. The settlements resulted in an after-tax charge of $43.8 million. These disputes related to businesses that were covered by Caremark's settlement with federal and state agencies in June 1995. In addition, Caremark agreed to pay $24.1 million after-tax to cover the private payors' pre-settlement and settlement related expenses. An after-tax charge for the above amounts is included in first quarter 1996 discontinued operations. MedPartners's consolidated financial statements present the operating income and net assets of these discontinued operations separately from continuing operations.



NOTE 4.  SUBSEQUENT EVENTS



     On January 20, 1997, MedPartners agreed to merge with InPhyNet Medical Management Inc. ("InPhyNet"), a provider of hospital based physician services headquartered in the Ft. Lauderdale area. In 1996, InPhyNet provided physician practice management services at 188 service sites in 26 states with hospital-based services and capitated networks. The consideration for this transaction is based on a fixed

                               MEDPARTNERS, INC.



      NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)



exchange ratio of 1.18 shares of MedPartners common stock for each share of InPhyNet common stock. Based on this ratio, approximately 19 million shares of MedPartner's common stock will be issued in exchange for all outstanding shares of InPhyNet's common stock. The transaction is expected to be accounted for as a pooling of interests and is expected to close during the second quarter of 1997.



     On May 2, 1997, MedPartners completed a transaction in which it acquired Aetna Professional Management Corporation ("APMC"), Aetna U.S. Healthcare's physician practice management business, and most of the Health Ways Family Medical Centers and affiliated group practices. The Company's acquisition of Health Ways Family Medical Centers includes 47 Health Ways and affiliated medical centers which employ 189 physicians; and the six independent practice associations ("IPAS") which represent nearly 800 physicians to which APMC provides practice management and other services. Health Ways and the affiliated centers are located in seven metropolitan markets where MedPartners already has a presence, including Atlanta, the Baltimore/D.C. and northern Virginia area, Philadelphia, Dallas, Akron, Chicago, and southern California. Health Ways and the affiliated centers provide primary and specialty care to approximately 280,000 individuals, including 40,000 Aetna U.S. Healthcare members. As part of the APMC acquisition, MedPartners will enter into a 10-year agreement which will allow the members of the Company's networks of affiliated physicians to be authorized providers for many of the 14 million members of Aetna U.S. Healthcare's health plan.

               REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

Board of Directors
InPhyNet Medical Management Inc.

     We have audited the accompanying consolidated balance sheets of InPhyNet Medical Management Inc. and Subsidiaries (the "Company") as of December 31, 1996 and 1995, and the related consolidated statements of income, changes in stockholders' equity and cash flows for each of the three years in the period ended December 31, 1996. Our audits also included the financial statement schedule listed in the index at Item 14(a)(2). These financial statements and schedule are the responsibility of InPhyNet's management. Our responsibility is to express an opinion on these financial statements and schedule based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of InPhyNet Medical Management Inc. and Subsidiaries at December 31, 1996 and 1995, and the consolidated results of their operations and their cash flows for each of the three years in the period ended December 31, 1996, in conformity with generally accepted accounting principles. Also, in our opinion, the related financial statement schedule, when considered in relation to the basic financial statements taken as a whole, presents fairly in all material respects the information set forth therein.

     As discussed in Note 4, the Company has restated its financial statements to expense as incurred costs associated with the PCA Agreement.

                                          ERNST & YOUNG LLP

Miami, Florida
February 14, 1997, except
for the second paragraph
of Note 4, as to which the
date is May 20, 1997

               INPHYNET MEDICAL MANAGEMENT INC. AND SUBSIDIARIES

                          CONSOLIDATED BALANCE SHEETS

                                                                  DECEMBER 31,
                                                              --------------------
                                                                1995        1996
                                                              --------    --------
                                                                          (RESTATED)
                                                                  (AMOUNTS IN
                                                                   THOUSANDS)
                                      ASSETS
Current assets:
  Cash......................................................  $  1,305    $  3,618
  Accounts receivable, net of allowances of approximately
     $91,000 and $83,000 at December 31, 1995 and 1996......    69,759      84,300
  Accounts receivable from affiliates.......................       559         202
                                                              --------    --------
                                                                70,318      84,502
  Deferred income taxes.....................................     2,014         741
  Prepaid expenses..........................................     4,633       8,945
  Other current assets......................................     3,559       5,819
                                                              --------    --------
          Total current assets..............................    81,829     103,625
Equipment, furniture and leasehold improvements, net........    11,186      11,709
Other assets:
  Cost in excess of net assets acquired, net of accumulated
     amortization of approximately $2,391 and $1,413 at
     December 31, 1995 and 1996, respectively...............    26,111      27,773
  Other assets..............................................     4,090       2,672
                                                              --------    --------
                                                                30,201      30,445
                                                              --------    --------
          Total assets......................................  $123,216    $145,779
                                                              ========    ========
                       LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
  Accrued compensation and related benefits.................  $ 15,096    $ 15,713
  Accounts payable and other current liabilities............     6,517       8,472
  Accrued medical claims....................................     1,501      18,693
  Reserve for self-insured claims...........................     7,179       3,692
                                                              --------    --------
          Total current liabilities.........................    30,293      46,570
                                                              ========    ========
Long-term debt, net of current portion......................     9,617         339
Deferred income taxes.......................................       938         959
Stockholders' equity:
  Common stock, par value -- $0.01; 50,000 shares
     authorized, 15,690 and 15,821 issued and outstanding at
     December 31, 1995 and 1996, respectively...............       157         158
  Additional paid-in capital................................    63,731      66,386
  Retained earnings.........................................    18,480      31,367
                                                              --------    --------
          Total stockholders' equity........................    82,368      97,911
                                                              --------    --------
          Total liabilities and stockholders' equity........  $123,216    $145,779
                                                              ========    ========

          See accompanying notes to Consolidated Financial Statements.

               INPHYNET MEDICAL MANAGEMENT INC. AND SUBSIDIARIES

                       CONSOLIDATED STATEMENTS OF INCOME

                                                                  YEARS ENDED DECEMBER 31,
                                                              --------------------------------
                                                                1994       1995        1996
                                                              --------   --------   ----------
                                                                                    (RESTATED)
                                                               (AMOUNTS IN THOUSANDS, EXCEPT
                                                                      PER SHARE DATA)
Net revenue.................................................  $267,401   $323,782   $  407,239
Revenue from affiliates.....................................     2,969      1,558        1,281
                                                              --------   --------   ----------
          Total revenue.....................................   270,370    325,340      408,520
Expenses:
  Compensation and related benefits.........................   179,223    209,194      235,299
  Contracted medical services...............................    33,029     49,111      104,514
  Insurance.................................................    13,522     11,784       12,252
  Acquisition costs associated with poolings of interests
     (Note 3)...............................................        --      1,700           --
  Other.....................................................    28,079     32,224       33,624
                                                              --------   --------   ----------
          Total operating expenses..........................   253,853    304,013      385,689
                                                              --------   --------   ----------
Income from operations......................................    16,517     21,327       22,831
Nonoperating (income) expense:
  Interest income...........................................      (326)      (417)        (349)
  Interest expense..........................................     1,305      1,910        1,134
  Loss on sale of Physician Practices.......................        --         --          682
  Other non-operating income................................       (72)      (259)        (189)
                                                              --------   --------   ----------
          Total nonoperating expense........................       907      1,234        1,278
                                                              --------   --------   ----------
Income before minority interest and income tax expense......    15,610     20,093       21,553
Minority interest in net income.............................     2,711         --           --
                                                              --------   --------   ----------
Income before income tax expense............................    12,899     20,093       21,553
Income tax expense (Note 7).................................       153      8,805        8,512
                                                              --------   --------   ----------
Net income..................................................  $ 12,746   $ 11,288   $   13,041
                                                              ========   ========   ==========
Net income per share........................................             $   0.75   $     0.81
                                                                         ========   ==========
Weighted average shares outstanding.........................               15,038       16,021
                                                                         ========   ==========
Supplemental data (unaudited) (Note 1):
Historical income before income taxes.......................  $ 12,899
Pro forma purchase of minority interest.....................     2,711
                                                              --------
Supplemental income before income tax expense...............    15,610
Pro forma income tax expense................................     6,244
                                                              --------
Supplemental net income.....................................  $  9,366
                                                              --------
Supplemental net income per share...........................  $   0.74
                                                              ========
Supplemental weighted average shares outstanding............    12,703
                                                              ========

          See accompanying notes to consolidated financial statements.

               INPHYNET MEDICAL MANAGEMENT INC. AND SUBSIDIARIES

           CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY

                                                 NUMBER            ADDITIONAL                  TOTAL
                                                   OF     COMMON    PAID-IN     RETAINED   STOCKHOLDERS'
                                                 SHARES   STOCK     CAPITAL     EARNINGS      EQUITY
                                                 ------   ------   ----------   --------   -------------
                                                                 (AMOUNTS IN THOUSANDS)
BALANCE AT JANUARY 1, 1994.....................  8,502     $ 85     $    81     $15,112      $ 15,278
Adjustment to reflect change in accounting
  method for equity investments................     --       --          --         696           696
Net income.....................................     --       --          --      12,746        12,746
Offering, net of expenses......................  2,100       21      21,609          --        21,630
Dividends......................................     --       --          --      (4,254)       (4,254)
Transfer of predecessor company retained
  earnings to additional paid-in capital upon
  conversion from an S to a C Corporation......     --       --      16,277     (16,277)           --
Issued in connection with acquisitions.........  3,256       33       5,794          --         5,827
Unrealized holding losses on available-for-sale
  investments..................................     --       --          --        (704)         (704)
Other..........................................    140        1          (1)        (27)          (27)
                                                ------     ----     -------     -------      --------
BALANCE AT DECEMBER 31, 1994................... 13,998      140      43,760       7,292        51,192
Adjustments to beginning balances for the
  acquisition of MetroAmerican Radiology,
  Inc. ........................................    473        5          --       1,780         1,785
Net income.....................................     --       --          --      11,288        11,288
Offering, net of expenses......................  1,000       10      16,213          --        16,223
Transfer of acquired company retained earnings
  to additional paid-in capital upon conversion
  from an S to a C Corporation.................     --       --       1,780      (1,780)           --
Exercise of stock options......................    204        2       1,209          --         1,211
Issued in connection with acquisitions.........     57       --         775          --           775
Unrealized appreciation on available-for-sale
  investments..................................     --       --          --          41            41
Other..........................................    (42)      --          (6)       (141)         (147)
                                                ------     ----     -------     -------      --------
BALANCE AT DECEMBER 31, 1995................... 15,690      157      63,731      18,480        82,368
Net income (restated)..........................     --       --          --      13,041        13,041
Exercise of stock options......................    131        1       2,655          --         2,656
Unrealized depreciation on available-for-sale
  investments..................................     --       --          --        (154)         (154)
                                                ------     ----     -------     -------      --------
BALANCE AT DECEMBER 31, 1996 (RESTATED)........ 15,821     $158     $66,386     $31,367      $ 97,911
                                                ======     ====     =======     =======      ========

          See accompanying notes to Consolidated Financial Statements.

               INPHYNET MEDICAL MANAGEMENT INC. AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                                  YEARS ENDED DECEMBER 31,
                                                              ---------------------------------
                                                                1994        1995        1996
                                                              ---------   ---------   ---------
                                                                                      (RESTATED)
                                                                   (AMOUNTS IN THOUSANDS)
OPERATING ACTIVITIES:
Cash received from services rendered........................  $ 259,064   $ 312,239   $ 394,466
Cash paid for compensation and related benefits.............   (176,956)   (208,680)   (234,942)
Cash paid for contracted medical services...................    (31,727)    (48,825)    (83,680)
Cash paid for insurance.....................................    (12,808)    (14,412)    (17,746)
Cash paid for other operating expenses......................    (25,539)    (34,516)    (36,161)
Interest received...........................................        326         420         349
Interest paid...............................................     (1,305)     (1,910)     (1,119)
Income taxes paid...........................................     (2,228)    (10,119)     (4,503)
                                                              ---------   ---------   ---------
          Net cash provided by (used in) operating
            activities......................................      8,827      (5,803)     16,664
INVESTING ACTIVITIES:
Acquisitions, net of cash acquired..........................     (8,052)     (7,012)     (3,089)
Purchases of equipment......................................     (3,454)     (3,973)     (4,746)
Other investing activities..................................     (1,249)      1,418       1,009
                                                              ---------   ---------   ---------
          Net cash used in investing activities.............    (12,755)     (9,567)     (6,826)
FINANCING ACTIVITIES:
Proceeds from stock offering................................     22,028      16,223          --
Proceeds from exercise of stock options.....................         --         897       1,684
Proceeds from borrowings of long-term debt..................     15,851      26,152       9,700
Principal payments on long-term debt........................    (23,196)    (27,872)    (18,909)
Dividends...................................................     (7,860)         --          --
Partnership distributions to minority interests.............     (2,930)         --          --
Stock redemptions...........................................        (28)       (147)         --
                                                              ---------   ---------   ---------
          Net cash provided by (used in) financing
            activities......................................      3,865      15,253      (7,525)
                                                              ---------   ---------   ---------
          Net increase (decrease) in cash...................        (63)       (117)      2,313
Cash at beginning of period.................................      1,485       1,422       1,305
                                                              ---------   ---------   ---------
Cash at end of period.......................................  $   1,422   $   1,305   $   3,618
                                                              =========   =========   =========
RECONCILIATION OF NET INCOME TO NET CASH PROVIDED BY (USED
  IN) OPERATING ACTIVITIES:
Net income..................................................  $  12,746   $  11,288   $  13,041
Adjustments to reconcile net income to net cash provided by
  (used in) operating activities:
  Depreciation..............................................      1,865       2,518       3,140
  Amortization..............................................        687       1,220       1,510
  Loss on sale of physician practices.......................         --          --         682
  Other non-cash charges (credits) to operations, net.......        (72)       (178)        385
  Increase in accounts receivable...........................    (12,077)    (13,292)    (14,411)
  Decrease in accounts receivable from affiliates...........        771         192         357
  (Increase) decrease in prepaid expenses and other current
     assets.................................................         20      (5,079)     (2,615)
  Increase (decrease) in accounts payable...................      2,153      (1,679)        799
  Increase (decrease) in accrued medical claims.............       (953)        282      17,192
  Increase in accrued compensation and related benefits.....      2,267         515         357
  Increase (decrease) in reserve for self-insured claims....        784      (2,505)     (3,487)
  Increase (decrease) in income taxes payable...............        121          64      (1,580)
  Increase (decrease) in deferred income taxes..............     (2,196)        851       1,294
  Minority interest in net income...........................      2,711          --          --
                                                              ---------   ---------   ---------
          Net cash provided by (used in) operating
            activities......................................  $   8,827   $  (5,803)  $  16,664
                                                              =========   =========   =========

          See accompanying notes to Consolidated Financial Statements.

               INPHYNET MEDICAL MANAGEMENT INC. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (RESTATED)

1.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

ORGANIZATION

     InPhyNet Medical Management Inc. (together with its Subsidiaries, "InPhyNet" or the "Company") was incorporated in May 1994 as the successor to Emergency Medical Services Associates, Inc. ("EMSA") which commenced operations in 1974 to provide physician management services to hospital emergency departments. Since that time, the Company has expanded the range and scope of its services and its business now consists of (i) Hospital Physician Services, through which it delivers emergency medicine and other hospital-based physician services under contracts with hospitals and the United States Department of Defense and (ii) Capitated Medical Services, through which it manages the delivery of comprehensive medical services under contracts with Health Maintenance Organizations ("HMOs") and state and local correctional institutions.

     In August 1994, the Company completed an initial public offering (the "IPO") of 2,415,000 shares of its common stock at a price of $12.00 per share. Of the shares offered, 2,100,000 shares were offered by the Company and 315,000 shares were offered by certain stockholders of the Company (the "Offering Stockholders"). Net proceeds to the Company were approximately $21,630,000 after deducting underwriting commissions of approximately $1,773,000 and offering expenses of approximately $1,797,000. The net proceeds were used to reduce the Company's long-term debt. The Company did not receive any of the proceeds from the shares sold by the Offering Stockholders.

     In November 1995, the Company completed a public offering of 3,225,000 shares of its common stock at a price of $18.00 per share. Of the shares offered, 1,000,000 shares were offered by the Company and 2,225,000 shares were offered by certain stockholders of the Company (the "Selling Stockholders"). Net proceeds to the Company were approximately $16,223,000 after deducting underwriting commissions of approximately $900,000 and offering expenses of approximately $877,000. The net proceeds were used to reduce the Company's long-term debt. The Company did not receive any of the proceeds from the shares sold by the Selling Stockholders.

REVENUE

     Revenue is recorded in the period services are rendered as determined by the respective contract with each health care provider.

     The Company directly contracts with hospitals, HMO's, various state and local government agencies and the United States Department of Defense to provide medical services.

     The Company's contracts with its hospital physician services clients (approximately 53% of total Company revenue at December 31, 1996) typically provide for payments on either a fee-for-service basis (72% of hospital physician services revenue at December 31, 1996), whereby the Company bills patients or third-party payors directly for medical services, or a flat-fee basis (28% of hospital physician services revenue at December 31, 1996), whereby the Company is paid a fixed amount based on the number of hours of medical staffing or number of patient visits provided. Fee-for-service contracts also may, in certain instances, involve the payment of a subsidy to the Company by the client. Fee-for-service contracts, which usually require the Company to assume the financial risks relating to patient volume, payor mix and reimbursement rates, have longer collection periods than flat-fee and capitated fee contracts and require the Company to bear the credit risk of uninsured individuals.

     The Company's contracts with the Department of Defense provide for payment to the Company based on the number of patient visits or the number of hours worked. The Company is at risk for the medical services provided if the number of patient visits or hours worked exceed certain limits as defined in the contracts.

               INPHYNET MEDICAL MANAGEMENT INC. AND SUBSIDIARIES

     Under the Company's contracts with HMO's (approximately 28% of total Company revenue at December 31, 1996), the Company receives a fixed, monthly fee from third-party payors for each covered life in exchange for assuming responsibility for the provision of medical services. To the extent that enrollees require more frequent or extensive care than was anticipated by the Company, revenue to the Company under a contract may be insufficient to cover the costs of care provided.

     When it is probable that expected future health care costs and maintenance costs under a contract or group of existing contracts will exceed anticipated capitation revenue on those contracts, the Company recognizes losses on its prepaid healthcare services with HMOs.

     The Company provides comprehensive medical services, including mental health and dental services, to inmates in various state and local correctional institutions (approximately 19% of total Company revenue at December 31, 1996). The Company provides primary care physician services directly and typically subcontracts other services with hospitals and medical specialists on either a capitated or discounted fee-for-service basis.

     Approximately 93% of InPhyNet's revenue is earned through contracts which are directly between the payor (i.e., HMO, hospital, correctional facility or Department of Defense) and InPhyNet or a wholly owned subsidiary of InPhyNet. In these cases, the contractual revenue is earned by InPhyNet or a consolidated subsidiary in which InPhyNet owns a direct and majority voting interest.

     Approximately 7% of InPhyNet's revenue relates to contracts with hospitals to which a Controlled Entity (as defined below), rather than InPhyNet or a wholly owned subsidiary of InPhyNet, is a party.

MEDICAL COSTS

     The Company employs or subcontracts with physicians on an hourly or salary basis to provide medical services under the Company's hospital, HMO, correctional care and Department of Defense contracts. Additionally, some physicians may receive a bonus at the discretion of the Company.

     The Company provides for claims incurred but not yet reported based on past experience together with current factors. Estimates are adjusted as changes in these factors occur and such adjustments are reported in the year of determination. Although considerable variability is inherent in such estimates, management believes that these reserves are adequate.

PRINCIPLES OF CONSOLIDATION

     The Company's consolidated financial statements include the accounts of InPhyNet, investments in which it has a greater than 50% voting interest and Controlled Entities (as defined below). All significant intercompany accounts and transactions have been eliminated in consolidation.

     The Company has entered into management contracts and stock transfer restriction agreements (the "Transfer Agreements") with professional corporations ("Controlled Entities") owned by one or more physicians. The management and Transfer Agreements may not be terminated by the Controlled Entities for any reason. The physician(s) that own the Controlled Entities are generally treated as employees of the Company and are solely responsible for the practice of medicine and delivery of medical services. The management contracts provide that the Company shall be responsible for the general management and administration of the day-to-day operations of the Controlled Entities, including but not limited to business planning, financial management, bookkeeping, accounting, data processing as well as human resources management. The management contracts also provide that the Company shall have the exclusive right to select the individuals serving as directors of Controlled Entities. The Transfer Agreements provide that all shares of the Controlled Entities are required to be transferred to a "Designated Transferee" for a nominal amount paid to the transferor at the Company's sole option, at any time and for any reason. These agreements

               INPHYNET MEDICAL MANAGEMENT INC. AND SUBSIDIARIES provide the Company with unilateral and perpetual control over the assets and business operations of the entities.

     Notwithstanding the lack of legal record ownership of the Controlled Entities, consolidation of the entities is necessary to present fairly the financial position and results of operations of the Company because of the existence of a parent-subsidiary relationship by means other than record ownership by the Company of the Controlled Entities voting stock.

     Investments in unconsolidated joint ventures ("Affiliates") in which a 20% to 50% voting interest is owned by the Company are carried at cost plus equity in earnings since the date of acquisition.

USE OF ESTIMATES

     The preparation of the financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

CASH

     Deposits in banks may exceed the amount of insurance provided on such deposits. The Company performs reviews of the credit worthiness of its depository banks. The Company has not experienced any losses on its deposits of cash.

ACCOUNTS RECEIVABLE

     Accounts receivable result primarily from medical services provided to patients on a fee-for-service basis and on a fixed compensation or capitated basis from hospitals, military facilities and prison systems where the Company provides medical services. Fee-for-service amounts are paid by government sponsored health care programs (primarily Medicare and Medicaid), insurance companies, self-insured employees and patients. These receivables are geographically dispersed throughout the United States.

     Accounts receivable include an allowance for contractual adjustments, charity and other adjustments. Contractual adjustments result from differences between the rates charged for the service performed and amounts reimbursed under government sponsored health care programs and insurance contracts. Charity and other adjustments represent services provided to patients for which fees are not expected to be collected at the time the service is provided.

AVAILABLE-FOR-SALE SECURITIES

     Available-for-sale securities, which are included in other assets, are carried at fair market value, with resulting unrealized holding gains and losses reported as a separate component of stockholders' equity. Realized gains and losses and declines in value judged to be other-than-temporary on available-for-sale securities are included in investment income. The cost of securities sold is based on the specific identification method. Interest and dividends on securities classified as available-for-sale are included in investment income (see Note 16).

STOCK BASED COMPENSATION

     The Company has elected to follow Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees" (APB 25) and related Interpretations in accounting for its employee stock options because the alternative fair value accounting provided for under Financial Accounting Standards Board (FASB) Statement No. 123, "Accounting for Stock-Based Compensation", requires use of option valuation models that were not developed for use in valuing employee stock options. Under APB 25, because the

               INPHYNET MEDICAL MANAGEMENT INC. AND SUBSIDIARIES exercise price of the Company's employee stock options generally equals the market price of the underlying stock on the date of grant, no compensation expense is recognized (see Note 12).

EQUIPMENT, FURNITURE AND LEASEHOLD IMPROVEMENTS

     Equipment, furniture and leasehold improvements are recorded at cost and depreciated using the straight-line method over the estimated useful lives of the assets. Equipment and furniture are depreciated over a 5-7 year period. Leasehold improvements are amortized over the underlying assets' useful lives or the term of the lease, whichever is shorter.

COSTS IN EXCESS OF NET ASSETS ACQUIRED

     Costs in excess of net assets acquired are stated net of accumulated amortization and are amortized on a straight-line basis over periods ranging from ten to forty years. The Company periodically evaluates the recovery of the carrying amount of costs in excess of net assets acquired by determining if any impairment indicators are present. These indicators include duplication of resources resulting from acquisitions, income derived from businesses acquired, the estimated undiscounted cash flows of the entity over the remaining amortization period and other factors.

INCOME TAXES

     Prior to the IPO, EMSA was taxed under the provisions of Subchapter S of the Internal Revenue Code, which generally provides that in lieu of corporate income taxes, stockholders are taxed on the Company's taxable income in accordance with their ownership interests. As a result, the accompanying financial statements include no provision for income taxes related to EMSA's income prior to the completion of the IPO.

     Concurrent with the IPO, EMSA converted to C Corporation status and became an accrual basis taxpayer with respect to federal income taxes and, for those states that recognize such tax election, state income taxes. Accordingly, for the year ended December 31, 1994, the consolidated statement of income includes pro forma adjustments (unaudited) for income tax expense which would have been recorded had EMSA been a taxable corporation based on the tax laws in effect during that period.

     Prior to its acquisition, MetroAmerican was taxed under the provisions of Subchapter S of the Internal Revenue Code. Concurrent with the acquisition of MetroAmerican, MetroAmerican converted to C Corporation status and became an accrual basis taxpayer with respect to federal income taxes and, for those states that recognize such tax election, state income taxes. Income tax expense that would have been recorded if the Company had been subject to corporate income taxes for that period is not significant.

     Deferred income taxes have been provided in accordance with the provisions of FASB Statement No. 109, "Accounting for Income Taxes" (Statement 109) (see
Note 7).

LONG-LIVED ASSETS

     FASB Statement No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed of" ("Statement 121"), requires impairment losses to be recorded on long-lived assets used in operations when indicators of impairment are present and the undiscounted cash flows estimated to be generated by those assets are less than the assets' carrying amounts. The Company adopted Statement 121 in 1996 and, based on current circumstances, does not believe that any impairment indicators are present.

               INPHYNET MEDICAL MANAGEMENT INC. AND SUBSIDIARIES

NET INCOME PER SHARE

     The computation of net income per share is based upon the weighted average number of common shares and common stock equivalents, primarily from stock options, outstanding during the period using the treasury stock method. Weighted average shares outstanding gives effect to the shares of common stock issued in connection with the Radiology Associates acquisition which was accounted for as a pooling of interests, as if the shares were outstanding for all periods presented. Shares issued in connection with the acquisition of MetroAmerican, which was accounted for as an immaterial pooling of interests, were treated as outstanding as of January 1, 1995 (see Note 3).

SUPPLEMENTAL NET INCOME AND SUPPLEMENTAL NET INCOME PER SHARE (UNAUDITED)

     Supplemental net income is calculated assuming the minority interests were purchased for common stock of the Company on January 1, 1994 and the Company was a taxable entity for all periods presented.

     The supplemental weighted average number of shares outstanding gives effect to the issuance of common stock in connection with the acquisition of the minority interests as if these transactions occurred on January 1, 1994.

RECLASSIFICATIONS

     Certain amounts in the prior years' consolidated financial statements have been reclassified to conform to the current year's presentation.

2.  PROPOSED MERGER AGREEMENT

     On January 21, 1997, the Company and MedPartners, Inc. ("MedPartners") announced they have agreed to merge. Upon consummation of the merger, each share of the Company's common stock will be exchanged for MedPartners common stock. Also, all of the Company's options will vest and will be converted into options of MedPartners based on the exchange ratio. The consummation of the merger is subject to, among other things, performance by each party under the merger plan and regulatory approval. In addition, the approval of the transaction requires approval by the shareholders of the Company and the Board of Directors of MedPartners.

3.  ACQUISITIONS

     Effective May 1, 1994, in a transaction accounted for as a purchase, the Company acquired substantially all the assets of Fox Healthcare Services Inc. and affiliated entities ("Fox Healthcare") for $5,000,000 in cash, excluding expenses associated with the acquisition of approximately $100,000, and a preferred limited partnership interest in the Company. At the time of the IPO, the preferred limited partnership interest was exchanged for $2,750,000 of the Company's common stock at the initial offering price of $12 per share. Costs in excess of net assets acquired were approximately $7,750,000. Fox Healthcare provides medical care to members of Humana Medical Plan, Inc. through the Company's clinics and also contracts with other medical providers for other medical services such as inpatient care and certain diagnostic procedures.

     Effective May 24, 1994, the Company acquired, in a purchase transaction, the common stock of two home health care companies ("AmCare") for $1,800,000 in cash and a $600,000 promissory note. Costs in excess of net assets acquired were approximately $2,500,000.

     Contemporaneous with the completion of the IPO, the Company exchanged 127,090 shares of its common stock for the 1.79% limited partnership interest in the Company. This transaction, which was accounted for as a purchase, resulted in costs in excess of net assets acquired of approximately $880,000.

               INPHYNET MEDICAL MANAGEMENT INC. AND SUBSIDIARIES

     The following unaudited pro forma summary (in thousands) combines the consolidated results of operations of the Company, Fox Healthcare, AmCare and the acquisition of the minority interests and the preferred limited partnership interest in the Company, as if these transactions had occurred at January 1, 1994, after giving effect to certain adjustments including the amortization of goodwill, among others. The unaudited pro forma summary does not purport to be indicative of the results which may have been obtained had the acquisitions been consummated at the dates assumed, or of future results of operations of the consolidated companies.

                                                              FOR THE YEAR ENDED
                                                              DECEMBER 31, 1994
                                                              ------------------
                                                                 (UNAUDITED)
Total revenue...............................................       $279,777
                                                                   ========
Income before income tax expense............................       $ 15,717
                                                                   ========
Net income..................................................       $  9,430
                                                                   ========
Net income per share........................................       $   0.74
                                                                   ========

     During the year ended December 31, 1995, the Company acquired, in transactions accounted for as purchases, substantially all the assets and operations of five primary care practices for approximately $6.7 million and approximately 57,000 shares of the Company's common stock valued at $17.68 per share. Costs in excess of net assets acquired were approximately $7.5 million. The pro forma effects of these acquisitions on total revenue, net income and earnings per share are not material.

     Effective July 1, 1995, in a transaction accounted for as a pooling of interests, the Company acquired MetroAmerican Radiology, Inc. and an affiliated entity ("MetroAmerican"). The accounts and results of operations of MetroAmerican have not been included in the accompanying financial statements prior to January 1, 1995, because the restatement would not have a material effect on the Company's consolidated financial statements. In connection with the transaction, the Company exchanged approximately 473,000 shares of common stock for all of the outstanding shares of MetroAmerican. As a result of this transaction, the Company acquired contracts to provide radiology services on a fee-for-service basis. The expenses associated with the transaction were approximately $500,000.

     Effective September 1, 1995, in a transaction accounted for as a pooling of interests, the Company acquired Radiology Associates of Hollywood, Inc. and affiliated entities ("Radiology Associates"). As a result, the accompanying financial statements include the accounts and results of operations of Radiology Associates for all periods presented. In connection with the transaction, the Company exchanged 1,625,000 shares of common stock for all of the outstanding shares of Radiology Associates. Radiology Associates, provides radiology and management services to hospitals, outpatient centers, radiation oncology centers and a regional teleradiology reading facility. Expenses associated with the transaction were approximately $1,200,000.

               INPHYNET MEDICAL MANAGEMENT INC. AND SUBSIDIARIES

     Prior to the date of the acquisition, total revenue and net income (loss) for the Company and the pooled entities are as follows:

                                                   INPHYNET
                                                    MEDICAL        POOLED
                                                MANAGEMENT INC.   ENTITIES      CONSOLIDATED
                                                ---------------   --------      ------------
YEAR ENDED DECEMBER 31, 1994:
Total revenue.................................     $253,425       $16,945(2)      $270,370
                                                   ========       =======         ========
Net income....................................     $ 12,542       $   204(2)      $ 12,746
                                                   ========       =======         ========
YEAR ENDED DECEMBER 31, 1995:
Total revenue.................................     $306,455       $18,885(1)      $325,340
                                                   ========       =======         ========
Net income (loss).............................     $ 11,546       $  (258)(1)     $ 11,288
                                                   ========       =======         ========

---------------

(1) Represents results of MetroAmerican and Radiology Associates from January 1, 1995 to the date of acquisition.
(2) MetroAmerican was accounted for as an immaterial pooling of interests and accordingly the accounts and results of its operations have not been included in the Consolidated Financial Statements prior to January 1, 1995.

     Effective January 16, 1996, in a transaction accounted for as a purchase, the Company acquired all of the outstanding stock of Sachs, Morris & Sklaver, Inc. for approximately $3.1 million. As a result of this transaction, the Company added two medical centers to its base of primary care practices. Costs in excess of net assets acquired were approximately $3.0 million. The pro forma effects of this acquisition on total revenue, net income and earnings per share are not material.

     Effective July 2, 1996, in a transaction accounted for as a purchase, the Company acquired certain assets of NHS National Health Services, Inc. As a result of this transaction, the Company acquired contracts to provide medical care to inmates in correctional institutions. The agreement stipulates that installments of the purchase price be determined on each annual anniversary of the transaction's effective date over a period of five years based upon the contracts' future operating performance. Accordingly, costs in excess of net assets acquired will be recognized upon determination of the ultimate purchase price over the five year period. At closing, the total consideration paid and costs in excess of net assets acquired was not significant. The pro forma effects of this acquisition on total revenue, net income and earnings per share are not material.

4.  SIGNIFICANT AGREEMENTS AND RESTATEMENT

     Effective July 1, 1996, the Company entered into a five-year agreement (the "PCA Agreement"), with an option for an additional five years, with Physician Corporation of America ("PCA"). Under the PCA Agreement, InPhyNet will manage independent primary care physicians in South Florida and the Tampa Bay region. At December 31, 1996, physicians provided primary care services to approximately 50,500 covered lives: 24,500 in South Florida and 26,000 in the Tampa Bay area. PCA provides comprehensive health care service through its HMOs, Life and Property and Casualty Insurance Carriers and Workers' Compensation administrators located throughout the southeastern United States and the Caribbean.

     The Company has restated its financial statements as of and for the year ended December 31, 1996, to expense as incurred costs relating to the PCA Agreement. The Company had established a $9.3 million reserve for future estimated losses associated with the provider contracts the Company was required to assume under the PCA Agreement. The Company recorded the $9.3 million as deferred contract acquisition costs and was amortizing these costs over the initial five year life of the contract with PCA. Through December 31, 1996, the Company had charged $6.2 million of losses from the PCA Agreement against this reserve. As a

               INPHYNET MEDICAL MANAGEMENT INC. AND SUBSIDIARIES result of the restatement the reserve for losses under the PCA Agreement and deferred contract acquisition costs have been eliminated and costs associated with the PCA Agreement are being expensed as incurred. This change resulted in a decrease in previously reported 1996 income from operations of $6.9 million; net income of $3.7 million and income per share of $0.23.

5.  EQUIPMENT, FURNITURE, AND LEASEHOLD IMPROVEMENTS

     Equipment, furniture, and leasehold improvements are comprised of the following (in thousands):

                                                                 DECEMBER 31,
                                                              -------------------
                                                                1995       1996
                                                              --------   --------
Equipment...................................................  $ 14,683   $ 17,546
Furniture...................................................     5,467      6,306
Leasehold improvements......................................     1,325      1,589
                                                              --------   --------
                                                                21,475     25,441
Less accumulated depreciation...............................   (10,289)   (13,732)
                                                              --------   --------
Equipment, furniture, and leasehold improvements, net.......  $ 11,186   $ 11,709
                                                              ========   ========

6.  NET REVENUE

     Net revenue consists of gross charges, net of allowances for contractual, charity and other adjustments. Contractual adjustments are based on the difference between charges at established rates and amounts estimated by management to be reimbursable by the Medicare and Medicaid programs, and public and private insurance contracts under applicable laws, regulations and program instructions. Reimbursable amounts are generally less than the established gross charge.

     Final determination of amounts earned for certain patients is subject to review by appropriate program representatives. Charity and other adjustments represent services provided to patients for which fees are not expected to be collected at the time the service is provided.

     Net revenue consists of the following (in thousands):

                                                   FOR THE YEARS ENDED DECEMBER 31,
                                                  -----------------------------------
                                                    1994         1995         1996
                                                  ---------    ---------    ---------
Gross revenue...................................  $ 468,281    $ 567,436    $ 674,467
Less allowances for contractual, charity and
  other adjustments.............................   (200,880)    (243,654)    (267,228)
                                                  ---------    ---------    ---------
Net revenue.....................................  $ 267,401    $ 323,782    $ 407,239
                                                  =========    =========    =========

     Net revenue attributable to major customers consists of the following (in thousands):

                                                   FOR THE YEARS ENDED DECEMBER 31,
                                                  -----------------------------------
                                                    1994         1995         1996
                                                  ---------    ---------    ---------
Humana Medical Plans, Inc. and its affiliates...  $  37,199    $  58,866    $  60,691
                                                  =========    =========    =========
Department of Corrections, State of
  Massachusetts.................................  $  18,905    $      --    $      --
                                                  =========    =========    =========

     Effective June 30, 1994, the contract with the Department of Corrections, State of Massachusetts was not renewed with the Company.

               INPHYNET MEDICAL MANAGEMENT INC. AND SUBSIDIARIES

7.  INCOME TAXES

HISTORICAL

     Concurrent with the IPO, the Company converted to C Corporation status and became an accrual basis taxpayer with respect to federal income taxes and, for those states that recognize such tax election, state income taxes.

     Significant components of income tax expense (benefit) are as follows (in thousands):

                                                   FOR THE YEARS ENDED DECEMBER 31,
                                                  -----------------------------------
                                                    1994         1995         1996
                                                  ---------    ---------    ---------
Current:
  Federal.......................................  $   2,411    $   6,128    $   6,303
  State and local...............................        405        1,826          915
                                                  ---------    ---------    ---------
          Total current.........................      2,816        7,954        7,218
                                                  ---------    ---------    ---------
Deferred:
  Federal.......................................     (2,263)         652        1,071
  State and local...............................       (400)         199          223
                                                  ---------    ---------    ---------
Total deferred..................................     (2,663)         851        1,294
                                                  ---------    ---------    ---------
                                                  $     153    $   8,805    $   8,512
                                                  =========    =========    =========

     Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes.

     The Company's net deferred tax assets (liabilities) are comprised of the following (in thousands):

                                                                 DECEMBER 31,
                                                              ------------------
                                                               1995       1996
                                                              -------    -------
Current deferred income taxes:
  Deferred tax assets.......................................  $ 4,408    $ 2,538
  Deferred tax liabilities..................................   (2,394)    (1,797)
                                                              -------    -------
                                                                2,014        741
                                                              -------    -------
Long-term deferred income taxes:
  Deferred tax assets.......................................      473        419
  Deferred tax liabilities..................................   (1,411)    (1,378)
                                                              -------    -------
                                                                 (938)      (959)
                                                              -------    -------
Net deferred tax assets (liabilities).......................  $ 1,076    $  (218)
                                                              =======    =======

     Significant components of the Company's deferred tax assets and liabilities are as follows (in thousands):

                                                                 DECEMBER 31,
                                                              ------------------
                                                               1995       1996
                                                              -------    -------
Insurance reserves..........................................  $ 2,770    $ 1,382
Allowance for charity and other adjustments.................       95     (1,104)
Change in accounting method for income taxes from cash to
  accrual...................................................   (2,745)      (628)
Other.......................................................      956        132
                                                              -------    -------
Net deferred tax assets (liabilities).......................  $ 1,076    $  (218)
                                                              =======    =======

               INPHYNET MEDICAL MANAGEMENT INC. AND SUBSIDIARIES

     The reconciliation of income tax attributable to net income computed at federal statutory rates to income tax expense is as follows (in thousands):

                                                            FOR THE YEARS ENDED DECEMBER 31,
                                                 -------------------------------------------------------
                                                       1994                1995               1996
                                                 -----------------   ----------------   ----------------
                                                 AMOUNT    PERCENT   AMOUNT   PERCENT   AMOUNT   PERCENT
                                                 -------   -------   ------   -------   ------   -------
Tax at U.S. statutory rate.....................  $ 4,386      34%    $6,832     34%     $7,544     35%
State and local income taxes, net of federal
  tax benefit..................................      253       2      1,324      6         968      5
Taxes on income earned prior to revocation of
  Subchapter S election........................   (1,871)    (15)      (243)    --          --     --
Tax expense (benefit) from conversion to C
  Corporation..................................   (2,615)    (21)       892      4          --     --
                                                 -------     ---     ------     --      ------     --
                                                 $   153      --%    $8,805     44%     $8,512     40%
                                                 =======     ===     ======     ==      ======     ==

     Prior to July 1, 1995, MetroAmerican was a Subchapter S Corporation and, accordingly, was not subject to corporate income taxes. Concurrent with the acquisition of MetroAmerican on July 1, 1995, MetroAmerican converted to C corporation status and became an accrual basis taxpayer with respect to federal income taxes and, for those states that recognize such tax election, state income taxes. Accordingly, at the date of the transaction, the Company recorded a charge to income tax expense of approximately $892,000 to reflect the cumulative effect of adopting Statement 109.

SUPPLEMENTAL INCOME TAXES

     The following unaudited supplemental information reflects income tax expense that would have been incurred during the year ended December 31, 1994, had the Company and its subsidiaries been subject to income taxes (in thousands):

Current:
  Federal...................................................  $4,721
  State and local...........................................   1,249
                                                              ------
          Total current.....................................   5,970
                                                              ------
Deferred:
  Federal...................................................     217
  State and local...........................................      57
                                                              ------
          Total deferred....................................     274
                                                              ------
                                                              $6,244
                                                              ======

     The unaudited pro forma income tax expense differed from the amounts computed by applying the federal statutory rate of 34% to income before income taxes as follows (in thousands) for the year ended December 31, 1994:

                                                              AMOUNT   PERCENT
                                                              ------   -------
Tax at U.S. statutory rate..................................  $5,307     34%
State and local income taxes, net of federal tax benefit....     937      6%
                                                              ------     --
                                                              $6,244     40%
                                                              ======     ==

               INPHYNET MEDICAL MANAGEMENT INC. AND SUBSIDIARIES

8.  PROFESSIONAL LIABILITY LOSS RESERVE

     In August 1995, the Company renewed substantially all of its professional liability coverage with a commercial insurance company. The new policy is on a claims made basis with a prefunded extended reporting endorsement. The extended reporting endorsement effectively provides for first dollar coverage for professional liability claims. The policy expires in August 1999.

     Historically, the Company maintained professional liability coverage for the Company and its employee and independent contractor physicians with a commercial insurance company on a claims made basis. The policy included a self-insured retention and the Company has recorded an estimate of its liability for this self-insured portion of its professional liability claims.

     The Company is involved in various legal proceedings incidental to its business, substantially all of which involve claims related to the alleged malpractice of employed and contracted medical professionals. In the opinion of the Company's management, no individual item of litigation or group of similar items of litigation, taking into account the insurance coverage maintained by the Company, is likely to have a material adverse effect on the Company's financial position, results of operations and liquidity.

9.  LONG-TERM DEBT

     On November 22, 1995, the Company entered into an Amended and Restated Revolving Credit and Reimbursement Agreement (the "Agreement") with its bank. The Agreement superseded the former term loan facility and extended to the Company an unsecured revolving loan commitment of up to $60,000,000. The maximum amount available to the Company is reduced by outstanding letters of credit (see
Note 10).

     Long-term debt is comprised of the following (in thousands):

                                                               DECEMBER 31,
                                                              ---------------
                                                               1995     1996
                                                              -------   -----
$60,000 revolving credit and reimbursement arrangement,
  variable interest rate as selected by the Company (ranging from 6.765% to 7.25% as of December 31, 1995). Interest
  payments are due on the last day of an interest period, as defined in the Agreement (at least quarterly) with the
  entire amount outstanding due September 30, 1998..........  $ 9,000   $  --
Other.......................................................    1,019     851
                                                              -------   -----
                                                               10,019     851
Current portion.............................................     (402)   (512)
                                                              -------   -----
                                                              $ 9,617   $ 339
                                                              =======   =====

     Under the terms of the Agreement, among other restrictive covenants, the Company must maintain, on a consolidated basis, certain financial ratios relating to leverage, working capital, and net worth. The Agreement also restricts, among other things, the amount of loans and investments in any entity which is not part of the consolidated group, capital expenditures, additional indebtedness and limits the payment of cash dividends on its common stock to twenty-five percent of current period net income.

               INPHYNET MEDICAL MANAGEMENT INC. AND SUBSIDIARIES

     Long-term debt as of December 31, 1996 matures as follows (in thousands):

  1997........................................................  $512
  1998........................................................   219
  1999........................................................   120
  2000........................................................    --
  2001........................................................    --
                                                                ----
                                                                $851
                                                                ====

10.  LETTERS OF CREDIT

     Unused outstanding letters of credit are comprised of the following (in thousands):

                                                                DECEMBER 31,
                                                              ----------------
                                                               1995     1996
                                                              ------   -------
Outstanding under state regulations as collateral for the
  self-insured portion of the Company's workers'
  compensation programs.....................................  $  200   $   100
Available to insurance carrier as collateral for the
  company's professional liability insurance program........   1,000     1,000
Available as collateral for correctional care contracts.....     650       650
Available as collateral for PCA Agreement...................      --    13,310
                                                              ------   -------
                                                              $1,850   $15,060
                                                              ======   =======

     All of the unused outstanding letters of credit expire during 1997. The Company intends to renew each letter of credit as they expire.

11.  RETIREMENT PLAN

     The Company maintains the EMSA 401(k) Profit Sharing Plan (the "Plan"), a deferred profit sharing plan which covers substantially all full-time employees and provides for discretionary employer contributions in such amounts as the Board of Directors may annually determine. Employer contributions vest ratably over five years. The Plan may be terminated at any time without further obligation by the Company. However, should the plan be terminated, employees will become 100% vested with respect to the employer contributions.

     The Company's contribution to the Plan for the years ended December 31, 1996, 1995 and 1994 was approximately $455,000, $321,000 and $296,000, respectively.

12.  STOCKHOLDERS' EQUITY

COMMON STOCK

     The Company is authorized to issue 50,000,000 shares of common stock, par value $0.01 per share. In May 1994, the Board of Directors of EMSA declared a
165.1 to 1 stock split, which became effective on the effective date of the IPO. The Company's consolidated financial statements have been retroactively restated to reflect 1) the stock split, 2) the increase in the number of authorized shares, and 3) the shares issued in connection with the Poolings as of the date the respective transactions are recorded in the Company's consolidated financial statements.

               INPHYNET MEDICAL MANAGEMENT INC. AND SUBSIDIARIES

PREFERRED STOCK

     The Company is authorized to issue 20,000,000 shares of preferred stock, par value $0.10 per share. The Company has no present plans to issue any shares of preferred stock. In August 1995, the Board of Directors adopted a Shareholder Rights Plan (the "Rights Plan"). In order to implement the Rights Plan, the Board of Directors declared a dividend of one Right for each share of the Company's common stock to stockholders of record on September 1, 1995. Each Right, when exercisable, represents the right to purchase one one-thousandth of a share of a newly issued series of Preferred Stock of the Company designated "Series A Junior Participating Preferred Stock," par value $.10 per share. The exercise price of the Rights is $85.00 per Right, the redemption price is $0.01 per Right, and the Rights expire on August 23, 2005. In the event that any person or entity, together with affiliates or associates, acquires more than a certain specified percentage of voting stock of the Company, each Right will entitle the holder (other than an acquiring person and its affiliates or associates) to acquire, in certain circumstances, additional shares of voting stock at less than the prevailing market price. The Company has reserved 50,000 shares of the Series A Junior Participating Preferred Stock for issuance upon exercise of the Rights.

DIVIDENDS AND PARTNERSHIP DISTRIBUTIONS

     Prior to the IPO, when the Company was taxed as an S Corporation, the Board of Directors of the Company approved dividends and partnership distributions in the following amounts (in thousands) during the year ended December 31, 1994:

Dividends...................................................  $4,254
Partnership distributions to minority interests.............   1,746
                                                              ------
                                                              $6,000
                                                              ======

STOCK OPTION PLANS

     During 1994, the Company adopted the 1994 Stock Incentive Plan ("Stock Incentive Plan") and the Non-Employee Director Stock Option Plan ("Directors Plan"). Under the Stock Incentive Plan and the Directors Plan, the Company is authorized to issue options to purchase 2,500,000 and 200,000 shares of the Company's common stock, respectively.

     Stock Incentive Plan options are granted at the discretion of the Compensation Committee of the Company and typically expire ten years after the date of the grant. The exercise price of options issued is determined by the Compensation Committee in accordance with the provisions of the plan document. Under the Stock Incentive Plan, the Company is authorized to grant stock options, stock appreciation right, restricted stock award, phantom stock awards and performance share units. In the event that there is a change in control of the Company, the plan stipulates that all outstanding options will become fully vested and exercisable.

     Directors Plan options are granted at the fair market value on the date of the grant and expire ten years from the date of grant. Concurrent with being elected as a director, each non-employee director is granted an option to purchase 10,000 shares of common stock, and is automatically granted an option to purchase an additional 2,500 shares of common stock each year at the annual shareholders meeting. In the event that there is a change in control of the Company, the plan stipulates that all outstanding options will become fully vested and exercisable.

     In October 1995, the FASB issued Statement of Financial Accounting Standards No. 123, "Accounting for Stock-Based Compensation" ("Statement 123"), which provides an alternative to APB No. 25. Statement 123 allows for a fair value based method of accounting for stock options. However, for companies that continue to account for stock-based compensation arrangements under APB 25, such as the Company, Statement 123 requires disclosure of the pro forma effect on net income and earnings per share of its fair value

               INPHYNET MEDICAL MANAGEMENT INC. AND SUBSIDIARIES based accounting for those arrangements. The fair value for these options was estimated at the date of grant using the Black-Scholes option pricing model with the following weighted-average assumptions for 1996, 1995 and 1994, respectively; risk free interest rates of 6.04%, 5.24% and 6.49%, dividend yields of 0%, volatility factors of the expected market price of the Company's common stock of .601 and a weighted-average expected life of the options of 3 years. As of December 31, 1996, the weighted average remaining contractual life of all options outstanding was 4.25 years.

     The following unaudited pro forma summary presents the Company's net income and earnings per share as if the estimated fair value of the options were amortized to expense over the options' vesting period (in thousands except earnings per share information):

                                                              FOR THE YEARS ENDED
                                                                  DECEMBER 31,
                                                              --------------------
                                                               1995         1996
                                                              -------      -------
Pro forma net income........................................  $11,156      $11,605
                                                              =======      =======
Pro forma net income per share..............................  $  0.74      $  0.72
                                                              =======      =======

     The pro forma effect of compensation expense from stock option awards on pro forma net income reflects the vesting of 1995 option awards in 1995 and 1996, and 1996 option awards in 1996, in accordance with Statement 123. Because pro forma compensation expense associated with a stock option award is recognized over the vesting period, the initial impact of applying Statement 123 may not be indicative of pro forma compensation expense in future years, when the effect of multiple awards will be reflected in pro forma net income.

     A summary of the Company's stock option activity, and related information for the years ended December 31 is as follows:

                                  1994                        1995                        1996
                        ------------------------    ------------------------    ------------------------
                                       WEIGHTED                    WEIGHTED                    WEIGHTED
                                        AVERAGE                     AVERAGE                     AVERAGE
                        OPTIONS FOR    EXERCISE     OPTIONS FOR    EXERCISE     OPTIONS FOR    EXERCISE
                        SHARES (000)   PRICE ($)    SHARES (000)   PRICE ($)    SHARES (000)   PRICE ($)
                        ------------   ---------    ------------   ---------    ------------   ---------
Outstanding-Beginning
  of year.............        347         9.08          1,030        10.81          1,454        13.55
Granted...............        706        11.70            522        18.13            684        16.90
Exercised.............         --           --            (79)       11.10           (128)       13.29
Forfeited.............        (23)       12.00            (19)       12.00            (34)       15.73
                           ------                      ------                      ------
Outstanding-end of
  year................      1,030        10.81          1,454        13.55          1,976        14.62
                           ======                      ======                      ======
Exercisable at end of
  year................        347                         639                         730
                           ======                      ======                      ======
Weighted-average fair
  value of options
  granted during the
  year................     $ 4.69                      $ 8.57                      $ 6.37
                           ======                      ======                      ======

               INPHYNET MEDICAL MANAGEMENT INC. AND SUBSIDIARIES

     Options outstanding and exercisable at December 31, 1996 are as follows:

                                            OPTIONS OUTSTANDING
                                    ------------------------------------     OPTIONS EXERCISABLE
                                                   WEIGHTED                 ----------------------
                                                    AVERAGE     WEIGHTED                  WEIGHTED
                                      OPTIONS      REMAINING    AVERAGE       OPTIONS     AVERAGE
                                    OUTSTANDING   CONTRACTUAL   EXERCISE    EXERCISABLE   EXERCISE
                                      (000'S)        LIFE        PRICE        (000'S)      PRICE
                                    -----------   -----------   --------    -----------   --------
$9.08-$15.00......................       915      4.5 yrs.       $10.88          659       $10.50
$15.01-$23.53.....................     1,061      4.7 yrs.       $17.84           71       $17.81
                                       -----                                   -----
                                       1,976                                     730
                                       =====                                   =====

     Options available for grant at December 31, 1996 are as follows (in thousands):

Stock Incentive Plan........................................  281
Directors Plan..............................................  160
                                                              ---
                                                              441
                                                              ===

13.  PRO FORMA HISTORICAL NET INCOME PER SHARE

     The pro forma historical net income per share amounts, as required by generally accepted accounting principles, after giving effect to the pro forma income tax adjustments as described in Note 1, are as follows for the year ended December 31, 1994 (in thousands, except per share data):

Historical income before income tax expense.................  $12,899
Pro forma income tax expense................................    5,160
                                                              -------
Pro forma net income........................................  $ 7,739
                                                              =======
Pro forma net income per share..............................  $  0.72
                                                              =======
Historical weighted average shares outstanding..............   10,785
                                                              =======

14.  RELATED PARTY TRANSACTIONS

     One of the buildings used for corporate offices of the Company is leased from a Florida limited partnership. In consideration for signing the lease, the Company was granted an 8 percent limited partnership interest in the partnership which owns and operates the building. In addition, this limited partnership has two limited partners who are directors, officers and stockholders of the Company. The lease provides for the payment of a proportionate share of increases in operating expenses over the base year in addition to the monthly rent. The lease term expires December 31, 1997. The amounts paid during the years ended December 31, 1996, 1995 and 1994 were approximately $443,000, $413,000 and $408,000, respectively.

     In September 1993, the Company assumed a lease for office space in a building that is owned by certain stockholders of the Company. The lease term expires December 31, 2000. The amounts paid during the years ended December 31, 1996, 1995 and 1994 were approximately $332,000, $354,000, and $298,000, respectively.

     The Company received income of approximately $1,281,000, $1,558,000, and $2,969,000 for the years ended December 31, 1996, 1995 and 1994, respectively, for administrative, consulting, and billing fees provided to Affiliates. At December 31, 1996 and 1995, accounts receivable from Affiliates related to the above services were approximately $202,000 and $559,000, respectively.

     The Company incurred professional fees of approximately $97,000, $220,000 and $441,000 for financial advisory services provided to the Company during the years ended December 31, 1996, 1995, and 1994, respectively, by the Company's financial advisor. A general partner of the Company's financial advisor is a

               INPHYNET MEDICAL MANAGEMENT INC. AND SUBSIDIARIES member of the Company's Board of Directors. In addition, a brother of the Company's Chief Financial Officer is a general partner in the same financial advisory firm.

     During 1995, the Company incurred approximately $100,000 for services provided by a consulting firm, a partner of which is a member of the Company's Board of Directors. Upon termination of the consulting services, the individual serving as a director accepted a position as the Company's Chief Operating Officer.

15.  OPERATING LEASES

     The Company is obligated under various noncancelable operating leases. The minimum future obligation under these agreements at December 31, 1996 is as follows (in thousands):

1997........................................................  $ 3,886
1998........................................................    3,068
1999........................................................    2,777
2000........................................................    1,654
2001........................................................    1,186
2002 and thereafter.........................................       --
                                                              -------
                                                              $12,571
                                                              =======

     Rent expense for the years ended December 31, 1996, 1995 and 1994 was approximately $3,792,000, $3,453,000, and $2,736,000, respectively. Certain of the Company's operating leases contain rent escalation clauses and renewal options as defined in the respective agreements.

16.  EQUITY SECURITIES

     In May 1993 the FASB issued Statement of Financial Accounting Standards No. 115, "Accounting for Certain Investments in Debt and Equity Securities" (the "Statement"). The Company adopted the provisions of the statement for investments held as of or acquired after January 1, 1994. In accordance with the Statement, prior period financial statements have not been restated to reflect the change in accounting principle. The cumulative effect as of January 1, 1994 of adopting the Statement increased the opening balance of stockholders' equity by approximately $696,000 to reflect the net unrealized holding gains on securities classified as available-for-sale previously carried at lower of cost or market. No unrealized holding losses on investments have been reflected in 1994 net income. As of December 31, 1996, the fair market value and cost of the Company's marketable equity securities were approximately $300,000 and $500,000, respectively.

17.  FINANCIAL INSTRUMENTS

     The following methods and assumptions were used by the Company in estimating its fair value disclosures for financial instruments:

CASH

     The carrying amount reported in the balance sheet for cash approximates its fair value.

ACCOUNTS RECEIVABLE AND ACCOUNTS PAYABLE

     The carrying amounts reported in the balance sheet for accounts receivable and accounts payable approximate their fair value.

               INPHYNET MEDICAL MANAGEMENT INC. AND SUBSIDIARIES

INVESTMENT SECURITIES

     The fair values for equity securities are based on quoted market prices.

LONG TERM DEBT

     The carrying amount of the Company's long term debt approximates their fair value. The Credit Facility contains borrowing options of 1 to 6 months at which time borrowed amounts are repaid or reborrowed at new interest rates based on prime or LIBOR.

               INPHYNET MEDICAL MANAGEMENT INC. AND SUBSIDIARIES



                     CONDENSED CONSOLIDATED BALANCE SHEETS


                             (AMOUNTS IN THOUSANDS)



                                                              DECEMBER 31,       MARCH 31,
                                                                  1996             1997
                                                              ------------      -----------
                                                               (RESTATED)       (UNAUDITED)
                                          ASSETS
Current Assets:
  Cash......................................................    $  3,618        $     6,797
  Accounts receivable, net of allowances of approximately
     $82,960 and $83,480 at March 31, 1997 and December 31,
     1996, respectively.....................................      84,300             88,658
  Accounts receivable from affiliates.......................         202                282
                                                                --------        -----------
                                                                  84,502             88,940
  Prepaid expenses and other assets.........................      15,505             18,365
                                                                --------        -----------
          Total current assets..............................     103,625            114,102
Equipment, furniture and leasehold improvements, net........      11,709             12,770
Other assets:
  Cost in excess of net assets acquired, net................      27,773             28,090
  Other assets..............................................       2,672              2,369
                                                                --------        -----------
                                                                  30,445             30,459
                                                                --------        -----------
          Total assets......................................    $145,779        $   157,331
                                                                ========        ===========

                           LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
  Accrued compensation and related benefits.................    $ 15,713        $    15,815
  Accounts payable and other current liabilities............      27,165             31,544
  Reserve for self-insured claims...........................       3,692              3,601
                                                                --------        -----------
          Total current liabilities.........................      46,570             50,960
Long-term debt, net of current portion......................         339                309
Deferred income taxes.......................................         959                860
Stockholders' equity:
  Common stock, par value -- $.01, 50,000 shares authorized,
     16,363 and 15,821 issued and outstanding, at March 31,
     1997 and December 31, 1996, respectively...............         158                164
  Additional paid-in capital................................      66,386             70,387
  Retained earnings.........................................      31,367             34,651
                                                                --------        -----------
          Total stockholders' equity........................      97,911            105,202
                                                                --------        -----------
          Total liabilities and stockholders' equity........    $145,779        $   157,331
                                                                ========        ===========



     See accompanying notes to Condensed Consolidated Financial Statements.

               INPHYNET MEDICAL MANAGEMENT INC. AND SUBSIDIARIES



                  CONDENSED CONSOLIDATED STATEMENTS OF INCOME



                 (AMOUNTS IN THOUSANDS, EXCEPT PER SHARE DATA)


                                  (UNAUDITED)



                                                              THREE MONTHS ENDED
                                                                   MARCH 31,
                                                              -------------------
                                                               1996        1997
                                                              -------    --------
Net revenue.................................................  $87,504    $122,227
Revenue from affiliates.....................................      399         280
                                                              -------    --------
          Total revenue.....................................   87,903     122,507
Expenses:
  Compensation and related benefits.........................   57,528      62,199
  Contracted medical services...............................   13,134      41,905
  Insurance.................................................    2,727       3,348
  Other.....................................................    8,156       9,560
                                                              -------    --------
          Total operating expenses..........................   81,545     117,012
                                                              -------    --------
  Income from operations....................................    6,358       5,495
Nonoperating income (expense):
  Interest expense..........................................     (362)       (183)
  Interest income...........................................       73          88
  Other.....................................................      (37)         39
                                                              -------    --------
          Total nonoperating expense........................     (326)        (56)
                                                              -------    --------
Income before income tax expense............................    6,032       5,439
Income tax expense..........................................    2,382       2,149
                                                              -------    --------
Net income..................................................  $ 3,650    $  3,290
                                                              =======    ========
Net income per share........................................  $  0.23    $   0.20
                                                              =======    ========
Weighted average shares outstanding.........................   16,067      16,727
                                                              =======    ========



     See accompanying notes to Condensed Consolidated Financial Statements.

               INPHYNET MEDICAL MANAGEMENT INC. AND SUBSIDIARIES



                CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS


                             (AMOUNTS IN THOUSANDS)


                                  (UNAUDITED)



                                                               THREE MONTHS ENDED
                                                                   MARCH 31,
                                                              --------------------
                                                               1996         1997
                                                              -------      -------
Net cash provided by operating activities...................  $    68      $ 2,604
Cash flows from investing activities:
  Acquisitions..............................................   (2,903)      (1,247)
  Purchases of equipment....................................   (1,334)      (1,934)
  Cash distributions, loans and repayments to and from
     affiliates.............................................      349          313
  Other investing activities................................      (42)         606
                                                              -------      -------
Net cash used in investing activities.......................   (3,930)      (2,262)
Cash flows from financing activities:
  Proceeds from exercise of stock options...................      483        2,937
  Proceeds from notes payable...............................    8,200           --
  Principal payments on notes payable.......................   (2,110)        (100)
Net cash provided by financing activities...................    6,573        2,837
Net increase in cash........................................    2,711        3,179
Cash at beginning of period.................................    1,305        3,618
                                                              -------      -------
Cash at end of period.......................................  $ 4,016      $ 6,797
                                                              =======      =======



     See accompanying notes to Condensed Consolidated Financial Statements.

               INPHYNET MEDICAL MANAGEMENT INC. AND SUBSIDIARIES



              NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS


                                 MARCH 31, 1997


                                  (UNAUDITED)



1.  BASIS OF PRESENTATION



     The accompanying condensed consolidated financial statements (the "Financial Statements") of Inphynet Medical Management Inc. and Subsidiaries (the "Company") are unaudited, and in the opinion of management, include all normal and recurring adjustments which are necessary for a fair presentation in accordance with generally accepted accounting principles. Accordingly, the Financial Statements should be read in conjunction with the more complete disclosures contained in the Company's audited consolidated financial statements included in the Company's Annual Report for the year ended December 31, 1996. The results of operations for the interim periods presented are not necessarily indicative of the results of operations for the full year.



2.  NEW PRONOUNCEMENTS



     The Financial Accounting Standards Board has issued Statement of Financial Accounting Standards No. 128 ("SFAS 128"), Earnings per Share and Statement of Financial Accounting Standards No. 129 ("SFAS 129"), Disclosure of Information about Capital Structure. SFAS 128 establishes standards for computing and presenting earnings per share and applies to entities with publicly held common stock. SFAS 129 establishes standards for disclosing information about an entity's capital structure and applies to all entities. Management believes that the adoption of those standards, when effective, will not have a significant impact on the Company's financial statements.



3.  RECENT DEVELOPMENTS



     On January 20, 1997, the Company agreed to merge with MedPartners, Inc. ("MedPartners"). MedPartners is the largest physician practice management company in the nation and operates the country's largest independent prescription benefits management service. The consideration for this transaction is based on a fixed exchange ratio of 1.18 shares of MedPartners common stock for each share of the Company's common stock. Based on this ratio, approximately
19.5 million shares of MedPartners common stock will be issued in exchange for all outstanding shares of the Company's common stock. The transaction is expected to be accounted for as a pooling of interests and is expected to close during the second quarter of 1997.



4.  SIGNIFICANT AGREEMENT AND RESTATEMENT



     Effective July 1, 1996, the Company entered into a five-year agreement (the "PCA Agreement"), with an option for an additional five years, with Physician Corporation of America ("PCA"). Under the PCA Agreement, the Company manages independent primary care physicians in South Florida and the Tampa Bay region. At March 31, 1997, these physicians provided primary care services to approximately 54,000 covered lives: 23,700 in South Florida and 30,300 in the Tampa Bay area. PCA provides comprehensive health care services through its HMO's, Life and Property and Casualty Insurance Carriers and Worker's Compensation administrators located throughout the southeastern United States and the Caribbean.



     The Company has restated its financial statements as of and for the year ended December 31, 1996 to expense as incurred costs relating to the PCA Agreement. The Company had established a $9.3 million reserve for future estimated losses associated with the provider contracts the Company was required to assume under the PCA Agreement. The Company recorded the $9.3 million as deferred contract acquisition costs and was amortizing these costs over the initial five year life of the contract with PCA. Through December 31, 1996, the Company had charged $6.2 million of losses from the PCA Agreement against this reserve. As a result of the restatement the reserve for losses under the PCA Agreement and deferred contract acquisition costs have been eliminated and costs associated with the PCA Agreement are being expensed as incurred. This change resulted in a decrease in previously reported 1996 income from operations of $6.9 million; net income of $3.7 million and income per share of $0.23.

               INPHYNET MEDICAL MANAGEMENT INC. AND SUBSIDIARIES

                               SUPPLEMENTARY DATA
                                  (UNAUDITED)

CONSOLIDATED QUARTERLY FINANCIAL INFORMATION (IN THOUSANDS)(EXCEPT PER SHARE
DATA):

                                                                 THREE MONTHS ENDED
                                               ------------------------------------------------------
                                               MARCH 31     JUNE 30     SEPTEMBER 30     DECEMBER 31
                                               ---------    --------    -------------    ------------
                                                                         (RESTATED)       (RESTATED)
YEAR ENDED DECEMBER 31, 1995
Total revenue................................   $77,106     $81,858       $ 82,034         $ 84,342
Operating expenses...........................    71,767      76,412         78,133           77,701
                                                -------     -------       --------         --------
Income from operations.......................   $ 5,339     $ 5,446       $  3,901         $  6,641
                                                =======     =======       ========         ========
Net income...................................   $ 2,823     $ 3,169       $  1,208(2)      $  4,088
                                                =======     =======       ========         ========
Net income per share.........................   $  0.19     $  0.21       $   0.08(2)      $   0.26
                                                =======     =======       ========         ========
Weighted average number of common shares
  outstanding................................    14,629      14,810         15,026           15,614
                                                =======     =======       ========         ========
YEAR ENDED DECEMBER 31, 1996
Total revenue................................   $87,903     $90,466       $113,340         $116,811
Operating expenses...........................    81,545      83,864        108,076(3)       112,204(3)
                                                -------     -------       --------         --------
Income from operations.......................   $ 6,358     $ 6,602       $  5,264(3)      $  4,607(3)
                                                =======     =======       ========         ========
Net income...................................   $ 3,650     $ 3,590(1)    $  3,127(3)      $  2,674(3)
                                                =======     =======       ========         ========
Net income per share.........................   $  0.23     $  0.22(1)    $   0.20(3)      $   0.16(3)
                                                =======     =======       ========         ========
Weighted average number of common shares
  outstanding................................    16,067      16,061         15,966           16,002
                                                =======     =======       ========         ========

---------------

(1) Net income has been reduced by one time charges consisting of the loss on the sale of physician practices of $0.7 million and certain management restructuring charges of $0.3 million recorded during the three months ended June 30, 1996. The effect of these costs, net of tax, is to reduce net income per share by $0.04.
(2) Net income has been reduced by acquisition costs incurred in connection with poolings of interest of $1.7 million and employee severance and other costs of $0.8 million. The effect of these costs, net of tax, in addition to $0.9 million of tax conversion charge (see Note 7 to the Company's consolidated financial statements) is to reduce net income per share by $0.16.
(3) Restated to reflect the Company's change in accounting for the costs associated with the PCA Agreement. See Note 4 to the Company's 1996 financial statements.

               INPHYNET MEDICAL MANAGEMENT INC. AND SUBSIDIARIES

                SCHEDULE II -- VALUATION AND QUALIFYING ACCOUNTS
                                 (IN THOUSANDS)

                                                                ADDITIONS
                                                         ------------------------
                                            BALANCE AT   CHARGED TO   CHARGED TO                     BALANCE
                                            BEGINNING    COSTS AND       OTHER                      AT END OF
DESCRIPTION                                 OF PERIOD     EXPENSES    ACCOUNTS(1)   DEDUCTIONS(2)    PERIOD
-----------                                 ----------   ----------   -----------   -------------   ---------
YEAR ENDED DECEMBER 31, 1996
Allowances for contractual, charity and
  other adjustments.......................   $91,000        --         $267,000       $(275,000)     $83,000
YEAR ENDED DECEMBER 31, 1995
Allowances for contractual, charity and
  other adjustments.......................   $63,000        --         $244,000       $(216,000)     $91,000
YEAR ENDED DECEMBER 31, 1994
Allowances for contractual, charity and
  other adjustments.......................   $47,000        --         $201,000       $(185,000)     $63,000

---------------

(1) See Note 6 to the consolidated financial statements of InPhyNet.
(2) Accounts written off, net of recoveries.

                                                                         ANNEX A

                          AGREEMENT AND PLAN OF MERGER

     AGREEMENT AND PLAN OF MERGER, dated as of January 20, 1997 (the "Agreement"), among MEDPARTNERS, INC., a Delaware corporation (the "Parent"), SEABIRD MERGER CORPORATION, a Delaware corporation (the "Subsidiary"), and INPHYNET MEDICAL MANAGEMENT INC., a Delaware corporation (the "Company").

     WHEREAS, the Boards of Directors of the Parent, the Company and the Subsidiary have approved the merger of the Company with and into the Subsidiary (the "Merger"), upon the terms and conditions set forth in this Agreement, whereby each share of Common Stock, par value $.01 per share, of the Company (the "Company Common Stock"), not owned directly or indirectly by the Company, will be converted into the right to receive the merger consideration provided for herein (the Company Common Stock may be sometimes hereinafter referred to as the "Company Shares");

     WHEREAS, each of the Parent, the Subsidiary and the Company desire to make certain representations, warranties, covenants and agreements in connection with the Merger and also to prescribe various conditions to the Merger;

     WHEREAS, for federal income tax purposes, it is intended that the Merger (as defined herein) shall qualify as a reorganization under the provisions of
Section 368 of the Internal Revenue Code of 1986, as amended (the "Code"); and

     WHEREAS, for accounting purposes, it is intended that the Merger shall be accounted for as a "pooling of interests."

     NOW, THEREFORE, in consideration of the premises, and the mutual covenants and agreements contained herein, the parties hereto do hereby agree as follows:

SECTION 1.  THE MERGER

     1.1. The Merger. Upon the terms and subject to the conditions set forth in this Agreement, and in accordance with the General Corporation Law of the State of Delaware (the "DGCL"), the Company shall be merged with and into the Subsidiary at the Effective Time (as defined in Section 1.3). Following the Effective Time, the separate corporate existence of the Company shall cease and the Subsidiary shall continue as the surviving corporation (the "Surviving Corporation") as a business corporation incorporated under the laws of the State of Delaware under the name "InPhyNet Medical Management, Inc." and shall succeed to and assume all the rights and obligations of the Company in accordance with the DGCL.

     1.2. The Closing. The closing of the Merger (the "Closing") will take place at 10:00 a.m. New York City Time on a date to be specified by the parties (the "Closing Date"), which shall be no later than the second business day after the satisfaction or waiver of the conditions set forth in Sections 9.1, 9.2 and 9.3, at the offices of Willkie Farr & Gallagher, One Citicorp Center, 153 East 53rd Street, New York, New York, unless another date or place is agreed to in writing by the parties hereto.

     1.3. Effective Time. Subject to the provisions of this Agreement, the Company and the Subsidiary shall file a Certificate of Merger (the "Certificate of Merger") executed in accordance with the relevant provisions of the DGCL and shall make all other filings or recordings required under the DGCL to effect the Merger as soon as practicable on or after the Closing Date. The Merger shall become effective at such time as the Certificate of Merger is duly filed with the Secretary of State of the State of Delaware, or at such other time as the Parent, the Subsidiary and the Company shall agree should be specified in the Certificate of Merger (the "Effective Time").

     1.4. Effect of the Merger. The Merger shall have the effects set forth in the DGCL. Without limiting the generality of the foregoing, and subject thereto and any other applicable laws, at the Effective Time, all the properties, rights, privileges, powers and franchises of the Company and the Subsidiary shall vest in the

Surviving Corporation, and all debts, liabilities, restrictions, disabilities and duties of the Company and the Subsidiary shall become the debts, liabilities, restrictions, disabilities and duties of the Surviving Corporation.

SECTION 2. EFFECT OF THE MERGER ON THE CAPITAL STOCK OF THE CONSTITUENT CORPORATIONS; EXCHANGE OF CERTIFICATES

     2.1. Effect on Capital Stock. As of the Effective Time, by virtue of the Merger and without any action on the part of any holder of the Company Shares:

          (a) Subsidiary Common Stock. Each share of Common Stock, par value $1.00 per share, of the Subsidiary issued and outstanding immediately prior to the Effective Time shall remain issued and outstanding.

          (b) Cancellation of Certain Shares of Company Common Stock. Each share of Company Common Stock that is owned by the Company, the Parent or by any subsidiary of the Company or the Parent shall automatically be canceled and retired and shall cease to exist, and none of the Common Stock, par value $.001 per share, of the Parent (the "Parent Common Stock"), cash or other consideration shall be delivered in exchange therefor.

          (c) Conversion of the Company Shares. At the Effective Time, each Company Share (other than the Company Shares to be canceled in accordance with Section 2.1(b)) issued and outstanding immediately prior to the Effective Time, including the corresponding right (the "Company Right") to purchase one one-thousandth of a share of Series A Junior Participating Preferred Stock, par value $.10 per share (the "Company Series A Preferred"), of the Company pursuant to the terms of the Amended and Restated Rights Agreement, dated as of November 16, 1995, between the Company and State Street Bank and Trust Company, as it may be amended from time to time (the "Company Rights Agreement"), shall be converted into the right to receive 1.311 shares of Parent Common Stock (the "Exchange Ratio"), including the corresponding right (the "Parent Right"), with respect to each share of Parent Common Stock, to purchase one one-hundredth of a share of Series C Junior Participating Preferred Stock, par value $.001 per share (the "Parent Series C Preferred Stock"), of the Parent pursuant to the terms of the Stockholders' Rights Agreement, dated as of March 1, 1995, among MedPartners, Inc., now MP of Delaware, Inc. and a wholly owned subsidiary of MedPartners, Inc. and Chemical Bank, a national banking association, as it may be amended from time to time (the "Parent Rights Agreement"). All such shares of Parent Common Stock shall be fully paid and nonassessable and, together with the Parent Rights, are hereinafter sometimes referred to as the "Parent Shares". Upon such conversion, all such Company Shares shall be canceled and cease to exist, and each holder thereof shall cease to have any rights with respect thereto other than the right to receive the Parent Shares issued in exchange therefor and cash in lieu of fractional Parent Shares in accordance with the terms provided herein. Prior to the Distribution Date (as defined in the Company Rights Agreement) and unless the context otherwise requires, all references in this Agreement to the Company Common Stock shall be deemed to include the Company Rights; prior to the Rights Distribution Date (as defined in the Parents Rights Agreement) and unless the context otherwise requires, all references in this Agreement to the Parent Company Stock shall be deemed to include the Parent Rights.

          (d) Stock Options. At the Effective Time, all rights with respect to Company Common Stock pursuant to any Company stock options which are outstanding at the Effective Time, whether or not then vested or exercisable, shall be converted into and become rights with respect to Parent Common Stock, and the Parent shall assume each Company stock option in accordance with the terms of any stock option plan under which it was issued and any stock option agreement by which it is evidenced. It is intended that the foregoing provisions shall be undertaken in a manner that will not constitute a "modification" as defined in Section 425 of the Code, as to any stock option which is an "incentive stock option." Each Company stock option so assumed shall be exercisable for that number of shares of the Parent Common Stock equal to the number of the Company Shares subject thereto multiplied by the Exchange Ratio, and shall have an exercise price per share equal to the Company exercise price divided by the Exchange Ratio. All options issued pursuant to the Company's 1994 Stock Incentive Plan and the 1994 Non-

     Employee Director Stock Option Plan shall be fully vested at the Effective Time in accordance with the terms of such Plans.

         (e) Adjustment of Exchange Ratio. If after the date hereof and prior to the Effective Time the Parent shall have declared a stock split (including a reverse split) of Parent Common Stock or a dividend payable in Parent Common Stock, or any other distribution of securities or dividend (in cash or otherwise) to holders of Parent Common Stock with respect to their Parent Common Stock (including without limitation such a distribution or dividend made in connection with a recapitalization, reclassification, merger, consolidation, reorganization or similar transaction) then the Exchange Ratio shall be appropriately adjusted to reflect such stock split, dividend or other distribution of securities.

     2.2. Exchange of Certificates.

         (a) Exchange Agent. Prior to the Effective Time, the Parent shall enter into an agreement with First Chicago Trust Company of New York (the "Exchange Agent"), which provides that the Parent shall deposit with the Exchange Agent as of the Effective Time, for the benefit of the holders of the Company Shares, for exchange in accordance with this Section 2.2 and the Merger Agreement, through the Exchange Agent, (i) certificates representing the shares of the Parent Common Stock issuable pursuant to
     Section 2.1 and (ii) cash in an amount equal to the aggregate amount required to be paid in lieu of fractional interests of Parent Common Stock pursuant to Section 2.2(e) (such shares of the Parent Common Stock, together with any dividends or distributions with respect thereto with a record date after the Effective Time, and together with the cash referred to in clause (ii) of this Section 2.2(a), being hereinafter referred to as the "Exchange Fund") in exchange for outstanding Company Shares.

         (b) Exchange Procedures. As soon as practicable after the Effective Time, the Exchange Agent shall mail to each holder of record of a certificate or certificates which immediately prior to the Effective Time represented outstanding Company Shares (the "Certificates") whose shares were converted into the right to receive the merger consideration provided for in Section 2.1, (i) a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates to the Exchange Agent and shall be in such form and have such other provisions as the Parent may reasonably specify) and (ii) instructions for use in effecting the surrender of the Certificates in exchange for certificates representing shares of Parent Common Stock. Upon surrender of a Certificate for cancellation to the Exchange Agent or to such other agent or agents as may be appointed by the Parent, together with such letter of transmittal, duly executed, and such other documents as may reasonably be required by the Exchange Agent, the holder of such Certificate shall be entitled to receive in exchange therefor a certificate representing that number of whole shares of Parent Common Stock and cash which such holder has the right to receive pursuant to the provisions of Sections 2.1 and 2.2, and the Certificate so surrendered shall forthwith be canceled. If any cash or any certificate representing the Parent Shares is to be paid to or issued in a name other than that in which the Certificate surrendered in exchange therefor is registered, a certificate representing the proper number of shares of the Parent Common Stock may be issued to a person other than the person in whose name the Certificate so surrendered is registered, if such Certificate shall be properly endorsed or otherwise be in proper form for transfer and the person requesting such payment shall pay to the Exchange Agent any transfer or other taxes required by reason of the issuance of shares of the Parent Common Stock to a person other than the registered holder of such Certificate or establish to the satisfaction of the Exchange Agent that such tax has been paid or is not applicable. Until surrendered as contemplated by this Section 2.2, each Certificate shall be deemed at any time after the Effective Time to represent only the right to receive upon such surrender the certificate representing shares of the Parent Common Stock and cash in lieu of any fractional shares of the Parent Common Stock as contemplated by this Section 2.2. No interest will be paid or will accrue on any cash payable in lieu of any fractional shares of the Parent Common Stock. To the extent permitted by law, former stockholders of record of the Company shall be entitled to vote after the Effective Time at any meeting of the Parent's stockholders the number of whole shares of Parent Common Stock into which their respective Company Shares are converted, regardless of whether such holders have exchanged their Certificates for certificates representing Parent Common Stock in accordance with this
     Section 2.2.

          (c) Distribution with Respect to Unexchanged Shares. No dividends or other distributions with respect to Parent Common Stock with a record date after the Effective Time shall be paid to the holder of any unsurrendered Certificate with respect to the shares of Parent Common Stock represented thereby and no cash payment in lieu of fractional shares shall be paid to any such holder pursuant to Section 2.2(e) until the surrender of such Certificate in accordance with this Section 2.2. Subject to the effect of applicable laws, following surrender of any such Certificate, there shall be paid to the holder of the certificates representing whole shares of Parent Common Stock issued in exchange therefor, without interest, (i) at the time of such surrender, the amount of any cash payable in lieu of a fractional share of Parent Common Stock to which such holder is entitled pursuant to Section 2.2(e) and the amount of dividends or other distributions with a record date after the Effective Time theretofore paid with respect to such whole shares of Parent Common Stock, and (ii) at the appropriate payment date, the amount of dividends or other distributions with a record date after the Effective Time but prior to such surrender and with a payment date subsequent to such surrender payable with respect to such whole shares of Parent Common Stock. If any holder of converted Company Shares shall be unable to surrender such holder's Certificates because such Certificates shall have been lost or destroyed, such holder may deliver in lieu thereof an affidavit and indemnity bond in form and substance and with surety reasonably satisfactory to the Parent.

          (d) No Further Ownership Rights in Company Shares. All shares of Parent Common Stock issued upon the surrender for exchange of Certificates in accordance with the terms of this Section 2 (including any cash paid pursuant to Section 2.2(c) or 2.2(e) shall be deemed to have been issued (and paid) in full satisfaction of all rights pertaining to the Company Shares theretofore represented by such Certificates. If, after the Effective Time, Certificates are presented to the Surviving Corporation or the Exchange Agent for any reason, they shall be canceled and exchanged as provided in this Section 2, except as otherwise provided by law.

          (e) No Fractional Shares. No certificates or scrip representing fractional shares of Parent Common Stock shall be issued upon the surrender for exchange of Certificates, and such fractional share interests will not entitle the owner thereof to vote or to any rights of a stockholder of the Parent. Notwithstanding any other provision of this Agreement, each holder of Company Shares exchanged pursuant to the Merger who would otherwise have been entitled to receive a fraction of a share of Parent Common Stock (after taking into account all Certificates delivered by such holder) shall receive, in lieu thereof, cash (without interest) in an amount equal to such fractional part of a share of Parent Common Stock multiplied by the per share closing price on the New York Stock Exchange Composite Tape of Parent Common Stock on the date of the Effective Time (or, if shares of the Parent Common Stock do not trade on The New York Stock Exchange, Inc. (the "NYSE") on such date, the first date of trading of the Parent Common Stock on the NYSE after the Effective Time).

          (f) Termination of Exchange Fund. Any portion of the Exchange Fund which remains undistributed to the holders of the Certificates for six months after the Effective Time shall be delivered to the Parent, upon demand, and any holders of the Certificates who have not theretofore complied with this Section 2 shall thereafter look only to the Parent for payment of Parent Common Stock, any cash in lieu of fractional shares of Parent Common Stock and any dividends or distributions with respect to the Parent Common Stock.

          (g) No Liability. None of the Parent, the Subsidiary, the Company or the Exchange Agent shall be liable to any person in respect of any shares of Parent Common Stock (or dividends or distributions with respect thereto) or cash from the Exchange Fund delivered to a public official pursuant to any applicable abandoned property, escheat or similar law. If any Certificates shall not have been surrendered prior to the end of the applicable period after the Effective Time under escheat laws (or immediately prior to such earlier date on which any shares of Parent Common Stock, any cash in lieu of fractional shares of Parent Common Stock or any dividends or distributions with respect to Parent Common Stock in respect of such Certificates would otherwise escheat to or become the property of any governmental entity), any such shares, cash, dividends or distributions in respect of such Certificates shall, to the extent permitted by applicable law, become the property of the Surviving Corporation, free and clear of all claims or interest of any person previously entitled thereto.

          (h) Investment of Exchange Fund. The Exchange Agent shall invest any cash included in the Exchange Fund, as directed by the Parent, on a daily basis. Any interest and other income resulting from such investments shall be paid to the Parent.

     2.3. Certificate of Incorporation of Surviving Corporation. The Certificate of Incorporation of the Subsidiary, effective immediately following the Effective Time, shall be the Certificate of Incorporation of the Surviving Corporation from and after the Effective Time and until thereafter amended as provided by law.


     2.4. Bylaws of the Surviving Corporation. The Bylaws of the Subsidiary shall be the Bylaws of the Surviving Corporation from and after the Effective Time and until thereafter altered, amended or repealed in accordance with the DGCL, the Certificate of Incorporation of the Surviving Corporation and the said Bylaws.



     2.5. Directors and Officers. The directors and officers of the Subsidiary immediately prior to the Effective Time shall be the directors and officers of the Surviving Corporation, each to hold office in accordance with the Certificate of Incorporation and Bylaws of the Surviving Corporation.


     2.6. Assets, Liabilities, Reserves and Accounts. At the Effective Time, the assets, liabilities, reserves and accounts of each of the Subsidiary and the Company shall be taken up on the books of the Surviving Corporation at the amounts at which they respectively shall be carried on the books of said corporations immediately prior to the Effective Time, except as otherwise set forth in this Agreement and subject to such adjustments, or elimination of intercompany items, as may be appropriate in giving effect to the Merger in accordance with generally accepted accounting principles.

     2.7. Corporate Acts of the Subsidiary. All corporate acts, plans, policies, approvals and authorizations of the Subsidiary, its sole stockholder, its Board of Directors, committees elected or appointed by the Board of Directors, and all its officers and agents, valid immediately prior to the Effective Time, shall be those of the Surviving Corporation and shall be as effective and binding thereon as they were with respect to the Subsidiary.

SECTION 3.  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

     The Company hereby represents and warrants to the Parent and the Subsidiary as follows:

     3.1. Organization, Existence and Good Standing of the Company. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. The Company has all necessary corporate power and authority to own its properties and assets and to carry on its business as presently conducted. The Company is not, and has not been within the two years immediately preceding the date of this Agreement, a subsidiary or division of another corporation, nor has the Company within such time owned, directly or indirectly, any shares of the Parent Common Stock.

     3.2. Subsidiaries or Affiliated Entities.

          (a) Attached as Schedule 3.2 to the Disclosure Schedule delivered to the Parent by the Company at the time of the execution and delivery of this Agreement (the "Company Disclosure Schedule") is a list of all subsidiaries of the Company and all professional corporations or professional associations of which the Company has the right to control the voting securities (individually, a "Company Subsidiary" and collectively, the "Company Subsidiaries") and their states of incorporation, and all general or limited partnerships in which a general partner is the Company, a Company Subsidiary or another partnership directly or indirectly controlled by the Company (individually, a "Company Partnership" and collectively, the "Company Partnerships"), and their states of organization.

          (b) Except as set forth in Schedule 3.2 to the Company Disclosure Schedule, neither the Company, nor any Company Subsidiary nor any Company Partnership owns an equity interest in or controls, directly or indirectly, any other corporation, association, partnership, joint venture, business organization or limited liability company or other entity, other than the Company Subsidiaries and the Company Partnerships.

     3.3. Organization, Existence and Good Standing of Company Subsidiaries and Company Partnerships.

          (a) Each Company Subsidiary is a corporation duly organized, validly existing and in good standing under the laws of its respective state of incorporation. Each Company Subsidiary has all necessary corporate power to own its properties and assets and to carry on its business as presently conducted.

          (b) Each Company Partnership that is a limited partnership is validly formed, each Company Partnership that is a general partnership has been duly organized, and each Company Partnership is in good standing under the laws of its respective state of organization. Each Company Partnership has all necessary power to own its property and assets and to carry on its business as presently conducted.

     3.4. Foreign Qualifications. The Company, each Company Subsidiary and each Company Partnership that is not a general partnership is qualified to do business as a foreign corporation or foreign limited partnership, as the case may be, and is in good standing in each jurisdiction where the nature or character of the property owned, leased or operated by it or the nature of the business transacted by it makes such qualification necessary, except where the failure to so qualify would not have a material adverse effect on the Company.

     3.5. Capitalization. The Company's authorized capital stock consists of 50,000,000 shares of Common Stock, par value $.01 per share, of which 15,820,597 shares were issued and outstanding as of the close of business on January 17, 1997, and 20,000,000 shares of Preferred Stock, par value $.10 per share, of which no shares are issued and outstanding and 50,000 shares of Company Series A Preferred were reserved for issuance upon exercise of the Company Rights. All of the issued and outstanding Company Shares are duly and validly issued, fully paid and nonassessable. Except as disclosed in the Company Documents (as herein defined), and except as set forth in Schedule 3.5 to the Company Disclosure Schedule, there are no options, warrants or similar rights granted by the Company, or outstanding securities convertible into Company Common Stock, or any other agreements to which the Company is a party providing for the issuance or sale by it of any additional securities which would remain in effect after the Effective Time. There is no liability for dividends declared or accumulated but unpaid with respect to any of the Company Shares. There are no obligations, contingent or otherwise, of the Company or any Company Subsidiary or Company Partnership to repurchase, redeem or otherwise acquire any shares of Company Common Stock or the capital stock of or other equity interest in any Company Subsidiary or Company Partnership.

     3.6. Power and Authority; Non-Contravention.


          (a) Subject to the satisfaction of the conditions precedent set forth herein, the Company has all necessary corporate power and authority to execute, deliver and perform this Agreement and all agreements and other documents executed and delivered or to be executed and delivered by it pursuant to this Agreement, and, subject to the satisfaction of the conditions precedent set forth herein, has taken all action required by its Certificate of Incorporation, Bylaws or otherwise, to authorize the execution, delivery and performance of this Agreement and such related documents. The Agreement has been duly and validly executed and delivered by the Company and, assuming the due authorization, execution and delivery by the Parent and the Subsidiary, constitutes the legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms.



          (b) Except as set forth in Schedule 3.6 to the Company Disclosure Schedule, the execution and delivery of this Agreement does not and, subject to the receipt of required stockholder and regulatory approvals and any other required third-party consents or approvals, the consummation of the Merger will not, violate any provisions of the Certificate of Incorporation or Bylaws of the Company or any provisions of, or result in the acceleration of any obligation under, any mortgage, lien, lease, agreement, instrument, order, arbitration award, judgment or decree, to which the Company, any Company Subsidiary or any Company Partnership is a party, or by which it is bound, or violate any restrictions of any kind to which it is subject which, if violated or accelerated would have a material adverse effect on the Company; provided, however, nothing contained herein is intended to constitute a representation or warranty with respect to any conflict or violation or other impact upon the Certificate of Incorporation, Bylaws, mortgage, lien, lease, agreement, instrument, order, arbitration award, judgment or decree to which the Parent or any of its subsidiaries is a party or to which any such parties are bound.


     3.7. Company Public Information. The Company has heretofore made available to the Parent a true and complete copy of each report, schedule, registration statement and definitive proxy statement filed by it with the Securities and Exchange Commission (the "SEC") (as any such documents have since the time of their original filing been amended, the "Company Documents") since January 1, 1995, which are all the documents (other than preliminary material) that it was required to file with the SEC since such date. As of their respective dates, the Company Documents did not contain any untrue statements of material facts or omit to state material facts required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. As of their respective dates, the Company Documents complied in all material respects with the applicable requirements of the Securities Act of 1933, as amended (the "Securities Act"), and the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the rules and regulations promulgated under such statutes. The financial statements contained in the Company Documents, together with the notes thereto, have been prepared in accordance with generally accepted accounting principles consistently followed throughout the periods indicated (except as may be indicated in the notes thereto, or, in the case of the unaudited financial statements, as permitted by Form 10-Q), reflect all known liabilities of the Company and its consolidated subsidiaries, fixed or contingent, required to be stated therein, and present fairly the financial condition of the Company and its consolidated subsidiaries at said dates and the consolidated results of operations and cash flows of the Company and its consolidated subsidiaries for the periods then ended. The consolidated balance sheet of the Company at September 30, 1996, included in the Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 1996 of the Company is herein sometimes referred to as the "Company Balance Sheet."

     3.8. Contracts, etc.

     (a) All material contracts, leases, agreements and arrangements to which the Company or any of the Company Subsidiaries or Company Partnerships is a party (collectively, the "Company Material Contracts") are legally valid and binding in accordance with their terms and in full force and effect. Except as disclosed in Schedules 3.8 and 3.10 to the Company Disclosure Schedule, to the knowledge of the Company, all parties to the Company Material Contracts have complied with the provisions of such contracts, and to the knowledge of the Company, no party is in default thereunder, and no event has occurred which, but for the passage of time or the giving of notice or both, would constitute a default thereunder, except, in each case, where the noncompliance with or invalidity of the Company Material Contract or the default or breach thereunder or thereof would not, individually or in the aggregate, have a material adverse effect on the Company.

     (b) Except as set forth in Schedule 3.8(b) to the Company Disclosure Schedule, no Company Material Contract will, by its terms, terminate as a result of the transactions contemplated hereby or require any consent from any obligor thereto in order to remain in full force and effect immediately after the Effective Time, except for such Company Material Contracts which, if terminated, would not have a material adverse effect on the Company.

     (c) Except as set forth in Schedule 3.8(c) to the Company Disclosure Schedule, none of the Company or any Company Subsidiary or Company Partnership has granted any right of first refusal or similar right in favor of any third party with respect to any material portion of its properties or assets (excluding liens described in Section 3.9) or entered into any noncompetition agreement or similar agreement materially restricting its ability to engage in any business in any location.

     3.9. Properties and Assets. The Company (including, as applicable, the Company Subsidiaries or the Company Partnerships) owns all of the real and personal property included in the Company Balance Sheet (except assets recorded under capital lease obligations and such property as has been disposed of during the ordinary course of the Company's business since the date of the Company Balance Sheet), free and clear of any liens, claims, charges, exceptions or encumbrances, except for those (i) if any, which in the aggregate are not material and which do not materially affect continued use of such property, or
(ii) which are set forth in Schedule 3.9 to the Company Disclosure Schedule or in the Company Documents.

     3.10. Legal Proceedings. Except as disclosed in the Company Documents or as listed in Schedule 3.10 to the Company Disclosure Schedule, there are no actions, suits or proceedings pending or, to the knowledge of the Company, threatened against the Company, at law or in equity, relating to or affecting the Company, any Company Subsidiary or any Company Partnership, which individually or in the aggregate, could reasonably be expected to have a material adverse effect on the Company or a material adverse effect on the ability of the Company to consummate the transactions contemplated hereby. To the knowledge of the Company, Schedule 3.10 to the Company Disclosure Schedule sets forth a true and complete list, as of the date hereof, of all pending professional liability claims, non-professional liability insurance claims and actions pending before the Equal Employment Opportunity Commission (EEOC) to which the Company, any Company Subsidiary or any Company Partnership is a named party.

     3.11. Subsequent Events. Except as disclosed in the Company Documents filed prior to the date hereof or as set forth in Schedule 3.11 to the Company Disclosure Schedule, the Company (including the Company Subsidiaries and the Company Partnerships) has not, since the date of the Company Balance Sheet:

          (a) Incurred any material adverse change.

          (b) Discharged or satisfied any material lien or encumbrance, or paid or satisfied any material obligation or liability (absolute, accrued, contingent or otherwise) which discharge or satisfaction would have a material adverse effect on the Company, other than (i) liabilities shown or reflected on the Company Balance Sheet or (ii) liabilities incurred since the date of the Company Balance Sheet in the ordinary course of business.

          (c) Incurred any funded indebtedness or increased or established any reserve for taxes or any other liability on its books or otherwise provided therefor which would have a material adverse effect on the Company, except as may have been required due to income or operations of the Company since the date of the Company Balance Sheet.

          (d) Mortgaged, pledged or subjected to any lien, charge or other encumbrance any of the assets, tangible or intangible, which assets are material to the consolidated business or financial condition of the Company.

          (e) Sold or transferred any of the assets material to the consolidated business of the Company, canceled any material debts or claims or waived any material rights, except in the ordinary course of business.

          (f) Except for annual increases in the base rates of compensation and bonuses of officers and employees in the ordinary course of business, granted any general or uniform increase in the rates of pay of employees or any material increase in salary payable or to become payable by the Company to any officer or employee, consultant or agent (other than normal merit increases), or by means of any bonus or pension plan, contract or other commitment, increased in a material respect the compensation of any officer, employee, consultant or agent.

          (g) Except for this Agreement and any other agreement executed and delivered pursuant to this Agreement, entered into any material transaction other than in the ordinary course of business or permitted under this Agreement.

          (h) Issued any stock, bonds or other securities or any options or rights to purchase any of its securities (other than stock issued upon the exercise of outstanding options under the Company's stock option plans or stock purchase plans).

          (i) Declared, set aside or paid any dividend or made any other distribution or payment with respect to any shares of its capital stock or directly or indirectly redeemed, purchased or otherwise acquired any shares of its capital stock or the capital stock or equity interests of any Company Subsidiary or Company Partnership.

          (j) Changed in any material respect the accounting methods or practices followed by the Company, including any material change in any assumption underlying, or method of calculating, any bad debt, contingency or other reserve, except as may be required by changes in generally accepted accounting principles.

     3.12. Accounts Receivable.

          (a) Since the date of the Company Balance Sheet, the Company has not changed any principle or practice with respect to the recordation of accounts receivable or the calculation of reserves therefor, or any material collection, discount or write-off policy or procedure, except as may be required by changes in generally accepted accounting principles.

          (b) The Company (including the Company Subsidiaries and the Company Partnerships) is in compliance with the terms and conditions of all third-party payor arrangements relating to its accounts receivable, except to the extent that such noncompliance would not have a material adverse effect on the Company. Without limiting the generality of the foregoing, neither the Company nor any Company Subsidiary or Company Partnership has received notice from any government authority alleging that the Company or any Company Subsidiary or Company Partnership is in violation of any Medicare and Medicaid provider agreements to which it is a party.

     3.13. Tax Returns. The Company has filed all tax returns required to be filed by it or requests for extensions to file such returns or reports have been timely filed and granted and have not expired, except to the extent that such failures to file, taken together, do not have a material adverse effect on the Company. The Company has made all payments shown as due on such returns. Except as reflected in Schedule 3.13 to the Company Disclosure Schedule, the Company has not been notified that any material tax returns of the Company are currently under audit by the Internal Revenue Service or any state or local tax agency. The Company is not a party to any agreement for the extension of time or the waiver of the statute of limitations for the assessment or payment of any federal, state or local taxes.

     3.14. Employee Benefit Plans; Employment Matters.

          (a) Except as disclosed in the Company Documents or as set forth in
     Schedule 3.14(a) to the Company Disclosure Schedule, neither the Company nor any Company Subsidiary or Company Partnership has established or maintains or is obligated to make contributions to or under or otherwise participate in (i) any bonus or other type of incentive compensation plan, program, agreement, policy, commitment, contract or arrangement, (whether or not set forth in a written document), (ii) any pension, profit-sharing, retirement or other plan, program or arrangement, or (iii) any other employee benefit plan, fund or program, including but not limited to, those described in Section 3(3) of ERISA. All such plans disclosed in the Company Documents or listed in Schedule 3.14(a) (individually, a "Company Plan" and collectively, the "Company Plans") have to the knowledge of the Company, and except as set forth in Schedule 3.14(a) been operated and administered in all material respects in accordance with, as applicable, ERISA, the Code, Title VII of the Civil Rights Act of 1964, as amended, the Equal Pay Act of 1967, as amended, the Age Discrimination in Employment Act of 1967, as amended, and the related rules and regulations adopted by those federal agencies responsible for the administration of such laws. No act or failure to act by the Company or any Company Subsidiary or Company Partnership has resulted in a "prohibited transaction" (as defined in ERISA) with respect to the Company Plans that has had a material adverse effect and that is not subject to a statutory or regulatory exception. To the knowledge of the Company, no "reportable event" (as defined in ERISA) has occurred with respect to any of the Company Plans which is subject to Title IV of ERISA except as set forth in Schedule 3.14(a). Neither the Company nor any Company Subsidiary or Company Partnership has previously made, is currently making, or is obligated in any way to make, any contributions to any multi-employer plan within the meaning of the Multi-Employer Pension Plan Amendments Act of 1980.

          (b) Except as disclosed in the Company Documents or as set forth in
     Schedule 3.14(b) to the Company Disclosure Schedule, neither the Company nor any Company Subsidiary or Company Partnership is a party to any oral or written (i) union, guild or collective bargaining agreement which agreement covers employees in the United States (nor is it aware of any union organizing activity currently being conducted in respect to any of its employees), (ii) agreement with any executive officer or other key employee the benefits of which are contingent, or the terms of which are materially altered, upon the occurrence of a transaction of the nature contemplated by this Agreement and which provides for the payment of in excess of $25,000, or
     (iii) agreement or plan, including any stock option plan, stock appreciation rights plan, restricted stock plan or stock purchase plan, any of the benefits of which will be increased, or the vesting the benefits of which will be accelerated by the occurrence of any of the transactions contemplated by this Agreement or the value of any of the benefits of which will be calculated on the basis of any of the transactions contemplated by this Agreement.

     3.15. Compliance with Laws. Except as disclosed in the Company Documents or as set forth in Schedule 3.15 to the Company Disclosure Schedule, neither the Company nor any Company Subsidiary or Company Partnership has received any notices of material violations of any federal, state and local laws, regulations and ordinances relating to its business and operations, including, without limitation, the Occupational Safety and Health Act, the Americans with Disabilities Act, the applicable Medicare or Medicaid statutes and regulations and any Environmental Laws, and no notice of any pending inspection or violation of any such law, regulation or ordinance has been received by the Company or any Company Subsidiary or any Company Partnership which, if it were determined that a violation had occurred, would have a material adverse effect on the Company.

     3.16. Regulatory Approvals. Except as disclosed in the Company Documents or in Schedule 3.16 to the Company Disclosure Schedule, the Company and each Company Subsidiary or Company Partnership, as applicable, holds all licenses, certificates of need and other regulatory approvals required or necessary to be applied for or obtained in connection with its business as presently conducted or as proposed to be conducted, except where the failure to obtain or hold such license, certificate of need or regulatory approval would not have a material adverse effect on the Company. All such licenses, certificates of need and other regulatory approvals related to the business, operations and facilities of the Company and each Company Subsidiary or Company Partnership are in full force and effect, except where any failure of such license, certificate of need or regulatory approval to be in full force and effect would not have a material adverse effect on the Company. Any and all past litigation concerning such licenses, certificates of need and regulatory approvals, and all claims and causes of action raised therein, has been finally adjudicated. No such license, certificate of need or regulatory approval has been revoked, conditioned (except as may be customary) or restricted, and no action (equitable, legal or administrative), arbitration or other process is pending, or to the best knowledge of the Company, threatened, which in any way challenges the validity of, or seeks to revoke, condition or restrict any such license, certificate of need, or regulatory approval. Subject to compliance with applicable securities laws and the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended ("HSR Act"), the consummation of the Merger will not violate any law or restriction to which the Company is subject which, if violated, would have a material adverse effect on the Company.

     3.17. Brokers. Except for fees payable to Morgan Stanley & Co. Incorporated and McFarland Dewey & Co. pursuant to their respective engagement letters, dated January 15, 1997 and January 17, 1997, there are no valid claims for brokerage commissions or finder's or similar fees in connection with the transactions contemplated by this Agreement which may be now or hereafter asserted against the Parent or the Company or any subsidiary or other controlled entity of the Parent or the Company resulting from any action taken by the Company or its officers, directors or agents, or any of them.

     3.18. Vote Required. The affirmative vote of the holders of a majority of the outstanding Company Shares entitled to vote thereon is the only vote of the holders of any class or series of the Company capital stock necessary for the Company to approve this Agreement, the Merger and the transactions contemplated thereby.

     3.19. Pooling Matters. To the best knowledge of the Company, neither the Company nor any of its affiliates has taken or agreed to take any action that (without giving effect to any actions taken or agreed to be taken by the Parent or any of its affiliates) would prevent the Parent from accounting for the business combination to be effected by the Merger as a pooling of interests for financial reporting purposes.

     3.20. No Untrue Representations. No representation or warranty by the Company in this Agreement, and no Schedule or certificate issued by the Company and furnished or to be furnished to the Parent pursuant hereto, or in connection with the transactions contemplated hereby, contains or will contain any untrue statement of a material fact, or omits or will omit to state a material fact necessary to make the statements or facts contained therein not misleading in light of all of the circumstances then prevailing.

SECTION 4. REPRESENTATIONS AND WARRANTIES OF THE PARENT AND THE SUBSIDIARY RELATED TO THE SUBSIDIARY

     The Subsidiary and the Parent, jointly and severally, hereby represent and warrant to the Company as follows:

     4.1. Organization, Existence, Good Standing and Capitalization of the Subsidiary. The Subsidiary is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. The Subsidiary's authorized capital consists of 1,000 shares of Common Stock, par value $.01 per share, all of which shares are issued and registered in the name of and owned by the Parent. The Subsidiary has not, within the two years immediately preceding the date of this Agreement, owned, directly or indirectly, any Company Shares.

     4.2. Power and Authority; Non-Contravention.


          (a) The Subsidiary has all necessary corporate power and authority to execute, deliver and perform this Agreement and all agreements and other documents executed and delivered, or to be executed and delivered, by it pursuant to this Agreement, and, subject to the satisfaction of the conditions precedent set forth herein, has taken all actions required by law, its Certificate of Incorporation, its Bylaws or otherwise, to authorize the execution and delivery of this Agreement and such related documents. The Agreement has been duly and validly executed and delivered by the Subsidiary and, assuming the due authorization, execution and delivery by the Company, constitutes the legal, valid and binding obligation of the Subsidiary in accordance with its terms.



          (b) The execution and delivery of this Agreement does not and, subject to the receipt of required regulatory approvals and any other required third-party consents or approvals, the consummation of the Merger contemplated hereby will not, violate any provisions of the Certificate of Incorporation or Bylaws of the Subsidiary, or any agreement, instrument, order, judgment or decree to which the Subsidiary is a party or by which it is bound, violate any restrictions of any kind to which the Subsidiary is subject, or result in the creation of any lien, charge or encumbrance upon any of the property or assets of the Subsidiary.


     4.3. Brokers. There are no claims for brokerage commissions, investment bankers' fees or finder's fees in connection with the transaction contemplated by this Agreement resulting from any action taken by the Subsidiary or any of its officers, directors or agents.

     4.4. No Subsidiaries. The Subsidiary does not own stock in, and does not control directly or indirectly, any other corporation, association or business organization. The Subsidiary is not a party to any joint venture or partnership.

     4.5. Legal Proceedings. There are no actions, suits or proceedings pending or threatened against the Subsidiary, at law or in equity, relating to or affecting the Subsidiary, including the Merger. The Subsidiary does not know or have any reasonable grounds to know of any justification for any such action, suit or proceeding.

     4.6. No Contracts or Liabilities. The Subsidiary was formed solely for the purpose of engaging in the transactions contemplated hereby, has engaged in no other business activities and has conducted its operations only as contemplated hereby. Other than the obligations created under this Agreement, the Subsidiary has no obligations or liabilities (contingent or otherwise) under any contracts, claims, leases, loans or otherwise.

SECTION 5.  REPRESENTATIONS AND WARRANTIES OF THE PARENT

     The Parent hereby represents and warrants to the Company as follows:

     5.1. Organization, Existence and Good Standing of the Parent. The Parent is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. The Parent has all necessary corporate power to own its properties and assets and to carry on its business as presently conducted. The Parent is not, and has not been within the two years immediately preceding the date of this Agreement, a subsidiary or division of another corporation, nor has the Parent within such time owned, directly or indirectly, any of the Company Shares.

     5.2. Subsidiaries and Affiliated Entities.

          (a) Attached as Schedule 5.2 to the Parent Disclosure Schedule delivered to the Company by the Parent at the time of the execution and delivery of this Agreement (the "Parent Disclosure Schedule") is a list of all subsidiaries of the Parent (individually, a "Parent Subsidiary," and collectively, the "Parent Subsidiaries") and their states of incorporation and all professional corporations or professional associations of which the Parent has control and their states of incorporation. Except as set forth in Schedule 5.2 to the Parent Disclosure Schedule, the Parent does not own stock in and does not control, directly or indirectly, any other corporation, association, partnership or business organization.

          (b) Also disclosed in Schedule 5.2 to the Parent Disclosure Schedule is a list of all general or limited partnerships in which a general partner is the Parent, a Parent Subsidiary or another partnership controlled by the Parent (individually a "Parent Partnership" and collectively, the "Parent Partnerships"), and all limited liability companies in which the Parent, or a Parent Subsidiary or a Parent Partnership is a member (individually, a "Parent LLC," the Parent Partnerships and the Parent LLCs being collectively called the "Other Parent Entities"), and their states of organization.

          (c) Except as set forth in Schedule 5.2 to the Parent Disclosure Schedule, neither the Parent nor any Parent Subsidiary owns an equity interest in, nor does such entity control, directly or indirectly, any other joint venture or partnership.

          (d) Although the financial results of the medical groups affiliated with the Parent physician practice management business are consolidated for accounting purposes on the Parent Balance Sheet, the terms "Parent Subsidiary" and "Other Parent Entity" do not include any affiliated medical groups.

          (e) For the purposes of the representations and warranties of the Parent set forth in this Agreement, any act, event, development or state of facts affecting or otherwise relating to any professional corporation or professional association of which the Parent has, directly or indirectly, control or with which the Parent, any Parent Subsidiary or Other Parent Entity has a long-term management contract, which act, event, development or state of facts has or could reasonably be expected to adversely affect the Parent, any Parent Subsidiary or Other Parent Entity, shall be deemed an act, event, development or state of facts affecting or relating to the Parent, any Parent Subsidiary or Other Parent Entity, as the case may be, to the extent of such adverse effect.

     5.3. Organization, Existence and Good Standing of Parent Subsidiaries and Other Parent Entities.

          (a) Each Parent Subsidiary is a corporation duly organized, validly existing and in good standing under the laws of its respective state of incorporation. Each Parent Subsidiary has all necessary corporate power to own its properties and assets and to carry on its business as presently conducted.

          (b) Each Parent Partnership that is a limited partnership is validly formed, each Parent Partnership that is a general partnership has been duly organized, and each Parent Partnership is in good standing under the laws of its respective state of organization. Each Parent Partnership has all necessary power to own its property and assets and to carry on its business as presently conducted.

          (c) Each Parent LLC is a limited liability company validly formed and in good standing under the laws of its respective state of organization. Each Parent LLC has all necessary power to own its property and assets and to carry on its business as presently conducted.

     5.4. Foreign Qualifications. The Parent, each Parent Subsidiary and each Other Parent Entity that is not a general partnership is qualified to do business as a foreign corporation, foreign limited partnership or foreign limited liability company, as the case may be, and is in good standing in each jurisdiction where the nature or character of the property owned, leased or operated by it or the nature of the business transacted by it makes such qualification necessary, except where the failure to so qualify would not have a material adverse effect on the Parent.

     5.5. Capitalization. The Parent's authorized capital stock consists of 400,000,000 shares of Common Stock, par value $.001 per share, of which 166,684,478 shares were issued and outstanding as of the close of business on January 17, 1997, and no shares are held in treasury, and 9,500,000 shares of Preferred Stock, par value $.001 per share, of which no shares are issued and outstanding, and no shares are held in treasury, and 500,000 shares of Parent Series C Preferred Stock reserved for issuance upon the exercise of the Parent Rights, of which no shares are issued and outstanding and no shares are held in treasury. All of the issued and outstanding shares of the Parent Common Stock have been duly and validly issued and are fully paid and nonassessable. Except as disclosed in the Parent Documents (as herein defined), and except as described in Schedule 5.5 to the Parent Disclosure Schedule, there are no options, warrants or similar rights granted by the Parent or any other agreements to which the Parent is a party providing for the issuance or sale by it of any additional securities. There is no liability for dividends declared or accumulated but unpaid with respect to any shares of the Parent Common Stock. There are no obligations, contingent or otherwise, of the Parent or any Parent Subsidiary or Other Parent Entity to repurchase, redeem or otherwise acquire any shares of Parent Common Stock or the capital stock of or other equity interest in any Parent Subsidiary or Other Parent Entity.

     5.6. Parent Common Stock. On the Closing Date, the Parent will have a sufficient number of authorized but unissued and/or treasury shares of its Common Stock available for issuance to the holders of the Company Shares in accordance with the provisions of this Agreement. The Parent Common Stock to be issued pursuant to this Agreement will, when so delivered, be (i) duly and validly issued, fully paid and nonassessable, and (ii) listed on the NYSE, upon official notice of issuance.

     5.7. Power and Authority; Non-Contravention.


          (a) Subject to the satisfaction of the conditions precedent set forth herein, the Parent has all necessary corporate power and authority to execute, deliver and perform this Agreement and all agreements and other documents executed and delivered, or to be executed and delivered, by it pursuant to this Agreement, and, subject to the satisfaction of the conditions precedent set forth herein has taken all actions required by law, its Certificate of Incorporation, its Bylaws or otherwise, to authorize the execution and delivery of this Agreement and such related documents. This Agreement has been duly and validly executed and delivered by the Parent and, assuming the due authorization, execution and delivery by the Company, constitutes the legal, valid and binding obligation of the Parent enforceable against the Parent in accordance with its terms.



          (b) The execution and delivery of this Agreement does not and, subject to the receipt of required stockholder and regulatory approvals and any other required third-party consents or approvals, the consummation of the Merger contemplated hereby will not, violate any provisions of the Certificate of Incorporation or Bylaws of the Parent, or any provision of, or result in the acceleration of any obligation under, any mortgage, lien, lease, agreement, instrument, order, arbitration award, judgment or decree to which the Parent, any Parent Subsidiary or Other Parent Entity is a party or by which it is bound, or violate any restrictions of any kind to which the Parent is subject which, if violated or accelerated, would have a material adverse effect on the Parent.


     5.8. Parent Public Information. The Parent has heretofore made available to the Company a true and complete copy of each report, schedule, registration statement and definitive proxy statement filed by it or its predecessors, MedPartners, Inc. and MedPartners/Mullikin Inc., with the SEC (as any such documents have since the time of their original filing been amended, the "Parent Documents") since January 1, 1995, which are all the documents (other than preliminary material) that it was required to file with the SEC since such date. As of their respective dates, the Parent Documents did not contain any untrue statements of material facts or omit to state material facts required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. As of their respective dates, the Parent Documents complied in all material respects with the applicable requirements of the Securities Act and the Exchange Act, and the rules and regulations promulgated under such statutes. The financial statements contained in the Parent Documents, together with the notes thereto, have been prepared in accordance with generally accepted accounting principles consistently followed throughout the periods indicated (except as may be indicated in the notes thereto, or, in the case of the unaudited financial statements, as permitted by Form 10-Q), reflect all known liabilities of the Parent, fixed or contingent, required to be stated therein, and present fairly the financial condition of the Parent at said dates and the consolidated results of operations and cash flows of the Parent for the periods then ended. The consolidated balance sheet of the Parent at September 30,1996, included in the Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 1996 of the Parent is herein sometimes referred to as the "Parent Balance Sheet."

     5.9. Contracts, etc.

          (a) All material contracts, leases, agreements and arrangements to which the Parent or any of the Parent Subsidiaries or Other Parent Entities is a party (collectively, the "Parent Material Contracts") are legally valid and binding in accordance with their terms and in full force and effect. To the knowledge of the Parent, all parties to the Parent Material Contracts have complied with the provisions of such Contracts, and to the knowledge of the Parent, no party is in default thereunder, and no event has occurred which, but for the passage of time or the giving of notice or both, would constitute a default thereunder, except, in each case, where the noncompliance with or invalidity of the Parent Material Contract or the default or breach thereunder or thereof would not, individually or in the aggregate, have a material adverse effect on the Parent.

          (b) Except as set forth in Schedule 5.9 to the Parent Disclosure Schedule, no Parent Material Contract will by its terms, terminate as a result of the transactions contemplated hereby or require any consent from any obligor thereto in order to remain in full force and effect immediately after the Effective Time, except for such Parent Material Contracts which, if terminated, would not have a material adverse effect on the Parent.

     5.10. Legal Proceedings. Except as listed in Schedule 5.10 to the Parent Disclosure Schedule, there are no actions, suits or proceedings pending or, to the knowledge of the Parent, threatened against the Parent, any Parent Subsidiary or Other Parent Entity at law or in equity, relating to or affecting the Parent, any Parent Subsidiary or any Other Parent Entity, including the Merger, which individually or in the aggregate, could reasonably be expected to have a material adverse effect on the Parent, or a material adverse effect on the ability of the Parent to consummate the transactions contemplated hereby.

     5.11. Subsequent Events. Except as set forth on Schedule 5.11 to the Parent Disclosure Schedule, the Parent (including the Parent Subsidiaries and the Other Parent Entities) has not, since the date of the Parent Balance Sheet:

          (a) Incurred any material adverse change.

          (b) Discharged or satisfied any material lien or encumbrance, or paid or satisfied any material obligation or liability (absolute, accrued, contingent or otherwise) which discharge or satisfaction would have a material adverse effect on the Parent, other than (i) liabilities shown or reflected on the Parent Balance Sheet or (ii) liabilities incurred since the date of the Parent Balance Sheet in the ordinary course of business.

          (c) Incurred any funded Indebtedness or increased or established any reserve for taxes or any other liability on its books or otherwise provided therefor which would have a material adverse effect on the Parent, except as may have been required due to income or operations of the Parent since the date of the Parent Balance Sheet.

          (d) Mortgaged, pledged or subjected to any lien, charge or other encumbrance any of the assets, tangible or intangible, which assets are material to the consolidated business or financial condition of the Parent.

          (e) Sold or transferred any of the assets material to the consolidated business of the Parent, canceled any material debts or claims or waived any material rights, except in the ordinary course of business.

          (f) Except for annual increases in the base rates of compensation and bonuses of officers and employees in the ordinary course of business, granted any general or uniform increase in the rates of pay of employees or any material increase in salary payable or to become payable by the Parent to any officer or employee, consultant or agent (other than normal merit increases), or by means of any bonus or pension plan, contract or other commitment, increased in a material respect the compensation of any officer, employee, consultant or agent.

          (g) Except for this Agreement and any other agreement executed and delivered pursuant to this Agreement, entered into any material transaction other than in the ordinary course of business or permitted under other Sections of this Agreement.

          (h) Issued any stock, bonds or other securities or any options or rights to purchase any of its securities (other than stock issued upon the exercise of outstanding options under the Parent's stock option plans).

          (i) Declared, set aside or paid any dividend or made any other distribution or payment with respect to any shares of its capital stock or directly or indirectly redeemed, purchased or otherwise acquired any shares of its capital stock or the capital stock or equity interests of any Parent Subsidiary or Other Parent Entity.

          (j) Changed in any material respect the accounting methods or practices followed by the Company, including any material change in any assumption underlying, or method of calculating any bad debt, contingency or other reserve, except as may be required by changes in generally accepted accounting principles.

     5.12. Accounts Receivable.

          (a) Since the date of the Parent Balance Sheet, the Parent has not changed any principle or practice with respect to the recordation of accounts receivable or the calculation of reserves therefor, or any material collection, discount or write-off policy or procedure, except as may be required by changes in generally accepted accounting principles.

          (b) The Parent (including the Parent Subsidiaries and the Other Parent Entities) is in compliance with the terms and conditions of all third-party payor arrangements relating to its accounts receivable, except to the extent that such noncompliance would not have a material adverse effect on the Parent. Without limiting the generality of the foregoing, neither the Parent nor any Parent Subsidiary or Other Parent Entity has received notice from any governmental authority alleging that the Parent or any Parent Subsidiary is in violation of any Medicare and Medicaid provider agreements to which it is a party, which violation would have a material adverse effect on the Parent.

     5.13. Tax Returns. The Parent has filed all tax returns required to be filed by it or requests for extensions to file such returns or reports have been timely filed and granted and have not expired, except to the extent that such failures to file, taken together, do not have a material adverse effect on the Parent. The Parent has made all payments shown as due on such returns.

     5.14. Compliance with Laws. Neither the Parent nor any Parent Subsidiary or Other Parent Entity has received any notices of material violations of any federal, state and local laws, regulations and ordinances relating to its business and operations, including, without limitation, the Occupational Safety and Health Act, the Americans with Disabilities Act, Medicare or applicable Medicaid statutes and regulations and any Environmental Laws, and no notice of any pending inspection or violation of any such law, regulation or ordinance has been received by the Parent or any Parent Subsidiary or Other Parent Entity which, if it were determined that a violation had occurred, would have a material adverse effect on the Parent.

     5.15. Regulatory Approvals. Except as disclosed in the Parent Documents or in Schedule 5.15 to the Parent Disclosure Schedule, the Parent and each Parent Subsidiary or Other Parent Entity, as applicable, holds all licenses, certificates of need and other regulatory approvals required or necessary to be applied for or obtained in connection with its business as presently conducted or as proposed to be conducted, except where the failure to obtain or hold such license, certificate of need or regulatory approval would not have a material adverse effect on the Parent. All such licenses, certificates of need and other regulatory approvals relating to the business, operations and facilities of the Parent and each Parent Subsidiary or Other Parent Entity are in full force and effect, except where any failure of such license, certificate of need or regulatory approval to be in full force and effect would not have a material adverse effect on the Parent. Any and all past litigation concerning such licenses, certificates of need and regulatory approvals, and all claims and causes of action raised therein, have been finally adjudicated. No such license, certificate of need or regulatory approval has been revoked, conditioned (except as may be customary) or restricted, and no action (equitable, legal or administrative), arbitration or other process is pending, or to the best knowledge of the Parent, threatened, which in any way challenges the validity of, or seeks to revoke, condition or restrict any such license, certificate of need, or regulatory approval. Subject to compliance with applicable securities laws and the HSR Act, the consummation of the Merger will not violate any law or restriction to which the Parent is subject which, if violated, would have a material adverse effect on the Parent.

     5.16. Investment Intent. The Parent is acquiring the Company Shares hereunder for its own account and not with a view to the distribution or sale thereof, and the Parent has no understanding, agreement or arrangement to sell, distribute, partition or otherwise transfer or assign all or any part of the Company Shares to any other person, firm or corporation.

     5.17. Brokers. Except for the fee payable to Smith Barney Inc. pursuant to the engagement letter, dated November 8, 1996, there are no valid claims for brokerage commissions, finder's fees or similar fees in connection with the transactions contemplated by this Agreement which may be now or hereafter asserted against the Parent or the Company or any subsidiary or other controlled entity of the Parent or the Company resulting from any action taken by the Parent or any of its officers, directors or agents or any of them.

     5.18. No Stockholder Vote Required. No vote is required of the holders of the outstanding capital stock of the Parent to approve this Agreement, the Merger and the transactions contemplated hereby.

     5.19. Pooling Matters. To the best knowledge of the Parent, neither the Parent nor any of its affiliates has taken or agreed to take any action that (without giving effect to any actions taken or agreed to be taken by the Company or any of its affiliates) would prevent the Company from accounting for the business combination to be effected by the Merger as a pooling of interests for financial reporting purposes.

     5.20. No Untrue Representations. No representation or warranty by the Parent in this Agreement, and no Schedule or certificate issued by the Parent and furnished or to be furnished to the Parent pursuant hereto, or in connection with the transactions contemplated hereby, contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact necessary to make the statements or facts contained therein not misleading in light of all of the circumstances then prevailing.

SECTION 6.  ACCESS TO INFORMATION AND DOCUMENTS

     6.1. Access to Information.

          (a) Between the date hereof and the Closing Date, each of the Company and the Parent will give to the other party and its counsel, accountants and other representatives reasonable access to all the properties, documents, contracts, personnel files and other records of such party and shall furnish the other party with copies of such documents and with such information with respect to the affairs of such party as the other party may from time to time reasonably request. Each party will disclose and make available to the other party and its representatives all books, contracts, accounts, personnel records, letters of intent, papers, records, communications with regulatory authorities and other documents relating to the business and operations of such party. In addition, the Company shall make available to the Parent all such banking, investment and financial information as shall be necessary to allow for the efficient integration of the Company's banking, investment and financial arrangements with those of the Parent at the Effective Time.

          (b) The Company hereby agrees to provide the Parent with such information and documentation as the lenders under the Revolving Credit and Reimbursement Agreement, dated as of September 5, 1996, between the Parent and NationsBank National Association (South), as agent for the lenders named therein, shall reasonably request in connection with their review of the Merger.

     6.2. Return of Records. If the transactions contemplated hereby are not consummated and this Agreement terminates, each party agrees to promptly return all documents, contracts, records or properties of the other party and all copies thereof furnished pursuant to this Section 6 or otherwise. All information disclosed by any party or any affiliate or representative of any party shall be deemed to be "Evaluation Material" under the terms of the Confidentiality Agreement, dated September 18, 1996, between the Company and the Parent (the "Confidentiality Agreement").

     6.3. Effect of Access.

          (a) Nothing contained in this Section 6 shall be deemed to create any duty or responsibility on the part of either party to investigate or evaluate the value, validity or enforceability of any contract, lease or other asset included in the assets of the other party.

          (b) With respect to matters as to which any party has made express representations or warranties herein, the parties shall be entitled to rely upon such express representations and warranties irrespective of any investigations made by such parties, except to the extent that such investigations result in actual knowledge of the inaccuracy or falsehood of particular representations and warranties.

SECTION 7.  COVENANTS

     7.1. Preservation of Business. Except as contemplated by this Agreement, each of the Company and the Parent will use its reasonable best efforts to preserve its business organization intact, to keep available to the Parent and the Surviving Corporation the services of their present employees, and to preserve for the Parent and the Surviving Corporation the goodwill of the suppliers, customers and others having business relations with them and their respective subsidiaries.

     7.2. Material Transactions. Except as contemplated by this Agreement, prior to the Effective Time, neither the Company nor any Company Subsidiary nor Company Partnership will (other than as required pursuant to the terms of this Agreement and the related documents), without first obtaining the written consent of the Parent:

          (a) Encumber any asset or enter into any transaction or make any contract or commitment relating to the properties, assets and business of the Company or the Company Subsidiaries or the Company Partnerships, other than in the ordinary course of business or as otherwise disclosed herein.

          (b) Enter into any employment contract or similar agreement in which the cash compensation is in excess of $100,000 per annum, or the term is greater than one year, which is not terminable upon notice of 90 days or less, at will, and without penalty to the Company or such Company Subsidiary or Company Partnership, other than physician contracts entered into in the ordinary course of business.

          (c) Enter into any contract or agreement (i) which cannot be performed within three months or less, or (ii) which involves the expenditure of over $1,000,000, other than in the ordinary course of business.

          (d) Issue or sell, or agree to issue or sell, any shares of capital stock or other securities of the Company or such Company Subsidiary or Company Partnership, except upon exercise of currently outstanding stock options.

          (e) Make any payment or distribution to the trustee under any bonus, pension, profit-sharing or retirement plan or incur any obligation to make any such payment or contribution which is not in accordance with the Company's usual past practice, or make any payment or contributions or incur any obligation pursuant to or in respect of any other plan or contract or arrangement providing for bonuses, executive incentive compensation, pensions, deferred compensation, retirement payments, profit-sharing or the like, establish or enter into any such plan, contract or arrangement, or terminate any plan.

          (f) Extend credit to anyone, except in the ordinary course of business consistent with prior practices.

          (g) Guarantee the obligation of any person, firm or corporation, except in the ordinary course of business consistent with prior practices.


          (h) Amend its Certificate or Articles of Incorporation or Bylaws.


          (i) Take any action of a character described in Section 3.11(a) to 3.11(j), inclusive.


     7.3. Meeting of Stockholders. The Company will take all steps necessary in accordance with its Certificate of Incorporation and Bylaws to call, give notice of, convene and hold meetings of its stockholders (the "Stockholder Meeting") as soon as practicable after the effectiveness of the Registration Statement (as defined in Section 7.4 hereof), for the purpose of approving and adopting this Agreement and the transactions contemplated hereby and for such other purposes as may be necessary. Unless this Agreement shall have been validly terminated as provided herein, the Board of Directors of the Company (subject to the provisions of Section 8.1(d) hereof) will (i) recommend to its stockholders the approval and adoption of this Agreement, the transactions contemplated hereby and any other matters to be submitted to the stockholders in connection therewith, to the extent that such approval is required by applicable law in order to consummate the Merger, and (ii) use its reasonable, good faith efforts to obtain the approval by its stockholders of this Agreement and the transactions contemplated hereby.


     7.4. Registration Statement.

          (a) The Parent shall prepare and file with the SEC and any other applicable regulatory bodies, as soon as reasonably practicable, a Registration Statement on Form S-4 with respect to the shares of the Parent Common Stock to be issued in the Merger (the "Registration Statement"), and will otherwise proceed promptly to satisfy the requirements of the Securities Act, including Rule 145 thereunder. Such Registration Statement shall contain a proxy statement of the Company containing the information required by the Exchange Act (the "Proxy Statement"). The Parent shall use its reasonable best efforts to cause the Registration Statement to be declared effective and to maintain such effectiveness until all of the shares of the Parent Common Stock covered thereby have been distributed. The Parent shall promptly amend or supplement the Registration Statement to the extent necessary in order to make the statements therein not misleading or to correct any statements which have become false or misleading. The Parent shall use its reasonable best efforts to have the Proxy Statement approved by the SEC under the provisions of the Exchange Act. The Parent shall provide the Company with copies of all filings made pursuant to this
     Section 7.4 and shall consult with the Company on responses to any comments made by the Staff of the SEC with respect thereto.

          (b) The information specifically designated as being supplied by the Company for inclusion or incorporation by reference in the Registration Statement shall not, at the time the Registration Statement is declared effective, at the time the Proxy Statement is first mailed to holders of the Company Common Stock, at the time of the Stockholder Meeting and at the Effective Time, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, not misleading. The information specifically designated as being supplied by the Company for inclusion or incorporation by reference in the Proxy Statement shall not, at the date the Proxy Statement (or any amendment thereof or supplement thereto) is first mailed to holders of the Company Common Stock, at the time of the Stockholder Meeting and at the Effective Time, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading. If at any time prior to the Effective Time, any event or circumstance relating to the Company, or its officers or directors, should be discovered by the Company which should be set forth in an amendment to the Registration Statement or a supplement to the Proxy Statement, the Company shall promptly inform the Parent. All documents, if any, that the Company is responsible for filing with the SEC in connection with the transactions contemplated hereby will comply as to form and substance in all material respects with the applicable requirements of the Securities Act and the rules and regulations thereunder and the Exchange Act and the rules and regulations thereunder.

          (c) The information specifically designated as being supplied by the Parent for inclusion or incorporation by reference in the Registration Statement shall not, at the time the Registration Statement is declared effective, at the time the Proxy Statement is first mailed to holders of the Company Common Stock, at the time of the Stockholder Meeting and at the Effective Time, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, not misleading. The information specifically designated as being supplied by the Parent for inclusion or incorporation by reference in the Proxy Statement in connection with the Stockholder Meeting shall not, at the date the Proxy Statement (or any amendment thereof or supplement thereto) is first mailed to holders of the Company Common Stock, at the time of the Stockholder Meeting or at the Effective Time, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, not misleading. If at any time prior to the Effective Time any event or circumstance relating to the Parent or its officers or Directors, should be discovered by the Parent which should be set forth in an amendment to the Registration Statement or a supplement to the Proxy Statement, the Parent shall promptly inform the Company and shall promptly file such amendment to the Registration Statement. All documents that the Parent is responsible for filing with the SEC in connection with the transactions contemplated herein will comply as to form and substance in all material respects with the applicable requirements of the Securities Act and the rules and regulations thereunder and the Exchange Act and the rules and regulations thereunder.

          (d) Prior to the Closing Date, the Parent shall use its reasonable best efforts to cause the shares of Parent Common Stock to be issued pursuant to the Merger to be registered or qualified under all applicable securities or Blue Sky laws of each of the states and territories of the Untied States, and to take any other actions which may be necessary to enable the Common Stock to be issued pursuant to the Merger to be distributed in each such jurisdiction.

          (e) Prior to the Closing Date, the Parent shall file a Subsequent Listing Application with the NYSE relating to the shares of the Parent Common Stock to be issued in connection with the Merger, and shall cause such shares of the Parent Common Stock to be listed on the NYSE, upon official notice of issuance, prior to the Closing Date.

          (f) The Company shall furnish all information to the Parent with respect to the Company and the Company Subsidiaries as the Parent may reasonably request for inclusion in the Registration Statement, the Proxy Statement and shall otherwise cooperate with the Parent in the preparation and filing of such documents.

     7.5. Exemption from State Takeover Laws. The Company shall take all reasonable steps necessary to exempt the Merger from the requirements of any state takeover statute or other similar state law which would prevent or impede the consummation of the transactions contemplated hereby, by action of the Company's Board of Directors or otherwise.

     7.6. HSR Act Compliance. The Parent and the Company shall promptly make their respective filings, and shall thereafter use their reasonable best efforts to promptly make any required submissions, under the HSR Act with respect to the Merger and the transactions contemplated hereby. The Parent and the Company will use their respective reasonable best efforts to obtain all other permits, authorizations, consents and approvals from third parties and governmental authorities necessary to consummate the Merger and the transactions contemplated hereby.

     7.7. Public Disclosures. The Parent and the Company will consult with each other before issuing any press release or otherwise making any public statement with respect to the transactions contemplated by this

Agreement, and shall not issue any such press release or make any such public statement prior to such consultation except as may be required by applicable law or requirements of the NYSE or Nasdaq. The parties shall issue a joint press release, mutually acceptable to the Parent and the Company, promptly upon execution and delivery of this Agreement.

     7.8. No Solicitations. The Company may, directly or indirectly, furnish information and access, in response to unsolicited requests therefor, to the same extent permitted by Section 6.1, to any corporation, partnership, person or other entity or group, pursuant to appropriate confidentiality agreements, and may participate in discussions and negotiate with such corporation, partnership, person or other entity or group concerning any proposal to acquire all or any significant portion of the equity securities of the Company or of the assets of the Company and the Company Subsidiaries and Company Partnerships upon a merger, purchase of assets, purchase of or tender offer for shares of its Common Stock or similar transaction (an "Acquisition Transaction"), if the Board of Directors of the Company determines in its good faith judgment in the exercise of its fiduciary duties or the exercise of its duties under Rule 14e-2 under the Exchange Act, after consultation with legal counsel and its financial advisors, that such action is appropriate in furtherance of the best interest of its stockholders. Except as set forth above, the Company shall not, and will direct each officer, director, employee, representative and agent of such party not to, directly or indirectly, encourage, solicit, participate in or initiate discussions or negotiations with or provide any information to any corporation, partnership, person or other entity or group (other than the Parent or an affiliate or associate or agent of the Parent, respectively) concerning any merger, sale of assets, sale of or tender offer for its shares or similar transactions involving all or any significant portion of the equity securities of the Company or of the assets of the Company and the Company Subsidiaries and Company Partnerships. The Company shall promptly notify the Parent if it shall, on or after the date hereof, have entered into a confidentiality agreement with any third party in response to any unsolicited request for information and access in connection with a possible Acquisition Transaction, such notification to include the identity of such third party and the proposed terms of such possible Acquisition Transaction. In addition, the Company shall notify the Parent within one day of determining to provide information to any corporation, partnership, person or other entity or group in connection with any possible Acquisition Transaction.

     7.9. Other Actions. Subject to the provisions of Section 7.8 hereof, none of the Company, the Parent and the Subsidiary shall knowingly or intentionally take any action, or omit to take any action, if such action or omission would, or reasonably might be expected to, result in any of its representations and warranties set forth herein being or becoming untrue in any material respect, or in any of the conditions to the Merger set forth in this Agreement not being satisfied, or (unless such action is required by applicable law) which would materially adversely affect the ability of the Company or the Parent to obtain any consents or approvals required for the consummation of the Merger without imposition of a condition or restriction which would have material adverse effect on the Surviving Corporation or which would otherwise materially impair the ability of the Company or the Parent to consummate the Merger in accordance with the terms of this Agreement or materially delay such consummation.

     7.10. Accounting Methods. Neither the Parent nor the Company shall change, in any material respect, its methods of accounting in effect at its most recent fiscal year end, except as required by changes in generally accepted accounting principles as concurred by such parties' independent accountants.

     7.11. Pooling and Tax-Free Reorganization Treatment. Neither the Parent nor the Company shall intentionally take or cause to be taken any action, whether on or before the Effective Time, which would disqualify the Merger as a "pooling of interests" for accounting purposes or as a "reorganization" within the meaning of Section 368(a) of the Code.

     7.12. Affiliate and Pooling Agreements. The Parent and the Company will each use their respective reasonable best efforts to causes each of their respective directors and executive officers and each of their respective "affiliates" (within the meaning of Rule 145 under the Securities Act) to execute and deliver to the Parent as soon as practicable an agreement in the form attached hereto as Exhibit 7.12 relating to the disposition of shares of the Company Common Stock and shares of the Parent Common Stock held by such person and the shares of the Parent Common Stock issuable pursuant to this Agreement.

     7.13. Cooperation.

          (a) The Parent and the Company shall together, or pursuant to an allocation of responsibility agreed to between them, (i) cooperate with one another in determining whether any filings required to be made or consents required to be obtained in any jurisdiction prior to the Effective Time in connection with the consummation of the transactions contemplated hereby and cooperate in making any such filings promptly and in seeking to obtain timely any such consents, (ii) use their respective best efforts to cause to be lifted any injunction prohibiting the Merger, or any part thereof, or the other transactions contemplated hereby, and (iii) furnish to one another and to one another's counsel all such information as may be required to effect the foregoing actions.

          (b) Subject to the terms and conditions herein provided, and unless this Agreement shall have been validly terminated as provided herein, each of the Parent and the Company shall use all reasonable efforts (i) to take, or cause to be taken, all actions necessary to comply promptly with all legal requirements which may be imposed on such party (or any subsidiaries or affiliates of such party) with respect to the Agreement and to consummate the transactions contemplated hereby, subject, in the case of the Company, to the vote of its stockholders described above, and (ii) to obtain (and to cooperate with the other party to obtain) any consent, authorization, order or approval of, or any exemption by, any governmental entity which is required to be obtained or made by such party or any of its subsidiaries or affiliates in connection with this Agreement and the transactions contemplated hereby. Each of the Parent and the Company will promptly cooperate with and furnish information to the other in connection with any such burden suffered by, or requirement imposed upon, either of then or any of their subsidiaries or affiliates in connection with the foregoing.

     7.14. Company Stock Options.

          (a) As soon as reasonably practicable after the Effective Time, the Parent shall deliver to the holders of the Company stock options, appropriate notices setting forth such holders' rights pursuant to any stock option plans under which such Company stock options were issued and any stock option agreements evidencing such options which shall continue in full force and effect on the same terms and conditions (subject to the adjustments required by Section 2.1(d) or this Section 7.14 after giving effect to the Merger and the assumption of such options by the Parent as set forth herein) as in effect immediately prior to the Effective Time. The Parent shall comply with the terms of the stock option plans, and the stock option agreements as so adjusted, and shall use its reasonable best efforts to ensure, to the extent required by, and subject to the provisions of, such plans or agreements, that the Company stock options which qualified as incentive stock options prior to the Effective Time shall continue to qualify as incentive stock options after the Effective Time.

          (b) The Parent shall take all corporate action necessary to reserve for issuance a sufficient number of shares of the Parent Common Stock for delivery upon exercise of the Company stock options assumed by the Parent in accordance with Section 2.1(d). As soon as practicable after the Effective Time, the Parent shall file with the SEC a registration statement on Form S-8 with respect to shares of the Parent Common Stock subject to such assumed Company stock options and shall use its best efforts to maintain the effectiveness of a registration statement or registration statements covering such options (and maintain the current status of the prospectus or prospectuses contained therein) for so long as such the Company stock options remain outstanding. The Parent shall administer the plans assumed pursuant to Section 2.1(d) hereof in a manner that complies with Rule 16b-3 promulgated under the Exchange Act to the extent the applicable plan complied with such rule prior to the Merger.

          (c) Except to the extent otherwise agreed to by the parties, all restrictions or limitations on transfer and vesting with respect to the Company stock options awarded under any plan, program, or arrangement of the Company or any of its subsidiaries, to the extent that such restrictions or limitations shall not have already lapsed, shall remain in full force and effect with respect to such options after giving effect to the Merger and the assumption by the Parent as set forth above.

     7.15. Publication of Combined Results. The Parent agrees that after the end of the first full calendar month after the Effective Time, the Parent shall cause publication of the combined results of operations of the Parent and the Company in the First Quarterly Report on Form 10-Q which shall be filed after such period. For purposes of this Section 7.15, the term "publication" shall have the meaning provided in SEC Accounting Series Release No. 135.

     7.16. Tax Opinion Certificates. Each of the Parent and the Company agrees that it shall provide certificates containing reasonable representations to counsel for the Parent and the Company in connection with such counsels' rendering of their opinions as to the federal income tax consequences of the Merger provided for in Section 9 of this Agreement.

     7.17. Consents; Amendments, Etc.

          (a) The Parent, the Subsidiary and the Company shall use their reasonable best efforts, consistent with sound business judgment, to obtain all material consents, approvals and authorizations of third parties with respect to all material agreements to which such parties are parties, which consents, approvals and authorizations are required of such third parties by such documents, in form and substance acceptable to the Parent or the Company, as the case may be, except where the failure to obtain such consent, approval or authorization would not have a material adverse effect on the business of the Surviving Corporation.

          (b) The Parent, the Subsidiary and the Company shall use their best efforts to obtain, or obtain the transfer of, any licenses and other regulatory approvals necessary to allow the Surviving Corporation to operate the Company's business, unless the failure to obtain such transfer or approval would not have a material adverse effect on the Company.

     7.18. Compensation Plans. The Parent confirms that the consummation of the Merger constitutes a "Change in Control" or "Change of Control" of the Company for all purposes within the meaning of all the Company Plans and compensation plans or compensation agreements of the Company.

     7.19. Insurance; Indemnification; Benefits.

          (a) The Parent shall, or shall cause the Surviving Corporation to, maintain in effect for not less than three years after the Effective Time the Company's current policy of directors' and officers' liability insurance for the benefit of the individuals who, at or before the Effective Time, were directors or officers of the Company with respect to matters occurring prior to the Effective Time; provided, however, that (i) the Parent may substitute therefor policies of at least the same coverage containing terms and conditions which are no less advantageous to the covered officers and directors and (ii) the Parent shall not be required to pay an annual premium for such insurance in excess of two times the last annual premium paid prior to the date hereof, but in the event such premium shall exceed such amount shall purchase as much coverage as possible for such amount.


          (b) From and after the Effective Time, the Parent shall indemnify, defend and hold harmless the officers, directors and employees of the Company and the Company Subsidiaries who were such at any time prior to the Effective Time (the "Indemnified Parties") from and against all losses, expenses, claims, damages or liabilities arising out of the transactions contemplated by this Agreement to the fullest extent permitted or required under applicable law, provided, however that the requirement to advance expenses shall be limited to those instances in which the indemnified party undertakes to repay such amount if it shall ultimately be determined that he is not required to be indemnified under Section 145(c) of the DGCL. The Parent agrees that all rights to indemnification existing in favor of the directors, officers and employees of the Company and the Company Subsidiaries as provided in the Company's or the Company's Subsidiaries' Certificate of Incorporation or Bylaws, as applicable and as in effect as of the date hereof, with respect to matters occurring through the Effective Time, shall survive the Merger and shall continue in full force and effect from and after the Effective Time, and the Parent shall, and shall cause the Surviving Corporation to, indemnify and hold harmless such persons to the extent so provided. In the event of any actual or threatened claim, action, suit, proceeding or investigation in respect of any indemnifiable matter under this Section 7.19, (i) the Parent shall cause the Surviving

     Corporation to pay the reasonable fees and expenses of counsel selected by the Indemnified Party in advance of the final disposition of any such action to the fullest extent permitted by applicable law, upon receipt of any undertaking required by applicable law, and (ii) the Parent shall cause the Surviving Corporation to cooperate in the defense of any such matter.

          (c) The Parent covenants and agrees that, following the Effective Time, it will, or it will cause the Surviving Corporation to, (A) honor in accordance with their terms all benefits accrued or vested under the Company Plans as of the Effective Time, and (B) honor in accordance with their terms all contracts, arrangements, commitments, or understandings described in Schedule 3.14(b) to the Company Disclosure Schedule.

          (d) The provisions of this Section 7.19 and Sections 7.14 and 7.18 shall survive the Merger, and are intended to be for the benefit of, and shall be enforceable by, any officer, director, employee, trustee or agent of the Company (or any Company Subsidiary or Company Partnership), and such person's heirs or representatives, that is the subject of such Section as the case may be (the expenses, including reasonable attorneys' fees, that may be incurred thereby in enforcing such provisions to be paid by the Parent).

     7.20. Company Rights Agreement. The Company will amend, prior to the Effective Time, the Company Rights Agreement to the extent necessary to provide that the execution, delivery and performance of this Agreement and the transactions contemplated hereby will not (i) cause the Parent or any of its affiliates to become an Acquiring Person (as defined in the Company Rights Agreement), or (ii) otherwise affect the rights of the holders of Company Rights, including by causing such Company Rights to separate from the underlying shares or by giving such holders the right to acquire securities of any party hereto.

     7.21. Resignation of Company Directors. On or prior to the Closing Date, the Company shall deliver to the Parent evidence satisfactory to the Company of the resignations of Directors of the Company, such resignations to be effective immediately after the Effective Time.

     7.22. Notice of Subsequent Events. The Parent and the Company shall notify each other of any changes, additions or events occurring after the date hereof which would cause any material adverse change or material adverse effect with respect to the notifying party, promptly after obtaining knowledge of the same.


     7.23. Conduct of Business by Parent Pending the Merger. Prior to the Effective Time, unless the Company shall otherwise agree in writing or except as otherwise required by this Agreement, the Parent shall not, nor shall it permit any of the Parent Subsidiaries or Other Parent Entities to: (i) issue or sell, or agree to issue or sell, other than in an acquisition approved by the Parent's Board of Directors in accordance with the policies and procedures adopted by the Parent's Board of Directors for such acquisitions, any shares of capital stock or other securities (except for options granted under the Parent's existing stock option plans at an exercise price not less than the fair market value at the time of grant) of the Parent or such Parent Subsidiary or Other Parent Entity, except upon exercise of currently outstanding stock options or pursuant to stock purchase plans, or (ii) amend its Certificate of Incorporation or Articles of Incorporation, except to increase the authorized number of shares of capital stock of the Parent, or amend its Bylaws in any manner which would have a material adverse effect on the Merger. In addition, during the period from the date hereof to the Effective Time, the Subsidiary shall not engage in any activities of any nature except as provided in or contemplated by this Agreement.


     7.24. Restructuring the Merger. If the Company and the Parent mutually determine that a forward subsidiary merger would adversely affect the ability of the parties to consummate the Merger and that a reverse subsidiary merger would not, the Merger will be restructured in the form of a reverse subsidiary merger of the Subsidiary into the Company, with the Company being the Surviving Corporation. In such event, this Agreement shall be appropriately modified to reflect such form of merger.

     7.25. Tax Covenants Following the Effective Time. Following the Effective Time, the Parent shall not, and shall cause the Surviving Corporation not to, take any action following the Effective Time which could disqualify the Merger as a "reorganization" within the meaning of Section 368(a) of the Code.

SECTION 8.  TERMINATION, AMENDMENT AND WAIVER

     8.1. Termination. This Agreement may be terminated at any time prior to the Effective Time, whether before or after approval of matters presented in connection with the Merger by the holders of the Company Common Stock and the holders of the Parent Common Stock:

          (a) by mutual written consent of the Parent, the Subsidiary and the Company;

          (b) by either the Parent or the Company;

             (i) if, upon a vote at a duly held meeting of stockholders or any adjournment thereof, any required approval of the holders of the Company Common Stock shall not have been obtained;

             (ii) if the Merger shall not have been consummated on or before August 31, 1997, unless the failure to consummate the Merger is the result of a willful and material breach of this Agreement by the party seeking to terminate this Agreement; provided, however, that the passage of such period shall be tolled for any part thereof (but not exceeding 60 days in the aggregate) during which any party shall be subject to a nonfinal order, decree, ruling or action restraining, enjoining or otherwise prohibiting the consummation of the Merger or the calling or holding of a meeting of stockholders;

             (iii) if a United States federal or state court of competent jurisdiction or other United States federal or state governmental entity shall have issued an order, decree or ruling or taken any other action permanently enjoining, restraining or otherwise prohibiting the Merger and such order, decree, ruling or other action shall have become final and nonappealable; provided, that the party seeking to terminate this Agreement shall have used all reasonable efforts to remove such order, decree, ruling or other action; or

             (iv) in the event of a material breach by the other party of any representation, warranty, covenant or other agreement contained in this Agreement which (A) would give rise to the failure of a condition set forth in Section 9.2(a) or (b) or Section 9.3(a) or (b), as applicable, and (B) cannot be or has not been cured within 30 days after the occurrence or discovery of such breach by the breaching party, whichever is later (a "Material Breach") (provided that the terminating party is not then in Material Breach of any representation, warranty, covenant or other agreement contained in this Agreement); or

          (c) by either the Parent or the Company in the event that (i) all of the conditions to the obligation of such party to effect the Merger set forth in Section 9.1 shall have been satisfied and (ii) any condition to the obligation of such party to effect the Merger set forth in Section 9.2 (in the case of the Parent) or Section 9.3 (in the case of the Company) is not capable of being satisfied prior to the end of the period referred to in Section 8.1(b)(ii); or

          (d) by the Company, if the Company's Board of Directors shall have (i) determined, in the exercise of its fiduciary duties under applicable law, not to recommend the Merger to the holders of Company Shares or shall have withdrawn such recommendation or (ii) approved, recommended or endorsed any Acquisition Transaction (as defined in Section 7.8) other than this Merger or (iii) resolved to do any of the foregoing; or

          (e) by the Company, if the average of the last per share sale price of the Parent Common Stock for the ten consecutive trading days ending on the fifth trading day immediately preceding the date set for the Stockholder Meeting as reported on the NYSE Composite Tape is equal to or less than $17.125; or

          (f) by the Company, upon the occurrence of a change, addition or event requiring the Parent to give notice pursuant to Section 7.22 that (x) would give rise to the failure of a condition set forth in Section 9.3(b) and (y) is not capable of being cured prior to the end of the period referred to in
     Section 8.1(b)(ii); provided, that the Company shall only be permitted to terminate the Agreement within ten days after receipt of any such notice and the information reasonably requested by it in order to evaluate the significance of such change, addition or event; and provided, further, that if the Company does not give the Parent written notice of termination within such 10-day period, the Company shall be deemed to have consented to such change, addition or event and shall not be entitled thereafter to assert that such change, addition or event gives rise to a failure of a condition set forth in Section 9.3(b); or

          (g) by the Parent, upon the occurrence of a change, addition or event requiring the Company to give notice pursuant to Section 7.22 that (x) would give rise to the failure of a condition set forth in Section 9.2(b) and (y) is not capable of being cured prior to the end of the period referred to in Section 8.1(b)(ii); provided, that the Company shall only be permitted to terminate the Agreement within ten days after receipt of any such notice and the information reasonably requested by it in order to evaluate the significance of such change, addition or event; and provided, further, that if the Parent does not give the Company written notice of termination within such 10-day period, the Parent shall be deemed to have consented to such change, addition or event and shall not be entitled thereafter to assert that such change, addition or event gives rise to a failure of a condition set forth in Section 9.2(b).

     8.2. Effect of Termination. In the event of termination of this Agreement as provided in Section 8.1, this Agreement shall forthwith become void and have no effect, without any liability or obligation on the part of any party, other than the provisions of Sections 6.2, 7.7, 8.2 and 8.6, and except to the extent that such termination results from the willful and material breach by a party of any of its representations, warranties, covenants or other agreements set forth in this Agreement.

     8.3. Amendment. This Agreement may be amended by the parties at any time before or after any required approval of matters presented in connection with the Merger by the holders of the Company Shares; provided, however, that after such approval, there shall be made no amendment that pursuant to Section 251(d) of the DGCL requires further approval by such stockholders without such further approval. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties.

     8.4. Extension; Waiver. At any time prior to the Effective Time, the parties may (a) extend the time for the performance of any of the obligations or other acts of the other parties, (b) waive any inaccuracies in the representations and warranties contained in this Agreement or in any document delivered pursuant to this Agreement or (c) subject to the proviso of Section 8.3, waive compliance with any of the agreements or conditions contained in this Agreement. Any agreement on the part of a party to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party. The failure of any party to this Agreement to assert any of its rights under this Agreement or otherwise shall not constitute a waiver of such rights.

     8.5. Procedure for Termination, Amendment, Extension or Waiver. A termination of this Agreement pursuant to Section 8.1, an amendment of this Agreement pursuant to Section 8.3, or an extension or waiver pursuant to Section
8.4 shall, in order to be effective, require in the case of each of the Parent, the Subsidiary and the Company, action by its Board of Directors or the duly authorized designee of the Board of Directors.

     8.6. Expenses; Break-up Fees.

          (a) All costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such expense, except that expenses (other than legal, accounting and investment banking costs, which shall be paid by the party incurring such expenses) incurred in connection with preparing, filing, printing and mailing the Proxy Statements and the Registration Statement shall be shared equally by the Parent and the Company.

          (b) In the event of a termination of this Agreement by the Company pursuant to Section 8.1(d) as a result of the Board of Directors approving, recommending or endorsing an Acquisition Transaction and within one year after the effective date of such termination, the Company is the subject of an Acquisition Transaction with any Person (as defined in Sections 3(a)(9) and 13(d)(3) of the Exchange Act) (other than a party hereto), then at the time of the consummation of such Acquisition Transaction, the Company shall pay to the Parent a break-up fee of $12 million in immediately available funds.

          (c) The Company acknowledges that the provisions for the payment of break-up fees and the allocation of expenses contained in this Section 8.6 are an integral part of the transactions contemplated by this Agreement and that, without these provisions, the Parent and the Subsidiary would not have entered into this Agreement. Accordingly, if a break-up fee shall become due and payable by the Company, and the Company shall fail to pay such amount when due pursuant to this Section, and, in order to obtain such payment, suit is commenced by the Parent which results in a judgment against the Company therefor, the Company shall pay the Parent's reasonable costs and expenses (including reasonable attorneys' fees) in connection with such suit, together with interest computed on any amounts determined to be due pursuant to this Section (computed from the date upon which such amounts were due and payable pursuant to this Section) and such costs (computed from the dates incurred) at the prime rate of interest announced from time to time by NationsBank, National Association (South). The obligations of the Company under this Section 8.6 shall survive any termination of this Agreement.

     In the event a break-up fee is payable pursuant to this Section 8.6, the payment of any such break-up fee shall be the sole and exclusive remedy of the Parent.

SECTION 9.  CONDITIONS TO CLOSING

     9.1. Mutual Conditions. The respective obligations of each party to effect the Merger shall be subject to the satisfaction, at or prior to the Closing Date, of the following conditions (any of which may be waived in writing by the Parent, the Subsidiary and the Company):

          (a) None of the Parent, the Subsidiary or the Company nor any of their respective subsidiaries shall be subject to any order, decree or injunction by a United States federal or state court of competent jurisdiction which
     (i) prevents the consummation of the Merger or (ii) would impose any material limitation on the ability of the Parent effectively to exercise full rights of ownership of the Common Stock of the Surviving Corporation or any material portion of the assets or business of the Company and the Company Subsidiaries and the Company Partnerships, taken as a whole.

          (b) No statute, rule or regulation shall have been enacted by the government (or any governmental agency) of the United States or any state that makes the consummation of the Merger and any other transaction contemplated hereby illegal.

          (c) Any waiting period (and any extension thereof) applicable to the consummation of the Merger under the HSR Act shall have expired or been terminated.

          (d) The holders of shares of the Company Common Stock shall have approved the adoption of this Agreement and any other matters submitted to them for the purpose of approving the transactions contemplated hereby.

          (e) The shares of the Parent Common Stock to be issued in connection with the Merger shall have been listed on the NYSE, upon official notice of issuance, and shall have been issued in transactions qualified or exempt from registration under applicable securities or Blue Sky laws of such states and territories of the United States as may be required.
 .

          (f) The Merger shall qualify for "pooling of interests" accounting treatment, and the Parent and the Company shall each have received a letter, dated the Closing Date, from Ernst & Young LLP as to their concurrence with the Parent and the Company to that effect if the Merger is consummated in accordance with the terms and provisions of this Agreement.

          (g) The Registration Statement shall have been declared effective and no stop order with respect to the Registration Statement shall be in effect.

     9.2. Conditions to Obligations of the Parent. The obligations of the Parent to consummate the Merger and the other transactions contemplated hereby shall be subject to the satisfaction, at or prior to the Closing Date, of the following conditions (any of which may be waived by the Parent):

          (a) The agreements of the Company to be performed at or prior to the Closing Date pursuant to the terms hereof shall have been duly performed in all material respects, and the Company shall have performed, in all material respects, all of the acts required to be performed by it at or prior to the Closing Date by the terms hereof.

          (b) The representations and warranties of the Company set forth in
     Section 3.11(a) shall be true and correct as of the date of this Agreement and as of the Closing Date as described in the next sentence. The representations and warranties of the Company set forth in this Agreement that are qualified as to materiality shall be true and correct, and those that are not so qualified shall be true and correct in all material respects, as of the date of this Agreement and as of the Closing as though made at and as of such time, except to the extent such representations and warranties expressly relate to an earlier date (in which case such representations and warranties that are qualified as to materiality shall be true and correct, and those that are not so qualified shall be true and correct in all material respects, as of such earlier date); provided, however, that the Company shall not be deemed to be in breach of any such representations or warranties by taking any action permitted (or approved by the Parent) under this Agreement. The Parent and the Subsidiary shall have been furnished with a certificate, executed by a duly authorized officer of the Company, dated the Closing Date, certifying as to the fulfillment of the foregoing conditions.

          (c) The Parent shall have received an opinion from Haskell Slaughter & Young, L.L.C. to the effect that the Merger will constitute a reorganization within the meaning of Section 368(a) of the Code, which opinion may be based upon reasonable representations of fact provided by officers of the Parent, the Company and the Subsidiary.

          (d) The Parent shall have received an opinion from Willkie Farr & Gallagher substantially to the effect set forth in Exhibit 9.2(d) hereto.

          (e) All consents, authorizations, orders and approvals of (or filings or registrations with) any governmental commission, board or other regulatory body required to execute, deliver and perform this Agreement shall have been obtained or made, except for filings in connection with the Merger and any other documents required to be filed after the Effective Time.

     9.3. Conditions to Obligations of the Company. The obligations of the Company to consummate the Merger and the other transactions contemplated hereby shall be subject to the satisfaction, at or prior to the Closing Date, of the following conditions (any of which may be waived by the Company):

          (a) The agreements of the Parent and the Subsidiary to be performed at or prior to the Closing Date pursuant to the terms hereof shall have been duly performed, in all material respects, and the Parent and the Subsidiaries shall have performed, in all material respects, all of the acts required to be performed by them at or prior to the Closing Date by the terms hereof.

          (b) The representations and warranties of the Parent set forth in
     Section 5.11(a) shall be true and correct as of the date of the Agreement and as of the Closing Date as described in the next sentence. The representations and warranties of the Parent and the Subsidiary set forth in this Agreement that are qualified as to materiality shall be true and correct, and those that are not so qualified shall be true and correct in all material respects, as of the date of this Agreement and as of the Closing as though made at and as of such time, except to the extent such representations and warranties expressly relate to an earlier date (in which case such representations and warranties that are qualified as to materiality shall be true and correct, and those that are not so qualified shall be true and correct in all material respects, as of such earlier date). The Company shall have been furnished with a certificate, executed by duly authorized officers of the Parent and the Subsidiary, dated the Closing Date, certifying in such detail as the Company may reasonably request as to the fulfillment of the foregoing conditions.

          (c) The Company shall have received an opinion from Willkie Farr & Gallagher to the effect that the Merger will constitute a reorganization with the meaning of Section 368(a) of the Code which opinion may be based upon reasonable representations of fact provided by officers of the Parent, the Company and the Subsidiary.

          (d) The Company shall have received an opinion from Haskell Slaughter & Young, L.L.C. substantially to the effect set forth in Exhibit 9.3(d) hereto.

          (e) All consents, authorizations, orders and approvals of (or filings or registrations with) any governmental commission, board or other regulatory body required in connection with the execution, delivery and performance of this Agreement shall have been obtained or made, except for filings in connection with the Merger and any other documents required to be filed after the Effective Time.

SECTION 10.  MISCELLANEOUS

     10.1. Nonsurvival of Representations and Warranties. Unless expressly provided otherwise, none of the representations and warranties in this Agreement or in any instrument delivered pursuant to this Agreement shall survive the Effective Time. All covenants and agreements set forth in this Agreement shall survive in accordance with their terms.

     10.2. Notices. Any communications required or desired to be given hereunder shall be deemed to have be properly given if sent by hand delivery or by facsimile and overnight courier to the parties hereto at the following addresses, or at such other address as either party may advise the other in writing from time to time:

         If to the Parent or the Subsidiary:

         MedPartners, Inc.
         3000 Galleria Tower
         Suite 1000
         Birmingham, Alabama 35244
         Attention: President
         Fax: (205) 733-4154

         with a copy to:

         Haskell, Slaughter & Young, L.L.C.
         1200 AmSouth/Harbert Plaza
         Birmingham, Alabama 35244
         Attention: F. Hampton McFadden, Jr., Esq.
         Fax: (205) 324-1133

         If to the Company:

         InPhyNet Medical Management, Inc.
         1200 South Pine Island Road, Suite 600
         Fort Lauderdale, Florida 33324
         Attention: President
         Fax: (954) 424-2939

         with a copy to:

         InPhyNet Medical Management, Inc.
         1200 South Pine Island Road, Suite 600
         Fort Lauderdale, Florida 33324
         Attention: General Counsel
         Fax: (954) 424-7903
         and with a copy to:

         Willkie Farr & Gallagher
         One Citicorp Center
         153 East 53rd Street
         New York, New York 10022
         Attention: William N. Dye, Esq.
         Fax: (212) 821-8111

     All such communications shall be deemed to have been delivered on the date of hand delivery or on the next business day following the deposit of such communications with the overnight courier.

     10.3. Further Assurances. Each party hereby agrees to perform any further acts and to execute and deliver any documents which may be reasonably necessary to carry out the provisions of this Agreement.

     10.4. Governing Law. This Agreement shall be interpreted, construed and enforced with the laws of the State of Delaware, applied without giving effect to any conflicts-of-law principles.

     10.5. "Knowledge." "To the knowledge", "to the best knowledge, information and belief", or any similar phrase shall be deemed to refer to the knowledge of the Chairman of the Board, Chief Executive Officer or Chief Financial Officer of a party and to include the assurance that such knowledge is based upon a reasonable investigation, unless otherwise expressly provided.

     10.6. "Material adverse change" or "material adverse effect." "Material adverse change" or "material adverse effect" means, when used in connection with the Company or the Parent, any change, effect, event or occurrence that has, or is reasonably likely to have, individually or in the aggregate, a material adverse impact on the business or financial position of such party and its subsidiaries and other controlled entities identified herein or in any Schedule or Disclosure Schedule delivered pursuant to this Agreement, including the subsidiaries and other entities, taken as a whole; provided, however, that "material adverse change" and "material adverse effect" shall be deemed to exclude the impact of (i) changes in generally accepted accounting principles,
(ii) changes in applicable law and (iii) any changes resulting from any restructuring or other similar charges or write-offs taken by the Company with the consent of the Parent; provided, however, that no such charges or write-offs will be taken if such would adversely affect pooling-of-interests accounting treatment for the Merger.

     10.7. "Hazardous Materials." The term "Hazardous Materials" means any material which has been determined by any applicable governmental authority to be harmful to the health or safety of human or animal life or vegetation, regardless of whether such material is found on or below the surface of the ground, in any surface or underground water, airborne in ambient air or in the air inside any structure built or located upon or below the surface of the ground or in building materials or in improvements of any structures, or in any personal property located or used in any such structure, including, but not limited to, all hazardous substances, imminently hazardous substances, hazardous wastes, toxic substances, infectious wastes, pollutants and contaminants from time to time defined, listed, identified, designated or classified as such under any Environmental Laws (as defined in Section 10.8 regardless of the quantity of any such material).

     10.8. "Environmental Laws." The term "Environmental Laws" means any federal, state or local statute, regulation, rule or ordinance, and any judicial or administrative interpretation thereof, regulating the use, generation, handling, storage, transportation, discharge, emission, spillage or other release of Hazardous Materials or relating to the protection of the environment.

     10.9. Captions. The captions or headings in this Agreement are made for convenience and general reference only and shall not be construed to describe, define or limit the scope or intent of the provisions of this Agreement.

     10.10. Entire Agreement. This Agreement, the Company Disclosure Schedule, the Parent Disclosure Schedule, the Appendices attached hereto and the Confidentiality Agreement contain the entire agreement of the parties and supersede any and all prior or contemporaneous agreements between the parties, written or oral, with respect to the transactions contemplated hereby.

     10.11. Counterparts. This Agreement may be executed in several counterparts, each of which, when so executed, shall be deemed to be an original, and such counterparts shall, together, constitute and be one and the same instrument.

     10.12. Binding Effect. This Agreement shall be binding on, and shall inure to the benefit of, the parties hereto, and their respective successors and assigns, and, except as expressly provided in Section 7.19(d), no other person shall acquire or have any right under or by virtue of this Agreement. No party may assign any right or obligation hereunder without the prior written consent of the other parties.

     10.13. No Rule of Construction. The parties agree that, because all parties participated in negotiating and drafting this Agreement, no rule of construction shall apply to this Agreement which construes ambiguous language in favor of or against any party by reason of that party's role in drafting this Agreement.

     IN WITNESS WHEREOF, the Parent, the Subsidiary and the Company have caused this Agreement to be executed by their respective duly authorized officers, all as of the day and year first above written.

                                          MEDPARTNERS, INC.

                                          By:       /s/ LARRY R. HOUSE
                                            ------------------------------------
                                          Name: Larry R. House
                                          Title:  Chairman, President and
                                              Chief Executive Officer

                                          SEABIRD MERGER CORPORATION

                                          By:       /s/ LARRY R. HOUSE
                                            ------------------------------------
                                          Name: Larry R. House
                                          Title:  Chairman, President and
                                              Chief Executive Officer

                                          INPHYNET MEDICAL MANAGEMENT INC.

                                          By:      /s/ CLIFFORD FINDEISS
                                            ------------------------------------
                                          Name: Clifford Findeiss
                                          Title:  Chairman, President and
                                              Chief Executive Officer

                               AMENDMENT NO. 1 TO


                          AGREEMENT AND PLAN OF MERGER



     AMENDMENT NO. 1 TO AGREEMENT AND PLAN OF MERGER (the "Amendment"), dated as of May 21, 1997, among MEDPARTNERS, INC., a Delaware corporation (the "Parent"), SEABIRD MERGER CORPORATION, a Delaware corporation (the "Subsidiary"), and INPHYNET MEDICAL MANAGEMENT INC., a Delaware corporation (the "Company").



     WHEREAS, the parties entered into an Agreement and Plan of Merger dated as of January 20, 1997 (the "Merger Agreement"); and



     WHEREAS, the parties desire to amend the Exchange Ratio, the conditions to the effectiveness of the Merger and the events of termination of the Merger Agreement as set forth in the Merger Agreement;



     NOW, THEREFORE, in consideration of the foregoing premises, the parties hereby agree as follows:



          Section 1. Amendment. The parties hereby agree that the Merger Agreement shall be amended as follows:



             (a) The definition of "Exchange Ratio" set forth in the Merger Agreement is hereby amended by deleting the phrase "1.311 shares of Parent Common Stock" contained in the first sentence of Section 2.1(c) of the Merger Agreement and replacing it with the phrase "1.18 shares of Parent Common Stock".



             (b) Sections 8.1(b)(iv), 8.1(f), 8.1(g), 9.1(a), 9.1(b), 9.1(c),
        9.2(a), 9.2(b), 9.2(e), 9.3(a), 9.3(b) and 9.3(e) of the Merger
        Agreement are hereby amended by deleting each of such Sections in its entirety and replacing each of such Sections with the word "Reserved."



             (c) Section 9.1(e) is hereby amended by deleting such Section in its entirety and replacing such Section with the following:



                "(c) The shares of the Parent Common Stock to be issued in connection with the Merger shall have been listed on the NYSE, upon official notice of issuance."



             (d) Section 8.1(b)(ii) of the Merger Agreement is hereby amended by deleting the phrase "July 31, 1997" and replacing it with the phrase "August 31, 1997."



          Section 2. Representations and Warranties of the Parent and the Subsidiary. The Parent and the Subsidiary, jointly and severally, represent and warrant to the Company that (i) the Parent and the Subsidiary have the full corporate power and authority to execute and deliver this Amendment and (ii) the execution and delivery of this Amendment have been duly authorized by all necessary corporate action, and no other corporate proceedings on the part of the Parent or the Subsidiary are necessary for the Parent or the Subsidiary to perform their respective obligations under the Amendment and the Merger Agreement. The Amendment has been duly and validly executed and delivered by the Parent and the Subsidiary and, assuming the due authorization, execution and delivery by the Company, constitutes the legal, valid and binding obligation of the Parent and the Subsidiary, enforceable against the Parent and the Subsidiary in accordance with its terms.



          Section 3. Representations and Warranties of the Company. The Company represents and warrants to the Parent and the Subsidiary that (i) the Company has the full corporate power and authority to execute and deliver this Amendment and (ii) the execution and delivery of this Amendment have been duly authorized by all necessary corporate action, and, subject to the satisfaction of the conditions precedent set forth in the Merger Agreement, no other corporate proceedings on the part of the Company are necessary for the Company to perform its obligations under this Amendment and the Merger Agreement. The Amendment has been duly and validly executed and delivered by the Company and, assuming the due authorization, execution and delivery by the Parent and the Subsidiary, constitutes the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms.

          Section 4. Governing Law. This Amendment shall be interpreted, construed and enforced in accordance with the laws of the State of Delaware, applied without giving effect to any conflicts-of-law principles.



          Section 5. Descriptive Headings. The descriptive headings herein are inserted for convenience of reference only and are not intended to be part of or to affect the meaning or interpretation of this Amendment.



          Section 6. Counterparts. This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same agreement; provided that at least one counterpart is executed by each party herein named. Delivery of an executed signature page by facsimile transmission shall be as effective as delivery of a manually executed counterpart of this Amendment.



          Section 7. Defined Terms. Capitalized terms used but not otherwise defined herein shall have the meaning provided in the Merger Agreement.



          Section 8. Effect of Amendment. Except as expressly amended hereby, the Merger Agreement shall remain in full force and effect, as originally executed by the parties.



     IN WITNESS WHEREOF, each of the parties has caused this Amendment to be executed on its behalf by its duly authorized officers, all as of the day and year first above written.



                                          MEDPARTNERS, INC.



                                          By:

                                            ------------------------------------

                                            Name:


                                            Title:



                                          SEABIRD MERGER CORPORATION



                                          By:

                                            ------------------------------------

                                            Name:


                                            Title:



                                          INPHYNET MEDICAL MANAGEMENT INC.



                                          By:

                                            ------------------------------------

                                            Name:


                                            Title:

                                                                         ANNEX B

                    OPINION OF INPHYNET'S FINANCIAL ADVISOR

               [Letterhead of Morgan Stanley & Co. Incorporated]


                                                                    May 21, 1997


Board of Directors
InPhyNet Medical Management Inc.
1200 South Pine Island Road
Suite 600
Fort Lauderdale, FL 33324

Members of the Board:


     We understand that InPhyNet Medical Management Inc. ("InPhyNet" or the "Company"), MedPartners, Inc. ("MedPartners") and Seabird Merger Corporation, a wholly owned subsidiary of MedPartners ("Merger Sub"), have entered into an Agreement and Plan of Merger, dated as of May 21, 1997 (the "Merger Agreement"), which provides, among other things, for the merger (the "Merger") of InPhyNet with and into Merger Sub. Pursuant to the Merger, each issued and outstanding share of common stock, par value $.01 per share, of InPhyNet (the "InPhyNet Common Stock"), other than shares held in treasury or held by MedPartners or any direct or indirect wholly owned subsidiary of MedPartners or InPhyNet, will be converted into the right to receive 1.180 shares (the "Exchange Ratio") of common stock, par value $.001 per share, of MedPartners (the "MedPartners Common Stock"). The terms and conditions of the Merger are more fully set forth in the Merger Agreement.



     You have asked for our opinion as to whether the Exchange Ratio pursuant to the Merger Agreement is fair from a financial point of view to the holders of InPhyNet Common Stock. We note that we provided a financial fairness opinion to the Board of Directors on the exchange ratio in the proposed transaction with MedPartners approved by the Board of Directors on January 20, 1997.


     For purposes of the opinion set forth herein, we have:

          - reviewed certain publicly available financial statements and other information of InPhyNet and MedPartners, respectively;

          - reviewed certain internal financial statements and other financial and operating data concerning InPhyNet and MedPartners prepared by the managements of InPhyNet and MedPartners, respectively;

          - analyzed certain financial projections prepared by the managements of InPhyNet and MedPartners, respectively;

          - discussed the past and current operations and financial condition and the prospects of InPhyNet and MedPartners with senior executives of InPhyNet and MedPartners, respectively;

          - reviewed the reported prices and trading activity for the InPhyNet Common Stock and the MedPartners Common Stock;

          - compared the financial performance of InPhyNet and MedPartners and the prices and trading activity of the InPhyNet Common Stock and the MedPartners Common Stock with that of certain other comparable companies and their securities;

          - reviewed and discussed with the senior managements of InPhyNet and MedPartners the strategic objectives of the Merger and certain other benefits of the Merger;

          - analyzed certain pro forma financial projections for the combined company prepared by InPhyNet and MedPartners;

          - reviewed and discussed with the senior managements of InPhyNet and MedPartners their estimates of the synergies and cost savings expected to result from the Merger;

          - reviewed the financial terms, to the extent publicly available, of certain comparable merger transactions;

          - participated in discussions and negotiations among representatives of InPhyNet and MedPartners and their financial and legal advisors;

          - reviewed the Merger Agreement and certain related documents; and

          - performed such other analyses and considered such other factors as we have deemed appropriate.

     We have assumed and relied upon without independent verification the accuracy and completeness of the information reviewed by us for purposes of this opinion. With respect to the financial projections, including the estimates of synergies and other benefits expected to result from the Merger, we have assumed that they have been reasonably prepared on bases reflecting the best currently available estimates and judgments of the future financial performance of InPhyNet and MedPartners, respectively. We have not made any independent valuation or appraisal of the assets or liabilities of InPhyNet and MedPartners, nor have we been furnished with any such appraisals. We have also assumed that the Merger will be accounted for as a "pooling-of-interests" business combination in accordance with U.S. Generally Accepted Accounting Principals, will qualify as a reorganization under the provisions of section 368 of the Internal Revenue Code of 1986 and will be consummated in accordance with the terms set forth in the Merger Agreement. Our opinion is necessarily based on economic, market and other conditions as in effect on, and the information made available to us as of the date hereof.

     We have acted as financial advisor to the Board of Directors of InPhyNet in connection with this transaction and will receive a fee for our services. In the past, Morgan Stanley & Co. Incorporated and its affiliates have provided financial advisory and financing services to InPhyNet and MedPartners and have received fees from MedPartners for the rendering of these services.

     It is understood that this letter is for the information of the Board of Directors of InPhyNet, except that this opinion may be included in its entirety in any filing made by InPhyNet with the Securities and Exchange Commission with respect to the Merger. We express no opinion and make no recommendation as to how the stockholders of InPhyNet should vote at the stockholders' meeting held in connection with the Merger.

     Based on and subject to the foregoing, we are of the opinion on the date hereof that the Exchange Ratio pursuant to the Merger Agreement is fair from a financial point of view to the holders of InPhyNet Common Stock.

                                          Very truly yours,

                                          MORGAN STANLEY & CO. INCORPORATED

                                          By:      /s/ MARY ANNE CITRINO
                                            ------------------------------------
                                            Mary Anne Citrino
                                            Principal

                                                                         ANNEX C
                        INPHYNET MEDICAL MANAGEMENT INC.

            PROXY FOR SPECIAL MEETING OF STOCKHOLDERS, JUNE   , 1997



    The undersigned hereby appoints Clifford Findeiss, M.D. and George W. McCleary, Jr., jointly and severally, as proxy for the undersigned, with full power of substitution, to represent the undersigned and to vote all of the shares of the common stock of InPhyNet Medical Management Inc. ("InPhyNet") which the undersigned is entitled to vote at the special meeting (the "Special
Meeting") of stockholders of InPhyNet to be held on June   , 1997, and at any
and all adjournments thereof, to:



    1. Approve and adopt the Agreement and Plan of Merger, dated as of January 20, 1997, as amended by Amendment No. 1 dated as of May 21, 1997 (the "Merger Agreement"), by and among MedPartners, Inc. ("MedPartners"), Seabird Merger Corporation ("Seabird") and InPhyNet whereby (i) InPhyNet will merge with and into Seabird and become a wholly-owned subsidiary of MedPartners and (ii) each share of common stock, par value $0.01 per share, of InPhyNet will be converted, upon the consummation of the Merger, into the right to receive 1.18 shares of Common Stock, par value $0.001 per share, of MedPartners.


        FOR  [ ]            AGAINST  [ ]           ABSTAIN  [ ]

       THE BOARD OF DIRECTORS OF INPHYNET RECOMMENDS A VOTE FOR THIS PROPOSAL.

    2. Authorize the Board of Directors of InPhyNet to adjourn or postpone the Special Meeting to permit the further solicitation of proxies, if necessary.

        FOR  [ ]            AGAINST  [ ]           ABSTAIN  [ ]

       THE BOARD OF DIRECTORS OF INPHYNET RECOMMENDS A VOTE FOR THIS PROPOSAL.

    3. Approve, in the discretion of the persons named above, any other matters that may properly come before the Special Meeting.

    THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS and will be voted as directed herein. If this proxy is returned and no direction is given, this proxy will be voted FOR the proposals in paragraphs 1 and 2 and, in the discretion of the proxies, upon such other business as may properly come before the Special Meeting, and any adjournment or postponement thereof.

                                                  Dated __________ , 1997

                                                  --------------------------
                                                  Signature of Stockholder

                                                  --------------------------
                                                  Title

                                                  --------------------------
                                                  Signature, if held jointly

                                                      When shares are held by
                                                  joint tenants, both should
                                                  sign. When signing as
                                                  attorney, executor,
                                                  administrator, trustee,
                                                  guardian, corporate officer or
                                                  partner, please give full
                                                  title as such. If a
                                                  corporation, please sign in
                                                  corporate name by President or
                                                  other authorized officer. If a
                                                  partnership, please sign in
                                                  partnership name by authorized
                                                  person. This Proxy votes all
                                                  shares held in all capacities.

                   PLEASE MARK, SIGN, DATE AND MAIL PROMPTLY.

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

MEDPARTNERS, INC.

     Section 102(b)(7) of the DGCL grants corporations the right to limit or eliminate the personal liability of their directors in certain circumstances in accordance with provisions therein set forth. The MedPartners Certificate of Incorporation contains a provision eliminating or limiting director liability to MedPartners and its stockholders for monetary damages arising from acts or omissions in the director's capacity as a director. The provision does not, however, eliminate or limit the personal liability of a director (i) for any breach of such director's duty of loyalty to MedPartners or its stockholders,
(ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under the Delaware statutory provision making directors personally liable, under a negligence standard, for unlawful dividends or unlawful stock purchases or redemptions, or (iv) for any transaction from which the director derived an improper personal benefit. This provision offers persons who serve on the Board of Directors of MedPartners protection against awards of monetary damages resulting from breaches of their duty of care (except as indicated above). As a result of this provision, the ability of MedPartners or a stockholder thereof to successfully prosecute an action against a director for a breach of his duty of care is limited. However, the provision does not affect the availability of equitable remedies such as an injunction or rescission based upon a director's breach of his duty of care. The SEC has taken the position that the provision will have no effect on claims arising under the federal securities laws.


     Section 145 of the DGCL grants corporations the right to indemnify their directors, officers, employees and agents in accordance with the provisions therein set forth. The MedPartners Bylaws provide for mandatory indemnification rights, subject to limited exceptions, to any director, officer, employee, or agent of MedPartners who, by reason of the fact that he or she is a director, officer, employee, or agent of MedPartners, is involved in a legal proceeding of any nature. Such indemnification rights include reimbursement for expenses incurred by such director, officer, employee, or agent in advance of the final disposition of such proceeding in accordance with the applicable provisions of the DGCL.


     MedPartners has entered into agreements with all of its directors and its executive officers pursuant to which MedPartners has agreed to indemnify such directors and executive officers against liability incurred by them by reason of their services as a director or executive officer to the fullest extent allowable under applicable law. In addition, MedPartners has purchased insurance containing customary terms and conditions as permitted by Delaware law on behalf of its directors and officers, which may cover liabilities under the Securities Act of 1933.

     See Item 22 of this Registration Statement on Form S-4.

INPHYNET MEDICAL MANAGEMENT INC.

     Section 145 of the DGCL empowers a Delaware corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation) by reason of the fact that such person is or was a director, officer, employee or agent of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. A corporation may indemnify such person against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. A corporation may, in advance of the final disposition of any civil, criminal, administrative or investigative action, suit or proceeding, pay the expenses (including attorneys' fees) incurred by any officer or director in defending such action, provided that the director or officer undertake to repay such amount if it shall be ultimately determined that he is not entitled to be indemnified by the corporation.

     A Delaware corporation may indemnify officers and directors in an action by or in the right of the corporation to procure a judgment in its favor under the same conditions, except that no indemnification is permitted without judicial approval if the officer or director is adjudged to be liable to the corporation. Where an officer or director is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him against the expenses (including attorneys' fees) which he actually and reasonably incurred in connection therewith. The indemnification provided is not deemed to be exclusive of any other rights to which an officer or director may be entitled under any corporation's by-laws, agreement, vote or otherwise.

     InPhyNet's Certificate of Incorporation provides that a director of InPhyNet shall not be personally liable to InPhyNet or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the officer's or director's duty of loyalty to InPhyNet or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under
Section 174 of the DGCL, or (iv) for any transaction from which the director derived any improper personal benefit.


     InPhyNet's Bylaws provide that, to the extent permitted by the DGCL, InPhyNet shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was or has agreed to serve as a director or officer of InPhyNet, or is or was serving or has agreed to serve at the request of InPhyNet as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding and any appeal therefrom. Such indemnification shall not be deemed exclusive of any other rights to which those seeking indemnification may be entitled under any bylaw of InPhyNet, agreement, vote of stockholders or disinterested directors or otherwise, including insurance purchased and maintained by InPhyNet, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person. The Bylaws further provide that such indemnification provisions shall be deemed to be a contract between InPhyNet and each officer and director who serves in any such capacity at any time while such provisions as well as the relevant DGCL provisions are in effect and any repeal or modification thereof shall not adversely affect any right or obligation then existing with respect to any state of facts then or previously existing or any action, suit or proceeding previously or thereafter brought or threatened based in whole or in part upon any such state of acts. Such a contract right may not be modified retroactively without the consent of the officer or director.


ITEM 21.  EXHIBITS

     Exhibits:

EXHIBIT
  NO.                                  DESCRIPTION
-------                                -----------
 (2)-1    --   Agreement and Plan of Merger, dated as of January 20, 1997 as amended by Amendment No. 1 dated as of May 21, 1997,
               among MedPartners, Inc., Seabird Merger Corporation and
               InPhyNet Medical Management Inc., attached to this
               Registration Statement as Annex A to the Prospectus-Proxy
               Statement for InPhyNet, is hereby incorporated herein by
               reference. List of Exhibits to Agreement and Plan of Merger.
 (3)-1    --   MedPartners, Inc. Third Restated Certificate of
               Incorporation, filed as Exhibit (3)-1 to MedPartners Annual
               Report on Form 10-K for the fiscal year ended December 31,
               1996, is hereby incorporated herein by reference.
 (3)-2    --   MedPartners, Inc. Second Amended and Restated Bylaws, filed as Exhibit (3)-2 to the Company's Registration Statement on
               Form S-1 (Registration No. 333-12465), is hereby
               incorporated herein by reference.

EXHIBIT
  NO.                                  DESCRIPTION
-------                                -----------
 (4)-1    --   MedPartners, Inc. Stockholders' Rights Agreement, filed as
               Exhibit (4)-1 to MedPartners' Registration Statement on Form
               S-4 (Registration No. 333-00774), is hereby incorporated
               herein by reference.
 (4)-2    --   Amendment No. 1 to the Rights Plan of MedPartners, Inc.,
               filed as Exhibit (4)-2 to MedPartners Annual Report on Form
               10-K for the fiscal year ended December 31, 1996, is hereby incorporated herein by reference.
 (4)-3    --   Amendment No. 2 to the Rights Agreement of MedPartners,
               Inc., filed as Exhibit (4)-2 to MedPartners' Registration
               Statement on Form S-3 (Registration No. 333-17339), is
               hereby incorporated herein by reference.
 (5)      --   Opinion of Haskell Slaughter & Young L.L.C., as to the
               legality of the shares of MedPartners Common Stock being
               registered.*
 (8)-1    --   Opinion of Haskell Slaughter & Young L.L.C. as to certain
               federal income tax consequences of the Merger.*
 (8)-2    --   Opinion of Willkie Farr & Gallagher as to certain federal
               income tax consequences of the Merger.*
(10)-1    --   Consulting Agreement, dated as of August 7, 1996, by and
               among Caremark International Inc., MedPartners, Inc. and
               C.A. Lance Piccolo, filed as Exhibit (10)-1 to the Company's
               Registration Statement on Form S-4 (Registration No.
               333-09767), is hereby incorporated herein by reference.
(10)-2    --   Consulting Agreement, dated as of August 7, 1996, by and
               among Caremark International Inc., MedPartners, Inc. and
               Thomas W. Hodson, filed as Exhibit (10)-2 to the Company's
               Registration Statement on Form S-4 (Registration No.
               333-09767), is hereby incorporated herein by reference.
(10)-3    --   Consulting Agreement, dated as of November 29, 1995, by and between MedPartners, Inc. and Walter T. Mullikin, M.D.,
               filed as Exhibit (10)-1 to the Company's Registration
               Statement on Form S-1 (Registration No. 333-1130), is hereby incorporated herein as reference.
(10)-4    --   Termination Agreement, dated as of November 29, 1995, by and between MedPartners/ Mullikin, Inc. and Walter T. Mullikin, filed as Exhibit (10)-2 to the Company's Registration
               Statement on Form S-1 (Registration No. 333-1130), is hereby incorporated herein by reference.
(10)-5    --   Consulting Agreement, dated as of November 29, 1995, by and between MedPartners/ Mullikin, Inc. and John S. McDonald,
               filed as Exhibit (10)-3 to the Company's Registration
               Statement on Form S-1 (Registration No. 333-1130), is hereby incorporated herein by reference.
(10)-6    --   Termination Agreement, dated as of November 29, 1995 by and between MedPartners/ Mullikin, Inc. and John S. McDonald,
               filed as Exhibit (10)-4 to the Company's Registration
               Statement on Form S-1 (Registration No. 333-1130), is hereby incorporated herein by reference.
(10)-7    --   Employment Agreement, dated July 24, 1996, by and between
               MedPartners, Inc. and Larry R. House, filed as Exhibit
               (10)-7 to the Company's Registration Statement on Form S-1
               (Registration No. 333-12465), is hereby incorporated herein by reference.
(10)-8    --   Employment Agreement, dated July 24, 1996, by and between
               MedPartners, Inc. and Mark L. Wagar, filed as Exhibit (10)-8 to the Company's Registration Statement on Form S-1
               (Registration No. 333-12465), is hereby incorporated herein by reference.
(10)-9    --   Employment Agreement, dated July 24, 1996, by and between
               MedPartners, Inc. and Harold O. Knight, Jr., filed as
               Exhibit (10)-9 to the Company's Registration Statement on
               Form S-1 (Registration No. 333-12465), is hereby
               incorporated herein by reference.
(10)-10   --   Employment Agreement, dated July 24, 1996, by and between
               MedPartners, Inc. and Tracy P. Thrasher, filed as Exhibit
               (10)-10 to the Company's Registration Statement on Form S-1
               (Registration No. 333-12465), is hereby incorporated herein by reference.

EXHIBIT
  NO.                                  DESCRIPTION
-------                                -----------
(10)-11   --   Credit Agreement, dated September 5, 1996, by and among
               MedPartners, Inc., NationsBank, National Association
               (South), as administrative agent for the Lenders, The First
               National Bank of Chicago, as Documentation Agent for the
               Lenders, and the Lenders thereto, filed as Exhibit (10)-17 to the Company's Registration Statement on Form S-1
               (Registration No. 333-12465), is hereby incorporated herein by reference.
(10)-12   --   Amendment No. 1 to Credit Agreement and Consent, dated
               September 5, 1996, by and among MedPartners, Inc.,
               NationsBank, National Association (South), as administrative agent for the Lenders, The First National Bank of Chicago, as Documentation Agent for the Lenders, and the Lenders
               thereto, filed as Exhibit (10)-18 to the Company's
               Registration Statement on Form S-1 (Registration No.
               333-12465), is hereby incorporated herein by reference.
(10)-13   --   MedPartners/Mullikin, Inc. 1993 Stock Option Plan, filed as
               Exhibit (4)-1 to the Company's Registration Statement on
               Form S-8 (Registration No. 333-00234), is hereby
               incorporated herein by reference.
(10)-14   --   MedPartners/Mullikin, Inc. 1995 Stock Option Plan, as
               amended, filed as Exhibit (4)-2 to the Company's
               Registration Statement on Form S-4 (Registration No.
               333-00774), is hereby incorporated herein by reference.
(10)-15   --   MedPartners Incentive Compensation Plan, filed as Exhibit
               (4)-2 to the Company's Registration Statement of Form S-8
               (Registration No. 333-11875), is hereby incorporated herein by reference.
(10)-16   --   Caremark International, Inc. 1992 Stock Option Plan for
               Non-Employee Directors, filed as Exhibit (4)-2 to the
               Company's Registration Statement on Form S-8 (Registration
               No. 333-14163), is hereby incorporated herein by reference.
(10)-17   --   MedPartners 1997 Long Term Incentive Compensation Plan,
               dated as of February 25, 1997, filed as Exhibit (10)-17 to
               MedPartners Annual Report on Form 10-K for the fiscal year ended December 31, 1996, is hereby incorporated herein by
               reference.
(10)-18   --   Form of Consulting and Non-Compete Agreement dated as of
               June   , 1997, by and between MedPartners, Inc. and J.
               Clifford Findeiss, M.D.*
(10)-19   --   Form of Consulting Agreement dated as of June   , 1997, by
               and between MedPartners, Inc. and George W. McCleary, Jr.*
(11)      --   Statements re: Computation of Per Share Earnings, filed as
               Exhibit (11) to MedPartners Annual Report on Form 10-K for
               the fiscal year ended December 31, 1996 and MedPartners
               Quarterly Report on Form 10-Q for the quarter ended March
               31, 1997, are hereby incorporated herein by reference.
(21)      --   Subsidiaries of MedPartners, filed as Exhibit (21) to
               MedPartners Annual Report on Form 10-K for the fiscal year ended December 31, 1996, is hereby incorporated herein by
               reference.
(23)-1    --   Consent of Ernst & Young LLP. See pages immediately
               following signature pages to the Registration Statement.
(23)-2    --   Consent of Haskell Slaughter & Young L.L.C. (included in the opinions filed as Exhibit (5) and (8)-1).
(23)-3    --   Consent of Willkie Farr & Gallagher (included in the opinion filed as Exhibit (8)-2).
(23)-4    --   Consent of Morgan Stanley & Co. Incorporated. See pages
               immediately following signature pages to the Registration
               Statement.
(24)      --   Powers of Attorney. See the signature page to the original filing of this Registration Statement.
(99)-1    --   InPhyNet Proxy attached to this Registration Statement as
               Annex C to the Prospectus-Proxy Statement for InPhyNet is
               hereby incorporated herein by reference.


---------------

* To be filed by amendment

ITEM 22.  UNDERTAKINGS

     (1) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

     The undersigned registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

             (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

             (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

             (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

          (2) The undersigned Registrant hereby undertakes as follows: that prior to any public re-offering of the securities registered hereunder through use of a prospectus which is part of the registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such re-offering prospectus will contain the information called for by the applicable registration form with respect to re-offerings by persons who may be deemed underwriters, in addition to the information called for by the other items of the applicable form.

          (3) The Registrant undertakes that every prospectus: (i) that is filed pursuant to paragraph (2) immediately preceding, or (ii) that purports to meet the requirements of Section 10(a)(3) of the Act and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (4) The undersigned Registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not subject of and included in the registration statement when it became effective.

          (5) The undersigned Registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11, or 13 of this form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the Registration Statement through the date of responding to the request.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act, the Registrant has duly caused this Amendment No. 2 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Birmingham, State of Alabama, on May 23, 1997.


                                          MEDPARTNERS, INC.

                                          By        /s/ LARRY R. HOUSE
                                            ------------------------------------
                                                       Larry R. House
                                            Chairman of the Board, President and
                                                  Chief Executive Officer


     Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 2 to the Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.



                      SIGNATURE                                    CAPACITY                   DATE
                      ---------                                    --------                   ----

                 /s/ LARRY R. HOUSE                    Chairman of the Board, President    May 23, 1997
-----------------------------------------------------    and Chief Executive Officer
                   Larry R. House                        and Director

                          *                            Executive Vice President and        May 23, 1997
-----------------------------------------------------    Chief Financial Officer
                Harold O. Knight, Jr.                    (Principal Financial and
                                                         Accounting Officer)

                          *                            Director                            May 23, 1997
-----------------------------------------------------
                 Richard M. Scrushy

                          *                            Director                            May 23, 1997
-----------------------------------------------------
               Larry D. Striplin, Jr.

                          *                            Director                            May 23, 1997
-----------------------------------------------------
               Charles W. Newhall III

                          *                            Director                            May 23, 1997
-----------------------------------------------------
                  Ted H. McCourtney

                          *                            Director                            May 23, 1997
-----------------------------------------------------
              Walter T. Mullikin, M.D.

                          *                            Director                            May 23, 1997
-----------------------------------------------------
               John S. McDonald, J.D.

                          *                            Director                            May 23, 1997
-----------------------------------------------------
                  Richard J. Kramer

                          *                            Director                            May 23, 1997
-----------------------------------------------------
               Rosalio J. Lopez, M.D.

                          *                            Director                            May 23, 1997
-----------------------------------------------------
                 C.A. Lance Piccolo

                      SIGNATURE                                    CAPACITY                   DATE
                      ---------                                    --------                   ----

                                                       Director                            May 23, 1997
                          *
-----------------------------------------------------
                  Roger L. Headrick

                          *                            Director                            May 23, 1997
-----------------------------------------------------
            Harry M. Jansen Kraemer, Jr.

               *By: /s/ LARRY R. HOUSE
  ------------------------------------------------
                   Larry R. House
                  Attorney-in-fact

                                                                  EXHIBIT (23)-1

                        CONSENT OF INDEPENDENT AUDITORS


     We consent to the reference to our firm under the caption "Experts" and to the use of our reports dated February 3, 1997, with respect to the consolidated financial statements of MedPartners, Inc., and our report dated February 14, 1997, with respect to the consolidated financial statements and schedule of InPhyNet Medical Management Inc. and Subsidiaries, in the Registration Statement (Form S-4, No. 333-24639) and related Prospectus of MedPartners, Inc. for the registration of shares of its Common Stock.


                                          ERNST & YOUNG LLP

Birmingham, Alabama

May 23, 1997

                                                                  EXHIBIT (23)-4



                  CONSENT OF MORGAN STANLEY & CO. INCORPORATED



                                                                    May 22, 1997



MedPartners, Inc.


InPhyNet Medical Management Inc.



Dear Sirs:



     We hereby consent to the inclusion in the Registration Statement on Form S-4 of MedPartners, Inc. ("MedPartners") relating to the proposed merger of InPhyNet Medical Management Inc. with MedPartners, of our opinion letter in the Prospectus-Proxy Statement which is a part of the Registration Statement, and to the references of our firm name therein. In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations adopted by the Securities and Exchange Commission thereunder nor do we admit that we are experts with respect to any part of such Registration Statement within the meaning of the term "experts" as used in the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.



                                          Very truly yours,



                                          MORGAN STANLEY & CO. INCORPORATED



                                          By:      /s/ MARY ANNE CITRINO


                                            ------------------------------------

                                            Name: Mary Anne Citrino


                                            Title: Principal

                               INDEX TO EXHIBITS


                                                                             SEQUENTIALLY
EXHIBIT                                                                        NUMBERED
  NO.                                  DESCRIPTION                               PAGE
-------                                -----------                           ------------
 (2)-1    --   Agreement and Plan of Merger, dated as of January 20, 1997 as amended by Amendment No. 1 dated as of May 21, 1997,
               among MedPartners, Inc., Seabird Merger Corporation and
               InPhyNet Medical Management Inc., attached to this
               Registration Statement as Annex A to the Prospectus-Proxy
               Statement for InPhyNet, is hereby incorporated herein by
               reference. List of Exhibits to Agreement and Plan of Merger.
 (3)-1    --   MedPartners, Inc. Third Restated Certificate of
               Incorporation, filed as Exhibit (3)-1 to MedPartners Annual
               Report on Form 10-K for the fiscal year ended December 31,
               1996, is hereby incorporated herein by reference.
 (3)-2    --   MedPartners, Inc. Second Amended and Restated Bylaws, filed as Exhibit (3)-2 to the Company's Registration Statement on
               Form S-1 (Registration No. 333-12465), is hereby
               incorporated herein by reference.
 (4)-1    --   MedPartners, Inc. Stockholders' Rights Agreement, filed as
               Exhibit (4)-1 to MedPartners' Registration Statement on Form
               S-4 (Registration No. 333-00774), is hereby incorporated
               herein by reference.
 (4)-2    --   Amendment No. 1 to the Rights Plan of MedPartners, Inc.,
               filed as Exhibit (4)-2 to MedPartners Annual Report on Form
               10-K for the fiscal year ended December 31, 1996, is hereby incorporated herein by reference.
 (4)-3    --   Amendment No. 2 to the Rights Agreement of MedPartners,
               Inc., filed as Exhibit (4)-2 to MedPartners' Registration
               Statement on Form S-3 (Registration No. 333-17339), is
               hereby incorporated herein by reference.
 (5)      --   Opinion of Haskell Slaughter & Young L.L.C., as to the
               legality of the shares of MedPartners Common Stock being
               registered.*
 (8)-1    --   Opinion of Haskell Slaughter & Young L.L.C. as to certain
               federal income tax consequences of the Merger.*
 (8)-2    --   Opinion of Willkie Farr & Gallagher as to certain federal
               income tax consequences of the Merger.*
(10)-1    --   Consulting Agreement, dated as of August 7, 1996, by and
               among Caremark International Inc., MedPartners, Inc. and
               C.A. Lance Piccolo, filed as Exhibit (10)-1 to the Company's
               Registration Statement on Form S-4 (Registration No.
               333-09767), is hereby incorporated herein by reference.
(10)-2    --   Consulting Agreement, dated as of August 7, 1996, by and
               among Caremark International Inc., MedPartners, Inc. and
               Thomas W. Hodson, filed as Exhibit (10)-2 to the Company's
               Registration Statement on Form S-4 (Registration No.
               333-09767), is hereby incorporated herein by reference.
(10)-3    --   Consulting Agreement, dated as of November 29, 1995, by and between MedPartners, Inc. and Walter T. Mullikin, M.D.,
               filed as Exhibit (10)-1 to the Company's Registration
               Statement on Form S-1 (Registration No. 333-1130), is hereby incorporated herein as reference.
(10)-4    --   Termination Agreement, dated as of November 29, 1995, by and between MedPartners/Mullikin, Inc. and Walter T. Mullikin, filed as Exhibit (10)-2 to the Company's Registration
               Statement on Form S-1 (Registration No. 333-1130), is hereby incorporated herein by reference.

                                                                             SEQUENTIALLY
EXHIBIT                                                                        NUMBERED
  NO.                                  DESCRIPTION                               PAGE
-------                                -----------                           ------------
(10)-5    --   Consulting Agreement, dated as of November 29, 1995, by and between MedPartners/Mullikin, Inc. and John S. McDonald,
               filed as Exhibit (10)-3 to the Company's Registration
               Statement on Form S-1 (Registration No. 333-1130), is hereby incorporated herein by reference.
(10)-6    --   Termination Agreement, dated as of November 29, 1995 by and between MedPartners/Mullikin, Inc. and John S. McDonald,
               filed as Exhibit (10)-4 to the Company's Registration
               Statement on Form S-1 (Registration No. 333-1130), is hereby incorporated herein by reference.
(10)-7    --   Employment Agreement, dated July 24, 1996, by and between
               MedPartners, Inc. and Larry R. House, filed as Exhibit
               (10)-7 to the Company's Registration Statement on Form S-1
               (Registration No. 333-12465), is hereby incorporated herein by reference.
(10)-8    --   Employment Agreement, dated July 24, 1996, by and between
               MedPartners, Inc. and Mark L. Wagar, filed as Exhibit (10)-8 to the Company's Registration Statement on Form S-1
               (Registration No. 333-12465), is hereby incorporated herein by reference.
(10)-9    --   Employment Agreement, dated July 24, 1996, by and between
               MedPartners, Inc. and Harold O. Knight, Jr., filed as
               Exhibit (10)-9 to the Company's Registration Statement on
               Form S-1 (Registration No. 333-12465), is hereby
               incorporated herein by reference.
(10)-10   --   Employment Agreement, dated July 24, 1996, by and between
               MedPartners, Inc. and Tracy P. Thrasher, filed as Exhibit
               (10)-10 to the Company's Registration Statement on Form S-1
               (Registration No. 333-12465), is hereby incorporated herein by reference.
(10)-11   --   Credit Agreement, dated September 5, 1996, by and among
               MedPartners, Inc., NationsBank, National Association
               (South), as administrative agent for the Lenders, The First
               National Bank of Chicago, as Documentation Agent for the
               Lenders, and the Lenders thereto, filed as Exhibit (10)-17 to the Company's Registration Statement on Form S-1
               (Registration No. 333-12465), is hereby incorporated herein by reference.
(10)-12   --   Amendment No. 1 to Credit Agreement and Consent, dated
               September 5, 1996, by and among MedPartners, Inc.,
               NationsBank, National Association (South), as administrative agent for the Lenders, The First National Bank of Chicago, as Documentation Agent for the Lenders, and the Lenders
               thereto, filed as Exhibit (10)-18 to the Company's
               Registration Statement on Form S-1 (Registration No.
               333-12465), is hereby incorporated herein by reference.
(10)-13   --   MedPartners/Mullikin, Inc. 1993 Stock Option Plan, filed as
               Exhibit (4)-1 to the Company's Registration Statement on
               Form S-8 (Registration No. 333-00234), is hereby
               incorporated herein by reference.
(10)-14   --   MedPartners/Mullikin, Inc. 1995 Stock Option Plan, as
               amended, filed as Exhibit (4)-2 to the Company's
               Registration Statement on Form S-4 (Registration No.
               333-00774), is hereby incorporated herein by reference.
(10)-15   --   MedPartners Incentive Compensation Plan, filed as Exhibit
               (4)-2 to the Company's Registration Statement of Form S-8
               (Registration No. 333-11875), is hereby incorporated herein by reference.

                                                                             SEQUENTIALLY
EXHIBIT                                                                        NUMBERED
  NO.                                  DESCRIPTION                               PAGE
-------                                -----------                           ------------
(10)-16   --   Caremark International, Inc. 1992 Stock Option Plan for
               Non-Employee Directors, filed as Exhibit (4)-2 to the
               Company's Registration Statement on Form S-8 (Registration
               No. 333-14163), is hereby incorporated herein by reference.
(10)-17   --   MedPartners 1997 Long Term Incentive Compensation Plan,
               dated as of February 25, 1997, filed as Exhibit (10)-17 to
               MedPartners Annual Report on Form 10-K for the fiscal year ended December 31, 1996, is hereby incorporated herein by
               reference.
(10)-18   --   Form of Consulting and Non-Compete Agreement dated as of
               June   , 1997, by and between MedPartners, Inc. and J.
               Clifford Findeiss, M.D.*
(10)-19   --   Form of Consulting Agreement dated as of June   , 1997, by
               and between MedPartners, Inc. and George W. McCleary, Jr.*
(11)      --   Statements re: Computation of Per Share Earnings, filed as
               Exhibit (11) to MedPartners Annual Report on Form 10-K for
               the fiscal year ended December 31, 1996 and MedPartners
               Quarterly Report on Form 10-Q for the quarter ended March
               31, 1997, are hereby incorporated herein by reference.
(21)      --   Subsidiaries of MedPartners, filed as Exhibit (21) to
               MedPartners Annual Report on Form 10-K for the fiscal year ended December 31, 1996 is hereby incorporated herein by
               reference.
(23)-1    --   Consent of Ernst & Young LLP. See pages immediately
               following signature pages to the Registration Statement.
(23)-2    --   Consent of Haskell Slaughter & Young L.L.C. (included in the opinions filed as Exhibit (5) and (8)-1).
(23)-3    --   Consent of Willkie Farr & Gallagher (included in the opinion filed as Exhibit (8)-2).
(23)-4    --   Consent of Morgan Stanley & Co. Incorporated. See pages
               immediately following signature pages to the Registration
               Statement.
(24)      --   Powers of Attorney. See the signature page to the original filing of this Registration Statement.
(99)-1    --   InPhyNet Proxy attached to this Registration Statement as
               Annex C to the Prospectus-Proxy Statement for InPhyNet is
               hereby incorporated herein by reference.


---------------

* To be filed by amendment

                                        3